As filed with the Securities and Exchange Commission on May 31, 2000
                                              Registration Statement No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-4
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                         MORGAN STANLEY AIRCRAFT FINANCE
             (Exact name of Registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                      7359
            (Primary Standard Industrial Classification Code Number)

                                   13-3375162
                     (I.R.S. Employer Identification Number)

                         Morgan Stanley Aircraft Finance
                          c/o Wilmington Trust Company
                            1100 North Market Street
                               Rodney Square North
                         Wilmington, Delaware 19890-1000
                    Attention: Corporate Trust Administration
                                 (302) 651-1000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            Wilmington Trust Company
                            1100 North Market Street
                               Rodney Square North
                         Wilmington, Delaware 19890-1000
                    Attention: Corporate Trust Administration
                                 (302) 651-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Keith L. Kearney, Esq.
                              Davis Polk & Wardwell
                                99 Gresham Street
                                 London EC2V 7NG
                                     England

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.


                         CALCULATION OF REGISTRATION FEE


                                                           Proposed Maximum      Proposed Maximum
       Title of Each Class              Amount to Be        Offering Price           Aggregate             Amount of
  of Securities to be Registered         Registered          Per Note(1)         Offering Price(1)      Registration Fee
  ------------------------------         ----------          -----------         -----------------      ----------------
Notes due March 15, 2025..........     $1,310,000,000            100%             $1,310,000,000            $345,840

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

     As filed with the Securities and Exchange Commission on May 31, 2000
                                              Registration Statement No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   Form S-1
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                        MORGAN STANLEY AIRCRAFT FINANCE
             (Exact name of Registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                      7359
            (Primary Standard Industrial Classification Code Number)

                                   13-3375162
                     (I.R.S. Employer Identification Number)

                         Morgan Stanley Aircraft Finance
                          c/o Wilmington Trust Company
                            1100 North Market Street
                               Rodney Square North
                         Wilmington, Delaware 19890-1000
                    Attention: Corporate Trust Administration
                                 (302) 651-1000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                            Wilmington Trust Company
                            1100 North Market Street
                               Rodney Square North
                         Wilmington, Delaware 19890-1000
                    Attention: Corporate Trust Administration
                                 (302) 651-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Keith L. Kearney, Esq.
                              Davis Polk & Wardwell
                                99 Gresham Street
                                 London EC2V 7NG
                                     England

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

                               CALCULATION OF REGISTRATION FEE

                                                           Proposed Maximum      Proposed Maximum        Amount of
       Title of Each Class              Amount to Be        Offering Price           Aggregate          Registration
  of Securities to be Registered        Registered(1)         Per Note(2)         Offering Price(2)         Fee(3)
  ------------------------------       --------------      ----------------       -----------------     ------------
Notes due March 15, 2023..........       $650,000,000            100%               $650,000,000          $171,600
Notes due March 15, 2025..........     $1,310,000,000            100%             $1,310,000,000          $345,840

(1)  Initial aggregate principal amount.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

(3) The Registration Fee was previously paid when the Securities were originally registered.



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                EXPLANATORY NOTE

     This Registration Statement contains a prospectus relating to the exchange offer of up to $580,000,000 aggregate initial principal amount of subclass A-3 notes due March 15, 2025, $200,000,000 aggregate initial principal amount of subclass A-4 notes due March 15, 2025, $400,000,000 aggregate initial principal amount of subclass A-5 notes due March 15, 2025, $75,000,000 aggregate initial principal amount of subclass B-2 notes due March 15, 2025 and $55,000,000 aggregate initial principal amount of subclass C-2 notes due March 15, 2025 of MSAF together with separate prospectus pages relating to certain market-making transactions in those notes as well as our other outstanding notes. The complete prospectus for the exchange offer follows immediately after this Explanatory Note. Following such prospectus are certain pages of the prospectus relating to the market-making transactions, including an alternate cover page, an alternate page including the "Table of Contents", a section entitled "Certain Risk Factors
- Trading Market for the Notes" to be used in lieu of "Certain Risk Factors - Risks Relating to the Capital Markets - Absence of Public Market" section and an additional section entitled "Market-Making Activities of Morgan Stanley & Co. Incorporated".

PROSPECTUS



                                $1,310,000,000


                           Initial Principal Amount
                  Offer to Exchange Notes due March 15, 2025
             for Any and All Outstanding Notes due March 15, 2025
                                      of
                        Morgan Stanley Aircraft Finance

               The Exchange Offer will expire at 5:00 P.M., New York City
time, on           , 2000, unless extended.


     Morgan Stanley Aircraft Finance is offering to exchange five subclasses of new notes for corresponding subclasses of issued and outstanding restricted notes of Morgan Stanley Aircraft Finance that we previously offered and sold to investors on a basis exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(2) and Rule 144A thereunder. The terms of the new notes are identical to the restricted notes except that the new notes will be registered under the Securities Act of 1933, as amended.

                                   ----------

The restricted notes were listed on the Luxembourg Stock Exchange on March 15, 2000. The new notes will be listed on the Luxembourg Stock Exchange when they are issued.

                                   ----------

Investing in the new notes involves risks.  See "Risk Factors" beginning on
                                   Page 13.

                                   ----------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




          , 2000

                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----
Summary......................................................................1
Overview.....................................................................9
Risk Factors................................................................13
The Exchange Offer..........................................................25
MSAF's Performance Assumptions..............................................30
The Portfolio...............................................................46
Appraisals..................................................................46
Portfolio Information.......................................................48
MSAF Group Portfolio Analysis...............................................53
Acquisition of Additional Aircraft..........................................56
The Leases..................................................................56
The Commercial Aircraft Industry............................................58
Operating Leases............................................................60
MSAF Group..................................................................63
Management of MSAF Group....................................................64
Selected Consolidated Financial Information.................................72
Unaudited Pro Forma Consolidated Financial
 Information................................................................73
Management's Discussion and Analysis of Financial
 Condition and Results of Operations........................................77
Description of the Notes....................................................92
General.....................................................................92
Payments and Distributions..................................................93
Payment of Principal and Interest...........................................93
Indenture Covenants........................................................107
Operating Covenants........................................................118
Events of Default and Remedies.............................................122
Intercreditor Rights.......................................................124
Modification and Waiver....................................................125
Notices to Noteholders.....................................................125
Governing Law and Jurisdiction.............................................126
Beneficial Interest........................................................126
The Accounts...............................................................127
Reports to Noteholders.....................................................130
Book-Entry Registration, Global Clearance and
 Settlement................................................................137
Taxation...................................................................141
ERISA Considerations.......................................................144
Plan of Distribution.......................................................145
Legal Matters..............................................................146
Listing and General Information............................................146
Experts....................................................................146
Appendix 1. MSAF Cash Flow Performance for the Period from
  March 15, 2000 to April 15, 2000.......................................A-1-1
Appendix 2. Extract from Cash Analysis of Financial Condition and Results of Operations for the Twelve Month Period from
  December 1, 1998 to November 30, 1999..................................A-2-1
Appendix 3. Extract from Cash Analysis of Financial Condition and Results of Operations for the Three Month Period from
  December 1, 1999 to February 29, 1999..................................A-3-1
Appendix 4. Monthly Lease Rentals
  under the Base Case....................................................A-4-1
Appendix 5. Assumed Portfolio Values.....................................A-5-1
Appendix 6. Class A Class Percentages....................................A-6-1
Appendix 7. Class B Class Percentages....................................A-7-1
Appendix 8. Class C Target Principal Balances............................A-8-1
Appendix 9. Class D Target Principal Balances............................A-9-1
Appendix 10. Pool Factors...............................................A-10-1
Appendix 11. Extended Pool Factors......................................A-11-1
Index to Consolidated Financial Statements.................................F-1
Index of Defined Terms.....................................................I-1
Exhibit A: (CD-ROM)..........................................Inside Back Cover

                             AVAILABLE INFORMATION

     Morgan Stanley Aircraft Finance ("MSAF," and together with its subsidiaries, "MSAF group") will be subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, upon the effectiveness of this Registration Statement and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission. Any reports and other information filed by MSAF with the Securities and Exchange Commission may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Securities and Exchange Commission located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street (Suite
1400), Chicago, Illinois 60661 at prescribed rates. The Securities and Exchange Commission maintains a Web site (http://www.sec.gov) that contains reports and other information, including the registration statement (of which this prospectus is a part) filed by MSAF.

     MSAF has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, with respect to all of MSAF's outstanding notes, including the notes being offered by this prospectus. This prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. For further information with respect to MSAF and the securities offered by this prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the Securities and Exchange Commission and may be obtained upon payment of the fee prescribed by the Securities and Exchange Commission, or may be examined without charge at the offices of the Securities and Exchange Commission. Statements contained in this prospectus as to the contents of any documents referred to are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Securities and Exchange Commission.

     The new notes will be listed on the Luxembourg Stock Exchange upon issuance, subject only to notice of issuance. The constitutive documents of MSAF and the legal notice relating to the issuance of the notes will be deposited with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg) where such documents will be available for inspection and where such documents will be obtainable upon request. Copies of the prospectus, the annual report of independent public accountants and the reports to noteholders referred to under "Reports to Noteholders" will be available at the office of the listing agent in Luxembourg:
Banque Internationale a Luxembourg, 69, route d'Esch, L-1470 Luxembourg. Financial information regarding MSAF will be included in MSAF's quarterly reports on Form 10-Q, annual reports on Form 10-K and monthly and other interim reports on Form 8-K and will be available at the office of the listing agent in Luxembourg after the respective reports are filed with the Securities and Exchange Commission.

                                     SUMMARY

     You should read the following summary together with the more detailed information regarding MSAF and the notes and the financial statements (including the notes to the financial statements) and cash reports appearing elsewhere in this prospectus.

The Exchange Offer

     On March 15, 2000 we issued $1,310 million in aggregate principal amount of restricted notes in five subclasses: subclass A-3, subclass A-4, subclass A-5, subclass B-2 and subclass C-2. We refer to these notes in this prospectus as "restricted notes". Because we originally issued the restricted notes under an exemption from registration under the Securities Act, the restricted notes contain transfer restrictions. We are now offering to exchange the "new notes" for the restricted notes. The new notes will not contain these transfer restrictions and may be transferred as we describe under "--Consequences of Exchanging the restricted notes in the Exchange Offer". Otherwise, the terms of the new notes and restricted notes are identical, except for registration rights and special interest provisions relating to the restricted notes.

     In addition to the notes we are offering to exchange, we have outstanding $650 million in aggregate principal amount of notes in four subclasses: subclass A-2, subclass B-1, subclass C-1 and subclass D-1. These "old notes" are not the subject of the exchange offer but are nonetheless described in this prospectus. We refer to all of the outstanding notes of MSAF in this prospectus as the "notes".

     The exchange offer will expire at 5:00 p.m., New York City time, on
          , 2000, unless we extend it. At any time before the expiration date, you may withdraw any restricted notes that you have tendered in the exchange offer. If we or the exchange agent do not accept any restricted notes that you have tendered, we or the exchange agent will return the restricted notes to you without expense as soon as is practicable after the exchange offer has expired or has been terminated.

     Neither you nor MSAF will recognize any income, gain or loss for U.S. federal income tax purposes because you exchange your restricted notes.

     You should refer to "The Exchange Offer" below for more details about the procedures for tendering the restricted notes and the other terms of the exchange offer.

Consequences of Exchanging Restricted notes in the Exchange Offer

     Based upon interpretations contained in letters issued to third parties by the staff of the Securities and Exchange Commission, we believe that any holder of restricted notes, other than a broker-dealer or any holder which is an affiliate of MSAF within the meaning of Rule 405 under the Securities Act which exchanges its restricted notes for new notes in the exchange offer may offer such new notes for resale, may resell such new notes, or transfer such new notes without compliance with the registration and prospectus delivery provisions of the Securities Act if:

      o the holder acquires the new notes in the ordinary course of the holder's business; and

      o the holder has no arrangement or understanding with any person to participate in the distribution of the new notes.

     If you wish to accept the exchange offer, you must represent to us in the letter of transmittal that the two conditions described above have been met.

     If you wish to accept the exchange offer, you must also make the following representations:

      o If you are not a broker-dealer, you must represent that you are not participating in the distribution of the new notes and that you do not intend to participate in the distribution.

      o If you are a broker-dealer who will not receive new notes for your own account, you must represent that neither you nor any person for whom you receive the new notes is participating in the distribution and that neither you nor any such person intends to participate in the distribution.

      o If you are a broker-dealer who will receive new notes for your own account, you must represent that you acquired the restricted notes tendered by you in your market-making or other trading activities. You must also acknowledge that you will deliver a prospectus if you resell the new notes. By making this acknowledgment and delivering a prospectus, you will not be deemed to admit that you are an underwriter within the meaning of the Securities Act.

     To comply with the securities laws of certain states or other jurisdictions, it may be necessary to qualify for sale or register the new notes prior to offering or selling such new notes. We have agreed to register or qualify the new notes held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the restricted notes reasonably requests in writing. Unless a holder requests registration or qualification, we do not intend to take any action to register or qualify the new notes for resale in any such jurisdictions.

     If you do not exchange your restricted notes for new notes in the exchange offer, your restricted notes will continue to be subject to the restrictions on transfer contained in the legend on the restricted notes. Please refer to "Risk Factors -- Consequences of Failure to Exchange" for a description of these restrictions.


                       Summary Description of the Notes

     The following table summarizes certain of the principal terms of all our outstanding notes. Information in this table is based on what we refer to as our "Base Case", which is the scenario in which our current assumptions regarding MSAF's performance, as discussed under "MSAF's Performance Assumptions", prove to be correct. You should note that the Base Case does not refer to any "Assumptions" that we have previously disclosed. You should refer to Appendices 1, 2 and 3 to this prospectus for more detailed information regarding our historical cash flow performance. You should note that appraised values will fluctuate and that actual revenues may be significantly lower than assumed revenues, with corresponding effects on the information set forth below. See "MSAF's Performance Assumptions". For purposes of calculating ratios in this table we have used amounts assumed under the Base Case for the 12 months ending March 15, 2001.

                         Subclass        Subclass       Subclass       Subclass
                            A-2            A-3            A-4            A-5
                           Notes          Notes          Notes          Notes

Aggregate
  Principal
  Amount as of
  March 15,
  2000..............    $224,684,850   $580,000,000   $200,000,000   $400,000,000
Ratings
  Standard &
  Poor's............              AA             AA             AA             AA
  Moody's...........             Aa2            Aa2            Aa2            Aa2
  DCR...............              AA             AA             AA             AA
Interest Rate.......    LIBOR +0.35%   LIBOR +0.52%    LIBOR+0.54%    LIBOR+0.58%
Initial Loan to                66.1%          66.1%          66.1%          66.1%
Value(1)............
Initial Loan to
  Assumed
  First Year's
  Net Revenue
  (1) (2)...........            6.46           6.46           6.46           6.46
Assumed Interest
  Coverage
  Ratio(2)(3).......            2.42           2.42           2.42           2.42
Assumed Debt
  Service
  Coverage
  Ratio(2)(4).......            1.65           1.65           1.65           1.65
Expected
  Weighted
  Average Life
  (Years)...........             3.1            2.0            3.0            4.8
Expected
  Principal
  Amortization           April 15,      March 15,      March 15,      April 15,
  Period(5).........       2000            2002           2003           2000
                       September 15,                                   June 15,
                           2005                                          2008

Final Maturity Date.     March 15,      March 15,      March 15,      March 15,
                           2023            2025           2025           2025



                            Subclass       Subclass       Subclass
                               B-1            B-2            C-1
                              Notes          Notes          Notes
Aggregate
  Principal
  Amount as of
  March 15,
  2000..............       $89,715,098     $75,000,000   $99,876,807
Ratings
  Standard &
  Poor's............                 A               A           BBB
  Moody's...........                A2              A2          Baa2
  DCR...............                 A               A           BBB
Interest Rate.......       LIBOR+0.65%     LIBOR+1.05%         6.90%
Initial Loan to                  73.8%           73.8%         81.1%
Value(1)............
Initial Loan to
  Assumed
  First Year's
  Net Revenue
  (1) (2)...........              7.22            7.22          7.93
Assumed Interest
  Coverage
  Ratio(2)(3).......              2.05            2.05          1.78
Assumed Debt
  Service
  Coverage
  Ratio(2)(4).......              1.62            1.62          1.60
Expected
  Weighted
  Average Life
  (Years)...........               6.7             6.8           8.6
Expected
  Principal
  Amortization              April 15,    September 15,    April 15,
  Period(5).........          2000           2000           2000
                           March 15,       March 15,      March 15,
                              2013           2007           2013

Final Maturity Date.        March 15,      March 15,      March 15,
                              2023           2025           2023

----------

(1) "Initial Loan to Value" represents the initial aggregate principal amount of each subclass of notes, plus the initial aggregate principal amount of any other subclass of MSAF's notes that ranks equally or senior in priority of payment ("Initial Loan"), expressed as a percentage of the aggregate appraised value (as of November 30, 1999) of the aircraft plus the sum of
     (i) $43.1 million, the amount of cash that we expect to hold as of the closing date (which includes amounts relating to cash security deposits of $7.1 million which may be required to be reimbursed to lessees), plus (ii) $82.1 million, the amount that we expect to be available to be drawn under eligible credit facilities on the closing date (which includes amounts relating to cash security deposits of $32.1 million which may be required to be reimbursed to lessees).

(2) "First Year's Net Revenue" means our lease rentals less our swap costs, aircraft operating expenses and SG&A.

(3) "Interest Coverage Ratio" means First Year's Net Revenue expressed as a ratio of First Year's Interest. "First Year's Interest" means (i) the interest payable on each subclass of notes and each subclass that ranks equally with such subclass, plus (ii) the interest and minimum principal payments payable on each subclass of notes that ranks senior in priority of payment to the relevant subclass of notes.

(4) "Debt Service Coverage Ratio" means First Year's Net Revenue expressed as a percentage of First Year's Interest and Minimum and Scheduled Principal. "First Year's Interest and Minimum and Scheduled Principal" means (i) the interest and minimum and scheduled principal payments on each subclass of notes, plus (ii) the interest and minimum and scheduled principal payments assumed to be payable on each subclass of notes that under the priority of payments are equal or senior in priority of payment with or to the interest and minimum and scheduled principal payments on the relevant subclass of notes.

(5) "Expected Principal Amortization Period" means the period from the date on which we expect principal amortization to begin to the expected final payment date for each subclass of notes.

                             Ratings of the Notes

     The ratings of the notes address the likelihood of the timely payment of interest and the ultimate payment of principal and premium, if any, on the notes. In addition, the rating agencies have not rated MSAF's ability to pay step-up interest or principal in full on the subclass A-3, A-4 and B-2 notes on the expected final payment date or on any other date prior to the final maturity date. The ratings assigned to the notes do not address the effect of any imposition of any withholding tax on any payments under the leases, the notes or otherwise. See "Risk Factors--Tax Risks."

     A rating is not a recommendation to buy, sell or hold notes because the ratings do not address market price or suitability for a particular investor and may be subject to revision, suspension or withdrawal at any time by the assigning rating agency. If a rating agency lowers, suspends, or withdraws its rating of any subclass of the notes no person or entity has any obligation to support MSAF's obligations under the notes in any way.

     The notes we are issuing in this offering will rank equally in right of payment and interest with the corresponding classes of our outstanding notes. For more information regarding our total outstanding indebtedness and capitalization, see "Capitalization".

                                   THE NOTES

     We have summarized the terms of the notes below.

Payment Dates........... We must pay interest monthly in arrears on the fifteenth day of each month. If the fifteenth day of a month is not a business day, the relevant payment date will be the next business day. By business day, we mean a day on which a bank may deal in U.S. dollar deposits in the London inter-bank market and commercial banks and foreign exchange markets are open in New York and London.


Record Date............. The record date is the close of business on the day that is 15 calendar days prior to the payment date.


Calculation of
  Interest ............. For the purpose of calculating the interest rate payable on the notes, Bankers Trust Company as reference agent will determine LIBOR for the relevant monthly period two business days before the payment date on which the monthly period begins.

                         We will calculate accrued interest on outstanding principal balances and other amounts on which we must pay interest as of the fourth business day before the monthly period begins.

Accrued and Unpaid
  Interest ............. Any accrued interest that, as a result of the allocation of our available cash collections, we do not pay on any payment date will bear interest at the then current interest rate for the applicable subclass of notes.

Sources of Note
  Payments ............. Our only sources of payments for the notes and our other obligations are:

                         o the payments made by the lessees under the leases;

                         o amounts drawn under any credit or liquidity
                           enhancement facility;

                         o proceeds from any sales of our assets;

                         o net payments to us under our swap agreements and
                           other hedging instruments;

                         o interest earned on investments of our cash
                           balances; and

                         o net cash proceeds received from the sale of
                           refinancing notes.

                         We will make payments on the notes only to the extent of our available cash on each payment date remaining after paying expenses and satisfying other requirements which are described under "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments".

Security for Our
  Obligation ........... Although neither the security trustee nor the noteholders have any mortgage or other security interest in the aircraft, we have granted to the security trustee, as security for our various obligations (including under our notes), a security interest in:

                         o the equity in our subsidiaries;

                         o the interests of all MSAF group members in the
                           leases;

                         o our intercompany loans to our subsidiaries;

                         o our cash balances; and

                         o investments made with our cash balances.

ILFC Facility........... ILFC has agreed to make loans to us from time to time in an amount up to $20 million plus the aggregate amount of cash security deposits held by ILFC for our benefit at the time.


MSDW Facility........... MSDW has agreed to make loans to us from time to time in an amount up to $30 million.


Principal Payments...... We have determined the expected principal payments on the notes based on, among other things, assumptions regarding principally:

                         o the timing and amount of payments under our current
                           leases and leases we may enter into in the future;

                         o the terms of future leases;

                         o the amount of operating costs incurred in the
                           ordinary course of the operating lease business;

                         o our ability to timely refinance the subclass A-3,
                           A-4 and B-2 notes.

                         It is unlikely that actual experience in the future will correspond to these assumptions, therefore the timing and amount of our principal payments on each subclass of notes will likely vary from the expected principal payments.

Step-Up Interest........ If we do not repay the subclass A-3, A-4 or B-2 notes on or before their expected final payment dates, we will pay additional interest of 1.00% per annum on the subclass A-3 and A-4 notes and 1.50% per annum on the subclass B-2 notes, until such notes are repaid in full. Such payments of step-up interest with respect to the subclass A-3, A-4 or B-2 notes:

                         o will be subordinated to certain other obligations we
                           have, including making scheduled principal payments on all the notes; and

                         o will not be rated by the rating agencies.

Refinancing of the
  Notes ................ We may refinance any subclass of the notes by issuing refinancing notes. Such refinancing notes will rank equally, including terms of priority of payment and security, with the subclass of notes that were refinanced.

Redemption.............. On any payment date, we may redeem any subclass of notes out of any amounts other than available collections (including proceeds from refinancing notes or from third parties), in whole or in part, at the applicable redemption price. In the case of such an optional redemption, the redemption price of the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes will be the outstanding principal balance of the subclass being redeemed multiplied by the redemption premium set out in the table below. The redemption price of the subclass C-1 and subclass C-2 notes will be the higher of the discounted present value of Scheduled Principal Payment

                         Amounts of the subclass C-1 and subclass C-2 notes and interest from the redemption date to the applicable expected final payment date, discounted at the applicable Treasury yield plus 1.00% or the outstanding principal balance on the redemption date. The redemption price in respect of a redemption of the subclass D-1 notes occurring before March 15, 2003 will be the higher of the discounted present value of Scheduled Principal Payment Amounts of the subclass D-1 notes and interest through, but not including March 15, 2003, plus the product of the applicable redemption premium set out in the table below and the assumed outstanding principal balance for March 15, 2003 discounted at a rate equal to the Treasury yield plus 1.00% or the outstanding principal balance on the redemption date. The redemption price in respect of a redemption of the subclass D-1 notes occurring on or after March 15, 2003 will be the outstanding principal balance being redeemed multiplied by the redemption premium set out in the table below.

                                                                  Redemption Premium
                                --------------------------------------------------------------------------------------
                                Subclass     Subclass     Subclass     Subclass     Subclass     Subclass     Subclass
                                   A-2          A-3          A-4          A-5          B-1          B-2          D-1
Redemption Date                   Notes        Notes        Notes        Notes        Notes        Notes        Notes
---------------                   -----        -----        -----        -----        -----        -----        -----
On or after March 15, 2000..     101.00%      101.00%      101.50%      101.50%      102.00%      101.75%        --
On or after March 15, 2001..     100.50%      100.50%      101.00%      101.00%      101.50%      101.50%        --
On or after March 15, 2002..     100.00%      100.00%      100.50%      100.75%      101.00%      101.25%        --
On or after March 15, 2003..       --           --         100.00%      100.50%      100.50%      101.00%      105.25%
On or after March 15, 2004..       --           --           --         100.25%      100.00%      100.75%      104.50%
On or after March 15, 2005..       --           --           --         100.00%        --         100.50%      103.75%
On or after March 15, 2006..       --           --           --           --           --         100.25%      103.00%
On or after March 15, 2007..       --           --           --           --           --         100.00%      102.25%
On or after March 15, 2008..       --           --           --           --           --           --         101.50%
On or after March 15, 2009..       --           --           --           --           --           --         100.75%
On or after March 15, 2010..       --           --           --           --           --           --         100.00%
On or after March 15, 2011..       --           --           --           --           --           --           --

                           On each payment date, we must redeem subclasses of notes to the extent there are available collections remaining at the levels in the order of priorities at which we are required to make a principal payment on that subclass of notes. In the case of a redemption from available collections, the redemption price of the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes will be the outstanding principal balance of the subclass being redeemed. The redemption price of the subclass C-1, C-2 and D-1 notes will be the same as the optional redemption price described above.

                           On any payment date, we may redeem each subclass of notes, in whole but not in part, if certain adverse tax events affecting MSAF occur at the redemption price plus accrued and unpaid interest. In the case of a redemption for taxation purposes, the redemption price will be the outstanding principal balance of the subclass being redeemed.

                           If we redeem any subclass of notes in part, we will apply the redemption price proportionally to the notes of each holder of that subclass.

Operating Covenants......  Our operating covenants require that we maintain diversification of our portfolio by imposing restrictions on our asset, lessee and regional concentrations. We may vary from these concentration restrictions with the approval of the rating agencies.

Service Providers........  For a full description of the services provided by
                           ILFC, as servicer, Bankers Trust Company, as cash manager, Cabot Aircraft Services Limited, as administrative agent and Morgan Stanley & Co. Incorporated, as financial advisor, see "Management of MSAF group -- Corporate Management".

Withholding Tax..........  We have no obligation to make any additional payments on the notes for any withholding or deduction from payments on the notes that must be made under applicable law. If we are required to make any withholding or deduction on the notes and we do not redeem the notes, we will reduce the net amount of interest paid on the notes by the amount of such withholding or deduction. Also, none of our subsidiaries has an obligation under any intercompany loan to make any additional payment for any withholding or deduction that they must make under applicable law from payments on these intercompany loans.

Ratings of the Notes.....  The notes have received the ratings shown on page 3 from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's") and Duff & Phelps Credit Rating Co. ("DCR") for each subclass of notes.

Listing..................  We intend to list the new notes on the Luxembourg
                           Stock Exchange in accordance with its rules, and we expect that the new notes will be eligible for trading in the PORTAL market. The old notes and the restricted notes have been listed on the Luxembourg Stock Exchange and are eligible for trading in the PORTAL market. See "Listing and General Information".

Denomination.............  Each subclass of notes will be available for purchase in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. See "Description of the Notes -- General".

                                   Overview

     Morgan Stanley Aircraft Finance is a special-purpose Delaware business trust established in October 1997 to purchase and own a portfolio of aircraft. One hundred per cent of the equity in MSAF is held indirectly by Morgan Stanley Dean Witter & Co. ("MSDW"). MSAF is governed by seven trustees, including four controlling trustees who are officers of an affiliate of MSDW, two independent trustees and one Delaware trustee. For more information regarding the governance of MSAF, see "Management of MSAF group". We have taken steps to structure MSAF to ensure that our assets are not consolidated with MSDW's or any of its affiliates' assets or otherwise become available to MSDW's or any of its affiliates' creditors in any bankruptcy or insolvency proceeding involving MSDW. See "Risk Factors -- Bankruptcy Risks".

     We initially acquired 32 aircraft and one engine from International Lease Finance Corporation ("ILFC") pursuant to an agreement dated November 10, 1997.

     On May 19, 1999, an indirect wholly owned subsidiary of MSDW acquired two aircraft from an affiliate of GE Capital Corporation for $9.05 million. This purchase price was determined following negotiations between the parties.

     On August 6, 1999, certain other indirect wholly owned subsidiaries of MSDW agreed to acquire 27 aircraft from ILFC at a cost of $1,032 million. This purchase price was determined following negotiations between the parties. All of these aircraft have since been delivered by ILFC.

     On March 15, 2000, we acquired these new aircraft-owning subsidiaries and as a result 28 of these 29 aircraft from an indirect wholly owned subsidiary of MSDW. We acquired the remaining aircraft on May 1, 2000. The total appraised value of the 29 aircraft as November 30, 1999 was $1,047.8 million. The purchase price that we paid to the MSDW subsidiary for the 29 aircraft was $958.2 million, $876.3 million of which we paid in cash and $81.9 million of which was a capital contribution from the MSDW subsidiary.

     The Portfolio. Our total portfolio now comprises 61 aircraft and one engine. The aggregate appraised value of this portfolio was $2,000.9 million as of November 30, 1999. Based on these appraised values, no one aircraft accounts for more than 5% of our portfolio. As of April 15, 2000, we had 61 lease contracts in effect with 42 lessees based in 25 countries and one aircraft was off-lease. Our one off-lease aircraft was subject to a non-binding letter of intent for lease. As of April 15, 2000, the weighted average remaining contracted lease term of the portfolio (weighted by appraised values as of November 30, 1999 and without giving effect to purchase options or extension options) was 42 months. The longest lease is scheduled to expire in May 2010. Therefore, we will be required to re-lease each of the aircraft one or more times prior to the final maturity date for the notes. See "Risk Factors -- Leasing Risks -- We May Not be Able to Re-lease Aircraft".

     Certain of our lessees are in a weak financial condition and face or have recently faced serious financial difficulties. As of April 15, 2000, four of our lessees were in arrears. The four aircraft on lease to these lessees represented 5.34% of the portfolio by appraised value at November 30, 1999. The total amount of rental payments, maintenance reserves and other amounts that were in arrears with respect to these four lessees was $3.6 million. This amount represents 1.62% of our assumed annual lease rental payments for the next year. We hold security deposits of $1.9 million against these arrears. The weighted average number of days past due of such arrears was 83 days. In addition to current arrears, in January 2000, one lessee of two A320-200 aircraft agreed to restructure rental and maintenance arrears amounting to $1.3 million. These arrears are scheduled to be repaid commencing in June 2000. See "Risk Factors -- Leasing Risks -- Risk of Lessees in Weak Financial Condition".

     Servicer. ILFC acts as servicer for our portfolio. Among other things, ILFC markets the portfolio for lease or sale and monitors lessee compliance with lease payment, maintenance and insurance terms. For a full description of the servicing agreement with ILFC, see "Management of MSAF group -- The Servicer".

     Additional Aircraft and Debt Issuances. We intend to acquire additional aircraft from various sellers in the future. Such aircraft may be serviced by parties other than ILFC. We will finance acquisitions of additional aircraft with external funds, including issuing subclasses of debt securities in up to four classes (class A, class B, class C and class D) that will rank equally in right of payment of principal and interest with the corresponding subclasses of outstanding notes. Any acquisition of additional aircraft and issuance of additional notes will be subject to various conditions under the indenture, including confirmation from the rating agencies that the acquisition and related issuance of additional notes will not result in the lowering or withdrawal of their ratings of the notes then outstanding.

                                  The Portfolio

     The following charts summarize certain features of our portfolio as of April 15, 2000. All percentages have been calculated by reference to the appraised value of the portfolio at November 30, 1999.

Type of Aircraft

                                           [CHART]


Aircraft Size

                                           [CHART]


Year of Manufacture

                                           [CHART]


Lessee Region

                                           [CHART]


Individual Lessees

                                           [CHART]


Region and Country

                                           [CHART]

                        Overview of Priority of Payments

     The following chart summarizes the order of priority of payments on the notes, the beneficial interest and other obligations of MSAF group. This is described in more detail in "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments."


                                     [CHART]

                                  RISK FACTORS

     The risks and uncertainties described below are not the only ones facing MSAF. Additional risks and uncertainties that we are not aware of at present, or that we believe today are immaterial, may also impair our business operations. Investors should read and carefully consider, among other things, the following factors prior to accepting the exchange offer or investing in the notes.

     If any of the following risks actually occur, we may not be able to make the required payments on the notes. In addition, it is possible that the rental payments under the leases may not be adequate to make the required payments on the notes.

     This prospectus also contains forward-looking statements that involve risks and uncertainties. In most cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or similar terminology. Our actual results could differ materially from those anticipated in these forward-looking statements. In evaluating these statements, you should specifically consider various factors, including the risks outlined below.

     All information presented below is as of April 15, 2000. For significant developments since that date, you should read "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments."

Consequences of Failure to Exchange

     Holders of restricted notes who do not exchange their restricted notes for new notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of their restricted notes as set forth in the legends thereon. In general, the restricted notes may not be offered or sold, unless they are registered under the Securities Act or are offered or sold pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. MSAF does not intend to register the restricted notes under the Securities Act.

     MSAF believes that, based upon interpretations contained in letters issued to third parties by the staff of the Securities and Exchange Commission, new notes issued pursuant to the exchange offer in exchange for restricted notes may be offered for resale, resold or otherwise transferred by each holder thereof (other than a broker-dealer, as set forth below, or any such holder which is an "affiliate" of MSAF within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such new notes are acquired in the ordinary course of the holder's business and the holder has no arrangement or understanding with any person to participate in the distribution of such new notes. Eligible holders who wish to accept the exchange offer must represent to MSAF in a letter of transmittal that these conditions have been met and must represent, if the holder is not a broker-dealer, or is a broker-dealer but will not receive new notes for its own account in exchange for restricted notes, that neither the holder nor the person receiving the new notes, if other than the holder, is engaged in or intends to participate in the distribution of new notes. If any holder has any arrangement or understanding with respect to the distribution of the new notes to be acquired pursuant to the exchange offer, the holder (1) will not be able to rely on the applicable interpretations of the staff of the Commission and (2) in the absence of an exemption from the Securities Act, must either comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction or sell the restricted notes in a transaction exempt from the registration requirements. Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must represent that the restricted notes tendered in exchange therefor were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of new notes received in exchange for restricted notes where such restricted notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. MSAF has agreed that, starting on the expiration date of the exchange offer, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution". However, to comply with the securities laws of certain jurisdictions the new notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. MSAF has agreed, pursuant to the Registration Agreement and subject to certain specified limitations therein, to register or qualify the new notes for offer or sale under the securities or blue sky laws of jurisdictions that any holder of the notes reasonably requests in writing. Unless so required, MSAF does not intend to register or qualify the sale of the new notes in any such jurisdictions.

     In addition, the tender of restricted notes will reduce the principal amount of the restricted notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the restricted notes due to a reduction in liquidity.

No Security Interest in Aircraft

     Neither the trustee, the security trustee acting on behalf of the holders of the notes and each other secured creditor nor any noteholder has any security interest, mortgage, charge or other similar interest in the aircraft. If there is an event of default, they will not be able to sell the aircraft to repay the notes or exercise similar remedies which they would have if they had a security interest in the aircraft.

No Executive Management -- Reliance on Third Parties to Manage Our Business

     We have no executive management resources of our own. We therefore rely on several service providers for the leasing and re-leasing of the portfolio and all other executive and administrative responsibilities. If these service providers do not perform their contractual obligations to us, our operations may suffer and we may not be able to repay the notes. We can give no assurance that we will continue our arrangements with these service providers or that the service providers will continue their relationship with us until the notes are paid in full. If a service provider resigns or we terminate its appointment, we may be unable to find suitable replacement service providers that we can engage on suitable terms. Additionally, our appointment of replacement service providers may cause a lowering or withdrawal of the ratings on the notes. You should refer to "Management of MSAF group -- The Servicer"; and "Management of MSAF group -- Corporate Management" for detailed information on the responsibilities delegated to service providers.

Conflicts of Interest of ILFC

     ILFC acts as servicer for our portfolio and as such performs certain services including marketing our current portfolio for lease or sale and monitoring lessee compliance with lease terms. ILFC, however, manages a large aircraft portfolio for itself and others and for that reason, it may face conflicts of interest in managing and marketing our portfolio for re-lease or sale. The aircraft it manages for others may compete with our portfolio when they are being marketed for re-lease or sale. ILFC also arranges aircraft financings and lease transactions and advises many airlines (including some lessees and potential lessees). If ILFC cannot resolve a conflict of interest, the conflict could have an adverse effect on our ability to manage, re-lease or sell the portfolio. In that case, we may be unable to make the required payments on the notes.

     For a description of ILFC's aircraft management and advisory business, you should refer to "Management of MSAF group -- The Servicer".

Limitation on ILFC's Liability

     Our servicing agreement with ILFC contains limitations on its liability for losses caused by its services. There is a risk that we may be unable to recover from ILFC the amount of any losses they cause in performing the services. Additionally, ILFC will not be liable to you for any losses caused by its services.

     We describe the liability and other provisions of the servicing agreement under "Management of MSAF group -- The Servicer".

     Cyclicality of Supply of and Demand for Aircraft and Depression of Aircraft Values

     The market for commercial jet aircraft is very cyclical and can produce sharp increases and decreases in aircraft values and lease rates. Decreases in aircraft values or lease rates may cause a decrease in our cash flows. Depending on market conditions, we may be unable to sell or re-lease aircraft on terms that allow us to make payments on the notes.

     Aircraft values and lease rates depend on various factors that are outside our control. Such factors include, but are not limited to:

               o  manufacturer production levels and prices for new aircraft;

               o  general economic conditions affecting lessee operations;

               o  used aircraft supply;

               o  passenger demand;

               o  retirement and obsolescence of aircraft models;

               o  manufacturers merging or leaving the aircraft industry;

               o  interest rates and credit availability;

               o  fuel and other operating costs;

               o re-introduction into service of aircraft previously in storage;

               o  governmental regulations; and

               o  lack of capacity in the air traffic control system.

     In addition to values for aircraft generally, the value of specific aircraft may increase or decrease sharply depending on factors that are not within our control. Such factors include, but are not limited to:

               o  manufacturer production levels and prices for new aircraft;

               o  manufacturers merging or leaving the aircraft industry;

               o  maintenance and operating history of the aircraft;

               o  number of operators using a type of aircraft;

               o legal or regulatory requirements that prevent an aircraft from being re-leased or sold in the condition that it is in; and

               o  the discovery of manufacturing defects in an aircraft model.

     The value of specific aircraft and the cost of after-market support may also depend on the condition of the manufacturer. Current competition between The Boeing Company and Airbus Industrie G.I.E. is also a threat to aircraft values. Boeing and Airbus have increased production to an amount substantially above the long-term requirement implied by industry forecasts. If production is maintained at this level the increased supply of new aircraft may depress used aircraft values and lease rates (especially in regions like Asia where there has been an oversupply of aircraft). This development could cause a decrease in our cash flows and adversely affect our ability to make payments on the notes.

Actual Market Value May Be Less Than Appraised Value

     Appraised values for aircraft do not necessarily reflect the market value we could obtain for aircraft at a specific time. Appraised values are based on the assumption that there is an "open, unrestricted stable market environment with a reasonable balance of supply and demand". As we describe above, the aircraft market is not always stable and there may be supply and demand imbalances at any one time, especially for specific aircraft types. At the high point in a cycle, the current market value of some aircraft may be at or above their appraised value while the current market value of others may be significantly less than their appraised values. At a low point in the industry cycle, the current market value of most aircraft types is likely to be less (and in many cases, much less) than appraised base values. For these reasons, you should not rely only on appraised values as an indication of the price that we could obtain if we sold an aircraft.

Technological Risks

     The availability of newer, more technologically advanced aircraft or the introduction of increasingly stringent noise or emissions regulations may make it more difficult for us to re-lease or sell aircraft. This risk is particularly significant for us given our need to repay principal and interest on the notes over a relatively long period. This will require that many of the aircraft are leased or sold close to the end of their useful economic life. We expect that the extent to which we are able to manage these technological risks through modifications to aircraft and sale of aircraft will be limited.

Risks Relating to Acquisition of Additional Aircraft

     We may acquire additional aircraft in the future. The cash flows derived from such additional aircraft, together with the cash flows generated by the aircraft in our portfolio, are expected to be the primary source of payment of interest, principal and premium, if any, on the notes. ILFC is not obligated to act as servicer with respect to any additional aircraft we may acquire. We may need to procure additional servicing arrangements with respect to any additional aircraft we acquire, and we cannot assure that any additional servicing arrangements will be with ILFC or on similar terms to the servicing agreement with ILFC.

Operational Restrictions May Harm Our Ability to Compete

     The indenture and our governing corporate documents impose restrictions on how we operate our business. These restrictions limit our ability to compete effectively in the aircraft leasing market. For example, we cannot grant privileged rental rates to airlines in return for equity investments in such airlines. There are also restrictions on persons to whom we may lease aircraft to and limits on leasing to lessees in specific geographical regions. Most competing aircraft lessors do not operate under similar restrictions.

Lessee Purchase Options May be Exercised at Prices Below Note Target Price for Such Aircraft

     As of April 15, 2000, 9 lessees had outstanding options to purchase a total of 11 aircraft, representing 27.40% of the portfolio by appraised value at November 30, 1999. If these options were exercised on their earliest exercise date, in only one case would the purchase option strike price be below the note target price that we have assumed for the applicable aircraft on the exercise date. This difference would not be significant. We have assumed in our Base Case that none of the purchase options are exercised. However, there is a risk that lessees could exercise these options and, in particular, at a time when the exercise prices are below the note target price for the aircraft being purchased. Any exercise of such options will affect the amount and timing of principal payments on the notes.

Risks Relating to Aircraft Liens

     Liens may attach to the aircraft in the course of their operation. These liens may impair our ability to repossess, re-lease or sell the aircraft. Liens which secure the payment of airport taxes, customs duties, air navigation charges (including charges imposed by agencies regulating access to air space, such as Eurocontrol), landing charges, crew wages, repairer's charges or salvage attach to the aircraft in the normal course of operation. The amounts which the liens secure may be substantial and may exceed the value of the aircraft against which the lien is asserted. In some jurisdictions, a holder of aircraft liens may have the right to detain, sell or cause the forfeiture of the aircraft. The lessees may not comply with their obligations under the leases to discharge liens arising during the terms of the leases.

Failure to Maintain Registration of Aircraft

     All of the aircraft which are or will be operated must be registered with an appropriate aviation authority. If an aircraft is operated without a valid registration, the lessee operator or, in some cases, the owner or lessor, may be subject to penalties which may result in a lien being placed on the aircraft. Loss of registration could have other adverse effects, including grounding of the aircraft and loss of insurance, which may have an adverse effect on our ability to make payments on the notes.

Increased Regulation of Aircraft

     The aircraft industry is heavily regulated and aviation authorities may adopt additional regulations in jurisdictions where our aircraft are registered or operated. Any additional regulations (especially relating to aircraft noise and emissions) may cause us to incur significant costs, depress the value of the aircraft and impair our ability to re-lease the aircraft.

Leasing Risks

     We May Not be Able to Re-lease Aircraft

     We may not be able to re-lease aircraft upon expiration of the leases without incurring significant downtime or without adverse effect on the rental rates that we are able to obtain, especially during any period of downturn in demand for aircraft on operating lease. If we cannot re-lease aircraft we may not have enough cash to make payments on the notes. Even if we can re-lease aircraft we may be unable to receive favorable rental rates, especially if there is reduced demand for aircraft on operating lease. Our ability to re-lease aircraft and obtain acceptable lease payments and terms may suffer because of:

               o  economic conditions affecting the airline industry;

               o the supply of competing aircraft and demand for particular types;

               o  lessor competition; and

               o restrictions on our re-leasing flexibility under the indenture.

     The number and types of aircraft that, as of April 15, 2000, we had to place with lessees because of lease expirations through December 31, 2004 are presented in the table below, which shows the years in which the leases are contracted to expire, assuming that (1) non-binding letters of intent then existing result in a lease agreement in accordance with their terms, (2) no lease terminates prematurely and (3) there are no sales of aircraft or purchases of additional aircraft. See "-- Risks Relating to Acquisition of Additional Aircraft" above and "-- Lease Termination and Aircraft Repossession" below. We will need to re-lease more aircraft if any aircraft become available through premature terminations of leases.

            MSAF Group Lease Placement Requirement at April 15, 2000


                                 Year ending December 31,
                       ------------------------------------------------
 Aircraft Type         2000        2001      2002      2003      2004
 -------------         ----        ----      ----      ----      ----
A300............            --        --        --        --         1
A310............            --        --        --         2        --
A320............            --         1         1         3        --
A321............            --        --         1         1        --
A330............            --         1        --        --        --
A340............            --        --        --         1        --
B737............             1         7         1         6         3
B747............            --        --         1         1        --
B757............            --         2         1        --        --
B767............            --        --         1         2         1
F-50............            --        --        --         2        --
F-70............            --        --        --         1         2
MD-82...........            --        --        --        --         1
MD-83...........            --         1        --         1        --
Engine..........            --        --         1        --        --
  Totals........             1        12         7        20         8


     As illustrated by the table above, we will be required to re-lease 48 of the aircraft, representing 75.14% of the portfolio by appraised value at November 30, 1999, before December 31, 2004.

     Lessees May Not Perform Required Maintenance

     The standards of maintenance observed by our lessees and the condition of the aircraft at the time of sale or lease may affect future values and rental rates from our aircraft. Under the leases, the lessee has the main responsibility to maintain the aircraft and to comply with all applicable governmental requirements. Some lessees may experience periodic difficulties in meeting their maintenance obligations resulting from adverse environmental conditions or financial and labor difficulties. If a lessee fails to perform required or recommended maintenance on an aircraft, the aircraft may be grounded and we may incur substantial costs to restore the aircraft to an acceptable maintenance condition before sale or re-lease. If our lessees do not perform their obligation to maintain the aircraft, we may have to fund maintenance work on the aircraft. Because our maintenance costs are expenses that rank senior to payments on the notes, we may be unable to make payments on the notes if our maintenance costs were to become sufficiently large. In other cases, we may have an obligation to reimburse the lessee or pay some or all of the cost of aircraft maintenance. Our cash resources may not be sufficient both to fund maintenance requirements and make payments on the notes, especially as the aircraft age.

     Aircraft Insurance May Not be Adequate

     Our lessees have an obligation under the leases to maintain property and liability insurance covering their operation of the aircraft. We can give no assurance that this insurance will be adequate to cover any losses or liabilities that we may incur in our business. For example, the loss or liability from an aviation accident or other catastrophic event may exceed the coverage limits in the policy. Other losses may not be covered by the insurance. There is also a risk that our lessees will not perform their insurance obligations to us, which may mean that insurance will not be available to us. In either case, we may be unable to make payments on the notes if insurance proceeds do not cover losses or liabilities we may incur.

     We May be Unable to Obtain Required Licenses and Approvals

     If we cannot obtain required government licenses and approvals, we may be unable to re-lease or sell aircraft. In that case, our cash flows may be insufficient to make payments on the notes. Several leases require specific licenses, consents or approvals. These include consents from governmental or regulatory authorities to certain lease payments and to the import, re-export or de-registration of the aircraft. There is a significant risk that subsequent legal and administrative changes will increase such requirements or that a consent, once given, will be withdrawn. We may not receive consents needed in connection with future re-leasing or sale of an aircraft.

     Risk of Lessees in Weak Financial Condition

     There is a significant risk that the lessees may default on their obligations under the leases. If lessees do not make rent and maintenance payments or are significantly in arrears, we will be unable to make payments on the notes. The ability of each lessee to perform its obligations under its lease will depend primarily on its financial condition. A lessee's financial condition may be affected by various factors beyond their control, including competition, fare levels, passenger demand, operating costs, the cost and availability of finance, economic conditions in the countries where the lessees operate and environmental and other governmental regulation of the air transportation business. As a general matter, weakly capitalized airlines are more likely than well capitalized airlines to seek operating leases and at any point in time, investors should expect varying numbers of lessees to be experiencing payment difficulties. Many of our lessees are in a weak financial position. You should expect this to be the case with future lessees. As a result, a large proportion of lessees may consistently be significantly in arrears in their rental payments or maintenance payments.

     In certain cases, we may respond to the needs of lessees in financial difficulty including, in certain instances, restructuring the applicable leases. Such restructurings may involve reduced rental payments for a specified period (which may be several months). In addition, certain restructurings may involve the voluntary termination of a lease prior to its expiration and the arrangement of subleases from the lessee to another aircraft operator.

     As of April 15, 2000, four of our lessees were in arrears. The four aircraft on lease to these lessees represented 5.34% of the portfolio by appraised value at November 30, 1999. The total amount of rental payments, maintenance reserves and other amounts that were in arrears with respect to these four lessees was $3.6 million. This amount represents 1.62% of our assumed annual lease rental payments for the next year. We hold security deposits of $1.9 million against these arrears. The weighted average number of days past due of such arrears was 83 days. In addition to current arrears, in January 2000, one lessee of two A320-200 aircraft agreed to restructure rental and maintenance arrears amounting to $1.3 million. These arrears are scheduled to be repaid commencing in June 2000.

     In addition, in August 1999 we agreed to restructure the arrears of a Brazilian lessee, Passaredo. The restructured amount of $3.7 million was capitalized as a note payable and added to the lessee's conditional sale agreement loan balance, with an extension of the term of the loan. The aircraft on lease to this lessee is an A310-300 and represented 1.38% of the portfolio by appraised value at November 30, 1999. In conjunction with this restructuring, the obligations under this lease were transferred to a new Brazilian entity, B.R.A. Transportes Aereos, which replaced Passaredo as lessee.

     On February 2, 2000, Canadian Airlines announced a debt restructuring and moratorium plan. The plan resulted in the suspension of payments of about $135 million to lenders and aircraft lessors, including MSAF group. In March 2000, we reached an agreement with the lessee to restructure the lease by slightly reducing the lease rate effective from February 2000 and extending the term by four years to May 2010. The lessee's security deposit of $0.3 million was used to fund the February rental. In March 2000, the lessee resumed rental payments and also made part payment toward refunding the security deposit balance. At the same time, the lease was assigned to a subsidiary of Air Canada, Air Canada Capital Limited. This aircraft, an A320-200, represented 1.49% of the portfolio by appraised value at November 30, 1999.

     In January 2000, we reached an agreement with TransAer to defer $0.7 million of rental arrears and $0.4 million of maintenance reserves arrears. Repayment of the rental arrears plus interest is scheduled to be made over a five week period beginning on June 16, 2000. Repayment of the maintenance reserves arrears plus interest is scheduled to be made in three monthly installments beginning on June 1, 2000. We hold security deposits of $1.0 million against the deferred arrears. The two aircraft on lease to the lessee, both A320-200s, represented 3.14% of the portfolio by appraised value at November 30, 1999.

     The current level of defaults and lessee arrears should not be seen as representative of future defaults and arrears, particularly if economic conditions deteriorate. Defaults and amounts in arrears may increase as the market for aircraft on operating lease experiences further cyclical downturns, particularly in emerging markets.

     Emerging Market Risks

     "Emerging markets" are countries that have poorly developed economies that are vulnerable to economic and political problems, such as significant fluctuations in GDP, interest rates and currency exchange rates and civil disturbances, governmental instability, nationalization and expropriation of private assets and the imposition of taxes or other charges by governments. The resulting instability may affect the ability of lessees that operate in these emerging markets to meet their lease obligations and they may be more likely to default than lessees that operate in developed economies. At April 15, 2000, 12 lessees, representing 30.48% of the portfolio by appraised value at November 30, 1999, operated in "emerging markets" according to the Morgan Stanley Capital International designations that we follow under our indenture. In addition, four lessees representing 10.94% of the portfolio by appraised value at November 30, 1999 operated in markets which may be considered to be emerging markets but are categorized as "Other" by the Morgan Stanley Capital International classification: Air Pacific (Fiji), Air Mauritius, Air Macau and Lithuanian. In total we lease 41.42% of our portfolio to 16 lessees operating in emerging markets.

     As of April 15, 2000, three of the four lessees in arrears, representing 4.35% of the portfolio by appraised value at November 30, 1999, were based in emerging markets. The amount outstanding with respect to rental payments, maintenance reserves and other miscellaneous amounts due from these three lessees was $3.6 million. We hold security deposits of $1.4 million against these arrears. The weighted average number of days past due for such arrears was 83 days. The prior arrears of B.R.A., a lessee based in Brazil, were restructured and capitalized as a note payable. See "-- Recent Developments -- Latin America".

     Five of our former lessees whose leases terminated early due to defaults were based in what we consider to be emerging markets. In each case, ILFC was able to repossess the aircraft without recourse to legal action. These five lessees were based in Brazil, Mexico, Turkey, Guyana and Russia.

     Risk of Regional Economic Downturns Affecting Lessees' Financial Condition

     There is a significant risk that the economic conditions in the regions where our lessees operate will affect their ability to meet their lease obligations. The commercial aviation industry is very sensitive to general economic conditions. Since air travel is largely discretionary, the industry tends to suffer severe financial difficulties during slow economic periods. Below is a discussion of the regional concentrations of our lessees and the economic characteristics of the various regions that may impact the lessees' financial condition. The regions discussed below are based on designations published by Morgan Stanley Capital International.

     European Concentration

     At April 15, 2000, 17 lessees representing 34.06% of the portfolio by appraised value at November 30, 1999 are operators based in Europe, with 13 lessees representing 27.41% based in "developed" Europe and four lessees representing 6.65% based in "emerging" Europe and the Middle East.

     Eleven of the 17 European lessees, representing 23.75% of the portfolio by appraised value at November 30, 1999, are primarily charter airlines, which are vulnerable to any downturn in the tourism industry. The remaining five operate predominantly scheduled services.

     European scheduled carriers currently are experiencing a slower economic period and greater competition than in previous years and are suffering from over expansion. A recession or other worsening of economic conditions in any

European country may adversely affect the European lessees' ability to meet their financial and other obligations. Competitive pressures from continuing deregulation of the airline industry by the European Union may also adversely affect European lessees' operations and their ability to meet their obligations under the leases.

     Two lessees operate one aircraft each, together representing 3.26% of the portfolio by appraised value at November 30, 1999, in Turkey, which was hit by a severe earthquake in August 1999. Both these carriers operate charter flights which are heavily dependent on foreign tourists traveling to Turkey. Damage caused by the earthquake and any decrease in tourist traffic may adversely affect the ability of these carriers to operate and meet their obligations under the leases.

     In addition to the lessees detailed above, you should note that four of our lessees, representing 5.75% of the portfolio by appraised value at November 30, 1999, are based in Europe (Iceland, Lithuania and Malta), but in countries that are classified as "Other" by Morgan Stanley Capital International.

     Latin American Concentration

     At April 15, 2000, four lessees, representing 7.39% of the portfolio by appraised value at November 30, 1999 were based in Latin America. The financial prospects for lessees in Latin America will depend on the level of political stability and economic activity and policies in the region. Developments in other emerging markets may also affect the economies of Latin American countries and the entire region.

     Brazil has experienced significant downturns in its economy and financial markets, with large decreases in financial asset prices and, since it devalued its currency on January 13, 1999, dramatic decreases in the value of its currency. As of April 15, 2000, two lessees representing 2.37% of the portfolio by appraised value at November 30, 1999 operate in Brazil.

     Two of the four lessees in arrears are based in Latin America, both in Brazil. In addition, since March 1998, we have leased a total of five aircraft to five lessees in Latin America. Two of these aircraft have been repossessed, one in Brazil and one in Mexico, and two of these lessees have restructured their arrears, both in Brazil.

     In March 1999, we reached an agreement with VASP to defer $0.5 million of arrears owed at that time. Repayment of the arrears plus interest was scheduled to begin in August 1999 and end in January 2000. On February 10, 2000, VASP made a payment of $1.3 million in full settlement of its deferred and current arrears up to January 31, 2000. As of April 15, 2000, the amount of arrears owed by VASP was $0.4 million, against which we hold a security deposit of $0.7 million. This aircraft is a B737-300 and represented 0.99% of the portfolio by appraised value at November 30, 1999.

     In August 1999, we agreed to restructure the arrears of the second Brazilian lessee, Passaredo. The total rental payments, maintenance reserves and default interest owed amounted to $3.7 million. The restructured amounts were capitalized as a note payable and added to the lessee's conditional sale agreement loan balance, with an extension of the term of the loan. At April 15, 2000, $1.0 million of current arrears under the new agreement, which represents approximately 96 days of rental, were due and unpaid. No rental has been received since January 2000. This aircraft is an A310-300 and represented 1.38% of the portfolio by appraised value at November 30, 1999. In conjunction with this restructuring, the obligations under this lease were transferred to a new Brazilian entity, B.R.A. Transportes Aereos, which replaced Passaredo as lessee.

     A former Brazilian lessee, VARIG, negotiated an early termination of its lease of a B747-300 aircraft in July 1999. The lease was scheduled to expire in April 2003. The total amount of rental payments and maintenance reserves due under this lease to July 1999, the date of the termination agreement, was $4.8 million against which we drew down a security deposit of $1.1 million. Under the terms of the termination agreement, VARIG is scheduled to repay $10.8 million over eight years to offset arrears of $4.8 million and approximately $6.0 million for maintenance and downtime costs. Provided no default has occurred by October 2005 under this note payable, the total remaining payments will be reduced by approximately $1.1 million on a pro-rata basis between October 2005 and October 2007, the scheduled final payment date under the note. The first payment of $0.4 million under this agreement was due and paid in October 1999. Maintenance work including repairs to the engines has been completed and the aircraft has been re-leased for three years to Air Atlanta Icelandic, commencing on March 17, 2000. This aircraft represented 2.45% of the portfolio by appraised value at November 30, 1999. Recently, the re-leasing market for the B747-300 aircraft has been severely affected by overcapacity in the widebody market in general and for this aircraft type in particular. The new lease rate for this aircraft is approximately 20% of the previous rental, reflecting the significant fall in demand for this aircraft type and the current oversupply. Future lease rentals for this type of aircraft will, in part, depend on the state of the Asian economies, where demand for these aircraft and other widebodies has been strongest in the past.

     A former Mexican lessee, TAESA, defaulted on its obligations under its lease of a B737-400 aircraft, and the aircraft was repossessed in December 1999. The lease was scheduled to expire in May 2001. The total amount of rental payments and maintenance reserves due under the lease at the date of repossession was $0.6 million. This amount was partially offset by a security deposit of $0.5 million. On February 21, 2000, a court in Mexico declared TAESA bankrupt. It is uncertain whether we will be able to recover the $0.1 million outstanding from TAESA. The aircraft is currently the subject to a non-binding letter of intent with a Dubai-based carrier. This aircraft represented 1.09% of the portfolio by appraised value at November 30, 1999.

     Continued weakness in the value of the Brazilian real, as well as general deterioration in the Brazilian economy, will mean that lessees may be unable to generate sufficient revenues in Brazilian currency to pay the U.S. dollar-denominated rental payments under the lease. More importantly, financial and economic problems in Brazil could spread throughout Latin America and other "emerging" economies including Mexico where two of our lessees, representing 5.02% of the portfolio by appraised value at November 30, 1999, operate.

     Asia and Pacific Concentration

     At April 15, 2000, seven lessees, representing 26.41% of the portfolio by appraised value at November 30, 1999, were based in the Asia and Pacific regions, with three lessees, representing 9.97%, based in "developed" Pacific markets and four lessees, representing 16.44%, based in "emerging" Asian markets. None of the lessees in the Asia and Pacific regions are currently in arrears.

     Trading conditions in Asia's civil aviation industry have been adversely affected by the severe economic and financial difficulties experienced in the region. The economies of the region have experienced acute difficulties resulting in many business failures, significant depreciation of local currencies against the U.S. dollar, downgrading of sovereign and corporate credit ratings and internationally organized financial stability measures. A further downturn in the region's economies may greatly undermine business confidence, reduce demand for air travel and adversely affect the Asian lessees' operations and their ability to meet their obligations.

     In addition to the lessees detailed above, you should note that two of our lessees, representing 5.28% of the portfolio by appraised value at November 30, 1999, are based in the Asia and Pacific region (Fiji and Macau), but in countries that are classified as "Other" by Morgan Stanley Capital International.

     North American Concentration

     At April 15, 2000, seven lessees, representing 15.44% of the portfolio by appraised value at November 30, 1999 were based in North America. In the recent past, several North American passenger airlines have filed Chapter 11 bankruptcy proceedings and several major U.S. airlines have ceased operations altogether, including a former lessee of MSAF group. Airline profitability in the region has begun to deteriorate because of the increase in the cost of aviation fuel and increased competition from low-cost, low-fare air carriers. In conjunction with an inability to reduce labor and other costs to sustainable levels, these factors put pressure on North American airline profit margins and, in some cases, financial viability.

     On February 2, 2000, Canadian Airlines announced a debt restructuring and moratorium plan. The plan resulted in the suspension of payments of about $135 million to lenders and aircraft lessors, including MSAF group. In March 2000, we reached an agreement with the lessee to restructure the lease by slightly reducing the lease rate effective from February 2000 and extending the term by four years to May 2010. The lessee's security deposit of $0.3 million was used to fund the February rental. In March 2000, the lessee resumed rental payments and also made part payment toward refunding the security deposit balance. At the same time, the lease was assigned to a subsidiary of Air Canada, Air Canada Capital Limited. This aircraft, an A320-200, represented 1.49% of the portfolio by appraised value at November 30, 1999.

Lease Termination and Aircraft Repossession

     If a lessee defaults, we have the right to terminate the lease and repossess the aircraft under the terms of each lease. However, it may be difficult, expensive and time-consuming to enforce our rights if the lessee contests such termination or is bankrupt or under court protection. ILFC may incur significant costs on our behalf in trying to repossess an aircraft and in performing maintenance work necessary to make the aircraft available for re-lease or sale. Further, our efforts to repossess an aircraft may be limited by the laws of the local jurisdiction which may delay or prevent us from repossessing an aircraft following a lessee's default.

Risks Relating to Payments on the Notes

     Actual Experience May Not Match Our Assumptions

     We have determined the expected final payment dates for the notes based on our assumptions about our future cash flows and interest and operating costs and possible future economic conditions. The purpose of these assumptions is to illustrate the payment provisions of the notes. Many of these assumptions relate to future political, economic and market conditions (for example, lease rates) that are outside our control and are difficult or impossible to predict. Other assumptions relate to future events (for example, maintenance payments) that depend on the actions of lessees or others with whom we conduct business. For this reason, it is highly unlikely that our experience in the future will be consistent with these assumptions. As a result, we are highly likely to be unable to make payments on the notes at the times and in the amounts that the assumptions indicate.

     Subordination Provisions

     Expenses and certain other payments are senior in priority of payment to the notes and are paid out before any payments are made on the notes. Under certain circumstances, the rights of the noteholders, as holders of each subclass of notes, to receive payments of principal in respect of such subclass of notes and to exercise remedies upon default will be subordinated to the rights of the noteholders with respect to the most senior subclass of notes then outstanding. If an event of default with respect to any subclass of notes occurs under the indenture, the security trustee has the exclusive right to exercise and enforce any and all remedies with respect to the collateral held by MSAF group. Therefore, if an event of default occurs, the holders of each subclass of notes will not be permitted to enforce certain rights until all amounts owing under any more senior notes outstanding and certain other amounts have been paid in full.

Capital Markets Risks

     Absence of Public Market

     The new notes are being offered to the holders of the restricted notes. The restricted notes were issued to a limited number of institutional investors. The new notes are new securities for which there is currently no market. MSAF does not intend to apply for listing of the new notes on any securities exchange (other than the Luxembourg Stock Exchange) or to seek approval for quotation through any automated quotation system. There can be no assurance that an active public market for the new notes will develop. If a market for the new notes were to develop, future trading prices of such securities will depend upon many factors, including general economic conditions and the financial condition, performance and prospects of MSAF.

     Trading Market for the Notes

     Morgan Stanley & Co. Incorporated currently makes a market in the notes. However, it is not obligated to do so, and any such market making may be discontinued at any time without notice, in its sole discretion. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the notes.

     We May be Unable to Refinance the Subclass A-3, A-4 or B-2 Notes

     We intend to refinance the subclass A-3, A-4 and B-2 notes on their expected final payment dates. Our ability to do so will depend on many factors outside our control, including general conditions in the capital markets and market perceptions of the commercial aviation industry, the aircraft leasing business generally and our own performance. If we are unable to refinance the subclass A-3, A-4 or B-2 notes on their expected final payment dates, they will remain outstanding until they are refinanced or otherwise paid off in accordance with their terms. Depending on the factors referred to above and how quickly we are subsequently able to refinance the notes, these subclasses of notes may remain outstanding for a significant period.

Bankruptcy Risks

     We have taken steps to structure MSAF to ensure that our assets are not consolidated with MSDW's or any of its affiliates' assets or otherwise become available to MSDW's or any of its affiliates' creditors in any bankruptcy or insolvency proceeding involving MSDW.

     If MSDW or any of its affiliates becomes bankrupt or insolvent, there is a legal risk that a court or other authority could decide that these steps were not effective to insulate our assets from MSDW's assets. As a result, the aircraft and our other assets could become available to repay both MSDW's creditors and our creditors, including you. We could also lose all of our rights in the aircraft and our other assets. In either case, it may be impossible to repay amounts outstanding under the notes.

Tax Risks

     Neither the trustee nor MSAF will make any additional payments to noteholders in respect of any withholding or deduction required to be made by applicable law with respect to payments made on the notes. In the event that MSAF is or will be required to make a withholding or deduction, it will use reasonable efforts to avoid the application of such withholding taxes and may in certain circumstances redeem the notes in the event such withholding taxes cannot be avoided. In the event any withholding taxes are imposed with respect to the notes and MSAF does not redeem the notes, the net amount of interest received by noteholders will be reduced by the amount of the withholding or deduction.

     MSAF believes that it will not become subject to any material taxes in any of the jurisdictions in which any of the lessees are organized or operate under the present tax laws of such jurisdictions. However, there can be no assurance that other leases to which MSAF group may become a party as a result of the re-leasing of the aircraft or acquisition of additional aircraft will not result in the imposition of withholding or other taxes.

                               THE EXCHANGE OFFER

     Terms of the Exchange Offer; Period for Tendering Restricted Notes

     Upon the terms and the conditions set forth in this prospectus and in the accompanying letter of transmittal which together constitute the exchange offer, MSAF will accept for exchange restricted notes which are properly tendered on or before the expiration date and not withdrawn as permitted below. The term "expiration date" means 5:00 p.m., New York City time, on , 2000. If MSAF, however, in its sole discretion, extends the period for which the exchange offer is open, the expiration date means the latest time and date to which the exchange offer is extended.

     On or about the date set forth on the cover page of this prospectus we will first send this prospectus, together with the letter of transmittal, to all holders of restricted notes known to MSAF. MSAF's obligations to accept restricted notes for exchange is subject to certain conditions as listed under "Conditions to the Exchange Offer" below.

     MSAF expressly reserves the right to extend the time during which the exchange offer is open, and delay acceptance of any restricted notes, by giving oral or written notice of any extension to the exchange agent and the holders. During any extension, all restricted notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by MSAF. MSAF has agreed under the registration rights agreement, to keep the exchange offer open for at least 20 business days after the date notice of the exchange offer is mailed to the holders of the restricted notes or longer if required by applicable law.

     MSAF expressly reserves the right to amend or terminate the exchange offer, and to refuse any restricted notes not accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "Conditions to the Exchange Offer." MSAF will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the restricted notes as promptly as practicable. We will also issue such notice in the case of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     Holders of restricted notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. MSAF intends to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission.

Procedures for Tendering Restricted Notes

     The tender to MSAF of restricted notes by a holder as described below and the acceptance by MSAF will constitute a binding agreement between the tendering holder and MSAF upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

     Except as set forth below, a holder including any participant in the DTC system whose name appears on a security position listing as a holder of such restricted notes who wishes to tender restricted notes for exchange under the exchange offer must transmit to the exchange agent on or before the expiration date either:

          o a properly completed and executed letter of transmittal or a facsimile of the letter, including all other documents required by the letter of transmittal, to the exchange agent at the address listed below under "-- Exchange Agent"; or

          o a computer-generated message, transmitted through the DTC's ATOP system and received by the exchange agent and forming part of a book-entry confirmation, in which the holder agrees to be bound by the terms of the letter of transmittal.

To ensure timely delivery of the restricted notes:

          o the exchange agent must receive a confirmation of a book-entry transfer of the restricted notes into its account at DTC before the expiration date; or

          o the holder of restricted notes must comply with the guaranteed delivery procedures described below.

     The method of delivery of restricted notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal should be sent to MSAF.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the restricted notes surrendered for exchange are tendered by a holder of the restricted notes who has not completed the box entitled "Special Issuance Instructions" on the letter of transmittal or for the account of a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States.

     MSAF will determine in its sole discretion all questions as to the validity, form, eligibility and acceptance of restricted notes tendered for exchange. MSAF's decision in this respect will be final and binding. MSAF reserves the absolute right to reject any tenders of any restricted notes not properly tendered or to reject any restricted notes acceptance of which might, in the judgment of MSAF or its counsel, be unlawful. MSAF also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the exchange offer as to any restricted notes either before or after the expiration date. MSAF's interpretation of the terms and conditions of the exchange offer or any restricted notes either before or after the expiration date shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of restricted notes for exchange must be cured within a reasonable period of time as MSAF shall determine. Neither MSAF, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of restricted notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If a person or persons other than the holders of restricted notes, sign the letter of transmittal, the letter of transmittal must be accompanied by appropriate powers of attorney, signed exactly as the name or names of the holders that appear on the security position listing maintained by DTC.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, sign the letter of transmittal or powers of attorney, such person should so indicate when signing and, unless waived by MSAF, offer proper evidence satisfactory to MSAF of its authority to so act must be submitted.

     By tendering, each holder of restricted notes will represent to MSAF that:

          o the person receiving the new notes, whether or not the person is a holder, acquires the new notes under the exchange offer in the ordinary course of business,

          o neither the holder of restricted notes, nor any other person receiving the new notes has an arrangement or understanding with any person to participate in the distribution of the new notes,

          o if the holder is not a broker-dealer, or is a broker-dealer but will not receive new notes for its own account in exchange for restricted notes, neither the holder nor any such other person is engaged in or intends to participate in the distribution of the new notes, and

          o neither the holder nor any other person receiving the new notes is an "affiliate" of MSAF within the meaning of Rule 405 under the Securities Act.

     By tendering, each holder of restricted notes that is a broker-dealer, whether or not it is also an affiliate of MSAF, and will receive new notes for its own account pursuant to the exchange offer will represent that the restricted notes to be exchanged were acquired by it as a result of market-making activities or other trading activities and will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. However, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Restricted Notes for Exchange; Delivery of New Notes

     Upon satisfaction or waiver of all of the conditions to the exchange offer, MSAF will accept, promptly after the expiration date, all restricted notes properly tendered and will issue the new notes promptly after acceptance of the restricted notes. For purposes of the exchange offer, MSAF shall be deemed to have accepted properly tendered restricted notes for exchange when, as and if MSAF has given oral or written notice thereof to the exchange agent.

     In all cases, issuance of new notes for restricted notes that are accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of all the documents listed under "Procedures for Tendering restricted notes". If any tendered restricted notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, such unaccepted or non-exchanged restricted notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

Interest on the New Notes

     Holders of restricted notes that are accepted for exchange will not receive accrued interest on the restricted notes at the time of exchange. However, each new note will bear interest from the most recent date to which interest has been paid on the restricted notes or new notes.

Book-Entry Transfer

     The exchange agent will make a request to establish an account for the restricted notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. All deliveries of restricted notes must be made by book-entry transfer to the account maintained by the exchange agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of restricted notes by causing DTC to transfer such restricted notes into the exchange agent's account in accordance with DTC's ATOP procedures for transfer. Holders of restricted notes who are unable to deliver confirmation of the book-entry tender of their restricted notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, must tender their restricted notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

     If a holder of the restricted notes desires to tender them and time will not permit the holder's required documents to reach the exchange agent on or before the expiration date, or the procedure for book-entry transfer cannot be competed on a timely basis, a tender may be effected if:

          o the tender is made through a firm which is a member of a registered national securities exchange or a member of the National Association of Security Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States,

          o on or before the expiration date, the exchange agent receives from such firm, commercial bank or trust company either a properly completed and duly executed letter of transmittal, or facsimile thereof or a properly transmitted agent's message and notice of guaranteed delivery, substantially in the form provided by MSAF listing:

               --   the name and address of the holder of restricted notes,

               --   the amount of restricted notes tendered,

               -- stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, a book-entry confirmation and all other documents required by the letter of transmittal will be deposited by such firm, commercial bank or trust company with the exchange agent, and

          o a book-entry confirmation and all other documents required by the letter of transmittal, are received by the exchange agent within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

     Tenders of restricted notes may be withdrawn at any time before the expiration date.

     For a withdrawal to be effective, either a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth below under "Exchange Agent" or the appropriate procedure of DTC's ATOP system must be complied with. Any notice of withdrawal must specify the name of the person that tendered the restricted notes to be withdrawn and identify the restricted notes to be withdrawn. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn restricted notes and otherwise comply with the procedures of DTC. All questions as to the validity, form and eligibility of such notices will be determined by MSAF, whose determination shall be final and binding on all parties. Any restricted notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any restricted notes which holders have tendered for exchange but which are not exchanged for any reason will be credited to an account maintained with DTC for the restricted notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Holders who have properly withdrawn restricted notes may retender restricted notes by following one of the procedures described under "Procedures for Tendering Restricted Notes" above at any time on or before the expiration date.

Conditions to the Exchange Offer

     Notwithstanding any other provisions of the exchange offer, MSAF shall not be required to accept any restricted notes for exchange or to issue new notes in exchange for any restricted notes. MSAF may terminate or amend the exchange offer, if at any time before the acceptance of such restricted notes for exchange or the exchange of the new notes for such restricted notes, such acceptance of issuance would violate applicable law or any interpretation of the staff of the Commission.

     The foregoing condition is for the sole benefit of MSAF and may be asserted by MSAF regardless of the circumstances giving rise to such condition or may be waived by MSAF in whole or in part at any time and from time to time in its sole discretion. The failure by MSAF at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, MSAF will not accept for exchange any restricted notes tendered, and no new notes will be issued in exchange for any such restricted notes, if at such time any stop order shall be threatened or in effect with respect to either the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Exchange Agent

     Bankers Trust Company has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be delivered to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

     Delivery to: Bankers Trust Company, as Exchange Agent

         By Facsimile:            By Overnight Mail or Courier:               By Hand Delivery:
  BT Services Tennessee Inc.       BT Services Tennessee, Inc.              Bankers Trust Company
      Reorganization Unit         Corporate Trust & Agency Group        Corporate Trust & Agency Group
        P.O. Box 292737                Reorganization Unit             Attn: Reorganization Department
     Nashville, Tennessee            648 Grassmere Park Road              Receipt & Delivery Window
          37229-2737                Nashville, Tennessee 37211        123 Washington Street, 1(st) Floor
                                                                           New York, New York 10006
Facsimile Transmission Number:         Confirm by Telephone                      Information:
        (615) 835-3701                    (615) 835-3572                        (800) 735-7777

     Delivery of the letter of transmittal to an address other than the address set forth above or transmission via facsimile other than to a number set forth above will not be a valid delivery.

Fees and Expenses

     The principal solicitation is being made by mail. Additional solicitation may be made by telegraph, telephone or in person by the exchange agent, on behalf of MSAF. No additional compensation will be paid to the exchange agent who engages in soliciting tenders. MSAF will not pay brokers, dealers, or others soliciting acceptances of the exchange offer. MSAF however, will pay the exchange agent reasonable and customary fees for its services and will reimburse for its reasonable out-of-pocket expenses in connection with the exchange offer.

     The cash expenses to be incurred in connection with the exchange offer will be paid by MSAF and are estimated in the aggregate to be $620,000.

Transfer Taxes

     Holders who tender their restricted notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the transfer of restricted notes to MSAF or its order pursuant to the exchange offer, the amount of any such transfer taxes will be payable by the tendering holder. If a tendering holder does not submit satisfactory evidence of payment of or exemption from such taxes, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

     Holders of restricted notes who do not exchange their restricted notes for new notes under the exchange offer will continue to be subject to the transfer restrictions of the restricted notes. In general, the restricted notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. MSAF does not intend to register the restricted notes under the Securities Act.

     To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the new notes prior to offering or selling such new notes. We have agreed to register or qualify the new notes held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any such holder reasonably requests in writing. Unless a holder makes such a request, we do not intend to take any action to register or qualify the new notes for resale in any such jurisdictions. In addition, the tender of restricted notes pursuant to the exchange offer will reduce the principal amount of restricted notes outstanding. This may have an adverse effect upon, and increase the volatility of, the market price of the restricted notes due to a reduction in liquidity.

                        MSAF'S PERFORMANCE ASSUMPTIONS

     Introduction

     As an illustration of certain payment characteristics of the notes, we describe below our assumptions about MSAF's performance in future years. We refer to the scenario in which all of these assumptions prove to be correct as our "Base Case". The assumptions that relate specifically to line items that will be contained in future monthly cash reports to noteholders are separately identified and numbered for your ease of reference. In the tables that follow we set out possible future revenue scenarios that we have developed by fixing certain of the assumptions and varying other assumptions and certain other factors that affect our revenues, costs and expenses.

     You should note that the assumptions are not projections, estimates, forecasts or forward-looking statements. The assumptions do not represent a complete list of factors which may affect our revenues, costs and expenses but rather indicate those factors which are likely to significantly affect our performance in future years. You should also note that the different possible future revenue scenarios contained in the tables only illustrate some of the payment sensitivities of the notes to market and economic stresses. More severe stresses may lead to payments of principal on the notes being delayed or decreased, or in certain cases, an event of default. It is highly likely that actual experience will vary from the Base Case and the possible future revenue scenarios that we have illustrated. The principal factors that could cause our actual revenues to differ materially from these scenarios are the stresses described below and the risks that we describe under "Risk Factors" above.

     We do not expect to update or revise the assumptions or tables to reflect changes occurring after February 15, 2000. The Base Case and the stress tables are all as of March 15, 2000.

Summary of the Base Case

     The table below shows our Base Case by reference to the line items to be contained in the "Summary Performance to Date" section of our future monthly cash reports to noteholders. In this table Base Case items are shown as a percentage of lease rentals on the basis of the whole portfolio.

                                      Base Case        Related Assumption
                                      ---------        ------------------
                                                          (see below)
Lease rentals...................          100.0                 1
Net stress-related costs........           (4.5)                2
                                          -----
Net lease rentals...............           95.5
Interest earned.................            1.0                 3
Net maintenance.................            0.0                 4
                                          -----
Total cash collections..........           96.5
Aircraft operating expenses.....           (0.8)                5
SG&A............................           (4.2)                6
                                          -----
Total cash expenses.............           (5.0)
                                          -----
Net cash collections............           91.5
                                           ====

     Net cash collections represent the amount available to pay principal and interest on the notes. Under the Base Case, in the year ending March 15, 2001, we have assumed that interest payments (including swap payments) will be 55.6% of lease rentals, leaving 35.9% of lease rentals available to repay principal.

     You should refer to Appendix 4 to this prospectus for the month-by-month roll-out of our assumed lease rentals, from March 15, 2000 through the final maturity date of the notes, under the Base Case.

Primary Revenue Assumptions

     We make the following assumptions about each of our main revenue line items.

     Lease Rentals

     "Lease rentals" represents all rental payments received under the leases and the net proceeds of any aircraft sales.

     We assume that:                                                       (1)

          o we re-lease aircraft coming off lease at a monthly rental rate that is a function of the age of the aircraft and the contracted monthly rental rate as of February 15, 2000, with lease rates being assumed to decline by 2% per annum in years 1-5 of an aircraft's expected useful life, 1% per annum in years 6-15, 3% per annum in years 16-20 and 5% in years 21-25; and

          o we sell each aircraft only at the end of its expected useful life for a scrap value price that is equal to 12% of its assumed value when new.

     Net Stress-Related Costs

     "Net stress-related costs" represents the net total of lost revenue due to the combination of the following five inter-related items:

               -- lost rental revenue due to aircraft downtime following the termination or expiration of a lease; and

               --   bad debts realized and/or provided for; and

               --   aircraft repossession costs

               offset by

               --   security deposits drawn after an event of default; and

               -- other leasing income, which includes lease termination payments and default interest.

          o    We assume that net stress-related costs are 4.5% per annum of
               lease rentals.                                              (2)

     Interest Earned

     "Interest earned" represents interest earned by funds on deposit in the collection account and any other cash balances, including the liquidity reserve amount, including rental payments received, security deposits and accrued maintenance expenses.

          o We assume that the interest rate at which the cash balances described above earn interest is one month LIBOR minus 20 basis
               points.                                                     (3)

     Net Maintenance

     "Net maintenance" represents maintenance payments received from lessees under the terms of the applicable leases, less maintenance costs that we make or expect to make under the leases and any modification payments that we make.

          o    We assume that net maintenance is zero.                     (4)

Other Revenue-Related Assumptions

     In addition to the revenue assumptions above, we make the following revenue-related assumptions.

          o    We assume that future lease terms are five years.

          o We assume that we grant no purchase options to lessees and that no existing purchase options are exercised.

          o We assume that we grant no new lease termination or extension options to lessees and that existing termination or extension options are exercised only when to do so would result in a rental rate at the time that is lower than the rental rate that we would otherwise assume under assumption .

          o We assume that each aircraft has an expected useful life of 25 years.

          o We assume that aircraft values decline over time in accordance with the depreciation curve described under "Description of the Notes -- Payment of Principal and Interest -- Principal Amortization".

          o    We assume that we acquire no additional aircraft.

     Expense-Related Assumptions

     We make the following assumptions about each of our main expense line items.

     Aircraft Operating Expenses

     "Aircraft operating expenses" represents certain operating costs incurred in the ordinary course of the operating lease business, including insurance expenses and leasing transaction expenses.

          o    We assume that aircraft operating expenses are 0.8% per annum of
               lease rentals.                                              (5)

SG&A

     "SG&A" represents the sum of the following expense items:

               --   fees paid to ILFC as servicer of the aircraft;

               -- fees paid to the administrative agent and other service providers, including the financial advisor;

               -- legal fees, underwriting fees, printing and other expenses of the issuance and sale of any refinancing notes and the new notes issued in the exchange offer for the restricted notes, as described under "The Exchange Offer"; and

               --   other selling, general and administrative expenses.

     We assume that:                                                       (6)

          o we pay fees to ILFC as servicer as described under "Management of MSAF group -- The Servicer";

          o we pay fees to the administrative agent and other service providers as described under "Management of MSAF group -- Corporate Management";

          o we pay customary legal fees, underwriting fees, printing and other expenses of the issuance and sale of any refinancing notes and any notes issued in this exchange offer; and

          o other selling, general and administrative expenses are 0.3% per annum of lease rentals.

Financing-Related Assumptions

     We make the following financing-related assumptions:

          o We assume that one month LIBOR remains constant at 5.97% per annum.

          o We assume that MSAF makes and receives swap payments in accordance with the contracted terms of the swaps that we had in place on March 15, 2000.

          o We assume that we make payments in accordance with the order of priorities set forth under "Description of Notes -- Payment of Principal and Interest -- Priority of Payments".

          o We assume that we issue and sell refinancing notes on the expected final payment dates of each of the subclass A-3, A-4 and B-2 notes, and on each subsequent expected final payment dates of any such refinancing notes, on the same terms with respect to priority, redemption and coupon as the notes being refinanced and with maturities and amortization schedules paid with the application of the Minimum, Scheduled and Supplemental Principal Payment Amounts.

Principal Repayments Under the Base Case

     The table below shows, for each payment date presented, the percentage of the initial outstanding principal balance of the subclass A-2, A-3, A-4, A-5, B-1, B-2, C-1, C-2 and D-1 notes and the aggregate class A notes (including refinancing notes), the aggregate class B notes (including refinancing notes) and the aggregate class C notes expected to be outstanding on such payment date based on the Base Case under the assumptions. It is highly unlikely that the assumptions will correspond to actual experience. Therefore, principal payments on the notes may occur earlier or later than as shown in the table. We may fail to pay principal of any subclass of notes prior to the final maturity date of such subclass because we do not have the funds to make the payment according to the order of priorities described under "Description of Notes -- Payment of Principal and Interest -- Priority of Payments." Such a failure will not, by itself, be an event of default.

     Percentage of Initial Principal Balance of the

     Notes Based on the Base Case


    Payment Date
 Occurring in March        A-2        A-3        A-4        A-5        B-1        B-2        C-1        C-2        D-1
 ------------------        ---        ---        ---        ---        ---        ---        ---        ---        ---
2000.................    66.08%     100.00%    100.00%    100.00%    89.72%     100.00%    99.88%     100.00%    100.00%
2001.................    59.45%     100.00%    100.00%    85.94%     82.90%     99.95%     98.85%     100.00%    99.96%
2002.................    47.61%     0.00%      100.00%    78.67%     75.90%     99.70%     96.75%     100.00%    99.49%
2003.................    34.31%                0.00%      70.90%     68.75%     99.10%     93.57%     99.98%     98.27%
2004.................    19.97%                           64.06%     61.52%     98.03%     89.28%     99.91%     96.11%
2005.................    5.93%                            56.41%     54.21%     96.38%     83.88%     99.73%     92.88%
2006.................    0.00%                            42.83%     46.82%     94.07%     77.36%     99.35%     88.46%
2007.................                                     23.43%     40.00%     0.00%      69.72%     98.63%     82.76%
2008.................                                     4.21%      40.00%                60.95%     97.39%     75.68%
2009.................                                     0.00%      32.72%                51.04%     95.39%     67.13%
2010.................                                                23.65%                40.00%     92.32%     57.05%
2011.................                                                14.81%                27.81%     87.82%     45.36%
2012.................                                                6.74%                 14.48%     81.45%     32.00%
2013.................                                                0.00%                 0.00%      72.68%     16.90%
2014.................                                                                                 60.90%     0.00%
2015.................                                                                                 45.41%
2016.................                                                                                 25.41%
2017.................                                                                                 0.00%
2018.................
Remaining  Weighted
 Average Life (Years)    3.1        2.0        3.0        4.8        6.7        6.8        8.6        14.1       10.1


          Payment Date                   Aggregate              Aggregate              Aggregate
       Occurring in March              Class A Notes          Class B Notes          Class C Notes
       ------------------              -------------          -------------          -------------
2000............................             100.00%                100.00%                100.00%
2001............................              94.39%                 95.84%                 99.33%
2002............................              89.38%                 91.47%                 97.98%
2003............................              83.95%                 86.86%                 95.92%
2004............................              78.53%                 81.98%                 93.12%
2005............................              72.96%                 76.79%                 89.57%
2006............................              67.28%                 71.26%                 85.23%
2007............................              61.59%                 65.34%                 80.04%
2008............................              55.91%                 58.52%                 73.94%
2009............................              50.32%                 51.93%                 66.83%
2010............................              44.74%                 44.95%                 58.61%
2011............................              38.13%                 37.84%                 49.14%
2012............................              32.97%                 30.71%                 38.27%
2013............................              26.81%                 23.54%                 25.81%
2014............................              19.24%                 17.46%                 21.63%
2015............................              12.69%                 11.89%                 16.13%
2016............................               5.64%                  7.12%                  9.02%
2017............................               0.00%                  0.00%                  0.00%
2018............................
Remaining  Weighted
      Average Life (Years)......                8.9                    9.1                   10.6


              Declining Balances of the Notes under the Base Case

                                           [Chart]

     In each of the following tables, "expected maturity" means the period (expressed in years) from March 15, 2000 through the expected final payment date of the relevant notes.

Effect of Inability to Refinance Subclass A-3, A-4 and B-2 Notes

     The table below compares our Base Case with a situation in which we have assumed that no refinancing notes are issued and sold and that the subclass A-3, A-4 and B-2 notes are amortized according to the priority of payments. If no refinancings occurred, the expected maturities (Exp) and weighted average lives
(Avg) of the notes would be as shown below.

            Expected Maturities and Weighted Average Lives of Notes

                                  Expected Maturity/Weighted
                                         Average Life
                       --------------------------------------------------
                           Base Case                   No Refinancings
                       -----------------------     ----------------------
                       Exp            Avg            Exp             Avg
                       ---            ---            ---             ---
Subclass A-2...        5.5           3.1             6.8            3.2
Subclass A-3...        2.0           2.0            17.3           12.4
Subclass A-4...        3.0           3.0            17.3           15.1
Subclass A-5...        8.3           4.8             9.3            5.0
Subclass B-1...       13.0           6.7            13.0            6.7
Subclass B-2...        7.0           6.8            17.3           12.0
Subclass C-1...       13.0           8.6            13.1            8.6
Subclass C-2...       16.6          14.1            16.6           14.1
Subclass D-1...       14.0          10.1            14.1           10.5


Minimum Lease Rentals Percentage Required to Retire Notes

     The table below shows the minimum percentage of lease rentals that will be necessary to repay all interest and principal on each class of notes by their respective final maturity dates. If we received actual revenues below the percentages of lease rentals indicated below and all of the other assumptions were to prove correct, we would be unable to make the required payments on the notes, which would constitute an event of default.

               Percentage of Lease Rentals Necessary to Repay the
           Notes by the Applicable Final Maturity Date Assuming Actual Experience Corresponds to the Base Case until the Beginning of the Year Stated

                                       March 15,
                                         2000       Year 3     Year 6    Year 10
                                         ----       ------     ------    -------
Subclass A-2..................          53.4%        49.1%      39.1%       0.0%
Subclass A-3, A-4 and A-5.....          68.7%        67.5%      65.1%      58.8%
Subclass B-1..................          75.5%        73.9%      70.8%      63.3%
Subclass B-2..................          76.2%        74.7%      72.0%      64.9%
Subclass C-1..................          83.8%        82.7%      79.5%      72.1%
Subclass C-2..................          84.3%        83.3%      80.4%      73.5%
Subclass D-1..................          89.2%        88.0%      85.2%      78.0%


Stresses

     In the following tables, we have applied various stresses to our Base Case. There are two types of stress that we use:

          o A reduction in lease rentals: in our Base Case, net stress-related costs result in a 4.5% reduction in lease rentals. In the tables, as a stress to our Base Case, we have applied a further change in lease rentals, by the percentages shown. We have used this change in addition to the 4.5% Base Case reduction, and kept the other assumptions constant, as a proxy for the change in the amount of net cash available to repay principal that would result in any circumstances where there was any combination of (1) an increase or reduction in lease rentals,
               (2) an increase or reduction in net stress-related costs, (3) an increase or reduction in aircraft operating expenses, (4) an increase or reduction in SG&A and (5) an increase or reduction in interest costs, including swap costs.

          o A decline in portfolio value: in our Base Case, we assume that aircraft values decline over time in accordance with the depreciation curve that is used to determine the Assumed Portfolio Value under our indenture. In the tables, as a stress to our Base Case, we have set the Adjusted Portfolio Value, at a specified percentage of the Assumed Portfolio Value under our Base Case. You should refer to "Description of the Notes -- Payment of Principal and Interest -- Principal Amortization" for a description of the depreciation curve and how the Assumed Portfolio Value and the Adjusted Portfolio Value are determined. We have used this reduction in portfolio value to illustrate the effects of a decline in the value of our aircraft that is greater than what the Base Case assumes.

     In the tables that show the expected maturities and weighted average lives of notes, we have omitted the subclass A-3, A-4 and B-2 notes because we have kept constant our assumption that we refinance those subclasses on their expected final payment dates and, accordingly, our stresses do not result in any change to the expected maturities or weighted average lives under our Base Case for those subclasses.

     Effect of a Permanent Change in Lease Rentals

     In preparing the tables below, we have started with our Base Case and have varied lease rentals, by the indicated percentages, beginning in years 3 and 6. If our lease rentals were to vary as shown below and all of the other assumptions were to prove correct, then the expected maturities and weighted average lives of the respective subclasses of notes would be as shown below.

             Expected Maturities and Weighted Average Lives of Notes Assuming a Permanent Change in Lease Rentals, Beginning in Year 3


                        Permanent Change in Lease Rentals
                        as a Percentage of Lease Rentals

                     Base Case            Base Case                                  Base Case            Base Case
                       + 10%                 + 5%               Base Case              -- 5%               -- 10%
                   ---------------     ----------------      ---------------      ----------------    -----------------
                   Exp        Avg       Exp        Avg        Exp       Avg        Exp       Avg        Exp       Avg
                   ---        ---       ---        ---        ---       ---        ---       ---        ---       ---
Subclass A-2.         5.5      3.0        5.5        3.0        5.5       3.1        6.8       3.3        6.8       3.5
Subclass A-5.         8.3      4.8        8.3        4.8        8.3       4.8        9.3       5.1        9.3       5.2
Subclass B-1.        13.0      6.7       13.0        6.7       13.0       6.7       14.0       6.7       14.0       6.8
Subclass C-1.        12.3      8.6       13.0        8.6       13.0       8.6       15.1      10.2       16.6      12.5
Subclass C-2.        12.8     12.1       14.6       13.3       16.6      14.1       18.6      16.2       19.0      17.5
Subclass D-1.        12.2      9.7       14.0       10.1       14.0      10.1       17.0      12.3         (1)

-------------
(1)  Not all principal repaid prior to final maturity date (yield = 5.12%).


             Expected Maturities and Weighted Average Lives of Notes Assuming a Permanent Change in Lease Rentals, Beginning in Year 6


                                                   Permanent Change in Lease Rentals
                                                   as a Percentage of Lease Rentals
                 ------------------------------------------------------------------------------------------------------
                     Base Case            Base Case                                 Base Case            Base Case
                       + 10%                + 5%               Base Case              -- 5%               -- 10%
                 --------------------  -----------------   -----------------     -----------------    -----------------
                   Exp        Avg       Exp       Avg        Exp       Avg        Exp       Avg        Exp       Avg
                   ---        ---       ---       ---        ---       ---        ---       ---        ---       ---
Subclass A-2.         5.5      3.1        5.5       3.1        5.5       3.1        6.8       3.1        6.8       3.1
Subclass A-5.         8.3      4.8        8.3       4.8        8.3       4.8        9.3       4.9        9.3       5.0
Subclass B-1.        13.0      6.7       13.0       6.7       13.0       6.7       14.0       6.7       14.0       6.7
Subclass C-1.        13.0      8.6       13.0       8.6       13.0       8.6       15.0       9.6       15.6      10.2
Subclass C-2.        13.9     12.9       15.2      13.7       16.6      14.1       17.8      15.6       19.0      16.5
Subclass D-1.        13.6     10.1       14.0      10.1       14.0      10.1       16.0      11.6       21.0      16.2



     Effect of Permanent Decline in Portfolio Value

     If the Adjusted Portfolio Value becomes significantly less than the Assumed Portfolio Value under the Base Case, the Scheduled Principal Payment Amount payable to holders of the class A notes may be increased. Payment of this increased amount may shorten the weighted average lives of the class A notes and lengthen the weighted average lives of the subclasses of notes that rank behind the class A notes in priority of payment. The following tables show the expected maturity and weighted average life of each subclass of notes if the Adjusted Portfolio Value permanently declined to a given percentage of the Assumed Portfolio Value, beginning in years 1 and 5.

             Expected Maturities and Weighted Average Lives of Notes Assuming a Permanent Change in Portfolio Value, Beginning in Year 1


                                                 Adjusted Portfolio Value as a Percentage of
                                                 Assumed Portfolio Value Beginning in Year 1
                       ---------------------------------------------------------------------------------------------------
                             100%*                       90%                       80%                       70%
                       -----------------------  ------------------------   ----------------------   ----------------------
                       Exp            Avg          Exp          Avg          Exp          Avg          Exp          Avg
                       ---            ---          ---          ---          ---          ---          ---          ---
Subclass A-2...        5.5            3.1          6.7          3.0          5.5          3.0          5.5          3.0
Subclass A-5...        8.3            4.8          8.3          4.8          8.3          4.8          8.3          4.7
Subclass B-1...       13.0            6.7         13.0          6.7         13.0          6.8         13.0          6.8
Subclass C-1...       13.0            8.6         13.0          8.8         13.0          9.9         13.7         10.3
Subclass C-2...       16.6           14.1         16.3         14.0         16.3         14.2         16.3         14.5
Subclass D-1...       14.0           10.1         14.0         10.2         14.0         11.4         14.2         11.7

----------
*Base Case


             Expected Maturities and Weighted Average Lives of Notes Assuming a Permanent Change in Portfolio Value, Beginning in Year 5

                                                  Adjusted Portfolio Value as a Percentage of
                                                  Assumed Portfolio Value Beginning in Year 5
                                                  -------------------------------------------
                             100%*                       90%                        80%                        70%
                       -----------------------   ---------------------     ----------------------    -----------------------
                       Exp            Avg          Exp          Avg          Exp          Avg          Exp          Avg
                       ---            ---          ---          ---          ---          ---          ---          ---
Subclass A-2...        5.5            3.1          5.5          3.1          5.5          3.1          5.5          3.1
Subclass A-5...        8.3            4.8          8.3          4.8          8.3          4.8          8.3          4.8
Subclass B-1...       13.0            6.7         13.0          6.7         13.0          6.7         13.0          6.8
Subclass C-1...       13.0            8.6         13.0          8.7         13.0          9.8         13.8         10.2
Subclass C-2...       16.6           14.1         16.3         14.1         16.3         14.3         16.3         14.5
Subclass D-1...       14.0           10.1         14.0         10.1         14.0         11.4         14.3         11.7

-------------------
*Base Case


     Effect of Cyclical Variations in Lease Rentals and Portfolio Value -- "Recession Scenarios"

     Historically, the aviation industry has experienced cyclical swings in the supply and demand for aircraft. We would be negatively affected by a decline in the demand for aircraft. We have assumed that such a decline in demand or "recession" will result in a decline in aircraft values, as well as an increase in defaults and downtime and a decline in operating lease rental rates.

     We have prepared the following tables to show the effect on expected maturities and weighted average lives of the subclass B-1, B-2, C-1, C-2 and D-1 notes if recessions of different lengths were to occur in the future. In preparing the following tables we have assumed that a recession would have the following effect on MSAF group:

          o Aircraft values would fall on the first day of the recession to a given percentage of the Assumed Portfolio Value under the Base Case. This decrease would trigger an increase in Scheduled Principal Payment Amounts on the class A notes being paid if amounts were available.

          o After a period of two years following the first day of the recession, we have reduced lease rentals by a given percentage as a proxy for a combination of the reduction in lease rentals and the increase in net stress-related costs that we assume would occur as aircraft were re-leased or lessees defaulted. This would result in less cash flow being available to make payments of interest and principal on the notes.

          o The recession would last a given period of time. Afterwards, the Adjusted Portfolio Value would return to the Assumed Portfolio Value under the Base Case on the first day after the recession. Two years after the end of the recession, lease rentals would return to the Base Case.

     Actual experience will likely differ from the assumptions we have used in preparing the following tables. Specifically, we can give no assurance that periods of weak traffic growth and lower demand for aircraft will be followed by periods of strong growth and high demand for aircraft nor can we give any assurance that following a recession aircraft values and lease rentals will return to Base Case levels. Because actual experience will likely differ from those assumptions, the actual maturities and weighted average lives of the notes will likely differ from what is shown in the tables below.

         Expected Maturities and Weighted Average Lives of Subclass B-1
                 Notes Assuming a Recession Lasting Three Years


Decline in Lease Rentals as a Percentage of
      Lease Rentals                                    Base Case            Base Case-5%            Base Case - 10%
Adjusted Portfolio Value as a Percentage of
      Assumed Portfolio Value..................          100%*                  90%                       80%
                                                     Exp       Avg        Exp         Avg          Exp           Avg
                                                     ---       ---        ---         ---          ---           ---
Recession begins at start of Year 1............     13.0       6.7        13.0        6.7          14.1          6.8
               3...............................     13.0       6.7        13.0        6.7          13.2          6.8
               5...............................     13.0       6.7        13.0        6.7          13.2          6.8
               10..............................     13.0       6.7        13.0        6.7          13.2          6.7

------------
*Base Case

         Expected Maturities and Weighted Average Lives of Subclass B-1
                  Notes Assuming a Recession Lasting Five Years

Decline in Lease Rentals as a Percentage of
      Lease Rentals............................        Base Case            Base Case-5%            Base Case - 10%
Adjusted Portfolio Value as a Percentage of
      Assumed Portfolio Value..................          100%*                  90%                       80%
                                                     Exp       Avg        Exp         Avg          Exp           Avg
                                                     ---       ---        ---         ---          ---           ---
Recession begins at start of Year 1............     13.0       6.7        13.2        6.7          14.0          6.8
               3...............................     13.0       6.7        13.0        6.8          14.0          6.8
               5...............................     13.0       6.7        13.0        6.7          14.0          6.8
               10..............................     13.0       6.7        13.0        6.7          14.0          6.7

--------------
*Base Case


         Expected Maturities and Weighted Average Lives of Subclass B-2
                 Notes Assuming a Recession Lasting Three Years


Decline in Lease Rentals as a Percentage of
      Lease Rentals............................        Base Case            Base Case-5%            Base Case - 10%
Adjusted Portfolio Value as a Percentage of
      Assumed Portfolio Value..................          100%*                  90%                       80%
                                                     Exp       Avg        Exp         Avg          Exp           Avg
                                                     ---       ---        ---         ---          ---           ---
Recession begins at start of Year 1............      7.0       6.8        7.0         6.8          7.0           6.8
               3...............................      7.0       6.8        7.0         6.8          7.0           6.8
               5...............................      7.0       6.8        7.0         6.8          7.0           6.8
               10..............................      7.0       6.8        7.0         6.8          7.0           6.8

------------------
*Base Case


         Expected Maturities and Weighted Average Lives of Subclass B-2
                  Notes Assuming a Recession Lasting Five Years


Decline in Lease Rentals as a Percentage of
 Lease Rentals...............................         Base Case              Base Case-5%              Base Case - 10%
Adjusted Portfolio Value as a Percentage of
 Assumed Portfolio Value.....................           100%*                    90%                         80%
                                                   Exp         Avg         Exp          Avg           Exp           Avg
                                                   ---         ---         ---          ---           ---           ---
Recession begins at start of Year 1..........      7.0        6.8          7.0          6.8            7.0           6.8
                     3.......................      7.0        6.8          7.0          6.8            7.0           6.8
                     5.......................      7.0        6.8          7.0          6.8            7.0           6.8
                     10......................      7.0        6.8          7.0          6.8            7.0           6.8

----------
*Base Case


         Expected Maturities and Weighted Average Lives of Subclass C-1
                 Notes Assuming a Recession Lasting Three Years

Decline in Lease Rentals as a Percentage of
      Lease Rentals..........................         Base Case              Base Case-5%              Base Case - 10%
Adjusted Portfolio Value as a Percentage of
      Assumed Portfolio Value................           100%*                    90%                         80%
                                                   Exp         Avg         Exp          Avg           Exp           Avg
                                                   ---         ---         ---          ---           ---           ---
Recession begins at start of Year 1..........     13.0        8.6         13.1          8.7           15.0          10.5
               3.............................     13.0        8.6         13.1          8.8           15.1          10.2
               5.............................     13.0        8.6         13.1          8.7           13.9           9.6
               10............................     13.0        8.6         13.0          8.6           13.2           9.1

-------------
*Base Case

         Expected Maturities and Weighted Average Lives of Subclass C-1
                  Notes Assuming a Recession Lasting Five Years


Decline in Lease Rentals as a Percentage of
      Lease Rentals..........................         Base Case              Base Case-5%              Base Case - 10%
Adjusted Portfolio Value as a Percentage of
      Assumed Portfolio Value................           100%*                    90%                         80%
                                                   Exp         Avg         Exp          Avg           Exp           Avg
                                                   ---         ---         ---          ---           ---           ---
Recession begins at start of Year 1 .........      13.0        8.6         14.1         9.7           15.1          10.6
               3.............................      13.0        8.6         13.2         9.2           15.0          10.5
               5.............................      13.0        8.6         13.1         8.8           15.0          10.4
               10............................      13.0        8.6         13.1         8.6           14.4           9.6

-----------
*Base Case


         Expected Maturities and Weighted Average Lives of Subclass C-2
                 Notes Assuming a Recession Lasting Three Years

Decline in Lease Rentals as a Percentage of
      Lease Rentals..........................         Base Case              Base Case-5%              Base Case - 10%
Adjusted Portfolio Value as a Percentage of
      Assumed Portfolio Value................           100%*                    90%                         80%
                                                   Exp         Avg         Exp          Avg           Exp           Avg
                                                   ---         ---         ---          ---           ---           ---
Recession begins at start of Year 1..........      16.6       14.1         16.6         14.1           17.0          15.4
               3.............................      16.6       14.1         16.6         14.1           16.6          14.9
               5.............................      16.6       14.1         16.6         14.1           16.6          14.4
               10............................      16.6       14.1         16.6         14.1           16.6          14.3

-----------
*Base Case


         Expected Maturities and Weighted Average Lives of Subclass C-2
                  Notes Assuming a Recession Lasting Five Years


Decline in Lease Rentals as a Percentage of
      Lease Rentals..........................         Base Case              Base Case-5%              Base Case - 10%
Adjusted Portfolio Value as a Percentage of
      Assumed Portfolio Value................           100%*                    90%                         80%
                                                   Exp         Avg         Exp          Avg           Exp           Avg
                                                   ---         ---         ---          ---           ---           ---
Recession begins at start of Year 1 .........      16.6       14.1         16.6         14.4           18.2          16.0
               3.............................      16.6       14.1         16.6         14.2           17.9          15.7
               5.............................      16.6       14.1         16.6         14.1           17.1          15.6
               10............................      16.6       14.1         16.6         14.1           16.6          14.7

------------
*Base Case

         Expected Maturities and Weighted Average Lives of Subclass D-1
                 Notes Assuming a Recession Lasting Three Years


Decline in Lease Rentals as a Percentage of
      Lease Rentals..........................         Base Case              Base Case-5%              Base Case - 10%
Adjusted Portfolio Value as a Percentage of
      Assumed Portfolio Value................           100%*                    90%                         80%
                                                   Exp         Avg         Exp          Avg           Exp           Avg
                                                   ---         ---         ---          ---           ---           ---
Recession begins at start of Year 1..........      14.0       10.1         14.4         11.1          16.0          12.0
               3.............................      14.0       10.1         14.0         10.6          16.0          11.9
               5.............................      14.0       10.1         14.0         10.3          15.6          11.7
               10............................      14.0       10.1         14.0         10.3          14.9          10.9

------------
*Base Case


         Expected Maturities and Weighted Average Lives of Subclass D-1
                  Notes Assuming a Recession Lasting Five Years

Decline in Lease Rentals as a Percentage of
      Lease Rentals..........................         Base Case              Base Case-5%              Base Case - 10%
Adjusted Portfolio Value as a Percentage of
      Assumed Portfolio Value................           100%*                    90%                         80%
                                                   Exp         Avg         Exp          Avg           Exp           Avg
                                                   ---         ---         ---          ---           ---           ---
Recession begins at start of Year 1..........      14.0       10.1         15.6         11.9          16.3          12.3
               3.............................      14.0       10.1         15.1         11.6          16.0          12.1
               5.............................      14.0       10.1         14.3         11.2          16.0          12.0
               10............................      14.0       10.1         14.0         10.5          16.0          11.4

--------------
*Base Case

     Effect of Changes in Lease Rentals on Yields of Fixed Rate Notes

     In preparing the tables below, we have started with our Base Case and varied lease rentals by the indicated percentages, beginning in certain years, for a period of three years in one case and permanently in the other. If our lease rentals were to vary as shown below and all of the other assumptions were to prove correct, then the yield to maturity for the subclass C-1, C-2 and D-1 notes would be as shown below. If lease rentals significantly declined, there might not be sufficient revenues available to meet interest and principal payments on the notes. In such cases, interest on the notes would be deferred.

     Yield, Date of First Deferral and Number of Months in which Interest is Deferred on the Subclass C-1 Notes given the Assumptions but with a Three Year
                 Change in Lease Rentals of the Magnitude Shown


                                                  Change in Lease Rentals, as a Percentage of Lease Rentals,
                                                                   Beginning in Year:
                           ------------------------------------------------------------------------------------------------
                                          3                                 6                               9
                           ---------------------------------  ------------------------------- -----------------------------
                                       Date of    Months of            Date of    Months of            Date of    Months of
Change in Lease Rentals     Yield      Deferral   Deferrals   Yield    Deferral   Deferrals   Yield    Deferral   Deferrals
-----------------------     -----      --------   ---------   -----    --------   ---------   -----    --------   ---------
Base Case + 5%.........     7.00%        None          0       7.00%      None       0       7.00%        None            0
Base Case..............     7.00%        None          0       7.00%      None       0       7.00%        None            0
Base Case -- 5%........     7.00%        None          0       7.00%      None       0       7.00%        None            0
Base Case -- 10%.......     7.00%        None          0       7.00%      None       0       7.00%        None            0

                 Yield, Date of First Deferral and Number of Months in which Interest is Deferred on the Subclass C-1 Notes given the Assumptions but with a Permanent Change in Lease Rentals of the Magnitude Shown


                                                   Change in Lease Rentals, as a Percentage of Lease Rentals,
                                                                   Beginning in Year:
                           ------------------------------------------------------------------------------------------------
                                          3                                 6                               9
                           ---------------------------------  ------------------------------- -----------------------------
                                       Date of    Months of            Date of    Months of            Date of    Months of
Change in Lease Rentals     Yield      Deferral   Deferrals   Yield    Deferral   Deferrals   Yield    Deferral   Deferrals
-----------------------     -----      --------   ---------   -----    --------   ---------   -----    --------   ---------
Base Case + 5%.........     7.00%       None           0       7.00%     None         0       7.00%       None            0
Base Case..............     7.00%       None           0       7.00%     None         0       7.00%       None            0
Base Case -- 5%........     7.00%       None           0       7.00%     None         0       7.00%       None            0
Base Case -- 10%.......     7.00%     Sep-2007        91       7.00%   June-2011     23       7.00%       None            0


           Yield, Date of First Deferral and Number of Months in which Interest is Deferred on the Subclass C-2 Notes given the Assumptions but with a Three Year Change in Lease Rentals of the Magnitude Shown


                                                  Change in Lease Rentals, as a Percentage of Lease Rentals,
                                                                   Beginning in Year:
                           ------------------------------------------------------------------------------------------------
                                          3                                 6                               9
                           ---------------------------------  ------------------------------- -----------------------------
                                       Date of    Months of            Date of    Months of            Date of    Months of
Change in Lease Rentals     Yield      Deferral   Deferrals   Yield    Deferral   Deferrals   Yield    Deferral   Deferrals
-----------------------     -----      --------   ---------   -----    --------   ---------   -----    --------   ---------
Base Case + 5%.........     9.81%      None          0       9.81%        None         0       9.81%     None         0
Base Case..............     9.80%      None          0       9.80%        None         0       9.80%     None         0
Base Case -- 5%........     9.80%      None          0       9.80%        None         0       9.80%     None         0
Base Case -- 10%.......     9.80%      None          0       9.80%        None         0       9.80%     None         0

     Yield, Date of First Deferral and Number of Months in which Interest is Deferred on the Subclass C-2 Notes given the Assumptions but with a Permanent
                 Change in Lease Rentals of the Magnitude Shown


                                                  Change in Lease Rentals, as a Percentage of Lease Rentals,
                                                                   Beginning in Year:
                           ------------------------------------------------------------------------------------------------
                                          3                                 6                               9
                           ---------------------------------  ------------------------------- -----------------------------
                                       Date of    Months of            Date of    Months of            Date of    Months of
Change in Lease Rentals     Yield      Deferral   Deferrals   Yield    Deferral   Deferrals   Yield    Deferral   Deferrals
-----------------------     -----      --------   ---------   -----    --------   ---------   -----    --------   ---------
Base Case + 5%.........   9.87%      None          0       9.84%        None            0       9.82%      None          0
Base Case..............   9.80%      None          0       9.80%        None            0       9.80%      None          0
Base Case -- 5%........   9.80%      None          0       9.80%        None            0       9.80%      None          0
Base Case -- 10%.......   9.80%    Sep-2007      107       9.80%      Jun-2011         49       9.80%    Jun-2015       14


                 Yield, Date of First Deferral and Number of Months in which Interest is Deferred on the Subclass D-1 Notes, given the Assumptions but with a Three Year Change in Lease Rentals of the Magnitude Shown


                                                  Change in Lease Rentals, as a Percentage of Lease Rentals,
                                                                   Beginning in Year:
                           ------------------------------------------------------------------------------------------------
                                          3                                 6                               9
                           ---------------------------------  ------------------------------- -----------------------------
                                       Date of    Months of            Date of    Months of            Date of    Months of
Change in Lease Rentals     Yield      Deferral   Deferrals   Yield    Deferral   Deferrals   Yield    Deferral   Deferrals
-----------------------     -----      --------   ---------   -----    --------   ---------   -----    --------   ---------
Base Case + 5%.........     8.86%        None             0   8.86%      None             0   8.86%      None             0
Base Case..............     8.86%        None             0   8.86%      None             0   8.86%      None             0
Base Case -- 5%........     8.86%        None             0   8.86%      None             0   8.86%      None             0
Base Case -- 10%.......     8.86%        None             0   8.86%      None             0   8.86%      None             0


     Yield, Date of First Deferral and Number of Months in which Interest is Deferred on the Subclass D-1 Notes, given the Assumptions but with a Permanent
                 Change in Lease Rentals of the Magnitude Shown


                                                  Change in Lease Rentals, as a Percentage of Lease Rentals,
                                                                   Beginning in Year:
                           ------------------------------------------------------------------------------------------------
                                          3                                 6                               9
                           ---------------------------------  ------------------------------- -----------------------------
                                       Date of    Months of            Date of    Months of            Date of    Months of
Change in Lease Rentals     Yield      Deferral   Deferrals   Yield    Deferral   Deferrals   Yield    Deferral   Deferrals
-----------------------     -----      --------   ---------   -----    --------   ---------   -----    --------   ---------
Base Case + 5%.........     8.86%        None         0       8.86%      None         0       8.86%      None         0
Base Case..............     8.86%        None         0       8.86%      None         0       8.86%      None         0
Base Case -- 5%........     8.86%      Feb-2013      38       8.86%      None         0       8.86%      None         0
Base Case -- 10%.......     5.13%      Sep-2007      211      8.86%    Mar-2011      103      8.86%    Feb-2015      16


     Effect of Principal Allocation According to the Extended Pool Factor Only for the Subclass A-2, A-5, B-1 and C-2 Notes

     If available collections on a payment date are insufficient to pay the principal amount that is due on a class of notes according to the order of priorities, then the available collections will be allocated to the subclasses in that class of notes as we describe under "Description of the Notes -- Payment of Principal and Interest -- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments".

     We have prepared this table to show the effect of this allocation on the assumed maturities and the weighted average lives of the subclass A-2, A-5, B-1, C-1, C-2 and D-1 notes, in comparison with our Base Case, if:

          o we issue additional notes to finance the acquisition of additional aircraft

          o our lease rentals are sufficient only to pay down the principal of these subclasses according to paragraph (1) under "Description of Notes -- Payment of Principal and Interest -- Allocation of Principal Among Subclasses of Notes; Intra-Class Priority of Payments".

                                                Allocation to Extended
Subclasses of Notes        Base Case               Pool Factor Only
-------------------    ------------------    ----------------------------
                         Exp       Avg           Exp              Avg
Subclass A-2 Notes.        5.5       3.1         6.8              3.0
Subclass A-5 Notes.        8.3       4.8         9.3              5.8
Subclass B-1 Notes.       13.0       6.7        14.0              7.6
Subclass C-1 Notes.       13.0       8.6        15.0             10.6
Subclass C-2 Notes.       16.6      14.1        18.6             16.1
Subclass D-1 Notes.       14.0      10.1        16.0             12.1

                                  THE PORTFOLIO

     All of our assets consist of 100% of the equity in the aircraft-owning subsidiaries and certain leasing subsidiaries and certain loans made to the aircraft-owning subsidiaries. We indirectly own (1) the portfolio, (2) the rights under the related leases, and (3) cash and cash equivalents on deposit.

Appraisals

     As of November 30, 1999, our portfolio had an aggregate appraised value of $2,000.9 million. Under our indenture, we are required, at least once each year and in any case no later than October 31 of each year, to deliver to the trustee appraisals of the base value of each of the aircraft in our portfolio from at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization. We have obtained appraisals from five such appraisers. We have calculated the appraised value of each aircraft by removing the highest and the lowest appraisal and taking the average of the remaining three.

     Our five appraisers, Aircraft Information Services, Inc., BK Associates, Inc., Airclaims Limited, Morten Beyer and Agnew and Aircraft Value Analysis Company have provided appraisals of the value of each of our aircraft at normal utilization rates in an open, unrestricted and stable market, without taking into account the value of related leases, maintenance reserves or security deposits as of November 30, 1999, adjusted to account for the reported maintenance standard of the aircraft. The appraisals were not based on a physical inspection of the aircraft. The full text of each of the appraisals is included in CD-ROM format in Exhibit A to this prospectus, for your information only.

     The appraisals for the portfolio as of November 30, 1999 are set out below.

                                                                                       Appraisal of
                                                         ------------------------------------------------------------------------
                                                                                       Aircraft                    Aircraft Value
                    Engine        Serial     Date of     Airclaims                    Information   Morten Beyer      Analysis
Aircraft Type    Configuration    Number   Manufacture    Limited     BK Associates    Services      and Agnew        Company
-------------    -------------    ------   -----------    -------     -------------    --------      ---------        -------

A300-600R       PW 4158              555     Mar-90      43,820,038      46,874,794    50,860,000     48,210,000      39,050,000
A300-600R       PW 4158              625     Mar-92      45,598,979      53,107,233    56,000,000     53,220,000      46,850,000
A310-300        JT9D-7R4E1           409     Nov-85      18,668,131      27,022,136    21,300,000     29,499,000      15,200,000
A310-300        JT9D-7R4E1           410     Nov-85      18,736,079      27,403,582    21,820,000     30,501,000      15,550,000
A310-300        JT9D-7R4E1           437     Nov-86      21,316,952      33,262,341    27,820,000     33,419,000      21,800,000
A320-200        CFM 56-5A3           279     Feb-92      28,871,688      31,244,598    28,640,000     31,652,000      29,500,000
A320-200        V2500-A1             393     Feb-93      29,931,935      31,187,247    29,090,000     33,098,000      30,170,000
A320-200        CFM 56-5A3           397     Mar-93      30,162,691      31,894,773    30,400,000     33,319,000      30,075,000
A320-200        V2500-A1             414     May-93      30,336,415      30,957,449    29,130,000     33,363,000      30,450,000
A320-200        V2500-A1             428     May-94      31,669,836      32,628,258    30,790,000     33,834,000      32,100,000
A320-200        CFM 56-5A3           446     Oct-93      30,177,866      31,100,000    30,030,000     35,176,000      30,225,000
A321-100        V2530-A5             557     Dec-95      35,247,421      45,988,568    39,160,000     37,638,000      40,000,000
A321-100        V2530-A5             597     May-96      36,085,390      45,156,750    41,930,000     37,567,000      39,600,000
A330-300        CF6-80E1              54     Apr-94      75,194,550      81,864,707    82,310,000     87,754,000      75,750,000
A340-300        CFM 56-5C3G           94     Mar-95      81,144,912      92,319,102   105,920,000     97,684,000      84,650,000
B737-300        CFM 56-3B1         23255     Jun-85      14,620,625      13,547,506    17,440,000     14,837,000      13,675,000
B737-300        CFM 56-3B1         23256     Jul-85      16,395,719      14,501,668    18,040,000     14,961,000      14,200,000
B737-300        CFM 56-3B2         24299     Nov-88      20,001,225      18,790,300    20,570,000     19,140,000      20,400,000
B737-300        CFM 56-3B2         24449     Apr-90      21,065,000      21,990,000    22,930,000     20,575,000      22,050,000
B737-300        CFM 56-3B2         25161     Feb-92      22,674,379      25,511,536    25,010,000     23,784,000      24,900,000
B737-300        CFM 56-3C1         26295     Dec-93      22,596,442      26,024,250    25,560,000     25,546,000      25,300,000
B737-300        CFM 56-3B1         26309     Dec-94      24,232,196      27,700,000    26,050,000     26,602,000      26,300,000
B737-300        CFM 56-3C1         27635     May-95      25,561,933      28,728,600    28,540,000     27,137,000      26,200,000
B737-300F       CFM 56-3B2         23811     Oct-87      19,378,488      19,003,082    21,560,000     19,936,000      20,100,000
B737-300QC      CFM 56-3C1         23788     May-87      19,405,573      18,099,500    21,780,000     19,782,000      18,450,000
B737-400        CFM 56-3B2         24234     Oct-88      21,619,354      20,194,364    22,780,000     22,435,000      21,600,000
B737-400        CFM 56-3C1         24707     Jun-91      22,800,670      24,963,604    25,310,000     24,644,000      24,400,000
B737-400        CFM 56-3C1         25104     May-93      25,507,457      26,531,550    27,350,000     27,541,000      25,800,000
B737-400        CFM 56-3C1         25105     Jul-93      24,598,379      26,073,250    27,240,000     27,262,000      26,400,000
B737-400        CFM 56-3C1         25371     Jan-92      24,688,071      24,170,810    26,430,000     25,300,000      25,450,000
B737-400        CFM 56-3C1         26279     Jun-92      24,351,332      24,619,226    26,350,000     26,702,000      26,100,000
B737-400        CFM 56-3C1         26291     Aug-93      25,950,885      26,756,516    27,690,000     28,584,000      28,500,000
B737-400        CFM 56-3C1         26308     Oct-94      25,817,981      28,264,060    28,600,000     29,154,000      26,850,000
B737-500        CFM 56-3B1         25165     Apr-93      20,559,624      17,552,500    19,980,000     20,762,000      18,600,000
B737-500        CFM 56-3C1         26304     Sep-94      20,516,576      20,060,150    22,360,000     23,311,000      20,600,000
B747-300B       CF6-80C2           24106     Apr-88      46,632,687      59,943,960    48,480,000     51,991,000      39,870,000
B747-400        RB211-252H2/19     24955     Sep-91      82,013,762     106,527,824   105,760,000    104,476,000      79,900,000
B757-200ER      RB211-535-E4       23767     Apr-87      28,008,616      29,791,024    32,830,000     31,259,000      26,800,000
B757-200ER      RB211-535-E4       24260     Dec-88      30,423,476      33,021,212    35,580,000     35,424,000      32,000,000
B757-200ER      RB211-535-E4-37    24367     Feb-89      28,943,600      31,335,359    36,050,000     33,392,000      30,300,000
B757-200ER      PW 2040            24965     Mar-92      34,411,426      39,971,145    42,970,000     41,106,000      36,300,000
B757-200ER      PW 2037            25044     May-91      33,135,259      39,209,345    40,720,000     39,271,000      34,025,000
B757-200ER      RB211-535-E4-37    26266     Feb-93      35,464,262      41,872,550    44,580,000     42,305,000      39,305,000
B757-200ER      PW 2037            26272     Mar-94      33,003,740      42,932,416    44,160,000     42,618,000      38,750,000
B757-200ER      PW 2037            28160     Jul-96      37,843,699      49,445,918    49,160,000     50,344,000      44,750,000
B767-200ER      CF6-80A            23807     Aug-87      28,838,628      31,079,940    35,160,000     28,539,000      25,650,000
B767-300ER      CF6-80C2B6F        24798     Oct-90      49,099,299      53,667,285    56,670,000     57,665,000      48,700,000 (1)
B767-300ER      CF6-80C2B6         24875     Jun-91      54,444,607      55,072,637    60,730,000     59,425,000      56,380,000
B767-300ER      CF6-80C2B6F        25132     Feb-92      56,498,903      59,356,214    65,170,000     62,469,000      58,600,000
B767-300ER      CF6-80C2B6F        26256     Apr-93      59,887,960      61,960,315    67,990,000     67,204,000      62,300,000
B767-300ER      CF6-80C2B4         26260     Sep-94      60,046,996      64,745,045    68,760,000     68,534,000      66,400,000
engine          CF6-80C2B6F       704279     Jul-95       5,951,393       6,282,000     5,710,000      4,506,000       4,850,000
F-50            PW100-125B         20232     Oct-91       6,141,563       7,340,076     6,080,000      5,355,000       6,550,000
F-50            PW100-125B         20233     Oct-91       6,141,563       7,304,406     6,010,000      5,366,000       6,330,000
F-70            TAY MK620-15       11564     Dec-95      11,880,010      14,100,000    13,410,000     14,331,000      13,450,000
F-70            TAY MK620-15       11565     Feb-96      11,087,025      15,200,000    14,910,000     14,430,000      13,650,000
F-70            TAY MK620-15       11569     Mar-96      11,359,096      15,200,000    14,910,000     14,478,000      14,650,000
MD-82           JT8D-217C          49825     Mar-89      15,323,107      17,318,790    20,750,000     19,528,000      16,500,000
MD-83           JT8D-219           49657     Apr-88      16,505,672      20,090,575    20,780,000     20,543,000      18,200,000
MD-83           JT8D-219           49822     Dec-88      16,903,329      18,823,975    20,080,000     21,431,000      18,400,000
MD-83           JT8D-219           49824     Mar-89      17,375,556      21,362,625    21,660,000     22,143,000      18,100,000
MD-83           JT8D-219           53050     May-90      17,016,260      21,120,000    21,360,000     21,078,000      17,000,000



                    Appraised
                   Value as of
                   November 30,
Aircraft Type          1999
-------------     -------------

A300-600R           46,301,611
A300-600R           51,059,078
A310-300            22,330,089
A310-300            22,653,220
A310-300            27,627,447
A320-200            29,872,095
A320-200            30,429,727
A320-200            30,819,155
A320-200            30,581,288
A320-200            32,132,698
A320-200            30,500,955
A321-100            38,932,667
A321-100            39,699,000
A330-300            79,974,902
A340-300            91,551,034
B737-300            14,377,542
B737-300            15,286,129
B737-300            19,847,075
B737-300            21,701,667
B737-300            24,564,667
B737-300            25,468,667
B737-300            26,317,333
B737-300            27,292,333
B737-300F           19,804,829
B737-300QC          19,212,524
B737-400            21,884,785
B737-400            24,669,201
B737-400            26,560,517
B737-400            26,571,083
B737-400            25,146,024
B737-400            25,689,742
B737-400            27,648,839
B737-400            27,904,687
B737-500            19,713,208
B737-500            21,158,859
B747-300B           49,034,562
B747-400            97,416,587
B757-200ER          29,686,213
B757-200ER          33,481,737
B757-200ER          31,675,786
B757-200ER          39,125,715
B757-200ER          37,501,782
B757-200ER          41,160,850
B757-200ER          41,433,472
B757-200ER          47,785,306
B767-200ER          29,485,856
B767-300ER          53,145,528
B767-300ER          56,959,212
B767-300ER          60,141,738
B767-300ER          63,821,438
B767-300ER          66,559,682
engine               5,503,798
F-50                 6,257,188
F-50                 6,160,521
F-70                13,653,333
F-70                14,330,000
F-70                14,679,333
MD-82               17,782,263
MD-83               19,611,192
MD-83               19,101,325
MD-83               20,374,208
MD-83               19,738,087
                --------------
     Total      $2,000,891,389
                ==============

----------
(1) This aircraft is not currently capable of extended range missions but ILFC has agreed to pay for the cost of an extended range modification to the aircraft upon MSAF's request at any time following the termination or expiration of the lease for the aircraft. The appraisals of the aircraft assume that the extended range modification has been carried out.


     The aggregate values calculated by each of the five appraisers for the portfolio are as follows:

                                                       Aggregate
                                                    Appraised Value
Appraiser                                       as of November 30, 1999
---------                                       -----------------------
                                                         ($MM)
Airclaims Limited..........................             1,833.7
Aircraft Information Services, Inc.........             2,107.2
Aircraft Value Analysis Company............             1,884.6
BK Associates, Inc.........................             2,059.2
Morten Beyer and Agnew.....................             2,103.1


     The following table sets forth certain selected statistics relating to the appraisals of the portfolio at November 30, 1999.

Statistical Summary                                                       ($MM)
-------------------                                                       -----
Average aggregate of 3 appraisals with highest and lowest removed........2,000.9
Average aggregate of all 5 appraisals....................................1,997.5
Median aggregate of all 5 appraisals.....................................2,014.7
Difference between highest and lowest aggregate appraisal................  273.5
Difference between highest and lowest aggregate appraisal
  as a percentage of the average aggregate of 3 appraisals
  with the highest and lowest removed....................................  13.7%


     Portfolio Information

     All of the aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume 1, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in
Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.

     The following table sets forth the exposure as of April 15, 2000 of our portfolio by type of aircraft calculated by reference to the number of aircraft and their appraised value as of November 30, 1999.

                                                                                          % of Portfolio
                                                                                           by Appraised
                                                     Number of                  Engine      Value as of
Manufacturer                      Type of Aircraft   Aircraft      Body Type    Stage    November 30, 1999
------------                      ----------------   --------      ---------    -----    -----------------
Airbus (30.21%)...............    A300-600R              2         Widebody        3           4.86%
                                  A310-300               3         Widebody        3           3.63%
                                  A320-200               6         Narrowbody      3           9.21%
                                  A321-100               2         Narrowbody      3           3.93%
                                  A330-300               1         Widebody        3           4.00%
                                  A340-300               1         Widebody        3           4.58%
Boeing (66.76%)...............    B737-300               9         Narrowbody      3           9.69%
                                  B737-300F              1         Freighter       3           0.99%
                                  B737-400               8         Narrowbody      3          10.29%
                                  B737-500               2         Narrowbody      3           2.05%
                                  B747-300B              1         Widebody        3           2.45%
                                  B747-400               1         Widebody        3           4.87%

                                       48

                                                                                          % of Portfolio
                                                                                           by Appraised
                                                     Number of                  Engine      Value as of
Manufacturer                      Type of Aircraft   Aircraft      Body Type    Stage    November 30, 1999
------------                      ----------------   --------      ---------    -----    -----------------
                                  B757-200ER             8         Narrowbody      3          15.08%
                                  B767-200ER             1         Widebody        3           1.47%
                                  B767-300ER             5         Widebody        3          15.04%
                                  MD-82                  1         Narrowbody      3           0.89%
                                  MD-83                  4         Narrowbody      3           3.94%
Fokker N.V.(2.75%)............    F-50                   2         Turboprop       3           0.62%
                                  F-70                   3         Narrowbody      3           2.13%
General Electric (0.28%)......    Engine              engine       n/a             3           0.28%
                                                      ------                                 ------
  Total.......................                       61+engine                               100.00%
                                                     =======                                 ======


     The following table sets forth the exposure as of April 15, 2000 of our portfolio to the lessees calculated by reference to the appraised value of the aircraft as of November 30, 1999.

                                                                                               % of Portfolio by
                                                                                                Appraised Value
                                                                                               as of November 30,
Lessee                                                               Number of Aircraft               1999
------                                                               ------------------        ------------------
Asiana Airlines, Inc............................................             4                        8.44%
Trans World Airlines Inc. (TWA).................................             4                        5.28%
Cathay Pacific Airways Limited..................................             1                        4.87%
China Airlines, Limited.........................................             2                        4.86%
Air 2000 Limited................................................             2                        4.67%
Air Mauritius LTD...............................................             1                        4.58%
Aer Lingus, PLC.................................................             1                        4.00%
Britannia Airways Ltd...........................................             2                        3.53%
Air Pacific Limited.............................................             1                        3.33%
Translift Airways Ltd. (TransAer)...............................             2                        3.14%
JMC Airlines....................................................             2                        3.10%
Aerovias De Mexico, S.A. De C.V. (Aeromexico)...................             2                        3.06%
New Zealand International Airlines Limited (Air New Zealand)....             1                        2.85%
Alaska Airlines Inc.............................................             2                        2.66%
Flugfelagid Atlanta H.F. (Air Atlanta Icelandic)................             1                        2.45%
Region Air Alpha (BVI) Ltd......................................             2                        2.25%
Malev Hungarian Airlines, PLC...................................             3                        2.13%
Braathens ASA...................................................             2                        2.05%
Air Alfa Airlines, S.A..........................................             1                        1.98%
Compania Mexicana de Aviacion, S.A. De C.V. (Mexicana)..........             1                        1.96%
Companhia de Transportes Aereos Air Macau, Sarl (Air Macau).....             1                        1.95%
Far Eastern Air Transport Corporation (F.E.A.T.)................             1                        1.87%
National Airlines...............................................             1                        1.67%
Canada 3000 Airlines............................................             1                        1.54%
Monarch Airlines Limited........................................             1                        1.52%
Air Canada Capital Limited......................................             1                        1.49%
Southwest Airlines Co...........................................             2                        1.48%
B.R.A. Transportes Aereos Ltda. (B.R.A.)........................             1                        1.38%
Transavia Airlines..............................................             1                        1.36%
Continental Airlines Inc........................................             1                        1.32%
Pegasus Hava Tasimaciligi, A.S..................................             1                        1.28%
China Hainan Airlines...........................................             1                        1.27%
Olympic Airways.................................................             1                        1.26%

                                       49

                                                                                               % of Portfolio by
                                                                                                Appraised Value
                                                                                               as of November 30,
Lessee                                                               Number of Aircraft               1999
------                                                               ------------------        ------------------
Air Malta.......................................................             1                        1.23%
Air Espana S.A. (Air Europa)....................................             1                        1.23%
Lithuanian Airlines.............................................             1                        1.08%
Viacao Aerea Sao Paulo, S.A. Brazilian Airlines (VASP)..........             1                        0.99%
Flugleidir H.F. (Icelandair)....................................             1                        0.99%
Societe D'Exploitation Aeropostale S.A. (L'Aeropostale).........             1                        0.96%
Air Liberte, S.A................................................             1                        0.95%
KLM Cityhopper B.V..............................................             2                        0.62%
Koninklyke Luchtvaart Maatschappij N.V. (KLM)...................           engine                     0.28%
Off-lease.......................................................             1                        1.09% (1)
                                                                         --------                   -------
  Total.........................................................         61+engine                  100.00%
                                                                         =========                  =======

----------
(1) This aircraft was the subject of a non-binding letter of intent for lease with a carrier based in the Middle East.

     The following table sets forth the exposure as of April 15, 2000 of our portfolio to countries in which the lessees are based, calculated by reference to the appraised value of the aircraft as of November 30, 1999.

                                             % of Portfolio by
                             Number of       Appraised Value as
Country                      Aircraft       of November 30, 1999
-------                      --------       --------------------
United Kingdom...........        7                12.82%
United States of America.       10                12.41%
South Korea..............        4                 8.44%
Ireland..................        3                 7.14%
Taiwan...................        3                 6.73%
Mexico...................        3                 5.02%
Hong Kong................        1                 4.87%
Mauritius................        1                 4.58%
Iceland..................        2                 3.44%
Fiji.....................        1                 3.33%
Turkey...................        2                 3.26%
Canada...................        2                 3.03%
New Zealand..............        1                 2.85%
Brazil...................        2                 2.37%
The Netherlands..........    3+engine              2.26%
Singapore................        2                 2.25%
Hungary..................        3                 2.13%
Norway...................        2                 2.05%
Macau....................        1                 1.95%
France...................        2                 1.91%
China....................        1                 1.27%
Greece...................        1                 1.26%
Malta....................        1                 1.23%
Spain....................        1                 1.23%
Lithuania................        1                 1.08%
Off-lease................        1                 1.09% (1)
                             ------              ------
  Total..................    61+engine           100.00%
                             ======              ======

(1) This aircraft was the subject of a non-binding letter of intent for lease with a carrier based in the Middle East.

     The following table sets forth the exposure as of April 15, 2000 of our portfolio by regions in which the lessees are domiciled calculated by reference to number of aircraft and their appraised value as of November 30, 1999.

                                                    % of Portfolio by
                                                  Appraised Value as of
Region(1)                  Number of Aircraft       November 30, 1999
---------                  ------------------       -----------------
Developed
   Europe...............       18+engine                           27.41%
   North America........           12                              15.44%
   Pacific..............           4                                9.97%
Emerging
   Asia.................           8                               16.44%
   Latin America........           5                                7.39%
  Europe and Middle East           6                                6.65%

                                       51

                                                    % of Portfolio by
                                                  Appraised Value as of
Region(1)                  Number of Aircraft       November 30, 1999
---------                  ------------------       -----------------
Other
   Other................           7                               15.61%
   Off-lease............           1                                1.09%   (2)
                               ---------                          ------
   Total................       61+engine                          100.00%
                               =========                          ======

----------
(1) Regions are defined according to designations published by Morgan Stanley Capital International.

(2) This aircraft was the subject of a non-binding letter of intent for lease with a carrier based in the Middle East.


     The following table sets forth the exposure as of April 15, 2000 of our portfolio by year of aircraft manufacture calculated by reference to the appraised value of the aircraft as of November 30, 1999. The weighted average age of the fleet as of April 15, 2000 was approximately 8.1 years.

                                                 % of Portfolio by
                               Number of         Appraised Value as
Year of Manufacture            Aircraft         of November 30, 1999
-------------------            --------         --------------------
1985......................         4                     3.73%
1986......................         1                     1.38%
1987......................         4                     4.90%
1988......................         6                     8.13%
1989......................         3                     3.49%
1990......................         4                     7.04%
1991......................         6                    11.44%
1992......................         7                    12.78%
1993......................        11                    17.66%
1994......................         7                    14.78%
1995......................     4+engine                  8.85%
1996......................         4                     5.82%
                               ---------               ------
    Total.................     61+engine               100.00%
                               =========               ======

     The following table sets forth the exposure as of April 15, 2000 of our portfolio by seat category calculated by reference to the appraised value of our aircraft as of November 30, 1999.

                                                                                           % of Portfolio by
                                                                         Number of         Appraised Value as
Seat                    Category                                         Aircraft         of November 30, 1999
----                    --------                                         --------         --------------------
<50.................    F-50                                                 2                  0.62%
51-120..............    B737-500, F-70                                       5                  4.18%
121-170.............    A320-200, B737-300, B737-400, MD-82, MD-83          28                 34.02%
171-240.............    A300-600R, A310-300, A321-100, B757-200ER,
                        B767-200ER, B767-300ER                              21                 44.01%
241-350.............    A330-300, A340-300                                   2                  8.58%
351+................    B747-300B, B747-400                                  2                  7.32%
Other...............    B737-300F (freighter), Engine                    1+engine               1.27%
                                                                         ---------            ------
      Total.........................................................     61+engine            100.00%
                                                                         =========            ======

     MSAF Group Portfolio Analysis

     The following table sets forth additional information on our portfolio as of April 15, 2000 (except for appraised values, which are as of November 30, 1999).


                                                                          Engine            Serial
Region(1)     Country of Lessee          Lessee              Type         Configuration     Number
---------     -----------------          ------              ----         -------------     ------
Europe.....   France                     Air Liberte         MD-83        JT8D-219           49822
(Developed)   France                     L'Aeropostale       B737-300QC   CFM56-3C1          23788
              Ireland                    Aer Lingus          A330-300     CF6-80E1              54
              Ireland                    TransAer            A320-200     V2500-A1             414
              Ireland                    TransAer            A320-200     V2500-A1             428
              The Netherlands            KLM                 Engine       CF6-80C2B6F       704279
              The Netherlands            KLM Cityhopper      F-50         PW100-125B         20233
              The Netherlands            KLM Cityhopper      F-50         PW100-125B         20232
              The Netherlands            Transavia           B737-300     CFM56-3C1          27635
              Norway                     Braathens           B737-500     CFM56-3B1          25165
              Norway                     Braathens           B737-500     CFM56-3C1          26304
              Spain                      Air Europa          B737-400     CFM56-3C1          24707
              United Kingdom             Air 2000            B757-200ER   RB211-535-E4       23767
              United Kingdom             Air 2000            B767-300ER   CF6-80C2B6F        26256
              United Kingdom             Britannia           B757-200ER   RB211-535-E4-37    26266
              United Kingdom             Britannia           B767-200ER   CF6-80A            23807
              United Kingdom             JMC Airlines        A320-200     V2500-A1             393
              United Kingdom             JMC Airlines        B757-200ER   RB211-535-E4-37    24367
              United Kingdom             Monarch             A320-200     CFM56-5A3            446
North
America....   Canada                     Canada 3000         A320-200     CFM56-5A3            397
(Developed)   Canada                     Air Canada          A320-200     CFM56-5A3            279
              United States of America   Alaska Airlines     B737-400     CFM56-3C1          25104
              United States of America   Alaska Airlines     B737-400     CFM56-3C1          25105
              United States of America   Continental         B737-300     CFM56-3B1          26309
              United States of America   National Airlines   B757-200ER   RB211-535-E4       24260
              United States of America   Southwest           B737-300     CFM56-3B1          23255
              United States of America   Southwest           B737-300     CFM56-3B1          23256
              United States of America   TWA                 B757-200ER   PW2037             28160
              United States of America   TWA                 MD-83        JT8D-219           49824

                                       53

                                                                          Engine            Serial
Region(1)     Country of Lessee          Lessee              Type         Configuration     Number
---------     -----------------          ------              ----         -------------     ------
              United States of America   TWA                 MD-82        JT8D-217C          49825
              United States of America   TWA                 MD-83        JT8D-219           49657
Pacific....   Hong Kong                  Cathay Pacific      B747-400     RB211-252H2/19     24955
(Developed)   New Zealand                Air New Zealand     B767-300ER   CF6-80C2B6         24875
              Singapore                  Region Air          A310-300     JT9D-7R4E1           409
              Singapore                  Region Air          A310-300     JT9D-7R4E1           410
Europe and    Greece                     Olympic             B737-400     CFM56-3C1          25371
Middle East   Hungary                    Malev               F-70         TAYMK620-15        11564
(Emerging)    Hungary                    Malev               F-70         TAYMK620-15        11565
              Hungary                    Malev               F-70         TAYMK620-15        11569
              Turkey                     Air Alfa            A321-100     V2530-A5             597
              Turkey                     Pegasus             B737-400     CFM56-3C1          26279
Asia.......   China                      China Hainan        B737-300     CFM56-3C1          26295
(Emerging)    South Korea                Asiana              B767-300ER   CF6-80C2B6F        24798
              South Korea                Asiana              B767-300ER   CF6-80C2B6F        25132
              South Korea                Asiana              B737-400     CFM56-3C1          26291
              South Korea                Asiana              B737-400     CFM56-3C1          26308
              Taiwan                     China Airlines      A300-600R    PW4158               555
              Taiwan                     China Airlines      A300-600R    PW4158               625
              Taiwan                     F.E.A.T.            B757-200ER   PW2037             25044
Latin
America....   Brazil                     B.R.A.              A310-300     JT9D-7R4E1           437
(Emerging)    Brazil                     VASP                B737-300     CFM56-3B2          24299
              Mexico                     Aeromexico          B757-200ER   PW2037             26272
              Mexico                     Aeromexico          MD-83        JT8D-219           53050
              Mexico                     Mexicana            B757-200ER   PW2040             24965
Other......   Fiji                       Air Pacific         B767-300ER   CF6-80C2B4         26260
              Iceland                    Icelandair          B737-300F    CFM56-3B2          23811
              Iceland                    Air Atlanta         B747-300B    CF6-80C2           24106
              Lithuania                  Lithuanian          B737-300     CFM56-3B2          24449
              Macau                      Air Macau           A321-100     V2530-A5             557
              Malta                      Air Malta           B737-300     CFM56-3B2          25161
              Mauritius                  Air Mauritius       A340-300     CFM56-5C3G            94
Off-lease     --                         --                  B737-400     CFM56-3B2          24234


                                                 % of
                                             Portfolio by
                                               Appraised
                             Appraised        Value as of
                            Value as of        November
                Date of     November 30,          30,
Region(1)     Manufacture       1999             1999
---------     -----------       ----         -------------
                               ($MM)
Europe.....        Dec-88       19.1               0.95%
(Developed)        May-87       19.2               0.96%
                   Apr-94       80.0               4.00%
                   May-93       30.6               1.53%
                   May-94       32.1               1.61%
                   Jul-95       5.5                0.28%
                   Oct-91       6.2                0.31%
                   Oct-91       6.3                0.31%
                   May-95       27.3               1.36%
                   Apr-93       19.7               0.99%
                   Sep-94       21.2               1.06%
                   Jun-91       24.7               1.23%
                   Apr-87       29.7               1.48%
                   Apr-93       63.8               3.19%
                   Feb-93       41.2               2.06%
                   Aug-87       29.5               1.47%
                   Feb-93       30.4               1.52%
                   Feb-89       31.7               1.58%
                   Oct-93       30.5               1.52%
North
America....        Mar-93       30.8               1.54%
(Developed)        Feb-92       29.9               1.49%
                   May-93       26.6               1.33%
                   Jul-93       26.6               1.33%
                   Dec-94       26.3               1.32%
                   Dec-88       33.5               1.67%
                   Jun-85       14.4               0.72%
                   Jul-85       15.3               0.76%
                   Jul-96       47.8               2.39%
                   Mar-89       20.4               1.02%
                   Mar-89       17.8               0.89%
                   Apr-88       19.6               0.98%
Pacific....        Sep-91       97.4               4.87%
(Developed)        Jun-91       57.0               2.85%
                   Nov-85       22.3               1.12%
                   Nov-85       22.7               1.13%
Europe and         Jan-92       25.1               1.26%
Middle East        Dec-95       13.7               0.68%
(Emerging)         Feb-96       14.3               0.72%
                   Mar-96       14.7               0.73%
                   May-96       39.7               1.98%
                   Jun-92       25.7               1.28%
Asia.......        Dec-93       25.5               1.27%
(Emerging)         Oct-90       53.1               2.66%
                   Feb-92       60.1               3.01%
                   Aug-93       27.6               1.38%
                   Oct-94       27.9               1.39%
                   Mar-90       46.3               2.31%
                   Mar-92       51.1               2.55%
                   May-91       37.5               1.87%
Latin
America....        Nov-86       27.6               1.38%
(Emerging)         Nov-88       19.8               0.99%
                   Mar-94       41.4               2.07%
                   May-90       19.7               0.99%
                   Mar-92       39.1               1.96%
Other......        Sep-94       66.6               3.33%
                   Oct-87       19.8               0.99%
                   Apr-88       49.0               2.45%
                   Apr-90       21.7               1.08%
                   Dec-95       38.9               1.95%
                   Feb-92       24.6               1.23%
                   Mar-95       91.6               4.58%
Off-lease          Oct-88       21.9               1.09% (2)
                             -------
                    Total    2,000.9
                             =======

----------

(1) Regions are defined according to designations published by Morgan Stanley Capital International.

(2) This aircraft was the subject of a non-binding letter of intent for lease with a carrier based in the Middle East.

Description of the Aircraft

     The following table sets forth certain available information with respect to the body type, number of seats, engine manufacturer, production years, current fleet, number of aircraft on order and number of operators of each aircraft type in our portfolio as of April 15, 2000.

                                                 Engine                               Current       On        Number of
Type & Variant        Body        Seats       Manufacturer(1)    Production Years      Fleet      Order       Operators(2)
--------------        ----        -----       ---------------    ----------------      -----      -----       ------------
Airbus A300-600R..    Wide           220           2XGE                 1987-          77            0               13
                                                   2XPW                 1988-          85           31                9
Airbus A310-300...    Wide           180           2XGE                 1985-          82            0               21
                                                   2XPW                 1985-          66            5               21
Airbus A320-200...    Narrow         150          2XCFM                 1988-         470          209               48
                                                  2XIAE                 1988-         306          188               50
                                                  2XTBA                                 0          100                0
Airbus A321-100...    Narrow         185          2XCFM                 1993-          42            5                4
                                                  2XIAE                 1993-          41           13                9
Airbus A330-300...    Wide           295           2XGE                 1993-          16           10                4
                                                   2XPW                 1994-          37           36                9
                                                   2XRR                 1992-          27           14                6
                                                  2XTBA                                 0            4                1
Airbus A340-300...    Wide           295          4XCFM                 1992-         144           53               25
Boeing 737-300....    Narrow         130          2XCFM                 1984-        1067            0               96
Boeing 737-300F...    Freight          0          2XCFM    (all conversions)            3            0                3
Boeing 737-300QC..    Narrow         130          2XCFM    (all conversions)           29            0                6
Boeing 737-400....    Narrow         150          2XCFM                 1988-         477            1               70
Boeing 737-500....    Narrow         110          2XCFM                 1989-         384            0               39
Boeing 747-300....    Wide           400           4XGE             1982-1990          16            0                6
                                                   4XPW             1982-1988          40            0               12
                                                   4XRR             1984-1988          22            0                4
Boeing 747-400....    Wide           412           4XGE                 1988-         211           49               26
                                                   4XPW                 1988-         183           21               12
                                                   4XRR                 1988-         113            4                6
                                                    TBA                                 0            1                0
Boeing 757-200....    Narrow         200           2XPW                 1984-         380           41               17
                                                   2XRR                 1982-         501           12               42
                                                  2XTBA                                 0           16                0
Boeing 767-200ER..    Wide           180           2XGE                 1985-          58           10               13
                                                   2XPW                 1984-          49            0               12
Boeing 767-300ER..    Wide           220           2XGE                 1986-         258           41               42
                                                   2XPW                 1987-         152           11               23
                                                   2XRR                 1989-          31            0                2
                                                  2XTBA                                 0            9                0
Fokker 50.........    Turbo-
                      prop            50           2XPW                 1987-         188            0               30
Fokker 70.........    Narrow          70           2XRR                 1994-          43            0                9
MDC MD-82.........    Narrow         140           2XPW             1981-1997         584            0               28
MDC MD-83.........    Narrow         140           2XPW             1984-1999         278            0               27

----------
Source: Airclaims Limited.

(1) The above table identifies engine manufacturers by the following abbreviations:

       GE   = General Electric
       PW   = Pratt & Whitney
       CFM = CFM International
       IAE   = International Aero Engines
       RR    = Rolls Royce
       TBA  = To be announced

(2)  The number of operators does not include lessors.

Acquisition of Additional Aircraft

     We may acquire additional commercial passenger or freighter aircraft from various sellers. Cash flows derived from any additional aircraft and the related leases will be available to satisfy MSAF's payment obligations, including payments of interest, principal and premium, if any, on the notes and any additional notes. There is no limit on the aggregate value of additional aircraft that may be acquired or on the period in which such additional aircraft must be acquired. Any acquisition of additional aircraft and related issuance of additional notes will be subject to certain conditions under the indenture.

The Leases

     As of April 15, 2000, we had 61 leases in effect, covering our whole portfolio except one aircraft which was off-lease. Under one of the lease contracts, the lessee did not take delivery of the aircraft in until May 16, 2000. Our one off-lease aircraft was subject to a non-binding letter of intent for lease. Although the lease documentation is fairly standardized in many respects, significant variations do exist as a result of negotiation with each lessee. The following is a summary of the principal characteristics of the leases as of April 15, 2000 (with appraised values as of November 30, 1999).

Contracted lease expiries............    The weighted average remaining
                                         contracted lease term of the portfolio
                                         (weighted by appraised values as of
                                         November 30, 1999 and without giving
                                         effect to purchase options, early
                                         terminations or extensions) was 42
                                         months. We were required to re-lease
                                         48 of the aircraft, representing 75.14%
                                         of the portfolio by appraised value,
                                         before December 31, 2004. The longest
                                         lease was scheduled to expire in May
                                         2010.

Extension options....................    Twenty-nine of the leases included
                                         outstanding options for the lessee to
                                         extend the term of the lease. Assuming
                                         that all these options were exercised
                                         to extend the leases to the latest
                                         possible dates, the weighted average
                                         remaining lease term of the portfolio
                                         would be 58 months and the weighted
                                         average extended rent payable over the
                                         extended period would be 101.62% of the
                                         current contracted rental payments.

Early termination options............    Three of the leases allow the lessee to
                                         terminate its lease before the
                                         scheduled expiration date, provided
                                         certain conditions are met. Assuming
                                         that all these options were exercised
                                         for the earliest possible termination,
                                         the weighted average remaining lease
                                         term of the portfolio would be 41
                                         months.

Purchase options.....................    Ten lessees had outstanding options to
                                         purchase a total of 12 aircraft,
                                         representing 28.36% of the portfolio by
                                         appraised value. The latest date on
                                         which a purchase option could be
                                         exercised is June 8, 2008, for a
                                         purchase on March 8, 2009. If these
                                         options were exercised on their
                                         earliest exercise date, in only one
                                         case would the purchase option strike
                                         price be below the note target price
                                         for the applicable aircraft. This
                                         difference would not be significant.

Conditional sale agreement...........    One A310-300 aircraft was subject to a
                                         conditional sale agreement under which,
                                         if all payments are made, we must
                                         transfer title to the aircraft on July
                                         15, 2007. As of April 15, 2000, the
                                         present value of all amounts payable
                                         (discounted to March 15, 2000 at a rate
                                         of 7.50%) was approximately $5.1
                                         million less than the note target price
                                         of the aircraft.

Security deposits....................    Under 56 of the lease contracts and one
                                         letter of intent, the lessee has
                                         provided security for its obligations.
                                         Our total security deposits are $39.0
                                         million in cash and $1.8 million in
                                         letters of credit. Together these
                                         security deposits are equivalent to 2.2
                                         months of contracted lease rental
                                         payments. For a discussion
                                         of cash security deposits that ILFC
                                         holds on our behalf, you should refer
                                         to "Liquidity -- ILFC Facility".

Guarantees...........................    In various of the leases, where
                                         appropriate, we have received
                                         guarantees or comfort letters from a
                                         lessee's parent company or shareholders
                                         relating to the lessee's payment and
                                         performance obligations under the
                                         lease. In the case of one lessee we
                                         have received a bank guarantee of its
                                         lease obligations in the amount of $38
                                         million.

Third party liability insurance......    The minimum third party liability
                                         limits under the leases range from $250
                                         million to $900 million. We also have
                                         in place our own contingent liability
                                         coverage to cover any liability in
                                         excess of the lessee's coverage or
                                         where a lessee's coverage lapses for
                                         any reason.

Aircraft property insurance..........    The total insured value for all risks
                                         aircraft hull and hull war risks
                                         insurance for the portfolio is $2,566.8
                                         million. In all cases, the sum of the
                                         stipulated lease value and our own
                                         additional coverage in place is at
                                         least equal to the appraised value of
                                         the aircraft and on average is
                                         approximately 128% of the appraised
                                         value of the aircraft. Permitted
                                         deductibles, which generally apply only
                                         in the case of a partial loss, range
                                         from $100,000 to $1,000,000.

Subleases and wet leases.............    Under certain of the leases, the lessee
                                         may sublease the aircraft without our
                                         consent, provided certain conditions
                                         are met. Under most of our leases, the
                                         lessee may wet lease the aircraft
                                         without our consent, provided that the
                                         lessee does not part with operational
                                         control of the aircraft. Where there is
                                         a sublease or a wet lease, the lessee
                                         remains fully liable to us for all its
                                         payment and performance obligations
                                         under the lease and we have no
                                         contractual relationship with the
                                         sublessee or the wet lessee. The
                                         following lessees sublease their
                                         aircraft: Britannia (to Ansett
                                         Australia Limited) and Icelandair (to
                                         Falcon Air AB, based in Sweden). To our
                                         knowledge, four lessees wet lease their
                                         aircraft: Transaer (to Libyan
                                         Airlines), Pegasus (to Eurofly, based
                                         in Italy), Air Atlanta Icelandic (to
                                         Iberia, based in Spain) and Region Air
                                         (to Pacific Airlines, based in Vietnam,
                                         and P.T. AWAIR International, based in
                                         Indonesia). Our consent was not
                                         required for these wet leases.

                        THE COMMERCIAL AIRCRAFT INDUSTRY

     The demand for air travel can be measured in Revenue Passenger Miles or "RPMs". RPMs are calculated by multiplying the number of fare-paying passengers carried by the distance flown in miles. In 1999, the total number of RPMs flown was 1,927 billion representing approximately 54 million journeys. The data presented in this section for 1999 is based on "preliminary" data published by The Airline Monitor. The air travel markets in the United States and Europe are the largest in the world. A breakdown of the world market is shown in the chart below.

                                     [CHART]

     The global air travel market grew 6.4% in 1999 and had a compound annual growth rate from 1990 to 1999 of approximately 5.9%. There is a high degree of consistency among analysts and competitors about the likely growth of this industry. Airline Monitor expects growth to continue and is projecting an underlying growth rate between 2000 and 2005 of 4.5% whereas for the same period Boeing expects 4.7% and Airbus 4.85%. However, this rate of increase is not uniform and varies both over time and regionally primarily as a result of economic factors and the maturity of the relevant market.

     For example, the highest rates of annual increase in RPMs in 1998 were on domestic routes within Europe (14.5%). The greatest declines have been on international and domestic routes from Asia (2.2% due to the economic crisis).

     The following graphs show historical and projected RPMs on a regional basis as stated in the Airline Monitor.

                                     [CHART]

     The world's airlines are now enjoying their sixth consecutive year of profitability.

                                     [CHART]

     In addition to the underlying cyclical economic factors, the operating environment within the air travel industry has been changing dramatically during the 1990s. The trend of US-style deregulation and privatization of airlines is now virtually complete in Europe and is increasingly evident in other countries and regions all over the world. Deregulation of travel between countries and regions is also increasing, with open skies agreements now concluded between the US and 35 countries and recently between the EU and the Mercosur countries in South America.

               The load factor is a measure of how many passengers an aircraft is carrying as a proportion of the maximum number that it could carry. Load factors in 1999 were 3.7% higher than in 1990 as the airlines operate much more efficiently.

                           World Airline Load Factors

                                     [CHART]

     The demand for aircraft has also been strong since 1996 with low availability of used aircraft and deliveries of new aircraft in subsequent years reaching historically high levels. Some of this demand is artificially increased as many of the first and second generation commercial jets are being retired either because of age or obsolescence. This program of retirals is still in the fairly early stages with only 918 aircraft retired of 3,480 produced that are now more than 25 years old. Between 2000 and 2005, the Airline Monitor expects 5,212 new aircraft to be delivered, of which 3,470 will be required for growth and 1,742 will be required for replacement.

                        Aircraft Deliveries and Retirals

                                     [CHART]

     The primary factor in determining the operating lease rate that can be obtained for an aircraft is the availability of competing aircraft at that time. During the last ten years, availability has declined from historically high levels with the overall surplus in 1999 representing only 4.1% of the world fleet. In recent years however, there has been a relatively higher availability of widebody aircraft (as a percentage of the world widebody fleet) than narrowbody aircraft because of the crisis in Asia. An increase in the number of new aircraft being delivered combined with the slower overall growth in air travel has led to a recent increase in the number of aircraft available and, as a result, to a reduction in the operating lease rates that can be obtained for competing aircraft.


                      Aircraft Available for Sale or Lease

                                     [CHART]

                                OPERATING LEASES

     Introduction

     Operating leasing has grown steadily over the last decade:

      o to facilitate the matching of excess aircraft supply and demand in different geographical regions;

      o to provide short-to-medium term capacity (i.e. for less than the useful life of an aircraft); and

      o to bridge the financing gap for under-capitalized airlines, typically where financing is not otherwise available.

     The following discussion highlights the principal features of an operating lease. All of our leases generally conform to this description.

Lease Payments and Security

     Operating leases require the lessees to pay periodic rentals during the lease term. Lessees must make payments to the lessor without set-off or counterclaim, and leases generally include an obligation of the lessee to gross-up payments under the lease where payments are subject to certain withholding and other taxes. Leases also contain an indemnification of the lessor for certain taxation liabilities (including, in some leases, value added tax and stamp duties, but generally excluding net income tax or its equivalent imposed on the lessor) and taxation of indemnity payments. Lessees are also obliged to pay default interest on any overdue amounts. In some cases, the lessee may exercise certain remedies if the lessor breaches its covenant of quiet enjoyment.

     Lessees generally indemnify the lessor for operating expenses accrued or payable during the term of the lease, which normally include maintenance, operating, overhaul, airport and navigation charges, certain taxes, licenses, consents and approvals, aircraft registration and hull all risks and public liability insurance premiums. Lessees are obliged to remove liens on the aircraft other than certain liens permitted under the leases.

Operation of the Aircraft

     Operating leases require the lessees to operate the aircraft in compliance with all laws and regulations applicable to the aircraft. The aircraft generally must remain in the possession of the lessees, and any subleases of the aircraft generally must be approved by the lessor. Under many leases, the lessees may enter into charter or "wet lease" arrangements in respect of the aircraft (i.e., a lease with crew and services provided by the lessee) without the lessor's consent, provided that the lessee does not part with operational control of the aircraft. Under certain leases, the lessee is permitted to enter into subleases to specified operators without the lessor's consent, provided that certain conditions are met.

     Leases generally permit lessees to subject the engines, and other equipment or components in certain cases, to removal or replacement and, in certain cases, to pooling arrangements (temporary borrowing of equipment), in some cases with permitted entities (which may include certain manufacturers, suppliers, other airlines or aircraft operators) without the lessor's consent but subject to conditions set out in the lease. Lessees may generally deliver possession of the aircraft, engines and other equipment or components to the manufacturer for testing or similar purposes, or to a third party for service, maintenance, repair or other work required or permitted under the lease. The lessor's ability to repossess the aircraft or engines, equipment or components from a sublessee, transferee, manufacturer, or other person may be restricted by liens or similar rights of detention and by applicable bankruptcy and insolvency laws.

Maintenance and Maintenance Reserves

     Operating leases generally contain detailed provisions specifying maintenance standards and the required condition of the aircraft upon redelivery. In some leases, depending upon the specific maintenance condition of the aircraft or specified items (airframe, engines, certain components, auxiliary power unit or landing gear) at redelivery, the lessee may be required to make certain adjustment payments to the lessor. During the term of a lease, the lessee is required to ensure that the aircraft is maintained in accordance with an agreed maintenance program designed to ensure that the aircraft meets applicable airworthiness and other regulatory requirements in the jurisdiction in which the aircraft is registered. The agreed maintenance program is generally performed by the lessee.

     In some leases, the lessee is required to provide monthly maintenance reserves, which are used to reimburse the lessee for significant maintenance charges, including major airframe and engine overhauls. In leases where there is no provision for the payment of maintenance reserves, the lessor must rely on the credit of the lessee or, if available, any credit support, and the ability of the lessee to return the aircraft in the condition required by the lease upon termination, to make any required payments based on the aircraft's return condition upon termination of the related lease and to perform scheduled maintenance throughout the lease term.

     Lessees are generally required under the leases to comply with "ADs", or airworthiness directives, of the applicable aviation authorities specified in the leases and with manufacturer's service bulletins, and lessees primarily bear the cost of compliance. However, the lessor may be required by the lease to contribute to the cost of certain ADs or manufacturer's service bulletins or to the cost above a specified threshold.

Indemnification and Insurance of Aircraft

     Liability Insurance

     In addition to operational indemnities under the lease, operating leases require lessees to carry insurance for any liabilities arising out of the operation of the aircraft, including liabilities for death or injury to persons and damage to property that ordinarily would attach to the operator of the aircraft. Liability insurance coverage typically includes third party legal liability, passenger legal liability, baggage legal liability, cargo legal liability, mail and aviation general third party (including products) legal liability. Liability insurance coverage is generally subject to customary industry exclusions.

     In some jurisdictions liabilities for risks that lessees insure against may also attach to the owner of the aircraft whether or not the owner is in any way responsible for the related loss. In addition, claimants may assert claims against the aircraft owner on the basis of alleged responsibility for a loss. Operating leases generally require that lessees indemnify owners against third party claims, including the costs of defending against such claims. Indemnified losses include both aircraft operating costs as well as losses to persons and property resulting from the operation of the aircraft. The latter types of losses are generally covered by the lessee's liability insurance.

     Aircraft Property Insurance

     Operating leases also require that lessees carry various types of aircraft property insurance that are customary in the air transportation industry. The aircraft property insurance typically includes all risks aircraft hull and hull war risks insurance (in each case at a stipulated lease value, subject to adjustment in certain circumstances) and aircraft spares insurance (on a replacement cost basis). The lessor is permitted, in most cases, to increase the insured value above the stipulated lease value consistent with industry practice with the lessee responsible for any increase in the premium. In addition to the stipulated lease value coverage obtained by the lessee, the lessor may purchase "total loss only" coverage for certain aircraft. Aircraft property insurance is also subject to customary industry deductions.

     Operating leases generally include provisions defining an event of loss or a casualty occurrence so that where a total loss of the airframe occurs, with or without loss of the engines installed on the airframe, the agreed value is payable by the lessee. This payment is generally funded with insurance proceeds. However, the industry practice is to treat only a loss of greater than 75% of the value of the aircraft, including the engines, as a total loss. In the case of a total loss of

75% or less of the value of the aircraft, the lessee is generally responsible for the payment of the difference between the insurance proceeds and the stipulated lease value. Where insurance proceeds do cover a total loss, most operating leases require that the lessor pay the balance of any insurance proceeds received under hull all risks or war risks policies to the lessee, after deducting any amounts payable by the lessee under the lease.

     Insurance certificates generally contain a breach of warranty endorsement. This endorsement ensures that additional insureds continue to be protected even if the lessee violates one or more of the terms, conditions or warranties of the insurance policies, provided that the additional insured has not caused, contributed to or knowingly condoned such breach.

     Operating leases may also require that lessees maintain, as part of their hull war and allied perils insurance, coverage for confiscation or requisition of the aircraft. This includes confiscation or requisition by the relevant state of registration. However, in certain countries (including France and China) such insurance may not be obtainable.

     Contingent Liability Coverage

     Lessors of aircraft under operating leases may obtain additional contingent liability coverage. This operates both to cover any liability in excess of the coverage provided by a lessee's policy and where a lessee's policy lapses for any reason, including an early termination of a lease and repossession of an aircraft. The amount of the contingent liability policies may not be the same as required under the relevant lease and is generally subject to certain limitations imposed by the air transportation insurance industry.

                                  MSAF GROUP

     MSAF is a special-purpose statutory business trust formed on October 30, 1997 under the laws of Delaware for an unlimited duration for certain limited purposes. These limited purposes include (1) owning all of the equity interest in various aircraft-owning subsidiaries and (2) acquiring, financing, re-financing, owning, leasing, re-leasing, selling, maintaining and modifying the aircraft and any additional aircraft that MSAF acquires in the future. MSAF group may also enter into certain hedging contracts as described under "Interest Rate Risk Management" and establish and provide loans or guarantees to, or in respect of, its subsidiaries and any entities that may be established or acquired in the future in connection with acquisitions of additional aircraft.

     As of April 15, 2000, MSAF had ten direct subsidiaries: MSA I, MSA II, MSA III, MSA IV, MSA V, MSA VI, MSA VII, Aircraft SPC-5, Inc. (the "aircraft-owning subsidiaries"), Greenfly (Ireland) Limited and Redfly (UK) Limited (the "leasing subsidiaries").

     MSAF is governed by seven trustees, including four controlling trustees who are officers of an affiliate of MSDW, two independent trustees and one Delaware trustee. 100% of the beneficial interest in MSAF is held by MSDW Aircraft Holdings, an indirect wholly owned subsidiary of MSDW. MSDW Aircraft Holdings may transfer all or a portion of its beneficial interest in MSAF to a third party in the future. For more information regarding the ownership and governance of MSAF, see "Management of MSAF group".

     Our registered office is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001 care of Wilmington Trust Company, attention: Corporate Trust Administration and our telephone number is 1-302-651-1000.

                            MANAGEMENT OF MSAF GROUP

     Except to the limited extent described in this prospectus, particularly upon an event of default under the indenture, neither the trustee nor any noteholder has any right to participate in the management or affairs of MSAF group. In particular, they cannot supervise the functions relating to the leases and the re-lease of the aircraft in MSAF's portfolio, which have generally been delegated to ILFC under the amended and restated servicing agreement. See "Risk Factors -- No Executive Management -- Reliance on Third Parties to Manage Our Business," "Description of the Notes -- Indenture Covenants" and "Description of the Notes -- Events of Default and Remedies".

Trustees

     There are seven trustees of MSAF: a Delaware trustee, two independent trustees and four controlling trustees. The controlling trustees manage MSAF. The controlling or independent trustees or directors, as applicable, of each aircraft-owning subsidiary are the same persons as the controlling trustees and the independent trustees of MSAF, unless any provisions of local law mandating a particular citizenship for trustees or directors require otherwise. The initial controlling trustees and independent trustees were appointed by a subsidiary of MSDW. Any succeeding or additional controlling trustees and independent trustees will be appointed by a majority of the then standing controlling trustees. Transactions or proceedings involving certain insolvency proceedings of MSAF may only be approved by a unanimous vote of all controlling trustees and all independent trustees.

     The controlling trustees and the independent trustees of MSAF are as follows:

Name                               Age     Title
----                               ---     -----
Karl Essig....................     48      Controlling trustee
Alexander C. Frank............     42      Controlling trustee
A. Maurice Mason..............     36      Controlling trustee
C. Scott Peterson.............     40      Controlling trustee
Juan C. O'Callahan............     66      Independent trustee
Alexander C. Bancroft.........     62      Independent trustee


     Karl Essig is a Managing Director and the co-head of the global Securitized Products Group at MSDW. Mr. Essig joined MSDW in 1980 and has worked in the London, New York and Tokyo offices on corporate finance, capital markets, derivatives and securitization transactions. In 1986 he founded Morgan Stanley's Asset-Backed Finance Group which he headed for five years. In 1992, Mr. Essig established the International Securitization Group, focusing on transactions in Europe and Asia, and during 1999 was appointed co-head of the worldwide business. Mr. Essig is a graduate of Stanford University and the Yale School of Management.

     Alexander C. Frank is a Managing Director in the Corporate Treasury Department, and the Treasurer of MSDW. Mr. Frank joined MSDW in 1985 and has worked in the New York and London offices, in the firm's Corporate Treasury and Corporate Tax Departments. In 1990 he established Morgan Stanley Treasury's European Capital and Financing activity in London. In 1993 Mr. Frank assumed responsibility for the firm's Global Capital and Finance function and became the Treasurer for North and South American activities. In 1998, Mr. Frank was appointed Treasurer of MSDW. Mr. Frank is a graduate of Dartmouth College and the University of Michigan School of Business Administration.

     A. Maurice Mason is a Managing Director in the Aircraft Group at Morgan Stanley & Co. International Limited. He joined MSDW's Investment Banking Division in 1994 where he was responsible for MSDW's corporate finance activities in the European transportation sector. Prior to joining MSDW, he spent over six years in the capital markets group at GPA Group plc. Mr. Mason received a BA, BAI degree from Trinity College, Dublin.

     C. Scott Peterson is a Managing Director in the Aircraft Group at Morgan Stanley & Co. International Limited. Mr. Peterson joined MSDW in 1988 in the Fixed Income Division. In 1989 he established the Equipment Finance Group to focus on transactions backed by aircraft and other capital equipment and led both the Equipment Finance and Liability Management Groups until his transfer to London in 1996. Mr. Peterson is a graduate of Oregon State University and The Wharton School.

     Juan C. O'Callahan is principal of JOCR, an aviation consultancy based in Connecticut. He joined The Boeing Company in 1961 after a career as a fighter pilot with the United States Marine Corps and has since worked at Pacific Air Lines, World Airways and GPA Group plc (having founded TAI, a forecasting and valuation consultancy that was acquired by GPA in 1982). He has served on the boards of America West Inc., Avitas Inc., Pembroke Capital Limited and WorldCorp Inc. Mr. O'Callahan is a graduate of the University of Pittsburgh, where he obtained a BSc in Aeronautical Engineering.

     Alexander C. Bancroft is a partner of the law firm of Shearman & Sterling. He specializes in the legal aspects of the financing of aircraft and other transportation equipment. He joined Shearman & Sterling in 1964 after military service and became a partner in 1973. Mr. Bancroft is a graduate of Harvard College and Harvard Law School.

     The independent trustees are entitled to participate in all meetings of the controlling trustees but are only entitled to vote on any action (1) to cause MSAF or any subsidiary of MSAF to institute any proceeding seeking liquidation or insolvency or similar proceeding, (2) to consent to any liquidation, insolvency or similar proceeding instituted against MSAF or any subsidiary of MSAF, (3) to take certain other actions related to insolvency matters, and (4) to sell, transfer, or otherwise dispose of, directly or indirectly, any aircraft where the proceeds received from such sale or transfer are less than certain targets set forth in the indenture. The unanimous consent of all the controlling trustees and the independent trustees shall be required to take any action specified in clauses (1), (2) or (3) above. See "Description of the Notes -- Indenture Covenants -- Bankruptcy and Insolvency".

     As is common with many other special purpose companies, MSAF will not have any employees or executive officers. Accordingly, the controlling trustees will rely upon the servicer, the administrative agent, the cash manager, the financial advisor and the other service providers for all asset servicing, executive and administrative functions pursuant to the respective service provider agreements.

     All trustees will be compensated for travel and other expenses incurred in the performance of their duties. MSAF will pay each independent trustee $50,000 per annum for their services. The controlling trustees will not receive remuneration from MSAF for their services.

     The controlling trustees have not received any additional cash or non-cash compensation as salary or bonus for their services as controlling trustees. In the future, however, controlling trustees may receive an interest in the beneficial interest of MSAF. None of the trustees of MSAF currently has an employment contract with MSAF.

Beneficial Ownership of MSAF

     All of the beneficial interest in MSAF is currently owned by MSDW Aircraft Holdings, an indirect wholly-owned subsidiary of MSDW, but MSDW Aircraft Holdings may transfer all or a portion of the beneficial interest to related or unrelated third parties in the future.

The Servicer

     ILFC and its affiliates cannot be held responsible for any liabilities of MSAF or its affiliates, including any payments due to you on the notes.

     ILFC is engaged in the leasing and management of commercial jet aircraft under operating leases for its own portfolio as well as for third party lessors. As of December 31, 1999, adjusted to give effect to MSAF group's acquisition of all of its portfolio, the portfolio of aircraft managed by ILFC comprised 446 aircraft, of which ILFC and its affiliates owned 357, valued at greater than $18 billion and operated by approximately 130 airlines in more than 55 countries throughout the world. ILFC has committed to purchase a total of 331 aircraft from manufacturers, deliverable through 2007. In addition, ILFC is engaged in the remarketing of commercial jets for its own account, for airlines and for third party lessors.

     ILFC is headquartered in Los Angeles, California, from where its staff of approximately 95 employees handles all of the leasing, management and remarketing relationships. ILFC's management services include collecting rental payments, arranging and monitoring aircraft maintenance performed by others, technical inspection of aircraft, arranging and monitoring insurance, arranging for aircraft valuations, registration and deregistration of aircraft, monitoring compliance with lease agreements and enforcement of lease provisions against lessees and facilitating delivery and redelivery of aircraft. ILFC may also arrange the sale of its customers' aircraft to third parties. See "Risk Factors -- Conflicts of Interest of ILFC".

     The table below shows the different aircraft comprising the portfolio managed by ILFC as of December 31, 1999 by manufacturer and by whether the aircraft are owned and managed by affiliates of ILFC or managed for third parties (including MSAF group), and giving effect to MSAF group's acquisition of all its portfolio.

                                                       Other
                             MSAF       ILFC          Managed
Aircraft Type and Class     Group     Fleet(1)     Third Parties     Total
-----------------------     -----     --------     -------------     -----
Airbus
 A300...................      2         6             --               8
 A310...................      3         7                             10
 A319...................     --        11              1              12
 A320...................      6        44              1              51
 A321...................      2        29             --              31
 A330-200/300...........      1        23             --              24
 A340...................      1        11             --              12
Boeing
 B737-300/400/500.......     20        82             19             121
 B737-600/700/800.......     --        17             --              17
 B747-300...............      1         2             --               3
 B747-400...............      1        11             --              12
 B757-200...............      8        53              2              63
 B767-200...............      1         3             --               4
 B767-300...............      5        40              1              46
 B777-200...............     --         9             --               9
 MD11...................     --         6             --               6
 MD82...................      1        --             --               1
 MD83...................      4         1              4               9
 DC10-30................     --         2             --               2
Fokker N.V.
 F50....................      2        --             --               2
 F70....................      3        --             --               3
 Total..................     61       357             28             446
Body Type
 Widebody...............     15       118              1             134
 Narrowbody.............     44       239             27             310
 Turboprop..............      2        --             --               2
Stage Compliance
 Stage 3................     61       357             28             446

----------
(1) Certain aircraft included in the ILFC fleet are owned by joint ventures or pursuant to sale leaseback or other arrangements in which unaffiliated parties have interests.

     ILFC provides services with respect to all of the aircraft in our portfolio (except where a substitute servicer may perform the services as described below) under an amended and restated servicing agreement which, among other things, provides that ILFC will act in accordance with applicable law and with directions given by MSAF group from time to time in accordance with the servicing agreement. In addition ILFC agrees to perform its services in accordance with the ILFC Services Standard and the ILFC Conflicts Standard, as described below.

     Pursuant to the servicing agreement, ILFC will not be liable to MSAF group for any losses arising (1) as a result of an aircraft or engine sold, leased or purchased on less favorable terms than might have been achieved at any time, provided such transactions were entered into on the basis of a commercial decision of ILFC or (2) in respect of ILFC's obligation to apply the ILFC Conflicts Standard in respect of its performance of the services, except, in either situation, in the case of wilful misconduct or fraud on the part of ILFC. See "Risk Factors -- Limitation on ILFC's Liability".

     Aircraft Services

     ILFC has agreed to:

     o engage and maintain the necessary staff and supporting resources required to perform its services;

     o grant MSAF group and its agent, access to its information, programs, records and personnel to enable MSAF group to monitor its compliance with the servicing agreement and for general MSAF group business; and

     o    separate its own funds from the funds of any person within MSAF group.

     ILFC provides a wide range of services to MSAF group, including:

     o lease marketing, such as remarketing, lease drafting, negotiation and execution;

     o aircraft asset management, such as rent collection, aircraft maintenance, insurance, contract compliance and enforcement against current lessees, and accepting delivery and redelivery of aircraft;

     o    current aircraft sales;

     o arranging valuations and monitoring and advising MSAF group on regulatory developments;

     o assisting MSAF group to stay in compliance with certain covenants under the indenture;

     o providing MSAF group with data and information relating to our aircraft and the commercial aviation industry;

     o assistance with any public or private offering and sale of refinancing notes or additional notes of MSAF;

     o legal and other professional services relating to the lease, sale or financing of our aircraft, amendment modification or enforcement of our aircraft lease; and

     o periodic reporting of operational, financial and other information on our aircraft and leases.

     Operating Guidelines

     ILFC does not have any fiduciary or other implied duties to you or MSAF group, and its obligations are limited to the express terms of the servicing agreement. In accordance with the express terms of the servicing agreement, ILFC will act in accordance with applicable law and with MSAF group's directions.

     ILFC may exercise such authority as is necessary to give it a practicable and working autonomy in performing the services and must also comply with the following two principal contractual standards in performing its services.

     (1) ILFC must perform its services with reasonable care and diligence as if it were the owner of the aircraft consistent with the customary commercial practice of a prudent international aircraft lessor in the management servicing and marketing of commercial jet aircraft and related assets. This is referred to as the "ILFC Services Standard".

     (2) If a conflict of interest arises regarding ILFC's management, servicing or marketing of: (a) any two aircraft in our portfolio or
          (b) any aircraft in our portfolio and any other assets owned, managed, serviced or marketed by ILFC, ILFC is required to notify MSAF and perform the services in good faith. If the two aircraft and other assets owned, managed, serviced or marketed by ILFC are substantially similar in terms of objectively identifiable characteristics that are relevant for the particular services to be performed, ILFC will not discriminate among the aircraft or between any of the aircraft in our portfolio and any other aircraft then owned, managed, serviced or marketed by ILFC on an unreasonable basis. This is referred to as the "ILFC Conflicts Standard".

     All transactions to be entered into by ILFC on behalf of MSAF group (other than with other persons within MSAF group) must be at arm's length and on fair market value terms unless otherwise agreed or directed by MSAF group. Certain transactions or matters require the specific approval of MSAF group, including:

     o sales of (or commitments or agreements to sell) aircraft (other than as required by a lease);

     o the entering into of any new leases (including renewals or extensions, unless any such lease had originally been approved) if the lease does not comply with any applicable operating covenants set forth under "Description of the Notes -- Operating Covenants";

     o terminating any lease or leases to any single lessee with respect to aircraft then having a value in excess of $100 million;

     o unless provided for in the applicable budget, entering into any contract for the modification or maintenance of aircraft where the costs to be incurred (A) exceed the greater of (i) the estimated aggregate cost of a heavy maintenance or structural check for similar aircraft and (ii) available maintenance reserves or other collateral under the related lease or (B) are outside the ordinary course of MSAF group's business;

     o entering into any capital commitment or confirming any order or commitment to acquire or acquiring aircraft or engines on behalf of MSAF group, except, with respect to a replacement engine or a spare part for an aircraft, (A) if provided for in the applicable budget or
          (B) at such times and on such terms and conditions as ILFC deems reasonably necessary or appropriate and in no greater quantity than that which is required to enable the aircraft to be leased;

     o issuing any guarantee on behalf of, or otherwise pledging the credit for borrowed money of, any person within MSAF group;

     o unless otherwise permitted, entering into any agreement for services to be provided in respect of aircraft by third parties at MSAF group's cost outside the ordinary course of ILFC's business, except to the extent provided for in the applicable budget; and

     o incurring or causing to be incurred on behalf of any person within MSAF group any liability (actual or contingent), unless contemplated in the applicable budget, pursuant to a transaction of a type for which MSAF group's specific approval is otherwise required, or incurred in the ordinary course of MSAF group's business.

     Budgets

     MSAF group will adopt an annual and a three-year budget each year for all aircraft. ILFC has agreed to use its best efforts to achieve the annual budget for each year.

     Management Fees and Servicer Expenses

     ILFC receives the following fees:

     o    a monthly retainer fee equal to approximately $250,000,

     o a monthly fee equal to 1% of the aggregate rent due for any month (or portion of a month) and

     o a monthly fee equal to approximately 1.25% of the aggregate rent actually paid for the month.

     In addition, ILFC receives certain incentive fees based on MSAF group results and aircraft sales. For the fiscal year ended November 30, 1998 ILFC received $0.5 million in result-based incentive fees. For the fiscal year ended November 30, 1999, no result-based incentive fees were paid to ILFC. There were no sales-based incentive fees for either period.

     ILFC also will be reimbursed for certain expenses incurred in connection with its performance of the services.

     Term and Termination

     For the 32 aircraft and one engine that we acquired in 1997 and 1998, the servicing agreement will expire on May 26, 2023. For the 29 aircraft that we acquired in 2000, the servicing agreement will expire on May 1, 2025.

     ILFC may terminate the servicing agreement if:

     o MSAF does not pay any amount payable by MSAF within five days of a delinquency notice;

     o MSAF or any of its subsidiaries shall materially breach any of their obligations under the servicing agreement other than payment obligations;

     o all of the public debt of the MSAF group is repaid or defeased in full in accordance with the terms of any indenture;

     o    all of the aircraft in our portfolio are sold;

     o an involuntary proceeding under applicable bankruptcy, insolvency, receivership or similar law against MSAF, any of its subsidiaries or a substantial part of the property or assets of any person within MSAF group, continues undismissed for 120 days or any such person shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it, or a petition or proceeding is presented for any of the foregoing and not discharged within 120 days; or

     o a voluntary proceeding is commenced under bankruptcy, insolvency, receivership or similar law by MSAF or any of its subsidiaries or MSAF or any of its subsidiaries, consents to the institution of, or fails within 120 days to contest the filing of, any petition described above, or files an answer admitting the material allegations of any such petition, or makes a general assignment for the benefit of its creditors.

     MSAF may terminate the servicing agreement if:

     o ILFC materially breaches any of its obligations under the servicing agreement;

     o ILFC fails, within a reasonable period of time, to re-lease an aircraft upon the termination of any lease or to sell an aircraft upon commercially reasonable written direction from MSAF;

     o all of the public debt of the MSAF group is repaid or defeased in full in accordance with the terms of any indenture;

     o    all of the aircraft in MSAF group's portfolio are sold;

     o    a rating decline occurs as a result of a change of control of ILFC;

     o an involuntary proceeding under applicable bankruptcy, insolvency, receivership or similar law against ILFC or any of its subsidiaries continues undismissed for 120 days or ILFC goes into liquidation, suffers a receiver or mortgagee to take possession of all or substantially all of its assets or has an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 120 days; or

     o a voluntary proceeding is commenced by ILFC under bankruptcy, insolvency, receivership or similar law or ILFC consents to the institution of, or fails within 120 days to contest the filing of, any petition described above, or files an answer admitting the material allegations of any such petition, or ILFC makes a general assignment for the benefit of its creditors.

     Except where ILFC terminates the servicing agreement because MSAF does not pay ILFC, the servicing agreement may not be terminated unless a replacement servicer has been appointed and accepts such appointment. In the event that a replacement servicer has not been appointed within 90 days after any termination of the servicing agreement or resignation by ILFC, ILFC may petition any court of competent jurisdiction for the appointment of a replacement servicer.

     Assignment of Servicing Agreement

     ILFC and MSAF may not assign their rights and obligations under the servicing agreement without each other's prior consent.

     Priority of Payment of Servicing Fees and Reimbursable Expenditures

     ILFC's fees and expenses rank senior in priority of payment to all payments on the notes.

Corporate Management

     Administrative Agent

     Cabot Aircraft Services Limited acts as the administrative agent of MSAF group. Cabot is an indirect wholly owned subsidiary of MSDW.

     Cabot is responsible for providing administrative, accounting, bank account management and calculation and other services to MSAF. Cabot's duties include:

     o monitoring the performance of ILFC (including ILFC's compliance with the servicing agreement) and reporting on such performance to MSAF;

     o preparing annual budgets and presenting them to MSAF group for approval;

     o preparing and coordinating reports to investors and to the Securities and Exchange Commission, including preparing press releases and managing investor relations with the assistance of outside counsel and auditors, if appropriate;

     o providing the trustee with information required by the trustee to provide its reports to the noteholders; and

     o providing additional services upon the request of MSAF group upon terms to be agreed at the time of any such request.

     Cabot may delegate to a third party one or more of the above administrative services it is responsible for providing to MSAF group.

     Cabot receives a monthly fee equal to 0.5% of the rental payments made by the lessees under the leases for such month from MSAF group in respect of its services to MSAF group subject to an annual minimum of $500,000. Cabot is entitled to indemnification by MSAF group for, and will be held harmless against, any loss or liability incurred by Cabot arising out of or in connection with its provision of administrative services to MSAF group (other than through its own deceit, fraud, gross negligence or wilful misconduct or that of its officers, directors, agents and employees). MSAF group may remove Cabot at any time on 120 days' written notice. Cabot may resign on 120 days' written notice in certain circumstances.

     Cash Manager

     Bankers Trust Company acts as the cash manager. Subject to certain limitations and at the direction of MSAF group, Bankers Trust is authorized to invest the funds held by MSAF group in the accounts in certain prescribed investments (the "permitted account investments") on permitted terms.

     Bankers Trust devotes the same amount of time and attention to and is required to exercise the same level of skill, care and diligence in the performance of its services as a prudent businessperson would in administering such services on its own behalf. Bankers Trust's annual fees are not expected to exceed $50,000 per annum. Bankers Trust is entitled to indemnification by MSAF group for, and will be held harmless against, any loss or liability incurred by Bankers Trust (other than through its own gross negligence (or simple negligence in the handling of funds), deceit, fraud or wilful misconduct or that of its officers, directors, agents and employees).

     MSAF may remove Bankers Trust at any time on 90 days' written notice as long as MSAF group has engaged another person or entity to perform the services that were being provided by Bankers Trust. Bankers Trust may resign on 90 days' written notice as long as MSAF group has engaged another person or entity to perform the services that were being provided by Bankers Trust.

     Financial Advisor

     Morgan Stanley & Co. Incorporated acts as the financial advisor. Morgan Stanley & Co. Incorporated is a wholly owned subsidiary of MSDW.

     The financial advisor is responsible for assisting MSAF group in developing and implementing its interest rate risk management policies and developing models for the purposes of analyzing the financial impact of aircraft lease, sale and capital investment decisions. The financial advisor receives a fee of $50,000 per annum, payable monthly in arrears in equal installments, from MSAF group in respect of its services to MSAF group. MSAF or the financial advisor may terminate the financial advisory agreement on 30 days' written notice.

     Delaware Trustee

     Wilmington Trust Company acts as agent for service of process in Delaware and signs certain filings with the Delaware Secretary of State on behalf of MSAF group, other than Aircraft SPC-5, Inc. and the leasing subsidiaries. Wilmington Trust maintains MSAF group's principal place of business in Delaware.

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The selected consolidated financial information presented in the following table for the fiscal years ended November 30, 1999 and 1998 and for the period from October 30, 1997 (date of formation) to November 30, 1997 has been derived from, and should be read in conjunction with, the audited consolidated financial statements of MSAF group (including the notes thereto) which, together with the report of Deloitte & Touche, independent accountants, are included elsewhere herein. The selected consolidated financial information for the three months ended February 29, 2000 and February 28, 1999 has been derived from, and should be read in conjunction with, the unaudited financial statements of MSAF group (including the notes thereto) which, in the opinion of management, reflect all adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of such information and which have been prepared in accordance with the same accounting principles followed in the presentation of MSAF group's audited financial statements. The statement of operations information for the three months ended February 29, 2000 is not necessarily indicative of the results that may be expected for the full fiscal year.

                                    Period from
                                  October 30, 1997     Fiscal Year    Fiscal Year    Three Months    Three Months
                                (date of formation)       ended          ended           ended           ended
                                  to November 30,     November 30,   November 30,    February 28,    February 29,
                                        1997              1998           1999            1999            2000
                                -------------------  -------------   -------------   -------------   ------------
                                                                     (Dollars in
                                                                       thousands)              (unaudited)
   Statement of Operations Data:
   Revenues:
    Lease income, net ..............   $     4,747    $   120,005    $   114,651    $    27,088    $    25,716
    Investment income on
      collection account ...........            --          2,156          1,845            431            539
                                       -----------    -----------    -----------    -----------    -----------
    Total revenues .................         4,747        122,161        116,496         27,519         26,255
                                       -----------    -----------    -----------    -----------    -----------
   Expenses:
    Interest expense ...............          --           50,533         63,584         16,349         15,245
    Depreciation expense ...........            43         38,876         47,060         11,765         11,765
    Operating expenses:
      Service provider and
        other fees .................          --            9,534          8,568          2,047          1,682
      Maintenance and other
   aircraft related costs ..........          --            2,969          5,216          1,072          7,429
                                       -----------    -----------    -----------    -----------    -----------
    Total expenses .................            43        101,912        124,428         31,233         36,121
                                       -----------    -----------    -----------    -----------    -----------
   Net income/(loss) ...............   $     4,704    $    20,249    $    (7,932)   $    (3,714)   $    (9,866)
                                       ===========    ===========    ===========    ===========    ===========
   Statement of Cash Flows Data:
   Net cash provided by operating
    activities .....................   $        --    $    83,941    $    43,607    $    10,721    $    10,345
   Net cash used for investing
    activities .....................       (66,370)      (887,315)          --             --             --
   Net cash provided by/(used
    for) financing activities ......        66,370        838,224        (43,338)       (10,149)        (6,073)


                                     November 30,      November 30,  November 30,   February 28,   February 29,
                                           1997           1998          1999           1999           2000
                                     ------------      ------------  ------------   ------------   ------------
                                                                (Dollars in thousands)
   Balance Sheet Data:
   Cash and cash equivalents .......   $       --    $    34,850    $    35,119    $    35,422    $    39,391
   Total Assets ....................       71,074      1,010,492        957,474        996,387        948,938
   Total Liabilities ...............       66,369      1,057,241      1,012,155      1,046,850      1,013,485
   Total Beneficial Interestholder's
    Equity/(Deficit) ...............        4,705        (46,749)       (54,681)       (50,463)       (64,547)

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following pro forma consolidated financial information of MSAF group consists of an unaudited pro forma consolidated balance sheet as of February 29, 2000 and unaudited pro forma consolidated statements of operations for the fiscal year ended November 30, 1999 and the three months ended February 29, 2000.

     The unaudited pro forma consolidated balance sheet was prepared by adjusting the consolidated balance sheet of MSAF group as of February 29, 2000. The unaudited pro forma consolidated balance sheet gives effect to (1) the acquisition of 29 aircraft from a subsidiary of MSDW (27 of such aircraft were acquired by MSDW from International Lease Finance Corporation, and the remaining 2 were acquired from an affiliate of GE Capital Corporation), (2) the issuance of the restricted notes of $1,310 million, (3) the repayment of MSAF group's $400 million of subclass A-1 notes, and (4) the increase in equity resulting from capital contributions from a subsidiary of MSDW. The pro forma adjustments for the purpose of the balance sheet presentation give effect to such transactions as though they had occurred as of February 29, 2000.

     The unaudited pro forma consolidated statements of operations were prepared by adjusting the consolidated statements of operations of MSAF group for the fiscal year ended November 30, 1999 and the three month period ended February 29, 2000. The unaudited pro forma consolidated statements of operations give effect to MSAF group's acquisition of 29 aircraft from a subsidiary of MSDW and the issuance of the restricted notes. The pro forma adjustments for the purposes of the statements of operations presentation give effect to such transactions as though they had occurred at December 1, 1998.

     The pro forma adjustments are based upon currently available information and certain assumptions that management of MSAF group believes are reasonable under the circumstances. The pro forma statements and accompanying notes should be read in conjunction with the consolidated financial statements of MSAF group and the notes thereto included elsewhere in this prospectus. The pro forma statements do not purport to represent what MSAF group's financial position or results of operations would have actually been if the aforementioned transactions in fact had occurred on such date at the beginning of the period indicated or to project MSAF group's financial position or results of operations at any future date or for any future period.

                                       MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                                            PRO FORMA CONSOLIDATED BALANCE SHEET
                                                   As of February 29, 2000
                                                         (Unaudited)

                                                          MSAF Group      Pro Forma             Pro Forma
                                                          Historical     Adjustments             Combined
                                                          ----------     -----------             --------
                                                                      (Dollars in thousands)
ASSETS
Cash and cash equivalents.............................       $39,391      $1,310,000  (1)      $60,425 (5)
                                                                            (412,450) (2)
Receivables:                                                                (876,516) (3)
 Lease income, net....................................         2,041          1,493   (3)         3,534
 Investment income and other..........................           183                                183
 Aircraft under operating leases, net.................       874,286       1,027,484  (3)     1,901,770
 Investment in capital lease, net.....................        17,382                             17,382
 Underwriting and other issuance related costs, net of
 amortization.........................................        15,655          12,450  (2)        28,105
                                                            --------      ----------         ----------
Total Assets..........................................      $948,938      $1,062,461         $2,011,399
                                                            ========      ==========         ==========


                                       73

                                       MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                                            PRO FORMA CONSOLIDATED BALANCE SHEET
                                                   As of February 29, 2000
                                                         (Unaudited)

                                                          MSAF Group      Pro Forma             Pro Forma
                                                          Historical     Adjustments             Combined
                                                          ----------     -----------             --------
                                                                   (Dollars in thousands)
LIABILITIES AND BENEFICIAL
 INTERESTHOLDER'S (DEFICIT)/EQUITY
Payables:
 Interest payable to Noteholders......................        $2,397                             $2,397
Deferred rental income................................         5,650          $8,913  (3)        14,563
Liability for maintenance.............................        64,935          50,947  (3)       115,882
Other liabilities.....................................        11,033           7,121  (3)        22,077
                                                                               3,923  (4)
Notes payable:
 Subclass A-1.........................................       400,000        (400,000) (2)            --
 Subclass A-2.........................................       229,516                            229,516
 Subclass A-3.........................................                       580,000  (1)       580,000
 Subclass A-4.........................................                       200,000  (1)       200,000
 Subclass A-5.........................................                       400,000  (1)       400,000
 Subclass B-1.........................................        90,044                             90,044
 Subclass B-2.........................................                        75,000  (1)        75,000
 Subclass C-1.........................................        99,910                             99,910
 Subclass C-2.........................................                        55,000  (1)        55,000
 Subclass D-1.........................................       110,000                            110,000
                                                           ---------      ----------         ----------
                                                           1,013,485         980,904          1,994,389
                                                           ---------      ----------         ----------
Commitments and contingencies
 Beneficial Interestholder's (Deficit) / Equity:
   Beneficial Interest................................             1                                  1
   Deemed (Distribution)/Contribution.................       (15,305)         85,480  (3)        66,252
                                                                              (3,923) (4)
   Accumulated Deficit................................       (49,243)                           (49,243)
                                                           ---------      ----------         ----------
   Total Beneficial Interestholder's (Deficit)/Equity.       (64,547)         81,557             17,010
                                                           ---------      ----------         ----------
Total Liabilities and Beneficial Interestholder's
    (Deficit)/Equity..................................     $ 948,938      $1,062,461         $2,011,399
                                                           =========      ==========         ==========

----------

(1) To record the net proceeds from the restricted notes of approximately $1,310 million.

(2) To record the redemption of MSAF group's subclass A-1 notes and the payment of $12.5 million of financing and other costs associated with the issuance of the restricted notes.

(3) To record the purchase of $962.0 million of net assets from a subsidiary of MSDW (including $1,027.5 million of aircraft, $1.5 million of lease payments receivable, $8.9 million of deferred rental income, $50.9 million of maintenance liabilities and $7.1 million of security deposits) and to record a capital contribution from that subsidiary of MSDW of $85.5 million.

(4) To record the contribution of $3.9 million of interest rate swaps to MSAF group from a subsidiary of MSDW at book value.

(5) The pro forma increase in MSAF group's cash and cash equivalents of $21.0 million is comprised of the following: an increase in the liquidity reserve amount of $5.0 million, security deposits of $7.1 million and advance rental payments of $8.9 million.

                                  MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                                  PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                        Fiscal year ended November 30, 1999
                                                    (Unaudited)

                                                   MSAF Group        Pro Forma        Pro Forma
                                                   Historical       Adjustments        Combined
                                                   ----------       -----------        --------
                                                            (Dollars in thousands)
Revenues:
 Lease income, net...............................     $114,651       $126,103 (1)      $240,754
 Investment income on collection account.........        1,845             75 (1)         1,920
                                                      --------       --------          --------
 Total revenues..................................      116,496        126,178           242,674
                                                      --------       --------          --------
Expenses:
 Interest expense................................       63,584         59,428 (2)       123,012
 Depreciation expense............................       47,060         53,209 (1)       100,269
 Operating expenses:
   Service provider and other fees...............        8,568          6,305 (1)        14,873
   Maintenance and other aircraft related costs..        5,216          4,569 (1)         9,785
                                                      --------       --------          --------
 Total expenses..................................      124,428        123,511           247,939
                                                      --------       --------          --------
Net loss.........................................     $ (7,932)      $  2,667          $ (5,265)
                                                      ========       ========          ========

----------

(1) To record the estimated amount of revenues and expenses resulting from the acquisition of the 29 aircraft from a subsidiary of MSDW.

(2) To record the interest relating to the issuance of the restricted notes, net of the elimination of interest expense associated with the repayment of the subclass A-1 notes.

                                  MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                                  PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                   For the three months ended February 29, 2000
                                                    (Unaudited)

                                                        MSAF Group        Pro Forma        Pro Forma
                                                        Historical       Adjustments        Combined
(Dollars in thousands)
Revenues:
 Lease income, net.................................         $25,716        $32,647  (1)     $58,363
 Investment income on collection account..........              539              -              539
                                                            -------        -------          -------
 Total revenues....................................          26,255         32,647          58,902
                                                            -------        -------          -------
Expenses:
 Interest expense..................................          15,245         14,144  (2)      29,389
 Depreciation expense..............................          11,765         13,302  (1)      25,067
 Operating expenses:
   Service provider and other fees.................           1,682          1,216  (1)       2,898
   Maintenance and other aircraft related costs....           7,429              2  (1)       7,431
                                                            -------        -------          -------
 Total expenses....................................          36,121         28,664           64,785
                                                            -------        -------          -------
Net loss...........................................         $(9,866)       $ 3,983          $(5,883)
                                                            =======        =======          =======

----------
(1) To record the estimated amount of revenues and expenses resulting from the acquisition of the 29 aircraft from a subsidiary of MSDW.

(2) To record the interest relating to the issuance of the restricted notes, net of the elimination of interest expense associated with the repayment of the subclass A-1 notes.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     Introduction

     The MSAF group entities were organized in late 1997 and since that time their principal business activity has been the acquisition of aircraft and the placement of such aircraft on operating lease. MSAF group's future business is expected to consist principally of aircraft operating lease activities, acquisitions of additional aircraft and sales of aircraft. Cash flows generated from such activities will be used to service interest and principal on the notes, any refinancing notes and any additional notes but only after various expenses of MSAF group have been paid for, including any taxes, obligations to lessees including maintenance obligations, fees and expenses of ILFC and other service providers and payments to MSAF group's interest rate swap counterparties.

     MSAF group's ability to generate sufficient cash from its aircraft assets to service the notes will depend primarily on (1) the rental rates it can achieve on leases and the lessees' ability to perform according to the terms of those leases and (2) the prices it can achieve on any aircraft sales. MSAF group's ability to service the notes will also depend on the level of its operating expenses, including maintenance obligations which will increase as the aircraft age, and on any unforeseen contingent liabilities arising.

     MSAF group's cash receipts and disbursements are determined, in part, by the overall economic condition of the operating leasing market. The operating leasing market, in turn, is affected by various cyclical factors including the level and volatility of interest rates, the availability of credit, fuel costs and general and regional economic conditions affecting lessee operations and trading; manufacturer production levels; passenger demand; retirement and obsolescence of aircraft models; manufacturers exiting or entering the market or ceasing to produce aircraft types; re-introduction into service of aircraft previously in storage; governmental regulation; and air traffic control infrastructure constraints such as limitations on the number of landing slots.

     MSAF group's ability to compete against other lessors is determined, in part, by (1) the composition of its fleet in terms of mix, relative age and popularity of the aircraft types, (2) operating restrictions imposed by the indenture and (3) the ability of other lessors, who may possess substantially greater financial resources, to offer leases on more favorable terms than MSAF group.

     Any statements contained herein that are not historical facts, or that might be considered an opinion or projection, whether expressed or implied, are meant as, and should be considered, forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect.

Acquisition of Additional Aircraft Since Last Quarterly Date

     As of February 29, 2000, the total number of aircraft owned by MSAF group was 32 aircraft and an engine. As of February 29, 2000, 31 aircraft and the engine were subject to lease contracts (or in one case, a conditional sale agreement) with 27 lessees in 19 countries. As of February 29, 2000, the aircraft under three of the lease contracts had not been delivered to the respective lessee. One of the aircraft was delivered on March 17, 2000, one was delivered on April 1, 2000 and the third aircraft was delivered on May 16, 2000. MSAF group's one off-lease aircraft was subject to a non-binding letter of intent for lease.

     On March 15, 2000, MSAF group acquired a portfolio of 29 commercial aircraft from subsidiaries of MSDW. All but one of the 29 aircraft were delivered on March 15, 2000. The remaining aircraft, a B737-300 on lease to Lithuanian Airlines, was subject to a financing that terminated on April 24, 2000 and delivered to MSAF group on May 1, 2000. All of these aircraft were subject to lease contracts with 24 lessees in 16 countries. The acquisition was financed by the issuance of additional securitized notes and by a capital contribution from an indirect wholly-owned subsidiary of MSDW.

Lessee Difficulties Since Last Quarterly Date

     The following discussion gives effect to MSAF's acquisition of aircraft on March 15, 2000, and is as of April 15, 2000. Significant developments since that date are discussed below under "--Recent Developments."

     As of April 15, 2000, four of our lessees were in arrears. The four aircraft on lease to these lessees represented 5.34% of the portfolio by appraised value at November 30, 1999. The total amount of rental payments, maintenance reserves and other amounts that were in arrears with respect to these four lessees was $3.6 million. This amount represents 1.62% of our assumed annual lease rental payments for the next year. We hold security deposits of $1.9 million against these arrears. The weighted average number of days past due of such arrears was 83 days. In addition to current arrears, in January 2000, one lessee of two A320-200 aircraft agreed to restructure rental and maintenance arrears amounting to $1.3 million. These arrears are scheduled to be repaid commencing in June 2000.

     Regional Analysis of Existing Arrears

     The categorization of countries into geographical regions, Developed Markets, Emerging Markets and Other is determined using MSCI designations.

     Europe and Middle East (Emerging)

     As of April 15, 2000, MSAF group leased 6.65% of the portfolio by appraised value at November 30, 1999 in the Europe and Middle East (Emerging) region. One of the four lessees in arrears, Air Alfa, is based in Turkey. At April 15, 2000, the total rental and maintenance arrears owed by this lessee was $2.1 million against which MSAF group holds a security deposit of $0.7 million. The aircraft represents 1.98% of the portfolio by appraised value at November 30, 1999. The obligations of Air Alfa under the lease are guaranteed by its parent company, Kombassan Holdings, and the servicer has instituted legal steps in Turkey to enforce the guarantee.

     Europe (Developed)

     As of April 15, 2000, MSAF group leased 27.41% of the portfolio by appraised value at November 30, 1999 in the Europe (Developed) region. At April 15, 2000, none of the lessees in this region were in arrears.

     In January 2000, MSAF group reached an agreement with TransAer to defer $1.3 million of rental and maintenance obligations. Repayment of the rental arrears plus interest is scheduled to be made over the three months beginning on June 1, 2000. MSAF group holds security deposits of $1.0 million against TransAer's deferred arrears. The aircraft represents 3.14% of the portfolio by appraised value at November 30, 1999.

     Asia (Emerging)

     As of April 15, 2000, MSAF group currently leased 16.44% of the portfolio by appraised value at November 30, 1999 in the Asia (Emerging) region. At April 15, 2000, none of these lessees were in arrears.

     Latin America (Emerging)

     As of April 15, 2000, MSAF group, leased 7.39% of the portfolio by appraised value of the portfolio at November 30, 1999 in the Latin America (Emerging) region (5.02% in Mexico and 2.37% in Brazil). At April 15, 2000, two of the four lessees in arrears were based in Latin America, both in Brazil.

     The rental arrears of a current Brazilian lessee, VASP, were restructured in March 1999. Repayment of the arrears plus interest was scheduled to begin August 1999 and end January 2000. On February 10, 2000 the lessee made a payment of $1.3 million in full settlement of its current and deferred arrears up to January 31, 2000. As of April 15, 2000, VASP owed $0.4 million in rental against which MSAF group holds a security deposit of $0.7 million.

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     The second current Brazilian lessee has been operating one A310-300 subject to a capital lease. In August 1999, MSAF group and the lessee agreed to modify the terms of the existing capital lease by increasing the total rental payments to be received and extending the lease terms. As of April 15, 2000, the lessee had not yet paid $1.0 million of current arrears, representing approximately 96 days of rental due. Since February 29, 2000, ILFC has advised us that it is in the process of repossessing this aircraft.

     A former Brazilian lessee, VARIG, negotiated an early termination of its lease of a B747-300 aircraft in July 1999. The lease was scheduled to expire in April 2003. The total amount of rental payments and maintenance reserves due under this lease to July 1999, the date of the termination agreement, was $4.8 million against which we drew down a security deposit of $1.1 million. Under the terms of the termination agreement, VARIG is scheduled to repay $10.8 million over eight years to offset arrears of $4.8 million and approximately $6.0 million for maintenance and downtime costs. Provided no default has occurred by October 2005 under this note payable, the total remaining payments will be reduced by approximately $1.1 million on a pro-rata basis between October 2005 and October 2007, the scheduled final payment date under the note. The first payment of $0.4 million under this agreement was due and paid in October 1999. Maintenance work including repairs to the engines has been completed and the aircraft has been re-leased for three years to Air Atlanta Icelandic, commencing on March 17, 2000. This aircraft represented 2.45% of the portfolio by appraised value at November 30, 1999. Recently, the re-leasing market for the B747-300 aircraft has been severely affected by overcapacity in the widebody market in general and for this aircraft type in particular. The new lease rate for this aircraft is approximately 20% of the previous rental, reflecting the significant fall in demand for this aircraft type and the current oversupply. Future lease rentals for this type of aircraft will, in part, depend on the state of the Asian economies, where demand for these aircraft and other widebodies has been strongest in the past.

     TAESA, a former Mexican lessee defaulted on its obligations under its lease of a B737-400 aircraft and the aircraft was repossessed in December 1999. The lease was scheduled to expire in May 2001. The total amount of rental payments and maintenance reserves due under the lease at the date of repossession was $0.6 million. This amount was partially offset by a security deposit of $0.5 million. This aircraft represents 1.09% of the portfolio by appraised value at November 30, 1999. On February 21, 2000, a court in Mexico declared TAESA bankrupt. It is uncertain whether MSAF group will be able to recover the $0.1 million outstanding from TAESA.

     North America (Developed)

     MSAF group currently leases 15.44% of the portfolio by appraised value at November 30, 1999 in the North America (Developed) region. At April 15, 2000, none of the lessees based in North America was in arrears.

     On February 2, 2000, Canadian Airlines announced a debt restructuring and moratorium plan. The plan resulted in the suspension of payments of about $135 million to lenders and aircraft lessors, including MSAF group. In March 2000, we reached an agreement with the lessee to restructure the lease by slightly reducing the lease rate effective from February 2000 and extending the term by four years to May 2010. The lessee's security deposit of $0.3 million was used to fund the February rental. In March 2000, the lessee resumed rental payments and also made part payment toward refunding the security deposit balance. At the same time, the lease was assigned to a subsidiary of Air Canada, Air Canada Capital Limited. This aircraft, an A320-200, represented 1.49% of the portfolio by appraised value at November 30, 1999.

     Other

     MSAF group currently leases 15.61% of the portfolio by appraised value at November 30, 1999 in the "Other" region. As of April 15, 2000, one of the four current lessees in arrears was based in the Other region. At April 1, 2000, maintenance reserves owed by Icelandair were $0.1 million against which MSAF group holds a security deposit of $0.5 million.

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Recent Developments

     Repossessions Since April 15, 2000

     Since April 15, 2000 we have repossessed the aircraft on lease to the two Brazilian lessees, B.R.A. and VASP. Both aircraft have been flown out of Brazil to a maintenance facility in the US.

     The lease with B.R.A. has not yet been terminated by ILFC and continues in effect until both parties agree a termination agreement. Total arrears owed by B.R.A., including arrears that were restructured in August 1999, amounted to $4.9 million. This aircraft is an A310-300 and represents 1.38% of the portfolio by appraised value at November 30, 1999.

     On May 13, 2000, following legal action taken by ILFC, the lease with VASP was terminated and the aircraft was repossessed. VASP owed rental arrears of $0.5 million against which we hold security deposits of $0.7 million.

     Exercise of Early Termination Option

     Braathens has notified MSAF group that it intends to exercise the early termination option in its lease for one of its aircraft. The aircraft, a B737-500, is subject to a lease that commenced in April 1998 and was scheduled to expire in April 2003. The lease will now terminate in April 2001. A termination fee of one month's rental is payable to MSAF group.

     Letter of Intent

     As of April 15, 2000, our one off-lease aircraft was subject to a non-binding letter of intent for lease with a carrier based in the Middle East that did not result in a lease agreement. However, the aircraft is now the subject of a non-binding letter of intent for lease with a carrier based in emerging Europe.

     Airworthiness Directive

     On May 25, 2000, the United States Federal Aviation Administration issued an Airworthiness Directive relating to fire safety standards in certain types of aircraft. The Airworthiness Directive, which applies to our one MD-82 and four MD-83 aircraft, together representing 4.83% of our portfolio by appraised value at November 30, 1999, requires operators of those aircraft to replace fire insulation blankets covered with metalized Mylar. Under the leases of the affected aircraft, all costs of compliance with Airworthiness Directives are the obligation of the lessees.

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Results of Operations for the Three Months Ended February 29, 2000, and the
Three Months Ended February 28, 1999

     Net Loss

     For the three month period ended February 29, 2000, MSAF group incurred a net loss of ($9.9) million, as compared to a net loss of ($3.7) million for the three month period ended February 28, 1999. The increase in net loss reflects lower rental revenues and higher maintenance and other aircraft related costs, partially offset by a decrease in interest expense.

     MSAF group is a Delaware business trust treated as a branch of MS Financing Inc., an indirect wholly owned subsidiary of MSDW, for U.S. federal, state and local income tax purposes. As such, MSAF group is not subject to U.S. federal, state and local income taxes.

     Lease Income

     Lease income for the three month period ended February 29, 2000 amounted to $25.7 million as compared to $27.1 million for the three month period ended February 28, 1999. The decrease in lease income is due to certain aircraft being re-leased in less favorable market conditions, coupled with lost revenues associated with four grounded aircraft. These decreases were partially offset by a lower provision for doubtful accounts.

     MSAF group's operating results for the three month period ended February 29, 2000 were adversely affected by provisions for doubtful accounts totaling $0.9 million. Such provisions were recorded by MSAF group due to financial difficulties experienced by certain of MSAF group's current lessees, as well as to reserve against amounts owed to MSAF group by certain of its former lessees whose aircraft have already been repossessed (see "Lessee Difficulties"). Provisions for doubtful accounts were $3.0 million in the three month period ended February 28, 1999. Lease income may decline in future periods due to potential lessee defaults and arrears including those discussed above.

     MSAF group records the cash prepayments made by lessees for maintenance as a component of the liability for maintenance account which appears on the Interim Condensed Consolidated Balance Sheets. When the lessee incurs maintenance expenditures, MSAF group must return a corresponding amount of the prepayment to the lessee. At this time, MSAF group will forward cash to the lessee, with a corresponding decrease to the liability for maintenance account. MSAF group will only reimburse the lessee for the cost of maintenance expenditures to the extent that sufficient prepayments have been made by the lessee. At the time an aircraft is re-leased to a new lessee, an assessment is made of the expected maintenance reserve requirements; any excess reserve is then released to lease income. No maintenance reserves were released to lease income in the three month periods ended February 29, 2000 and February 28, 1999.

     Investment Income

     Investment income for the three month period ended February 29, 2000 amounted to $0.5 million as compared to $0.4 million in the three month period ended February 28, 1999. Investment income represents interest income on MSAF group's cash and cash equivalents.

     Interest Expense

     Interest expense, net of swap income of $0.3 million, amounted to $15.2 million for the three month period ended February 29, 2000. Interest expense, including swap costs of $0.8 million, amounted to $16.3 million for the three month period ended February 28, 1999. Interest expense relates to the interest paid on the notes which were issued on March 3, 1998. The decline in interest expense is due to lower average principal balances of the notes during the three month period ended February 29, 2000 as compared to the prior year period. The weighted average interest rate on the Subclass A-1 to D-1 notes during the three month period ended February 29, 2000 was 6.56% as compared to 6.28% during the three month period ended February 28, 1999. The average debt in respect of the Subclass A-1 to D-1 notes during the three month period ended February 29, 2000 was $931.9 million as compared to $973.8 million during the three month period ended February 28, 1999.

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     As of February 29, 2000, MSAF group was a party to seven interest rate swaps with Morgan Stanley Capital Services Inc. ("MSCS"), a wholly owned subsidiary of MSDW. In five of these swaps, MSAF group paid a fixed monthly coupon and received one month LIBOR on a notional balance of $900 million and in two of these swaps, MSAF group paid one month LIBOR and received a fixed monthly coupon on a notional balance of $200 million.

     Three of the swaps, having an aggregate notional principal amount of $700 million, were accounted for as hedges of the notes. Under these swap arrangements, MSAF group paid fixed and received floating amounts on a monthly basis. The fair value of the liability assumed relating to those swaps which were being accounted for as hedges was deferred and recognized when the offsetting gain or loss was recognized on the hedged transaction. This amount and the differential payable or receivable on such interest rate swap contracts, to the extent such swaps were deemed to be effective hedges for accounting purposes, were recognized as an adjustment to interest expense.

     The remaining four swaps had an aggregate gross notional principal amount of $400 million. Under these swap arrangements, MSAF group paid/received fixed and received/paid floating amounts on a monthly basis. MSAF group determined that these swaps did not qualify for hedge accounting. The fair value of the liability assumed related to these swaps was accounted for on a mark-to-market basis with changes in fair value reflected in interest expense.

     See "Interest Rate Risk Management" below for more information regarding MSAF group's swaps positions and hedging policy.

     Depreciation

     Depreciation expense amounted to $11.8 million for both the three month periods ended February 29, 2000 and February 28, 1999.

     Operating Expenses

     Service Provider and Other Fees. Service provider and other fees for the three month period ended February 29, 2000 were $1.7 million as compared to $2.0 million in the three month period ended February 28, 1999. The most significant element in both periods was the aircraft servicing fee paid to ILFC, which amounted to $1.0 million in the three month period ended February 29, 2000 and $1.3 million in the three month period ended February 28, 1999. A significant portion of the fees paid to ILFC are calculated as a percentage of contracted rentals. Accordingly, the lower fees paid to ILFC in the three month period ended February 29, 2000 reflected the lower level of contracted rental revenues during the period. MSAF group's service provider expenses also included $0.4 million in respect of administrative agency and cash management fees in both the three month periods ended February 29, 2000 and February 28, 1999.

     Maintenance and Other Aircraft Related Costs. Maintenance and other aircraft related costs for the three month period ended February 29, 2000 were $7.4 million as compared to $1.1 million for the three month period ended February 28, 1999. The increase was primarily attributable to certain maintenance and redelivery costs to be incurred by MSAF group associated with two aircraft previously leased to Oman Air and one aircraft previously leased to TAESA. Such costs are necessary to prepare the aircraft for new lessees (see "Lessee Difficulties").

     Included within maintenance and other aircraft related costs were insurance, re-leasing and other costs incurred in the three month period ended February 29, 2000, which amounted to $0.4 million, as compared to $0.6 million for the three month period ended February 28, 1999. It is expected that re-leasing costs will increase over the next several months due to costs relating to reconfiguring aircraft for new lessees upon redelivery.

Results of Operations - Year Ended November 30, 1999

     MSAF group's results of operations for the year ended November 30, 1999 ("Fiscal 1999") are not directly comparable to those of the year ended November 30, 1998 ("Fiscal 1998") as MSAF group did not own its aircraft portfolio throughout Fiscal 1998. In addition, the notes were issued on March 3, 1998 and accordingly, MSAF group did not incur any interest expense for the first three months of Fiscal 1998.

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     Net (Loss) /Income

     MSAF group incurred a net loss of $7.9 million in Fiscal 1999 as compared to net income of $20.2 million in Fiscal 1998. The decrease in net income primarily reflects higher levels of interest expense, depreciation expense and maintenance and other aircraft related costs in Fiscal 1999.

     MSAF group is a Delaware business trust treated as a branch of MS Finance Inc. for U.S. Federal, state and local income tax purposes. As such, MSAF group is not subject to U.S. Federal, state and local income taxes.

     Lease Income

     Lease income for Fiscal 1999 amounted to $114.7 million as compared to $120.0 million in Fiscal 1998. MSAF group's lease income for Fiscal 1999 were adversely affected by provisions for doubtful accounts aggregating $6.4 million. Such provisions were recorded by MSAF group due to financial difficulties experienced by certain of its existing lessees, as well as to reserve against amounts owed to MSAF group by certain of its former lessees whose aircraft have already been repossessed (see "Lessee Difficulties"). Provisions for doubtful accounts amounted to $0.7 million for Fiscal 1998. The increase in provisions for doubtful accounts were partially offset by an increase in lease revenues, as MSAF group did not own all of the aircraft throughout Fiscal 1998.

     Lease income also includes certain maintenance reserve amounts which are received from certain of MSAF group's lessees. MSAF group records the cash prepayments made by lessees for maintenance as a component of the liability for maintenance account which appears on the Consolidated Balance Sheets. When the lessee incurs maintenance expenditures, MSAF group must return a corresponding amount of the prepayment to the lessee. At this time, MSAF group will forward cash to the lessee, with a corresponding decrease to the liability for maintenance account. MSAF group will only reimburse the lessee for the cost of maintenance expenditures to the extent that sufficient prepayments have been made by the lessee. At the time an aircraft is re-leased to a new lessee, an assessment is made of the expected maintenance reserve requirements; any excess reserve is then released to lease income.

     Investment Income

     MSAF group earned investment income of $1.8 million in Fiscal 1999 as compared to $2.2 million in Fiscal 1998. Investment income has declined as the excess cash held in March 1998 was utilized to acquire an additional aircraft during Fiscal 1998, as well as the return of excess cash to investors in respect of an undelivered aircraft.

     Interest Expense

     Interest expense, including swap costs of $5.3 million as compared to $2.2 million in Fiscal 1998, amounted to $63.6 million in Fiscal 1999 as compared to $50.5 million in Fiscal 1998. Interest expense relates to the cost of the notes which were issued on March 3, 1998. The weighted average interest rate on the Subclass A-1 to D-1 notes during Fiscal 1999 was 6.03% as compared to 6.33% in Fiscal 1998. The average debt in respect of the Subclass A-I to D-1 notes outstanding during Fiscal 1999 was $956.0 million as compared to $1,012.2 million in Fiscal 1998. Interest expense is higher in Fiscal 1999 because the notes were issued on March 3, 1998 and accordingly, MSAF group did not incur any interest expense for the first three months of Fiscal 1998.

     As of November 30, 1999, MSAF group was a party to seven interest rate swaps with MSCS. In five of these swaps, MSAF group paid a fixed monthly coupon and received one month LIBOR on a notional balance of $900 million and in two of these swaps, MSAF group paid one month LIBOR and received a fixed monthly coupon on a notional balance of $200 million.

     MSAF group was a party to one additional interest rate swap with MSCS with a notional balance of $100 million that matured on November 15, 1999. In that swap MSAF group paid a fixed monthly coupon and received one month LIBOR.

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     All eight original swaps were originally entered into by MSCS, with an internal swaps desk as the counterparty, on November 12, 1997 and February 19, 1998, respectively. On March 3, 1998, all eight of the original swaps were assigned to MSAF group by MSCS and on such date such swaps had an aggregate fair value of approximately $(15.3) million. No consideration was paid to or received by MSAF group in connection with the assumption of these swap positions. MSAF group has recorded the assumption of these interest rate swaps at their fair value by recognizing a liability within other liabilities in its Consolidated Balance Sheets, with a corresponding charge to deemed distribution, a component of Beneficial Interestholder's Deficit.

     Three of the original swaps assumed from MSCS having an aggregate notional principal amount of $700 million were accounted for as hedges of its obligations under the notes. Under these swap arrangements MSAF group paid fixed and received floating amounts on a monthly basis. The fair value of the liability assumed relating to those swaps was deferred and recognized when the offsetting gain or loss was recognized on the hedged transaction. This amount and the differential payable or receivable on such interest rate swap contracts, to the extent such swaps were deemed to be effective hedges for accounting purposes, were recognized as an adjustment to interest expense. The portion of these swaps not deemed to be hedges for accounting purposes were accounted for on a mark-to-market basis with changes in fair value reflected in interest expense.

     The remaining four swaps assumed by MSAF group had an aggregate gross notional principal amount of $400 million at November 30, 1999. Under these swap arrangements, MSAF group paid/received fixed and received/paid floating amounts on a monthly basis. MSAF group determined that these swaps do not qualify for hedge accounting. The fair value of the liability assumed related to these swaps is accounted for on a mark-to-market basis with changes in fair value reflected in interest expense.

     Notwithstanding the different accounting treatments for the various swaps, all eight swaps were required to hedge MSAF group's interest rate exposure on an economic basis. In November 1997, MSAF group had contracted to purchase the aircraft and their associated fixed rate leases but, prior to the time of pricing the notes, was exposed to movements in interest rates with respect to its anticipated liabilities under the notes. Accordingly, in November 1997, six swaps with a notional balance of $1,000 million were entered into by MSCS under which MSAF group would pay fixed amounts and receive floating amounts. Once the notes were priced in February 1998, MSAF group could determine that to hedge the interest rate exposure associated with its variable rate debt it required swaps with a notional balance of approximately $800 million. Accordingly, in February 1998, MSCS entered into re-balancing swaps with a notional amount of $200 million under which MSAF group would pay floating amounts and receive fixed amounts.

     The net economic effect of assigning all eight swaps with a gross notional amount of $1.2 billion to MSAF group on March 3, 1998 was to fix MSAF group's interest rate liability at November 12, 1997, shortly after the date MSAF group incurred its exposure to movements in interest rates when it agreed to purchase the aircraft with associated fixed rate leases. See "Interest Rate Risk Management" below for more information regarding MSAF group's swaps positions and hedging policy.

     Depreciation

     The charge for depreciation in Fiscal 1999 amounted to $47.1 million as compared to $38.9 million in Fiscal 1998. The increase in Fiscal 1999 reflects that MSAF group did not own all of the aircraft throughout the entire Fiscal 1998 period.

     Operating Expenses

     Service Provider and Other Fees. Service provider and other fees for Fiscal 1999 were $8.6 million as compared to $9.5 million in Fiscal 1998. The most significant element in both periods was the aircraft servicing fee paid to ILFC, which amounted to $5.2 million in Fiscal 1999, and $6.0 million in Fiscal 1998. The fee paid in Fiscal 1998 included an initial upfront fee of $2.0 million paid to ILFC at the inception of the Servicing Agreement. MSAF group's service provider expenses also included $1.6 million in respect of administrative agency and cash management fees in Fiscal 1999 as compared to $1.3 million in Fiscal 1998. These fees were lower in Fiscal 1998 as MSAF group did not own all of the aircraft throughout that period.

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     Maintenance and Other Aircraft Related Costs. Maintenance and other aircraft related costs in Fiscal 1999 amounted to $5.2 million as compared to $3.0 million in Fiscal 1998. The increase in Fiscal 1999 primarily reflected additional maintenance and redelivery costs incurred by MSAF group associated with an aircraft previously leased to Guyana Airways. Such costs were necessary to prepare the aircraft for a new lessee. In the next six months it is likely that maintenance disbursements will increase due to an increase in the number of anticipated maintenance events.

     Included within maintenance and other aircraft related costs were insurance, re-leasing and other costs which amounted to $2.5 million in Fiscal 1999 as compared to $1.0 million in Fiscal 1998. The increase reflects a higher level of re-leasing events during Fiscal 1999. It is expected that re-leasing costs will increase proportionately over the next several months due to costs relating to reconfiguring aircraft for new lessees upon redelivery.

Results of Operations - Year Ended November 30, 1998

     MSAF group's results of operations for Fiscal 1998 and the period from October 30, 1997 (date of formation) to November 30, 1997 ("Fiscal 1997") are discussed below. The results for Fiscal 1998 and Fiscal 1997 are not directly comparable since Fiscal 1997 only reflects one month of operations.

     Net Income

     Net income for Fiscal 1998 was $20.2 million. Fiscal 1997's net income was $4.7 million.

     Lease Income

     Lease income for Fiscal 1998 amounted to $120.0 million. Many of the aircraft were not owned by MSAF group for the entire year. During the year, there was a loss in lease rental revenues caused by four aircraft on the ground ("AOG") ($2.0 million). Four aircraft had been repossessed from Western Pacific Airlines, Transaero and Pan Am Airlines (formerly Carnival) but were all subject to signed lease agreements as of November 30, 1998. The four aircraft were placed on lease with Olympic Airways, VASP, TAESA and Flying Colours. Part of the AOG period was spent performing maintenance work on all four aircraft prior to re-leasing.

     Lease income for Fiscal 1997 was $4.7 million, primarily reflecting a gain of $4.6 million relating to an aircraft leased to a customer under a sales-type capital lease.

     Investment Income

     MSAF group earned investment income of $2.2 million in Fiscal 1998. Investment income is expected to decline in future periods because excess cash has now either been used to acquire the aircraft or refunded to investors in respect of one undelivered aircraft.

     Interest Expense

     Interest expense, including swap costs of $2.2 million, amounted to $50.5 million in Fiscal 1998. Interest expense relates to the cost of the notes which were issued on March 3, 1998 and, therefore, only outstanding for approximately nine months in the period. The weighted average interest rate on the subclass A-1 to D-1 notes during Fiscal 1998 was 6.33% and the average debt in respect of the subclass A-1 to D-1 notes outstanding during Fiscal 1998 was $1,012.2 million.

     Depreciation

     The charge for depreciation in Fiscal 1998 amounted to $38.9 million. The charge is expected to be proportionately higher in future periods given that MSAF group did not own all of the aircraft throughout Fiscal 1998.

     Depreciation expense was $0.04 million in Fiscal 1997, which was attributable to the three aircraft owned by MSAF group during that period.

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     Operating Expenses

     Service Provider and Other Fees. Service provider and other fees for Fiscal 1998 were $9.5 million. The most significant element was the aircraft servicing fee paid to ILFC, which amounted to $6.0 million for the year and included an initial upfront fee of $2.0 million paid to ILFC at the inception of the Servicing Agreement. A significant portion of the fees payable to ILFC are calculated as a percent of rental revenue actually received. Accordingly, the fees paid to ILFC reflected the lower rental revenue caused by AOGs and undelivered aircraft during the period. MSAF group's service provider expenses also included $1.3 million in respect of administrative agency and cash management fees.

     Maintenance and Other Aircraft Related Costs. Maintenance and other aircraft related costs in Fiscal 1998 amounted to $3.0 million. These costs reflected additional maintenance work that was performed on the four aircraft which were repossessed. This work included an airframe structural check for certain of the aircraft and the installation of new landing gear.

     Included within maintenance and other aircraft related costs were insurance, re-leasing and other costs incurred in Fiscal 1998, which amounted to approximately $1.0 million.

Financial Resources and Liquidity

     See Appendix 2 for more information regarding the cash performance of MSAF group for the year ended November 30, 1999. See Appendix 3 for more information regarding the cash performance of MSAF group for the three months ended February 29, 2000.

     Liquidity

     MSAF group's cash and cash equivalents at February 29, 2000 were $39.4 million. Of this amount, $25 million represents the cash portion of the Liquidity Reserve Amount (as defined below) and $14.4 million represents rental and maintenance receipts and cash held for accrued expenses.

     In addition to the $25 million cash portion at February 29, 2000, the Liquidity Reserve Amount also contained $39.6 million of undrawn credit and liquidity facilities from MSDW and ILFC.

     MSAF group's cash and cash equivalents balances at November 30, 1999 were $35.1 million. Of this amount, $25 million represents the cash portion of the liquidity reserve amount (as defined below) and $10.1 million represents rental and maintenance receipts and cash held for accrued expenses.

     In addition to the $25 million cash portion at November 30, 1999, the liquidity reserve amount also contained $40.4 million of undrawn credit and liquidity facilities from MSDW and ILFC.

     Cash Flows from Operating Activities

     Operating cash flows depend on many factors including the performance of lessees and MSAF group's ability to re-lease aircraft, the average cost of the notes, the effectiveness of MSAF group's interest rate hedging policies and whether MSAF group will be able to refinance certain subclasses of Notes that may not be repaid with lease cash flows.

     Net cash provided by operating activities for the three month period ended February 29, 2000 amounted to $10.3 million, principally reflecting non-cash depreciation expense of $11.8 million, a net loss of ($9.9) million and an increase in the liability for maintenance account of $7.5 million.

     Net cash provided by operating activities for the three month period ended February 28, 1999 amounted to $10.7 million, principally reflecting non-cash depreciation expense of $11.8 million, a net loss of ($3.7) million and an increase in the provision for doubtful accounts of $3.0 million.

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     Net cash provided by operating activities in Fiscal 1999 amounted to $43.6 million, principally reflecting non-cash depreciation expense of $47.1 million, a net loss of ($7.9) million, and provision for doubtful accounts of $6.4 million.

     Net cash provided by operating activities in Fiscal 1998 amounted to $83.9 million, principally reflecting non-cash depreciation expense of $38.9 million, net income of $20.2 million, and changes in maintenance liabilities of $13.2 million and deferred rental income of $7.4 million.

     Cash Flows from Investing and Financing Activities

     In both the three month periods ended February 29, 2000 and February 28, 1999, MSAF group did not utilize any cash for investing activities.

     Cash flows used for financing activities were $6.1 million in the three month period ended February 29, 2000 and $10.1 million in the three month period ended February 28, 1999. In both periods, net cash used for financing activities reflected repayments of principal on the notes.

     In Fiscal 1999, MSAF group did not utilize any cash for investing activities while in Fiscal 1998, cash of $887.3 million was used to acquire aircraft.

     In Fiscal 1999, the $43.3 million of cash used for financing activities reflected repayments of principal on the notes. In Fiscal 1998, net cash flows provided by financing activities were $838.2 million, reflecting proceeds received from the issuance of notes, repayment of borrowings from MS Finance Inc. and repayments of principal on the notes.

Indebtedness

     At February 29, 2000, MSAF group's indebtedness primarily consisted of the subclass A-1 to D-1 notes in the amount of $929.5 million. At November 30, 1999, MSAF group's indebtedness primarily consisted of the subclass A-1 to D-1 notes in the amount of $935.5 million.

     Liquidity Reserve Amount

     The "liquidity reserve amount" is intended to serve as a source of liquidity for MSAF group's maintenance reimbursement obligations, security deposit return obligations, operating expenses, contingent liabilities and note obligations. The liquidity reserve amount may be funded with cash and letters of credit, guarantees or other credit support instruments ("eligible credit facilities") provided by, or supported with further eligible credit facilities provided by, a person (an "eligible provider") whose short-term unsecured debt is rated P-1 by Moody's, A-1+ by Standard & Poor's, or D-1+ by DCR or is otherwise designated as an eligible provider by the controlling trustees. Both the ILFC facility discussed below under "--ILFC Facility" and the MSDW facility discussed below under "--MSDW Facility" are eligible credit facilities and comprise part of the liquidity reserve amount. There are currently no other eligible credit facilities in place.

     The liquidity reserve amount was approximately $64.6 million on February 29, 2000. The liquidity reserve amount was approximately $65.4 million on November 30, 1999. The "minimum liquidity reserve amount" may be funded with cash and with eligible credit facilities and was approximately $15 million in cash on February 29, 2000. The liquidity reserve amount and the minimum liquidity reserve amount may be increased or decreased from time to time for any reason (including upon acquisitions of additional aircraft) by an action of the controlling trustees in light of changes in, among other things, the condition of the aircraft, the terms and conditions of the leases, the financial condition of the lessees, sales of aircraft and prevailing industry conditions; provided that MSAF group will obtain confirmation in advance in writing from the rating agencies that any proposed reduction in the liquidity reserve amount or the minimum liquidity reserve amount will not result in a lowering or withdrawal by any of the rating agencies of their respective ratings of any class of notes.

     If the balance of cash on deposit, together with the amount available for drawing under any eligible credit facilities, should fall below the liquidity reserve amount at any time (including as a result of MSAF group's determination that the liquidity reserve amount should be increased, as required by the rating agencies or otherwise), MSAF group may continue to make all payments, and any credit or liquidity enhancement facilities may be drawn to fund such payments, including required payments on the Notes, which rank prior to, or equally with, payments of the minimum principal payment amount on the class D notes under the indenture and any permitted accruals other than in respect of modification payments, provided that the balance of cash on deposit, together with the amount available for drawing under any eligible credit facilities, does not fall below the minimum liquidity reserve amount at its then current level. "Modification payments" refers to any capital expenditures for the purpose of effecting any optional improvement or modification of any aircraft, or for the optional conversion of any aircraft from a passenger aircraft to a freighter or mixed-use aircraft, for the purpose of purchasing or otherwise acquiring any engines or parts outside of the ordinary course of business. "Permitted accruals" refers to amounts in respect of expenses and costs that are not regular, monthly recurring expenses, including modification payments and refinancing expenses, if any, anticipated to become due and payable in any future interest accrual period. However, the balance of cash on deposit, together with the amount available for drawing under any eligible credit facilities, may fall below the minimum liquidity reserve amount at its then current level and MSAF group may continue to make payments of, and any credit or liquidity enhancement facilities may be drawn to fund such payments, all accrued and unpaid interest on any subclass of the most senior class of notes then outstanding to avoid an event of default, with respect to the notes and, on the final maturity date of any subclass thereof, principal of any subclass of the most senior class of notes then outstanding to avoid an event of default with respect to the notes.

     Amounts drawn under any eligible credit facility will either be repayable at the third level in the priority of payments, as set forth in the indenture before the first collection account top-up (any such facility, a "primary eligible credit facility") or at the 11(th) level in the priority of payments, before the second collection account top-up (any such facility, a "secondary eligible credit facility"). The "first collection account top-up" is the amount, if positive, equal to (A) the minimum liquidity reserve amount less (B) amounts available for drawing under any primary eligible credit facilities. The "second collection account top-up" is the amount, if positive, equal to (A) the liquidity reserve amount less (B) an amount equal to cash amounts reserved at the third level in the priority of payments plus amounts available for drawing under any eligible credit facilities.

     The liquidity reserve amount and the minimum liquidity reserve amount have been determined largely based on an analysis of historical experience, assumptions regarding MSAF group's future experience and the frequency and cost of certain contingencies in respect of the aircraft that we currently own, and are intended to provide liquidity for meeting the cost of maintenance obligations and non-maintenance, aircraft-related contingencies such as removing regulatory liens, complying with airworthiness directives and repossessing and re-leasing aircraft. In analyzing the future impact of these costs, assumptions have been made regarding their frequency and amount based upon historical experience. There can be no assurance, however, that historical experience will prove to be relevant in the future or that actual cash that we receive in the future will not be significantly less than that assumed. Any significant variation may materially adversely affect our ability to make payments of interest and principal on the notes.

     If at any time the aggregate outstanding principal balance of the Notes is less than or equal to the liquidity reserve amount, the balance of funds, if any, in the collection account will be distributed in accordance with the priority of payments.

     On March 15, 2000, in connection with the acquisition of additional aircraft and the issuance of the restricted notes, the liquidity reserve amount increased to approximately $125.2 million and the minimum liquidity reserve amount increased to approximately $30 million.

     ILFC Facility

     Under an amended and restated custody and loan agreement ILFC will hold all cash security deposits paid with respect to the aircraft in our portfolio except
(1) amounts that ILFC determines in good faith to be no longer held on behalf of a lessee, whether upon expiry of or default under the applicable lease or otherwise, (2) any cash security deposits in an amount exceeding three months' rent with respect to a single aircraft and paid by a single lessee and (3) certain security deposits that ILFC has transferred to MSAF group. ILFC will retain any interest accruing on amounts of aircraft security deposits that it holds.

     In addition ILFC will make loans to us which we may use for the same purposes as those for which the liquidity reserve amount may be applied, including to pay interest and minimum principal payment amounts payable under the indenture on the notes. ILFC's obligation to make such amounts available shall be limited to the ILFC facility commitment, which was approximately $29.6 million on February 29, 2000. The ILFC facility commitment was equal to (1) at any time before an early termination of the servicing agreement for a reason other than a sale of all the aircraft in our portfolio or the repayment or defeasance of our debt, the sum of (A) $10 million plus (B) total security deposits held by ILFC for our benefit at the time minus (C) all drawings that we have previously made under the ILFC facility that are required to be repaid to ILFC but not repaid at the time and (2) after either of those events, $10 million minus all ILFC facility drawn amounts required to be repaid to ILFC but not repaid at such time.

     The ILFC facility is a secondary eligible credit facility, so on the payment date following any drawing on the ILFC facility, we will be obligated, to the extent there are available collections remaining after payment of the minimum principal payment amount on the class D notes under the indenture, to repay amounts drawn under the ILFC facility to ILFC, together with accrued interest at 3% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months and compounded daily.

     ILFC's agreement to provide the ILFC facility will expire on the earliest of (1) May 1, 2025, (2) a sale of all the aircraft in our portfolio and (3) the repayment or defeasance of all our debt.

     ILFC's short-term unsecured debt is currently rated P-1 by Moody's, A-1+ by Standard & Poor's and D-1+ by DCR, so it is an eligible provider. At any time and for so long as ILFC is not an eligible provider, ILFC's obligations under the ILFC facility will be supported by an eligible credit facility satisfactory to MSAF group provided by an eligible provider at ILFC's expense.

     On March 15, 2000, in connection with the acquisition of additional aircraft and the issuance of the restricted notes, the ILFC facility commitment was increased to approximately $52.1 million.

     MSDW Facility

     Under the MSDW facility, MSDW will make loans to us which we may use for the same purposes as those for which the liquidity reserve amount may be applied, including to pay interest and minimum principal payment amounts on the notes. MSDW's obligation to make loans shall be limited to the MSDW facility commitment, which, on February 29, 2000, was equal to the sum of (1) $10 million minus (2) all drawings that we have previously made and not repaid under the MSDW facility.

     The MSDW facility is a secondary eligible credit facility, so on the payment date following any drawing on the MSDW facility, we will be obligated, to the extent that there are available collections remaining after payment of the minimum principal payment amount on the class D notes, to repay amounts drawn under the MSDW facility to MSDW, together with accrued interest at 3% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months and compounded daily.

     MSDW's agreement to provide the MSDW facility will expire on the earlier of
(1) a sale of all the aircraft and (2) the repayment or defeasance of all our debt. MSDW has been designated by the controlling trustees as an eligible provider. MSDW's long-term unsecured debt is currently rated Aa3 by Moody's, A+ by Standard & Poor's and AA by DCR.

     On March 15, 2000, in connection with the acquisition of additional aircraft and the issuance of the restricted notes, the MSDW facility commitment was increased to $30 million.

     Other Facilities

     There are currently no primary eligible credit facilities in place. We may put in place other eligible credit facilities from time to time, each of which shall be designated by the controlling trustees as a primary eligible credit facility or a secondary eligible credit facility. In addition, we may from time to time put in place other credit or liquidity enhancement facilities which are not eligible credit facilities. Amounts drawn under any such other facilities are payable at the 11(th) level in the order of priorities, before the second collection account top-up.

Interest Rate Sensitivity

     MSAF group's principal market risk exposure is to changes in interest rates. This exposure arises from its notes and the derivative instruments used by MSAF to manage interest rate risk.

     The terms of each subclass of the notes, including the outstanding principal amount and estimated fair value as of February 29, 2000 were as follows:

                        Outstanding
                     Principal Amount        Annual          Expected Final                            Estimated Fair
                      at February 29,    Interest Rate           Payment          Final Maturity          Value at
Subclass Of Note           2000        (payable monthly)          Date                 Date          February 29, 2000
----------------     ----------------  -----------------     ------------------   ---------------    -----------------
                         $(000's)
Subclass A-1 (1).        $400,000          LIBOR+0.21%       March 15, 2000         March 15, 2023       $400,000
Subclass A-2.....         229,516          LIBOR+0.35%       September 15, 2005     March 15, 2023        229,085
Subclass B-1.....          90,044          LIBOR+0.65%       March 15, 2013         March 15, 2023         87,610
Subclass C-1.....          99,910                6.90%       March 15, 2013         March 15, 2023         85,236
Subclass D-1.....         110,000                8.70%       March 15, 2014         March 15, 2023         95,700

----------

(1)  The subclass A-1 notes were refinanced on March 15, 2000.


     Interest Rate Risk Management

     MSAF's policy is not to be adversely exposed to material movements in interest rates. Our leasing revenues are generated primarily from rental payments, which are currently entirely fixed but may be either fixed or floating with respect to future leases. In general, an interest rate exposure arises to the extent that our interest obligations in respect of our notes do not correlate with rental payments for different rental periods, including rental payments attributable to existing and future leases. Future leases are relevant because the duration of our obligations under our floating rate notes is significantly longer than the duration of lease income under our fixed rate leases. We currently manage this exposure by entering into swaps and purchasing options to enter into swaps. In the future we may also use other derivative instruments. Currently, our aim is to manage the exposure created by our floating interest rate obligations given that future lease rates on new leases may not be repriced at levels which fully reflect changes in market interest rates in the previous lease period. Accordingly, our current swap portfolio tries to minimize the risk created by our longer term floating interest rate obligations and measures that risk by reference to the duration of those obligations and the expected sensitivity of future lease rates to future market interest rates.

     The controlling trustees are responsible for reviewing and approving the overall interest rate management policies and transaction authority limits. Our financial advisor, Morgan Stanley & Co. Incorporated, assists us in developing and implementing our interest rate risk management policies.

Current Swap Portfolio

     As of February 29, 2000, MSAF group was a party to seven interest rate swaps with Morgan Stanley Capital Services, Inc. In five of these swaps MSAF group paid a fixed monthly coupon and received one month LIBOR and in two of these swaps MSAF group paid one month LIBOR and received a fixed monthly coupon on the notional balances as set out below.

                                                                                                         Estimated Fair
                                                                                         Fixed               Value
                                                                   Fixed Monthly        Monthly         at February 29,
 Notional Balance     Effective Date          Maturity Date          Pay Rate         Receive Rate            2000
 ----------------     --------------          -------------          --------         ------------      -----------------
     ($000's)                                                           (%)               (%)               ($000's)
     $300,000        November 12, 1997      November 15, 2000          6.1325               --           $    602
      200,000        November 12, 1997      November 15, 2002          6.2150               --              4,078
      200,000        November 12, 1997      November 15, 2004          6.2650               --              7,366
      150,000        November 12, 1997      November 15, 2007          6.3600               --              8,036
       50,000        November 12, 1997      November 15, 2009          6.4250               --              3,060
      150,000        February 19, 1998      November 15, 2007            --               5.860           (12,496)
       50,000        February 19, 1998      November 15, 2009            --               5.905            (4,881)


     On March 15, 2000, in connection with the acquisition of additional aircraft and the issuance of the restricted notes, MSAF group became a party to six additional interest rate swaps, in which it pays a fixed monthly coupon and receives one month LIBOR on the notional balances as set forth below.

                                                                     Fixed Monthly      Fixed Monthly
   Notional Balance      Effective Date          Maturity Date          Pay Rate         Receive Rate
   ----------------      --------------          -------------          --------         ------------
       ($000's)                                                            (%)                (%)
       $100,000         January 24, 2000       November 22, 2006          7.3365               --
        100,000         January 24, 2000       November 22, 2009          7.4450               --
        100,000         January 24, 2000       November 22, 2011          7.4600               --
        100,000         January 24, 2000       November 22, 2014          7.3550               --
        100,000         January 24, 2000       November 22, 2019          7.3690               --
        200,000         February 25, 2000      February 25, 2002          7.1200               --


     Policy Review

     We regularly review our hedging requirements. In the future we expect to seek to enter into further swaps or unwind part or all of the existing and any future swaps. In addition, if we acquire additional aircraft, we will need to rebalance our position.

Counterparties

     We will monitor counterparty risk on an ongoing basis. Counterparties will be subject to the prior approval of the controlling trustees. Our counterparties are currently all affiliates of MSDW. Future counterparties may consist of the affiliates of major U.S. and European financial institutions (including special-purpose derivative vehicles) which have credit ratings, or which provide collateralization arrangements, consistent with maintaining the ratings of our notes.

                            DESCRIPTION OF THE NOTES

     The following description is a summary of the provisions of all of our outstanding notes, the indenture, the security trust agreement, the cash management agreement and other agreements. It does not restate these agreements in their entirety. We urge you to read the indenture and the security trust agreement because these agreements define your rights as holders of the notes. The following discussion uses terms that have specific definitions in the indenture and other transaction agreements. You should refer to the Index of Defined Terms beginning on page I-1 for a glossary of the defined terms used in this prospectus.

General

     We have issued the notes in registered form only and in minimum denominations of $100,000 and integral multiples of $1,000 in excess of $100,000.

     The notes are obligations of MSAF only and are not secured by the aircraft. The notes do not represent obligations of any lessee, MSDW, the trustee or ILFC. Bankers Trust Company is the trustee under the indenture.

     Form

     MSAF will issue each subclass of notes as one or more global notes. Each global note will be registered in the name of Cede & Co., as nominee of DTC, and will be deposited with Bankers Trust Company, the trustee, as custodian for DTC. Beneficial interests in the notes therefore will be in electronic, book-entry form and shown only on, and transfers thereof will be effected only through, records maintained by DTC or its nominee and its participants.

     You will receive a definitive note in exchange for your book-entry interests only under the circumstances described under "Book-Entry Registration, Global Clearance and Settlement -- Definitive Notes". You should also refer to "Book-Entry Registration, Global Clearance and Settlement" for a description of how book-entry interests in the notes and definitive notes may be held and transferred and how payments on them will be distributed.

     Ratings

     Each subclass of notes is rated as of the date of this prospectus as follows:

                                         Rating Agencies
                             ------------------------------------
                             Standard&Poor's    Moody's       DCR
                             ---------------    -------       ---
Subclass A-2 Notes......             AA          Aa2         AA
Subclass A-3 Notes......             AA          Aa2         AA
Subclass A-4 Notes......             AA          Aa2         AA
Subclass A-5 Notes......             AA          Aa2         AA
Subclass B-1 Notes......              A           A2          A
Subclass B-2 Notes......              A           A2          A
Subclass C-1 Notes......            BBB         Baa2        BBB
Subclass C-2 Notes......            BBB         Baa2        BBB
Subclass D-1 Notes......             BB          Ba2         BB


     The ratings of the notes address the likelihood of the timely payment of interest and the ultimate payment of principal and premium, if any, on the notes. The rating agencies have not rated our ability to pay step-up interest on any subclass of the notes. The ratings assigned to the notes do not address the effect of any imposition of any withholding tax on any payments under the leases, the notes or otherwise.

     A rating is not a recommendation to buy, sell or restricted notes because the ratings do not address market price or suitability for a particular investor and may be subject to revision, suspension or withdrawal at any time by the assigning rating agency. If a rating agency lowers, suspends or withdraws its rating of any subclass of notes, no person or entity has any obligation to support MSAF's obligations under the notes in any way.

Payments and Distributions

     On each payment date, the trustee will pay (or will instruct a paying agent appointed in Luxembourg to pay) to the noteholders the amount of interest, principal and any premium then due on the notes of each subclass, so long as the trustee or paying agent confirms that it has received these amounts by 1:00 p.m. (New York time) on the payment date. If the trustee or the paying agent confirms receipt of the payment after that time, then it will pay to the noteholders these amounts on the business day after the business day it received the payment. With respect to a payment date other than the final payment date relating to any subclass of notes, the trustee or paying agent will make relevant payments to the noteholders of record on the record date immediately preceding such payment date. The final distribution with respect to any note, however, will be made only upon presentation and surrender of such note by the noteholder or its agent (including any holder in street name) at the office or agency of the trustee or paying agent. So long as the notes are listed on the Luxembourg Stock Exchange, we must appoint and maintain a paying agent in Luxembourg.

Payment of Principal and Interest

     General

     The notes are direct obligations of MSAF and are not secured by the aircraft. Our only sources of payment for the notes and our other obligations are:

     o    the payments made by the lessees under the leases;

     o    proceeds from any sales or other dispositions of our assets;

     o net payments to us received under our swap agreements (and any other hedging instruments we may enter into);

     o    interest earned on the investment of cash balances; and

     o    net cash proceeds received from the sale of refinancing notes.

     The notes are subordinated to expenses and other obligations we have, according to the order of priorities that we describe under "-- Priority of Payments". Each class and subclass of notes has the priority given to it according to the priority of payments in the indenture. On any payment date we may not make any payment of principal, interest or any premium on any class of notes unless we have also made all payments ranking higher in the priority of payments on that date. The subordination provisions of the indenture may not be amended or modified without the agreement of each swap provider, each holder of a class of notes that is affected by the amendment or modification and each holder of any class of notes that ranks senior to an affected class. The priority of the expenses and payments under swap agreements may not be amended or modified under any circumstances.

     If an event of default occurs, then the holders of a class of notes (except the class A notes) may not give a default notice or exercise any other remedy until all amounts owed by us under the more senior classes of notes have been paid.

     Under the leases, the lessees must make rental and other payments and related collateral payments directly to the rental account held in the name of the security trustee. This amount will then be transferred, within one business day of receipt, to the collection account, except for limited amounts that must be left on deposit to comply with local laws. Any amounts that we receive that are required to be segregated will be transferred to the lessee funded account. Unsegregated amounts that we receive will be transferred directly to the collection account. On the basis of our assumptions, we expect these amounts will be sufficient to pay the principal, interest and any premium, on the notes and all other amounts payable by us to the trustee, the swap providers and the service providers, in each case when and as due.

     Interest

     Each note bears interest on the outstanding principal balance, payable monthly in arrears on each payment date. An interest accrual period is the period from and including a payment date up to but excluding the next payment date. The final interest accrual period for each subclass of notes will end on but exclude the final maturity date or the date upon which all principal, interest and any premium on such subclass of notes is paid in full. Each subclass of notes will bear interest for each interest accrual period at the rate per annum set forth on page 2 of this prospectus.

     Interest on the subclass A-3, A-4, A-5, B-1 and B-2 notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in an interest accrual period. Interest on the subclass C-1, C-2 and D-1 notes will be calculated on the basis of one-twelfth of an annual interest payment on the outstanding principal balance and in the case of an incomplete interest accrual period on the basis of a 360-day year consisting of twelve 30-day months.

     If we do not repay the subclass A-3, A-4 or B-2 notes in full on or before their expected final payment date, additional interest will accrue on the subclass A-3 and A-4 notes at the rate of 1.00% per annum and on the subclass B-2 notes at the rate of 1.50% per annum, until such notes are repaid in full. We refer to this additional interest as "step-up interest". We may also issue additional notes or refinancing notes that will accrue step-up interest after their expected final payment date. Step-up interest will be subordinated to other amounts payable on the class A, B, C and D notes, including accrued and unpaid interest, the Minimum Principal Payment Amount and the Scheduled Principal Payment Amount. The rating agencies have not rated our ability to pay step-up interest.

     Reference Agency Agreement

     For the purpose of calculating the rate of interest payable on the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes, we have entered into a reference agency agreement with the trustee, Bankers Trust Company as reference agent and the cash manager. The reference agent determines LIBOR for each interest accrual period on a reference date, the date that is two business days before the payment date on which the interest accrual period begins.

     Under the reference agency agreement, the reference agent determines LIBOR as follows:

     On each reference date, the reference agent will determine LIBOR as the per annum offered rate for deposits in U.S. dollars for a period of one month that appears on the display designated as page "3750" on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying LIBOR of major banks for U.S. dollar deposits) at approximately 11:00 a.m. (London time).

     If this offered rate is replaced by the corresponding rates of more than one bank, then the determination of LIBOR shall be made on the basis of the average of the rates (being at least two) that appear. If these rates do not appear or the Telerate page is unavailable, the reference agent will request that each of the banks or a substitute reference bank in London provide the reference agent with its offered quotation to prime banks for dollar deposits in London for the next interest accrual period as at 11:00 a.m. (London time) on the reference date. In this case, the floating rate of interest for each subclass of notes will be the average of the quotations received (at least two) plus the applicable interest spread over LIBOR (and step-up interest, if payable).

     If one or no reference bank provides a quotation, the reference agent will select New York City banks which provide quotations for their U.S. dollar lending rate to leading European banks on the reference date for the next interest accrual period. In this case, the interest rate for the next interest accrual period will be the average of these quotations plus the applicable interest spread over LIBOR (and step-up interest, if payable). If the banks selected do not provide these quotations, the interest rate will be the rate that applied to the last interest accrual period.

     Once it determines the interest rate, the reference agent will calculate the interest amount for the interest accrual period for the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes as:

    Interest amount =  P x I x    N
                               --------
                                 360
where:

P = outstanding principal balance of the subclass at the beginning of the interest accrual period, as estimated by the reference agent

I = applicable interest rate for the subclass for the interest accrual period and

N =  number of days in the interest accrual period

     The reference agent's determination of LIBOR, the interest rate and the interest amount for the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes (in the absence of negligence, wilful default, bad faith or manifest error) will be conclusive and binding upon all parties.

     For the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes, the reference agent will give notice of applicable LIBOR, the payment date, the interest rate for the relevant interest accrual period and the amount of interest on the subclass to MSAF, the listing agent for the Luxembourg Stock Exchange and the cash manager. Holders of the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes may obtain such information at the offices of the listing agent or paying agent in Luxembourg or otherwise in the cash reports provided to noteholders by the trustee on the second business day before each payment date and any other date for distribution of any payments with respect to the notes.

     If the reference agent does not or is unable to determine the interest rate and amount for an interest accrual period as described above, the administrative agent will determine such rate of interest or calculate such interest amount in accordance with the provisions described above.

     MSAF reserves the right to terminate the appointment of the reference agent at any time on 30 days' notice and to appoint a replacement reference agent in its place. Notice of any such termination will be given to the holders of the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes. The reference agent may not be removed or resign its duties unless a successor has been appointed.

     Principal Amortization

     For each class of notes, only to the extent that there are sufficient funds in the collection account, principal will be distributed on each payment date equal to the sum of the following amounts:

     o    the Minimum Principal Payment Amount;

     o    the Scheduled Principal Payment Amount;

     o the Supplemental Principal Payment Amount (only applicable to the class A and class B notes); and

     o redeemed principal as described below in paragraphs (21) through (24) under "-- Priority of Payments".

     If we issue any additional notes or refinancing notes, each issuance will be a new subclass of the relevant class of notes.

     In the following discussion, we use the defined terms "Assumed Portfolio Value" and "Adjusted Portfolio Value". These terms have the following meanings:

     For each payment date, the "Assumed Portfolio Value" will equal the sum of the Assumed Values of all aircraft in the portfolio on the calculation date preceding the payment date. On that date, the "Assumed Value" of an aircraft will be calculated as follows:

     Assumed Value = IAV x    DF(t)
                              -----
                              DF(c)

     where:

     IAV =   the "initial appraised value" of that aircraft,

     DF(t) = the depreciation factor for that aircraft on the relevant calculation date and

     DF(c) = the depreciation factor for that aircraft on the relevant acquisition date

     For each aircraft, "initial appraised value" means the average of three appraised base values of the aircraft as of a date not more than six months before the date we acquired the aircraft.

     For each aircraft, the depreciation factor at time "t" will be calculated as follows:

           (     (   t    )  )
DF(t)  =   (  1  (  ---   )  ) x 1.02(t)
           (     (  EUL   )  )

where:

t    =  age of the aircraft in years and
EUL  =  the expected useful life of the aircraft (which we assume is 25 years);

provided that the depreciation factor shall not be less than zero at any time.

     The depreciation factors produce a "depreciation curve" that assumes that the value of an aircraft will decline at an accelerating rate as the aircraft ages. We have used the depreciation factors described above solely for the purpose of determining repayments of principal of the notes. They are not intended to predict or conform to actual declines in aircraft values over any period. Furthermore, variables used to calculate the depreciation factor will change as the composition of the portfolio changes through acquisitions and sales of aircraft. Finally, we may in the future apply different depreciation factors or alternative methodologies to express the assumed decline in values of additional aircraft. In addition, the Minimum Class Percentages, the Scheduled Class Percentages and the Supplemental Class Percentages for the class A and class B notes and Minimum Target Principal Balances and Scheduled Target Principal Balances for the class C and class D notes will change as additional aircraft are acquired. The Pool Factors and the Extended Pool Factors for each subclass that are described below will not change as the composition of the portfolio changes.

     For each payment date, the "Adjusted Portfolio Value" will equal the sum of the Adjusted Values of all aircraft in the portfolio on the calculation date preceding the payment date. On that date, the "Adjusted Value" of an aircraft will be calculated as follows:

Adjusted Value  =    AAV  x  DF(t)
                             -----
                             DF(A)

where:

AAV   = the "average appraised value" of that aircraft,

DF(t) = the depreciation factor for that aircraft on the relevant calculation date and

DF(A) = the depreciation factor for that aircraft on the date of the most recent appraisal.

     For each aircraft, "average appraised value" means the average of three appraised base values of that aircraft as of the date of the most recent appraisal.

     Minimum Principal Payment Amount. For each class of notes, on each payment date, the "Minimum Principal Payment Amount" will be calculated as follows:

     Minimum Principal Payment Amount = OPB - MTPB

where:

OPB = the outstanding principal balance of such class and MTPB = the "Minimum Target Principal Balance" for such class as described below;

provided that the Minimum Principal Payment Amount may not be less than zero on any payment date.

     The "Minimum Target Principal Balance" will be calculated differently for each class of notes.

     For the class A and class B notes, the Minimum Target Principal Balance will be calculated as follows:

     Minimum Target Principal Balance = MCP x APV

where:

MCP = the "Minimum Class Percentage" as set forth in Appendices 6 and 7 to this prospectus and
APV = the "Assumed Portfolio Value" for the payment date as defined above.

     You should refer to Appendix 5 to this prospectus for a schedule of the Assumed Portfolio Value for each month through the final maturity date of the notes.

     In the case of the class A notes only, if the outstanding principal balance of the class A notes (including any additional notes and refinancing notes) is greater than the Adjusted Portfolio Value (as described above), then the Minimum Target Principal Balance of the class A notes will be equal to the Scheduled Target Principal Balance of the class A notes (as described below).

     For the class C and class D notes, the Minimum Target Principal Balance for each payment date is set out in Appendices 8 and 9 to this prospectus.

     Scheduled Principal Payment Amount. For each class of notes, on each payment date, the "Scheduled Principal Payment Amount" will be calculated as follows:

     Scheduled Principal Payment Amount = OPB - STPB

where:

OPB = the outstanding principal balance of such class (after giving effect to any payment of the Minimum Principal Payment Amount for such class) and

STPB = the "Scheduled Target Principal Balance" for such class as described below;

provided that the Scheduled Principal Payment Amount may not be less than zero on any payment date.

     The "Scheduled Target Principal Balance" will be calculated differently for each class of notes.

     For the class A notes, on each payment date, the Scheduled Target Principal Balance will be calculated as follows:

     Scheduled Target Principal Balance = SCP x AAPV

where:

SCP = the "Scheduled Class Percentage" on that payment date, as set forth in Appendix 6 to this prospectus and

AAPV = the lesser of (A) the Assumed Portfolio Value on that payment date and
       (B) 105% of the AdjustedPortfolio Value on that payment date

     For the class B notes, on each payment date, the Scheduled Target Principal Balance will be calculated as follows:

     Scheduled Target Principal Balance = SCP x APV

where:

SCP = the Scheduled Class Percentage on that payment date, as set forth in Appendix 7 to this prospectus and

APV = the Assumed Portfolio Value on that payment date.

     For the class C and class D notes, on each payment date, the Scheduled Target Principal Balance is set out in Appendices 8 and 9 to this prospectus.

     Supplemental Principal Payment Amount. For the class A and class B notes, on each payment date, the "Supplemental Principal Payment Amount" will be calculated as follows:

     Supplemental Principal Payment Amount = OPB - SupTPB

where:

OPB    = the outstanding principal balance of such class (after giving effect to any payment of the Minimum Principal Payment Amount and the Scheduled Principal Payment Amount for such class) and

SupTPB = the "Supplemental Target Principal Balance" for such class as described below;

provided that the Supplemental Principal Payment Amount may not be less than zero on any payment date.

     For the class A and class B notes, on each payment date, the "Supplemental Target Principal Balance" will be calculated as follows:

     Supplemental Target Principal Balance = SCP x APV

where:

SCP = the "Supplemental Class Percentage" on that date, as set forth in Appendices 6 and 7 to this prospectus and

APV = the Assumed Portfolio Value on that date.

     Allocation of Principal Among Subclasses of Notes; Intra-Class Priority of Payments

     If, on a payment date, we must pay a principal amount on a class of notes according to the order of priorities, then the available amount will be allocated between relevant subclasses in the following order of priority. The "remaining principal balance" of any subclass is the outstanding principal balance of that subclass on the applicable payment date after giving effect to any payments ranking higher in either this order of priorities or the order of priorities among classes described in "-- Priority of Payments" and the "remaining allocation" is the amount of available collections being allocated among subclasses, after giving effect to any payments ranking higher in this order of priorities.

     (1) First, to each subclass in order of the subclass that was issued first, the Extension Amount for that subclass. The "Extension Amount" will be calculated as follows:

     Extension Amount = RPB - (EPF x IPB)

where:

RPB = the remaining principal balance of the subclass,

EPF = the "Extended Pool Factor" for the subclass, as set forth in Appendix 11 to this prospectus and

IPB = the initial principal balance of the subclass at the time it was issued;

provided that the Extension Amount may not be less than zero.

     If two or more subclasses were issued on the same date, available collections will be applied to each of those subclasses proportionally according to, but not to exceed, the Extension Amounts of those subclasses.

     (2) Second, to each subclass, any remaining allocation proportionally according to the amount of but not more than the Pool Factor Amount for that subclass. The "Pool Factor Amount" will be calculated as follows:


     Pool Factor Amount = RPB - (PF x IPB)

where:

RPB = the remaining principal balance of the subclass,

PF = the "Pool Factor" for the subclass, as set forth in Appendix 10 to this prospectus and

IPB = the initial principal balance of the subclass at the time it was issued;

provided that the Pool Factor Amount may not be less than zero.

     (3) Third, to each subclass with an expected final payment date on or before the payment date, in order of the subclass that was issued first, any remaining allocation.

     If two or more subclasses were issued on the same date, the remaining allocation will be applied to them in order of the subclass with the earliest expected final payment date. If two or more of those subclasses have the same expected final payment date, then the remaining allocation will be applied proportionally according to the remaining principal balances of these subclasses.

     (4) Fourth, to each subclass with an Excess Amortization Date (as set forth below) on or before the payment date, any remaining allocation proportionally according to the remaining principal balances of these subclasses.


     (5) Fifth, to each subclass in order of the earliest expected final payment date, any remaining allocation.


     If two or more subclasses have the same expected final payment date, then available collections will be applied proportionally to those subclasses according to the remaining principal balances of these subclasses.

     The "Excess Amortization Date" for each subclass of the notes is as set out below:

Subclass of Notes                     Excess Amortization Date
-----------------                     ------------------------
Subclass A-2......................    April 15, 1998
Subclass A-3......................    March 15, 2002
Subclass A-4......................    March 15, 2003
Subclass A-5......................    April 15, 2000
Subclass B-1......................    April 15, 1998
Subclass B-2......................    March 15, 2007
Subclass C-1......................    March 15, 2013
Subclass C-2......................    October 15, 2016
Subclass D-1......................    March 15, 2010

     Refinancing

     We may repay any subclass of notes, in whole or in part, on any date with the proceeds of the issuance of any refinancing notes issued in accordance with the "Limitation on Indebtedness" covenant under the indenture. The amount we will repay in connection with the refinancing of any subclass of notes will be equal to the redemption price for such subclass that would be payable if we were to redeem the notes on the refinancing date plus accrued and unpaid interest.

     At least five days but not more than 30 days before the proposed refinancing date, the trustee will give notice of the refinancing to each holder of such subclass of notes in accordance with the notice provisions contained in the indenture. In connection with any refinancing, we will deposit in the refinancing account an amount equal to the redemption price, plus an amount sufficient to pay or provide for all accrued and unpaid interest as of the refinancing date. Each notice of refinancing will state:

      o   the applicable refinancing date;

      o the redemption price of the notes to be repaid and the amount of accrued but unpaid interest payable;

      o   that notes of the subclass to be repaid must be surrendered; and

      o that, unless we default in the payment of the redemption price and any accrued and unpaid interest, interest will cease to accrue on the subclass of notes to be refinanced, on and after the refinancing date. Once a notice of refinancing is published, each subclass of notes to which it applies will become due and payable on the refinancing date at their redemption price, together with accrued and unpaid interest.

     We intend to refinance the subclass A-3, A-4 and B-2 notes on their expected final payment dates by issuing and selling refinancing notes in the capital markets. If we are unable to repay any subclass A-3, A-4 or B-2 notes in full at their expected final payment dates, we will pay additional interest of 1.00% per annum on the subclass A-3 or A-4 notes and 1.50% per annum on the subclass B-2 notes, until such notes are repaid in full. However, our failure to refinance the subclass A-3, A-4 or B-2 notes by their expected final payment dates will not constitute an event of default. If we are unable to refinance the subclass A-3, A-4 or B-2 notes on their expected final payment dates, then that subclass will thereafter be entitled to a principal repayment schedule intended to ensure that the remaining outstanding principal balance of the subclass A-3, A-4 or B-2 notes will be repaid in full on or before their final maturity date.

     Redemption

     Optional Redemption. On any payment date, we may, at our election, redeem any subclass of the notes out of any amounts other than available collections (including proceeds from refinancing notes or from third parties), in whole or in part, at the applicable "redemption price" plus accrued but unpaid interest.

     In the case of an optional redemption:

      o the redemption price of the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes will be the outstanding principal balance of the subclass being redeemed multiplied by the redemption premium set out in the table below;

      o the redemption price of the subclass C-1 and C-2 notes will be the higher of:

          o the discounted present value of Scheduled Principal Payment Amounts and interest from the redemption date to the applicable expected final payment date, discounted at the applicable Treasury yield plus 1.00%

       or

          o the outstanding principal balance on the redemption date;

      o the redemption price in respect of a redemption of the subclass D-1 notes occurring before March 15, 2003 will equal the higher of:

          o the discounted present value of Scheduled Principal Payment Amounts of the subclass D-1 notes and interest through, but not including March 15, 2003, plus the product of the applicable redemption premium set out in the table below and the assumed outstanding principle balance for March 15, 2003 discounted at a rate equal to the Treasury yield plus 1.00%

      or

          o  the outstanding principal balance on the redemption date; and

      o the redemption price in respect of a redemption of the subclass D-1 notes occurring on or after March 15, 2003 will be the outstanding principle balance on the redemption date being redeemed multiplied by the redemption premium set out in the table below.

                                                                 Redemption Premium
                               ---------------------------------------------------------------------------------------
                               Subclass     Subclass     Subclass     Subclass     Subclass     Subclass     Subclass
Redemption Date                A-2 Notes    A-3 Notes    A-4 Notes    A-5 Notes    B-1 Notes    B-2 Notes    D-1 Notes
---------------                ---------    ---------    ---------    ---------    ---------    ---------    ---------
On or after March 15, 2000.    101.00%      101.00%      101.50%      101.50%      102.00%      101.75%      --
On or after March 15, 2001.    100.50%      100.50%      101.00%      101.00%      101.50%      101.50%      --
On or after March 15, 2002.    100.00%      100.00%      100.50%      100.75%      101.00%      101.25%      --
On or after March 15, 2003.    --           --           100.00%      100.50%      100.50%      101.00%      105.25%
On or after March 15, 2004.    --           --           --           100.25%      100.00%      100.75%      104.50%
On or after March 15, 2005.    --           --           --           100.00%      --           100.50%      103.75%
On or after March 15, 2006.    --           --           --           --           --           100.25%      103.00%
On or after March 15, 2007.    --           --           --           --           --           100.00%      102.25%
On or after March 15, 2008.    --           --           --           --           --           --           101.50%
On or after March 15, 2009.    --           --           --           --           --           --           100.75%
On or after March 15, 2010.    --           --           --           --           --           --           100.00%
On or after March 15, 2011.    --           --           --           --           --           --           --



     Treasury yield means, on any payment date the interest rate (expressed as a monthly equivalent yield) determined to be the rate equivalent to the semiannual yield to maturity (and, in the case of United States Treasury bills, converted to a bond equivalent yield) for United States Treasury securities maturing on the Average Life Date of such subclass and trading in the public securities markets, either

      o as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such subclass and (B) the other maturing as close as possible to, but later than, the Average Life Date of such subclass in each case as published in the most recent H.15 (519)

               or

      o if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such subclass is reported in the most recent H.15 (519), such weekly average yield to maturity as published in such H.15 (519).

     "H.15 (519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of the Treasury Yield with respect to the subclass C-2 notes shall be the fourth business day prior to the applicable payment date and the "most recent H.15 (519)" means the H.15 (519) published prior to the close of business on the fourth business day prior to the applicable payment date.

     "Average Life Date" is the date which follows the applicable payment date by a period equal to the Remaining Weighted Average Life of such subclass. "Remaining Weighted Average Life" with respect to any subclass of notes on any payment date is calculated as follows:

Remaining Weighted Average Life =     1     x      M         (P(t) x t)
                                     ---      [the sum of]
                                     OPB          t=0

where:

OPB  = the outstanding principal balance of such subclass on such payment date,

t    = the number of days to each payment date occurring on or after such payment date for such subclass,

P(t) = the Scheduled Principal Payment Amount due on the payment date t days after such payment date, and

M    = the final payment date for such subclass.

     Redemption from Available Collections. On each payment date, we will apply available collections to make distributions in accordance with the order of priorities described under "-- Priority of Payments". On each payment date, therefore, we must redeem any subclass of notes to the extent that there are available collections remaining at the levels in the order of priorities at which we are required to make a payment of principal on that subclass of notes.

     In the case of a redemption from available collections:

      o the redemption price of the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes will be the outstanding principal balance of the subclass being redeemed, without premium; and

      o the redemption price of the subclass C-1, C-2 and D-1 notes will be the same redemption price as in the case of an optional redemption, as described above.

     Redemption for Taxation Purposes. All payments of principal, interest and premium, if any, that we make in respect of any notes will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature unless required by law. If such withholding or deduction is required by law, we will not be obliged to pay any additional amounts in respect of such withholding or deduction.

     If at any time:

     (a) we are, or on the next payment date will be, required to make any withholding or deduction under the laws or regulations of any applicable tax authority with respect to any payment in respect of any subclass of notes; or

     (b) we are or will be subject to any circumstance (whether by reason of any law, regulation, regulatory requirement or double-taxation convention, or the interpretation or application thereof, or otherwise) leading to the imposition of a tax (whether by direct assessment or by withholding at source) or other similar imposition by any jurisdiction which would

          (1) materially increase our cost of making payments in respect of any subclass of notes or of complying with our obligations under or in connection with any notes;

               (2) materially increase our operating or administrative expenses; or

               (3) otherwise obligate us or any of our subsidiaries to make any material payment on, or calculated by reference to, the amount of any sum received or receivable by us, or by the administrative agent on behalf of us as contemplated by the administrative agency agreement;

then we will inform the trustee at such time of any such requirement or imposition and shall use our best efforts to avoid the effect of the same. We shall take no action to avoid such effects unless each rating agency has confirmed that such action will not result in the lowering or withdrawal by it of its current rating of any subclass of MSAF notes then outstanding.

     If, after using our best efforts to avoid the adverse effect described above, we have not avoided such effects, then on any payment date we may, at our election, redeem the outstanding principal balance of the notes of any or all subclasses to which such withholding or deduction applies, in whole but not in part, at the redemption price plus accrued but unpaid interest. However, any such redemption may not occur more than 30 days before the time at which the requirement or imposition described in (a) or (b) above is to become effective.

     In the case of a redemption for taxation purposes, the redemption price of any subclass of notes being redeemed will be the outstanding principal balance of that subclass without premium.

     Method of Redemption. If we propose to make an optional redemption or a redemption for taxation purposes, at least 20 days but not more than 60 days before the redemption date, the trustee will give notice of such redemption to each holder of such subclass of notes. If we redeem any subclass of notes in part, we will apply the redemption price proportionally to each holder of that subclass. If we redeem any subclass of notes in whole, other than a redemption for taxation purposes, we will deposit in the defeasance/redemption account the redemption price, together with an amount sufficient to pay or provide for all of the accrued and unpaid interest as of the redemption date. If we redeem all or any part of a subclass of notes with available collections as required by the priority of payments, we will send no notice of redemption.

     Each notice of redemption will state:

     o    the applicable redemption date,

     o    the trustee's arrangements for making payments due,

     o    the redemption price of the notes to be redeemed,

     o in the case of redemptions in whole, that notes of the subclass to be redeemed must be surrendered (which action may be taken by any holder of the notes or its authorized agent) to the trustee to collect the redemption price and accrued and unpaid interest on such notes, and

     o in the case of redemptions in whole, that, unless we default in the payment of the redemption price and any accrued and unpaid interest thereon, interest on the subclass of notes called for redemption will cease to accrue on and after the redemption date.

     Once a notice of redemption for a redemption in whole is mailed, each subclass of notes to which it applies will become due and payable on the redemption date at its redemption price, together with accrued and unpaid interest thereon.

     Defeasance

     We may at any time terminate all of our obligations under the notes and the indenture. This is known as "legal defeasance". Legal defeasance will not apply to (1) our obligations relating to the defeasance trust or (2) our obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a register in respect of the notes.

     In addition, we at any time may terminate our obligations under the covenants described under "-- Indenture Covenants" and "-- Operating Covenants" and the events of default described under "-- Events of Default and Remedies" other than those described in clauses (1), (2), (3), (5) (solely with respect to MSAF) and (6) (solely with respect to MSAF). This is known as "covenant defeasance".

     We may exercise our legal defeasance options even if we have already exercised the covenant defeasance option. If we exercise our legal defeasance options, payment of the notes may not be accelerated because of an event of default. If we exercise our covenant defeasance options, payment of the notes may not be accelerated because of the events of default described under "-- Events of Default and Remedies" other than those described in clauses (1), (2),
(3), (5) (solely with respect to MSAF) and (6) (solely with respect to MSAF).

     In order to exercise either defeasance option, we must irrevocably deposit in trust with the trustee any combination of cash or obligations of the U.S. Government as will be sufficient for the payment of principal, premium (if any), and interest on the notes to redemption or maturity. We also must comply with other conditions, including delivering to the trustee an opinion of counsel to the effect that holders of the notes (1) will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and defeasance and (2) will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, the opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable United States federal income tax law.

     Priority of Payments

     On each payment date, the administrative agent will withdraw all amounts on deposit in the collection account and will distribute them in the order of priority set forth below. Any amount below will be paid only if all amounts ranking senior to that amount are paid in full on the payment date.

     (1) First, to the expense account, or directly to the relevant expense payees, an amount equal to the required expense amount and then to the relevant expense payees;

     (2)  Second, the following amounts:

          (A) to the holders of each subclass of class A notes, all accrued and unpaid interest excluding step-up interest, if applicable, on such subclass of class A notes proportionately according to the amount of accrued and unpaid interest on such subclass of class A notes; and

          (B) proportionately, to any swap provider, an amount equal to any payment, other than subordinated swap payments, due from MSAF under any swap agreement;

     (3) Third, (1) first, to any persons providing primary eligible credit facilities, any amounts then payable to such persons under the terms of their respective primary eligible credit facilities and (2) then, retain in the collection account an amount, if positive, equal to (A) the minimum liquidity reserve amount less (B) amounts available for drawing under any primary eligible credit facilities;

     (4) Fourth, to the holders of class A notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Minimum Principal Payment Amount with respect to the class A notes;

     (5) Fifth, to the holders of each subclass of class B notes, all accrued and unpaid interest, excluding step-up interest, if applicable, on such subclass of class B notes proportionately according to the amount of accrued and unpaid interest on such subclass of class B notes;

     (6) Sixth, to the holders of class B notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Minimum Principal Payment Amount with respect to the class B notes;

     (7) Seventh, to the holders of each subclass of class C notes, all accrued and unpaid interest, excluding step-up interest, if applicable, on such subclass of class C notes proportionately according to the amount of such accrued and unpaid interest on such subclass of class C notes;

     (8) Eighth, to the holders of Class C notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Minimum Principal Payment Amount with respect to the class C notes;

     (9) Ninth, to the holders of each subclass of class D notes, all accrued and unpaid interest, excluding step-up interest, if applicable, on such subclass of class D notes proportionately according to the amount of such accrued and unpaid interest on such subclass of class D notes;

     (10) Tenth, to the holders of class D notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Minimum Principal Payment Amount with respect to the class D notes;

     (11) Eleventh, (1) first, to any persons providing credit or liquidity enhancement facilities that are not primary eligible credit facilities, any amounts then payable to such persons under the terms of their facilities and (2) then, retain in the collection account an amount, if positive, equal to (A) the liquidity reserve amount less
          (B) the sum of the amount of cash reserved under (3) above plus the amounts available for drawing under any eligible credit facilities;

     (12) Twelfth, to the holders of class A notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of notes; Intra-Class Priority of Payments", an amount equal to the Scheduled Principal Payment Amount with respect to the class A notes;

     (13) Thirteenth, to the holders of class B notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Scheduled Principal Payment Amount with respect to the class B notes;

     (14) Fourteenth, to the holders of class C notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Scheduled Principal Payment Amount with respect to the class C notes;

     (15) Fifteenth, to the holders of class D notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Scheduled Principal Payment Amount with respect to the class D notes;

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     (16) Sixteenth, to the permitted accruals balance in the expense account, an amount equal to permitted accruals in respect of any modification payments (or any part thereof);

     (17) Seventeenth, to the holders of each subclass of notes entitled thereto, an amount equal to all accrued and unpaid step-up interest on such subclass, if any, proportionately according to the amount of such accrued and unpaid step-up interest;

     (18) Eighteenth, to the holders of the beneficial interest, the beneficial interest distribution amount;

     (19) Nineteenth, to the holders of class A notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Supplemental Principal Payment Amount with respect to the class A notes;

     (20) Twentieth, to the holders of class B notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Supplemental Principal Payment Amount with respect to class B notes;

     (21) Twenty-first, to the holders of class D notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the redemption price of the outstanding principal balance, if any, of any subclass of class D notes;

     (22) Twenty-second, to the holders of class C notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the redemption price of the outstanding principal balance, if any, of any subclass of class C notes;

     (23) Twenty-third, to the holders of class B notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the redemption price of the outstanding principal balance, if any, of any subclass of class B notes;

     (24) Twenty-fourth, to the holders of class A notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the redemption price of the outstanding principal balance, if any, of any subclass of class A notes;

     (25) Twenty-fifth, payments to swap providers which are subordinated in accordance with their terms; and

     (26) Twenty-sixth, to the holders of the beneficial interest, all remaining amounts.

     Priority of Payments following a Default Notice

     If a default notice is delivered to MSAF or the administrative agent or an event of default described in clause (5) or (6) under "-- Events of Default and Remedies" occurs and continues, the allocation of payments described above will not apply. Instead, all amounts on deposit in the collection account and the expense account will be applied in the following order of priority:

     (1) First, to the expense account, or directly to the relevant expense payees, an amount equal to the required expense amount;

     (2) Second, proportionately, to the providers of any primary eligible credit facilities, such amounts as are required to make any payments due to such providers under their primary eligible credit facilities;

     (3) Third, the following amounts: (A) proportionately to the holders of each subclass of class A notes, all accrued and unpaid interest (including step-up interest, if any) on, and all outstanding principal of, such subclass and (B) proportionately to any swap provider, such amounts as are required to make any payments (other than subordinated swap payments) due to such swap provider under any swap agreement;

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     (4)  Fourth, proportionately to the holders of each subclass of class B notes, all accrued and unpaid interest (including step-up interest, if any) on and all outstanding principal of such subclass of class B notes;

     (5) Fifth, proportionately to the holders of each subclass of class C notes, all accrued and unpaid interest (including step-up interest, if any) on and all outstanding principal of such subclass of class C notes;

     (6) Sixth, proportionately to the holders of each subclass of class D notes, all accrued and unpaid interest (including step-up interest, if any) on and all outstanding principal of such subclass of class D notes;

     (7) Seventh, proportionately to the providers of any credit or liquidity enhancement facilities in favor of MSAF other than primary eligible credit facilities, such amounts as are required to make any payments due under their facilities;

     (8) Eighth, proportionately to any swap provider, such amounts as are required to make any subordinated swap payments due to such swap provider under any swap agreement; and

     (9) Ninth, to the holders of the beneficial interest, all remaining amounts.

Indenture Covenants

     No Release of Obligations. We will not take, or knowingly permit any subsidiary to take, any action which would amend, terminate, other than any termination in connection with the replacement of such agreement with an agreement on terms substantially no less favorable to us and our subsidiaries than the agreement being terminated, or discharge or prejudice the validity or effectiveness of the indenture, other than as permitted therein, the security trust agreement, the cash management agreement, the administrative agency agreement, the financial advisory agreement or any servicing agreement or permit any party to any such document to be released from such obligations, except, in each case, as permitted or contemplated by the terms of such document, except: we may take or permit such actions and may permit such releases if we shall have first obtained an authorizing resolution of the controlling trustees determining that such action, permitted action or release does not materially adversely affect the interests of the noteholders.

     Despite the preceding paragraph, in any case:

     (1) we will not take any action which would result in any amendment or modification to any conflicts standard or duty of care in such agreements, and

     (2) there must be at all times an administrative agent, a cash manager, a financial advisor and, unless a servicer resigns prior to the appointment of a replacement servicer as a result of any failure to pay amounts due and owing to it, one or more servicers with respect to all aircraft in the portfolio.

     Limitation on Encumbrances. We will not, and will not permit any subsidiary to, create, incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest, including, without limitation, any conditional sale, or any sale with recourse against the seller or any affiliate of the seller, or any agreement to give any security interest over or with respect to any of our or any of our subsidiary's assets, excluding segregated funds, including, without limitation, all beneficial interests in trusts, ordinary shares and preferred shares, any options, warrants and other rights to acquire such shares of capital stock and any indebtedness of any subsidiary held by us or a subsidiary.

     However, we may create, incur, assume or suffer to exist:

     (1)  any permitted encumbrance;

     (2) any security interest created or required to be created under the security trust agreement;

     (3) encumbrances over rights in or derived from leases, upon confirmation from the rating agencies in advance that such action or event will not result in the lowering or withdrawal of any rating assigned by any rating

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

          agency to any of the notes, so long as any transaction or series of transactions resulting in such encumbrance, taken as a whole, does not materially adversely affect the amount of collections that would have been received by us from such lease had such encumbrance not been created, or

     (4) any other encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by us or any of our subsidiaries.

     Affiliate means, with respect to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with, such person or is a director or officer of such person.

     Control of a person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting stock, by contract or otherwise.

     Permitted encumbrance means:

     (1) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings;

     (2) in respect of any aircraft, any liens of a repairer, carrier or hanger keeper arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar lien;

     (3) any permitted lien or encumbrance on any aircraft, engines or parts as defined under any lease thereof (other than liens or encumbrances created by the relevant lessor);

     (4) any liens created by or through or arising from debt or liabilities or any act or omission of any lessee in each case either in contravention of the relevant lease (whether or not such lease has been terminated) or without the consent of the relevant lessor (as long as if such lessor becomes aware of any such lien, such lessor shall use commercially reasonable efforts to have any such liens lifted);

     (5) any head lease, lease, conditional sale agreement or purchase option existing on the relevant closing date or any aircraft agreement meeting the requirements of (c) or (e) of the second paragraph under the "Limitation on Aircraft Sales" covenant;

     (6) any lien for air navigation authority, airport tending, gate or handling (or similar) charges or levies;

     (7) any lien created in favor of us or any of our subsidiaries or the security trustee;

     (8) any lien not referred to in (1) through (7) above which would not adversely affect the owner's rights and does not exceed the greater of 1% of the aggregate initial appraised value of the portfolio and $250,000 per aircraft; and

     (9) any encumbrance arising under the ILFC facility or any other agreements the terms of which contemplate that custody of security deposits held for lessees with respect to additional aircraft is held by a third party.

     Limitation on Restricted Payments. MSAF will not, and will not permit any of its subsidiaries to:

     (1) declare or pay any dividend or make any distribution on its stock held by persons other than MSAF or any of its subsidiaries; except that, so long as no event of default occurs and continues, MSAF may make payments on its beneficial interest to the extent permitted by the indenture;

     (2) purchase, redeem, retire or otherwise acquire for value any beneficial interest in MSAF or any stock of its subsidiaries held by and on behalf of persons other than MSAF, any of its subsidiaries or other Persons permitted under the requirements of (2)(b) under the "Limitation on the Issuance, Delivery and Sale of Capital Stock" covenant;

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     (3)  make any interest, principal or premium payment on the notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of indebtedness of MSAF or any of its subsidiaries that is not owed to MSAF or any of its subsidiaries other than in accordance with the notes and the indenture; except that MSAF or any of its affiliates may repurchase, defease or otherwise acquire or retire any of the notes other than from available collections so long as any new notes of MSAF issued in connection with such transaction rank pari passu with the notes being repurchased, defeased, acquired or retired; provided further that the controlling trustees shall determine that such action does not materially adversely affect the noteholders and shall have obtained confirmation in advance that such action will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the MSAF notes; or

     (4) make any investments (other than permitted account investments, investments permitted under the "Limitation on Engaging in Business Activities" covenant, allowed restructurings and investments in any subsidiaries that own additional aircraft).

     The term "investment" for purposes of the above covenant means any loan or advance to a person or entity, any purchase or other acquisition of any beneficial interest, capital stock, warrants, rights, options, obligations or other securities of such person or entity, any capital contribution to such person or entity or any other investment in such person or entity. The term "investment" shall not include any obligation of a purchaser of an aircraft to make deferred or installment payments pursuant to any aircraft agreement specified in clauses (c) or (e) of the second paragraph under "Limitations on Aircraft Sales" below so long as MSAF retains a security interest in the relevant aircraft until all such obligations are discharged.

     Limitation on Dividends and Other Payment Restrictions. MSAF will not, and will not permit any of its subsidiaries to, create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any subsidiary to:

     (1) declare or pay dividends or make any other distributions permitted by applicable law, or purchase, redeem or otherwise acquire for value, any beneficial interest in MSAF or the stock of any such subsidiary, as the case may be;

     (2)  pay any indebtedness owed to MSAF or such subsidiary;

     (3)  make loans or advances to MSAF or such subsidiary; or

     (4) transfer any of its property or assets to MSAF or any other subsidiary thereof.

     The foregoing restrictions shall not apply to any consensual encumbrances or other restrictions:

     (1) existing on March 3, 1998, with respect to the initial 32 aircraft and one engine, or, with respect to additional aircraft, on the date such aircraft is acquired, under any related document, including any amendments, extensions, refinancings, renewals or replacements of such documents so long as the consensual encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the MSAF notes than those previously in effect and being amended, extended, refinanced, renewed or replaced; or

     (2)  in the case of clause (4) above:

          (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset; or

          (b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or consensual encumbrance on, any property or assets of MSAF or any subsidiary not otherwise prohibited by the indenture. This covenant shall not prevent MSAF or any subsidiary from creating, incurring, assuming or suffering to exist any encumbrances not otherwise prohibited under the indenture.

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     Limitation on Engaging in Business Activities. MSAF will not, and will not permit any subsidiary to, engage in any business or activity other than:

     (1) purchasing or otherwise acquiring aircraft assets (subject to the limitations set forth in the "Limitation on Aircraft Acquisitions" covenant);

     (2) owning, holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and, subject to the limitations set forth in the "Limitations on Aircraft Sales" covenant, selling or otherwise disposing of the aircraft;

     (3) entering into all contracts and engaging in all related activities incidental thereto, including from time to time accepting, exchanging, holding or permitting any of its subsidiaries to accept, exchange or hold promissory notes, contingent payment obligations or equity interests, of lessees or their affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of such lessees or their respective affiliates in the ordinary course of business;

     (4) providing loans to, and guaranteeing or otherwise supporting the obligations and liabilities of, MSAF's subsidiaries or any future MSAF group entity, in each case on such terms and in such manner as the controlling trustees see fit and (whether or not such member of MSAF group derives a benefit therefrom) so long as such loans, guarantees or other supports are provided in connection with the purposes set forth in clauses (1)-(3) of this covenant and that written notification is made to each rating agency of such loan, guarantee or other support;

     (5)  financing or refinancing the business activities described in clauses
          (1)-(3) of this covenant through the offer, sale and issuance of any securities of MSAF, upon such terms and conditions as the controlling trustees see fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by MSAF group or any future MSAF group entity;

     (6) engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of any of the property or assets of MSAF or any of its subsidiaries within limits determined by the controlling trustees from time to time and submitted to the rating agencies, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps, and any other currency, interest rate and other similar hedging arrangements and other similar instruments;

     (7) establishing, promoting and aiding in promoting, constituting, forming or organizing companies, trusts, syndicates, partnerships or other entities of all kinds in any part of the world for the purposes set forth in clauses (1)-(3) above so long as written notification is made to each rating agency that such company, trust, syndicate or partnership is set up in compliance with the indenture;

     (8) acquiring, holding and disposing of shares, securities and other interests in any such entity or partnership referred to in clause (7) of this covenant;

     (9) disposing of shares, securities and other interests in, or causing the dissolution of, any existing subsidiary so long as any disposition which results in the disposition of an aircraft meets the requirements set forth under the "Limitation on Aircraft Sales" covenant; and

     (10) taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies which MSAF or any of its subsidiaries may think fit and to pay the premiums thereon.

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     Limitation on Indebtedness. MSAF will not, and will not permit any of its subsidiaries to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future, indebtedness, except as described below.

     For the purposes of the indenture, "indebtedness" means, with respect to any person at any date of determination without duplication:

     (1)  all indebtedness of such person for borrowed money;

     (2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all obligations of such person in respect of letters of credit or other similar instruments including reimbursement obligations with respect thereto;

     (4) all obligations of such person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service;

     (5) all obligations of such person under a lease of (or other agreement conveying the right to use) any property, whether real, personal or mixed, that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles in the United States ("U.S. GAAP");

     (6) all indebtedness (as defined in clauses (1) through (5) of this paragraph) of other persons secured by a lien on any asset of such person, whether or not such indebtedness is assumed by such person; and

     (7) all indebtedness as defined in clauses (1) through (5) of this paragraph of other persons guaranteed by such person.

     However, the above restriction does not apply to:

     (1)  indebtedness under the notes issued on March 3, 1998.

     (2) indebtedness under any refinancing notes or other indebtedness issued in connection with the repurchase, acquisition, defeasance or retirement for value of notes so long as:

          (a) such refinancing notes or other indebtedness receive ratings from the rating agencies at the close of such refinancing or issuance equal to or higher than those of the subclass being refinanced or repurchased (determined at the date of incurrence);

          (b) taking into account such refinancing or repurchase for value, MSAF receives confirmation prior to such refinancing from the rating agencies that such transaction will not result in the lowering or withdrawal of any rating assigned by any rating agency to any MSAF notes outstanding at such time; and

          (c) the net proceeds of any such refinancing or issuance shall be used only to repay the outstanding principal balance of the subclass of the notes being so refinanced or repurchased, (plus any redemption premium and transaction expenses relating thereto).

     (3) indebtedness under guarantees by MSAF or any subsidiary of any other member of MSAF group other than guarantees described in clause (5) below so long as no such indebtedness in respect of any member of MSAF group other than MSAF or any subsidiary of MSAF shall be incurred if it would materially adversely affect the noteholders.

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

     (4) indebtedness in respect of any additional notes incurred in connection with a permitted additional aircraft acquisition so long as:

          (a) taking into account the incurrence of such indebtedness, MSAF receives prior confirmation that the incurrence of such indebtedness will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the notes outstanding at such time;

          (b) the net proceeds of such indebtedness shall be used only to finance the permitted additional aircraft acquisition; and

          (c) taking into account the incurrence of such indebtedness, MSAF receives prior confirmation that the incurrence of such indebtedness will not result in the lowering or withdrawal of the rating assigned by each rating agency on the closing date of the offering to the notes outstanding at such time.

     (5) indebtedness in respect of guarantees by MSAF or any subsidiary of indebtedness incurred by any future MSAF group entity other than a subsidiary of MSAF in connection with a permitted additional aircraft acquisition so long as:

          (a)  such future MSAF group entity shall have guaranteed the notes;

          (b) the indebtedness being guaranteed would be permitted pursuant to clause (2) or (4) above if such indebtedness were incurred directly by MSAF or any subsidiary in connection with such permitted additional aircraft acquisition; and

          (c) the indebtedness being guaranteed was issued by such future MSAF group entity under an indenture, the terms of which including the covenants and other obligations of such future MSAF group entity thereunder, are substantially similar to those of the indenture.

     (6) indebtedness to aircraft sellers pursuant to aircraft acquisition or similar agreements.

     (7) indebtedness under intercompany loans or any agreement between MSAF or any of its subsidiaries and any other members of MSAF group. Any indebtedness owed by any member of MSAF group to MSAF shall be evidenced by promissory notes and written notification shall be given to each rating agency of the incurrence of such indebtedness.

     (8) indebtedness of MSAF group under any credit or liquidity enhancement facility provided in favor of MSAF group.

     As used in the indenture, guarantee means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person:

     (1) to purchase or pay or advance or supply funds for the purchase or payment of such indebtedness or other obligation of any other person, or

     (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof in whole or in part.

     The term guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term guarantee when used as a verb has a corresponding meaning.

     Limitation on Aircraft Sales. MSAF will not, and will not permit any of its subsidiaries to, sell, transfer or otherwise dispose of any aircraft or any interest therein, except as described below.

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     MSAF and any of its subsidiaries will be permitted to sell, transfer or otherwise dispose of, directly or indirectly:

     (1) any engines or parts owned on March 3, 1998, or, in the case of additional aircraft, any engines or parts owned on the date such aircraft is acquired; or

     (2)  one or more aircraft or an interest in aircraft:

          (a) under a purchase option or other agreements of a similar character existing on the relevant closing date;

          (b) within or among MSAF and its subsidiaries without limitation, and among MSAF or any of its subsidiaries and any other member of MSAF group if such sale, transfer or disposition, as the case may be, would not materially adversely affect the noteholders and written notification shall be given to each rating agency of such sale, transfer or disposition;

          (c) under any aircraft agreement as long as such sale does not result in a concentration default, and the net present value of the cash net sale proceeds is not less than the note target price;

          (d) pursuant to receipt of insurance proceeds in connection with an event of loss; or

          (e) under an aircraft agreement and, in any one calendar year, not exceeding 10% of the adjusted portfolio value as determined by the most recent appraisal obtained for such calendar year so long as:

               (1) the controlling trustees unanimously confirm that each such sale does not materially adversely affect MSAF and the noteholders; and

               (2)  such sale does not result in a concentration default.

     For the purpose of this covenant, the net present value of the cash net sale proceeds of any sale, transfer or other disposition of any aircraft shall mean the present value of all payments received or to be received by MSAF group from the date of execution or option granting date, as the case may be, of the relevant aircraft agreement through and including the date of transfer of title to such aircraft, discounted back to the date of execution or option granting date, as the case may be, of such aircraft agreement at the weighted average cost of funds of MSAF group (based on the cost of funds represented by the notes on the payment date immediately preceding such date and taking into account any swap agreements).

     The note target price of an aircraft means 103% of the aggregate outstanding principal balance of the MSAF notes, together with any accrued but unpaid interest thereon and any related swap breakage costs, allocable to such aircraft on the date of the sale agreement or purchase option date, as the case may be. On any date, the outstanding principal balance of MSAF notes allocable to an aircraft will be calculated as follows:

  Allocable Outstanding Principal Balance = OPB x  ABV
                                                   ----
                                                   APV

where:

ABV = the Adjusted Value of the aircraft,

APV = the Adjusted Portfolio Value and

OPB = the aggregate outstanding principal balance of all notes of MSAF on the most recent payment date.

     Aircraft agreement means any lease, sub-lease, conditional sale agreement, finance lease, hire purchase agreement or other agreement (other than an agreement relating to maintenance, modification or repairs) or any purchase option granted to a person other than MSAF or its subsidiaries or any other member of MSAF group to purchase an aircraft


                                      113
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pursuant to a purchase option agreement, in each case where a person acquires or is entitled to acquire legal title, or the economic benefits of ownership of, such aircraft.

     Net sale proceeds means the aggregate amount of cash received or to be received from time to time (whether as initial or deferred consideration) by or on behalf of the seller in connection with the transaction after deducting (without duplication):

     (1) reasonable and customary brokers' commissions and other similar fees and commissions (including fees received by the servicer under the servicing agreement); and

     (2) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a person that is not an affiliate of the seller and are properly attributable to such transaction or to the asset that is the subject thereof.

     Concentration default means an event of default under "-- Operating Covenants -- Concentration Limits," as such covenant may be adjusted from time to time upon approval by the rating agencies, which would arise if effect were given to any sale, transfer or other disposition or any purchase or other acquisition as of the date of the binding sale or purchase agreement even if the sale, transfer or other disposition or purchase or other acquisition is scheduled or expected to occur after the date of the binding agreement.

     Limitation on Aircraft Acquisitions. MSAF will not, and will not permit any of its subsidiaries, to purchase or otherwise acquire any aircraft except as described below.

     MSAF and any of its subsidiaries will be permitted to:

     (1) purchase or otherwise acquire, directly or indirectly, additional aircraft so long as:

          (a)  no event of default shall have occurred and be continuing;

          (b) all Scheduled Principal Payment Amounts on the notes have been paid;

          (c)  the acquisition does not result in a concentration default; and

          (d)  after giving effect to such acquisition:

               o no more than 90% of the portfolio by appraised base value consists of Stage 3 narrowbody aircraft and regional jets,

               o no more than 50% of the portfolio by appraised base value consists of Stage 3 widebody aircraft, and

               o no more than 15% of the portfolio by appraised base value consists of Stage 2 aircraft and turboprop aircraft,

          unless the controlling trustees obtain advance confirmation that such action will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the MSAF notes outstanding at such time; or

     (2) act as sponsor of a future MSAF group entity other than a subsidiary of MSAF that would fund an acquisition of aircraft assets with indebtedness guaranteed by MSAF pursuant to the "Limitation on Indebtedness" covenant as described above; so long as, if such acquisition of aircraft assets had been consummated indirectly by MSAF, such acquisition would have been permitted pursuant to the preceding clause (1).

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

     A permitted additional aircraft acquisition means a transaction described in clause (1) or (2) above.

     Limitation on Modification Payments and Capital Expenditures. MSAF will not, and will not permit any of its subsidiaries to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any aircraft, or for the optional conversion of any aircraft from a passenger aircraft to a freighter or mixed-use aircraft, for the purpose of purchasing or otherwise acquiring any engines or parts outside of the ordinary course of business except as described below.

     MSAF may, and may permit any of its subsidiaries to, make modification payments if:

     (1) each modification payment, together with all other modification payments made after March 3, 1998 with respect to any single aircraft, do not exceed the aggregate amount of funds that would be necessary to perform heavy maintenance as described in the applicable servicing agreement on such aircraft, including the airframe and the engines;

     (2) such modification payment is included in the annual operating budget of the MSAF group and approved by the controlling trustees;

     (3) the amount of funds necessary to make such modification payment shall have been accrued in advance as a permitted accrual in the expense account through transfers into the expense account pursuant to the indenture or is otherwise allowed to be paid under permitted indebtedness; and

     (4) the aggregate amount of all modification payments made by members of MSAF group, taken as a whole, pursuant to this covenant after March 3, 1998, including the modification payment in question, shall not exceed 5% of the aggregate initial appraised value of all aircraft acquired by MSAF group.

     Limitation on Consolidation, Merger and Transfer of Assets. MSAF will not, and will not permit any subsidiary to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially as an entirety in one transaction or in a series of related transactions) to, any other person, or permit any other person to merge with or into MSAF or any subsidiary, unless:

     (1) the resulting entity is a special purpose entity, the constituent document of which is substantially similar to MSAF's amended and restated trust agreement or the equivalent charter document of such subsidiary, as the case may be, and, after such consolidation, merger, sale, conveyance, transfer, lease or other disposition, payments from such resulting entity to the holders of the notes do not give rise to any withholding tax payments less favorable to the holders of the notes than the amount of any withholding tax payments which would have been required had such event not occurred;

     (2) in the case of consolidation, merger or transfer by MSAF, the surviving successor or transferee entity shall expressly assume all of the obligations of MSAF in the indenture, the notes and each other related document;

     (3) the controlling trustees shall have obtained advance confirmation that such action or event will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the notes;

     (4) immediately after giving effect to such transaction, no event of default shall have occurred and be continuing; and

     (5) MSAF delivers to the trustee an officers' certificate and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with the above criteria and, if applicable, the "Limitation on Aircraft Sales" covenant and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

     This covenant shall not apply to any such consolidation, merger, sale, conveyance, transfer, lease or disposition:

     (1) within and among MSAF and any of its subsidiaries and among MSAF group if such consolidation, merger, sale, conveyance, transfer, lease or disposition, as the case may be, would not materially adversely affect the holders of the notes and written notification is made to each rating agency;

     (2) complying with the terms of the "Limitation on Aircraft Sales" covenant; or

     (3) effected as part of a single transaction providing for the redemption or defeasance of the MSAF notes in accordance with the terms thereof as described under "-- Payment of Principal and Interest -- Redemption" or "-- Payment of Principal and Interest -- Defeasance", respectively.

     Limitation on Transactions with Affiliates. MSAF will not, and will not permit any subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any affiliate of MSAF or any subsidiary, except upon fair and reasonable terms no less favorable to MSAF or such subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the relevant agreement, in a comparable arm's-length transaction with a person that is not such an affiliate.

     The foregoing limitation shall not apply to:

     (1) any transaction in connection with the establishment of MSAF group, its acquisition of the initial 32 aircraft and one spare engine, any substitute aircraft or pursuant to the terms of the related documents;

     (2) any transaction within and among MSAF or any of its subsidiaries and any other member of MSAF group, except that no such transaction, other than between MSAF and any of its subsidiaries, shall be consummated if it would materially adversely affect the holders of the MSAF notes;

     (3) the payment of reasonable and customary fees to, and the provision of reasonable and customary liability insurance in respect of, the controlling trustees;

     (4) any payments on the beneficial interest in accordance with the indenture and under "-- Payment of Principal and Interest -- Priority of Payments";

     (5) any permitted additional aircraft acquisition or any transaction complying with the "Limitation on Aircraft Sales" covenant;

     (6) any payments of the types referred to in clauses (1) or (2) of the "Limitation on Restricted Payments" covenant and not prohibited thereunder;

     (7) entering into any transaction effected as part of a single transaction providing for the redemption or defeasance of the MSAF notes, in accordance with the terms thereof as described under "-- Payment of Principal and Interest -- Redemption" or "-- Payment of Principal and Interest -- Defeasance", respectively;

     (8) entering into an interest rate swap or option on an interest rate swap or other instrument used for the management of interest rate risk with MSDW or any of its affiliates; or

     (9)  the tax indemnification agreement between MSAF and MSDW.

     Limitation on the Issuance, Delivery and Sale of Capital Stock. MSAF will not:

     (1) issue, deliver or sell any shares, interests, participations or other equivalents (however designated, whether voting or non-voting, other than beneficial interests, shares, participations or other equivalents existing on March 3, 1998) in equity; or

     (2) sell, or permit any subsidiary, directly or indirectly, to issue, deliver or sell, any interests, shares, participations or other equivalents (however designated, whether voting or non-voting, other than such shares, interests, participations or other equivalents existing on March 3, 1998) in equity except:

          (a) issuances or sales of further beneficial interests in MSAF having economic terms that are no less favorable to the noteholders than those of the beneficial interest existing on March 3, 1998;

          (b) issuances or sales of shares of stock of foreign subsidiaries of MSAF to nationals in the jurisdiction of incorporation or organization of such subsidiary, as the case may be, to the extent required by applicable law or necessary in the determination of the controlling trustees to avoid an adverse tax consequence in any such jurisdiction;

          (c) the pledge of the beneficial interests and shares in MSAF's subsidiaries pursuant to the security trust agreement;

          (d) the sale, delivery or transfer of any stock of any member of the MSAF group as part of a single transaction providing for the redemption or defeasance of the MSAF notes, in accordance with the terms set forth under "-- Payment of Principal and Interest -- Redemption" or "-- Payment of Principal and Interest -- Defeasance", respectively;

          (e) the sale of any stock of any subsidiary in connection with any sale of aircraft in compliance with the terms of the "Limitation on Aircraft Sales" covenant; and

          (f) the sale, delivery, transfer or pledge of beneficial interests or stock of any MSAF group member to or for the benefit of any other MSAF group member.

     Bankruptcy and Insolvency. MSAF:

     (1) will promptly provide the trustee and the rating agencies with notice of the institution of any proceeding by or against MSAF or any of its subsidiaries, as the case may be, seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for either or for any substantial part of their property;

     (2) will not take any action to waive, repeal, amend, vary, supplement or otherwise modify its trust agreement that would adversely affect the rights, privileges or preferences of any holder of the notes, as determined by the controlling trustees; and

     (3) will not, without an affirmative unanimous written resolution of the controlling trustees and the independent trustees take any action to waive, repeal, amend, vary, supplement or otherwise modify the provision of the amended and restated trust agreement which requires a unanimous resolution of the controlling trustees and the independent trustees, or limits the actions of beneficial interest holders, with respect to voluntary insolvency proceedings or consents to involuntary insolvency proceedings.

     In addition, under the terms of the amended and restated trust agreement the controlling trustees and independent trustees will agree that while the notes are outstanding they will not take any action:

     (1) to cause MSAF to institute any proceeding seeking liquidation or insolvency (or similar proceeding);

     (2) in the case of any such proceeding instituted against MSAF, to authorize or consent to such proceedings; or

     (3)  to terminate MSAF's existence.

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

Operating Covenants

     Concentration Limits. Unless the controlling trustees obtain prior written confirmation from each of the rating agencies that no lowering or withdrawal of the then current rating of any subclass of notes will result, MSAF will not permit any of its subsidiaries to lease or re-lease any aircraft if entering into such proposed lease would cause the portfolio, to exceed any of the concentration limits set forth below. The indenture permits breaches of these concentration limits upon any renewal, extension or restructuring of any lease.

     For purposes of this restriction, the portfolio:

      o excludes any aircraft then subject to an aircraft agreement and expected to be disposed of within one year from the effective date of such lease pursuant to clauses (c) and (e) under "-- Indenture Covenants -- Limitation on Aircraft Sales,"

    but

      o includes any aircraft which MSAF group has entered into a binding agreement to acquire and which the controlling trustees reasonably expect to acquire within 180 days from the date of effectiveness of such agreement.

                                             Percentage of Most Recent
                                                Appraised Value of
Lessee Concentration Limits                          Portfolio(1)
---------------------------                  -------------------------
Single Lessee rated BBB/Baa2
  (or the equivalent) or  better........              15%
Other single Lessees....................              10%
Five largest Lessees....................              35%


                                             Percentage of Most Recent
                                               Appraised Value of
Country Concentration Limits                       Portfolio(1)
----------------------------                --------------------------
United States...........................              25%
Countries rated BBB/Baa2
  (or the equivalent) or better(2)......              20%
Other...................................              15%

                                             Percentage of Most Recent
                                               Appraised Value of
Region Concentration Limits                        Portfolio(1)
---------------------------                  -------------------------
Any single Developed Market Region(3)...              50%
Any single Emerging Market Region(3)....              25%
Other(4)................................              20%
Asia/Pacific............................              55%
----------

(1) Percentage to be obtained by dividing the aggregate most recent appraised values of all aircraft leased or to be leased to lessees habitually based in the applicable country by the aggregate most recent appraised values of all aircraft then owned by MSAF group and any future MSAF group member.

(2) Based on the sovereign foreign currency debt rating assigned by the rating agencies to the country in which a lessee is habitually based at the time the relevant lease is executed.

(3) The designations of Emerging Markets and Developed Markets are as determined and published by Morgan Stanley Capital International from time to time based on, among other things, gross domestic product levels, regulation of foreign ownership of assets, the regulatory environment, exchange controls and perceived investment risk. The current designations are as set out below:

Region                                       Country
Developed Markets
 Europe..................................    Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy,
                                             The Netherlands, Portugal, Spain, Sweden, the United Kingdom,
                                             Norway and Switzerland
 North America...........................    Canada and the United States of America
 Pacific.................................    Australia, Hong Kong, Japan, New Zealand and Singapore
Emerging Markets
 Asia....................................    China, India, Indonesia, South Korea, Malaysia, Pakistan, Philippines,
                                             Sri Lanka, Taiwan and Thailand
 Europe and Middle East..................    Czech Republic, Greece, Hungary, Israel, Jordan, Poland,  and Turkey
 Latin America...........................    Argentina, Brazil, Chile, Colombia, Mexico, Peru and Venezuela
Other....................................    All other countries (generally those that have small or underdeveloped capital markets, including Fiji, Iceland, Lithuania, Macau, Malta and
                                             Mauritius)


(4) In addition no more than 10% of the most recent appraised value of the portfolio shall be leased to lessees habitually based in countries in the region designated as "Other" that are rated below BBB/Baa2 (or the equivalent) and no more than 5% of the most recent appraised value of the portfolio shall be leased to lessees habitually based in countries in the region designated as "Other" that are in Africa.

     In addition, the indenture does not permit MSAF or any subsidiary to lease aircraft operated or to be operated by lessees domiciled in the following jurisdictions: Burma, Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria. We may amend this list from time to time upon the approval of the rating agencies.

               In addition, the indenture requires MSAF to obtain political risk insurance for each aircraft subject to a lease and habitually based in the following jurisdictions: Angola, Armenia, Azerbaijan, Belarus, Benin, Bhutan, Cameroon, Cape Verde Islands, Chad, Comoros, Congo, Equatorial Guinea, Eritrea, Ethiopia, Grenada, Kazakhstan, Kirbati, Kyrgistan, Liberia, Moldova, Mongolia, Niger, Sao Tome & Principe, Somalia, Turkmenistan and Uzbekistan. We may amend this list from time to time upon the approval of the rating agencies. It is our policy to decide on a case-by-case basis whether to voluntarily obtain political risk insurance beyond the requirements of the indenture. We do not currently have any political risk insurance.

     Compliance with Law, Maintenance of Permits. MSAF will:

     (1) comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws;

     (2) obtain, and cause each of its subsidiaries to obtain, all material governmental including regulatory registrations, certificates, licenses, permits and authorizations required for such person's use and operation of the aircraft, including, without limitation, a current certificate of airworthiness for each aircraft (issued by the applicable aviation authority and in the appropriate category for the nature of operations of such aircraft), except that:

          (a) no certificate of airworthiness shall be required for any aircraft:

               o during any period when such aircraft is undergoing maintenance, modification or repair; and

               o following the withdrawal or suspension by such applicable aviation authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such aircraft;

                    in that case MSAF shall comply, and cause each of its subsidiaries to comply, with all directions of such applicable aviation authority in connection with such withdrawal or suspension;

          (b) no registration, certificates, licenses, permits or authorizations required for the use or operation of any aircraft need be obtained with respect to any period when such aircraft is not being operated; and

          (c) no such registrations, certificates, licenses, permits or authorizations shall be required to be maintained for any aircraft that is not the subject of a lease, except to the extent required under applicable laws;

     (3) not cause or knowingly permit, directly or indirectly, through any of its subsidiaries, any lessee to operate any aircraft under any lease in any material respect contrary to any applicable law; and

     (4) not knowingly permit, directly or indirectly, through any of its subsidiaries, any lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such lessee's use and operation of any aircraft under any operating lease except in the cases provided in clauses (2)(a) and (2)(b) above.

     This covenant shall not be breached by virtue of any act or omission of a lessee or sub-lessee, or of any person which has possession of the aircraft or any engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the aircraft (other than seizure or confiscation arising from a breach by MSAF or a subsidiary of such covenant) so long as:

     (1) no member of MSAF group consents or has consented to such third party event; and

     (2) the member of MSAF group which is the lessor or owner of such aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor or owner would reasonably take in respect of such third party event, including, (taking into account, among other things, the laws of the jurisdictions in which the aircraft are located), seeking to compel such lessee or other relevant person to remedy such third party event or seeking to repossess the relevant aircraft or engine.

     Appraisal of Portfolio. MSAF will, at least once each year and in any case no later than October 31 of each year, deliver to the trustee appraisals of the base value of each of the aircraft, from at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization. Each appraisal shall be dated within 30 days prior to its delivery to the trustee.

     Maintenance of Assets. MSAF will:

     (1) in the case of each aircraft and engine that is subject to a lease, cause directly or indirectly, through any of its subsidiaries, such aircraft and engine to be maintained in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant lessee (including the credit standing and operating experience thereof), the age and condition of the aircraft and the jurisdiction in which such aircraft will be operated or registered under such lease; and

     (2) in the case of each aircraft that is not subject to a lease, maintain, and cause each of its subsidiaries to maintain, such aircraft in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to aircraft not under lease. A third party event will not cause a breach of this covenant so long as:

          (a) no member of MSAF group consents or has consented to the third party event; and

          (b) the member of MSAF group which is the lessor or owner of such aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of the third party event, including seeking to compel such lessee or other relevant person to remedy the third party event or seeking to repossess the relevant aircraft or engine.

     Notification of Trustee and Administrative Agent. MSAF will notify the trustee and administrative agent as soon as MSAF or any of its subsidiaries becomes aware of any loss, theft, damage or destruction to any aircraft or engine if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed $2,000,000.

     Leases. MSAF shall adopt and has agreed to cause the servicer to use, and will adopt and will agree to cause any additional servicer replacing the servicer pursuant to the terms of the servicing agreement to use, the pro forma lease agreement or agreements then used by the servicer or such additional servicer, as the case may be, in connection with its aircraft operating leasing services business generally, as such pro forma lease agreement or agreements may be revised from time to time by the servicer or additional servicer as a starting point in the negotiation of future leases.

     In the case of any future lease entered into in connection with:

     (1)  the renewal or extension of a lease;

     (2) the leasing of an aircraft to a person that is or was a lessee under a pre-existing lease; or

     (3) the leasing of an aircraft to a person that is or was a lessee under an operating lease of an aircraft that is being managed or serviced by the servicer or such additional servicer, as the case may be, a form of lease substantially similar to the pre-existing lease or operating lease may, in lieu of the pro forma lease, be used by the servicer or such additional servicer, as a starting point in the negotiation of such future lease with persons who are not members of the MSAF group or any future MSAF group entity.

     Opinions. MSAF will not enter into, and will not permit any of its subsidiaries to enter into, any future lease with any person that is not a member of MSAF group or change the jurisdiction of registration of any aircraft that is subject to a lease, unless, upon entering into such future lease or changing the jurisdiction or registration of such aircraft or within a commercially reasonable period thereafter, the servicer or additional servicer, as the case may be, obtains such legal opinions, if any, with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of the future lease and such other matters customary for such transactions to the extent that receiving such legal opinions is consistent with the reasonable commercial practice of leading international aircraft operating lessors.

     Insurance. MSAF will maintain or cause, directly or indirectly through its subsidiaries, to be maintained with reputable and responsible insurers or with insurers that maintain relevant reinsurance with reputable and responsible reinsurers:

     (1) airline hull insurance for each aircraft in an amount at least equal to the note target price for such aircraft or the equivalent thereof from time to time if such insurance is denominated in a currency other than United States dollars;

     (2) airline liability insurance for each aircraft and occurrence in an amount at least equal to the relevant amounts set forth in the indenture for each model of aircraft; and

     (3) airline political risk insurance for each aircraft subject to a lease and habitually based in a jurisdiction determined in accordance with the political risk insurance guidelines, as set forth in the indenture and as amended from time to time with the consent of the rating agencies, in an amount at least equal to the note target price, or the equivalent thereof from time to time if such insurance is denominated in a currency other than United States Dollars, for such aircraft; except that such insurance may be subject to commercially reasonable deductible and self-insurance arrangements, taking into account, among other things, the creditworthiness and experience of the lessee, if any, the type of aircraft and market practices in the aircraft insurance industry generally. The coverage and terms (including endorsements, deductibles and self-insurance arrangements) of any insurance maintained with respect to any aircraft not subject to a lease shall be substantially consistent with the commercial practices of leading international aircraft operating lessors regarding similar aircraft.

     In determining the amount of insurance required to be maintained, MSAF may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency (other than, with respect to political risk insurance, any governmental authority or agency of any jurisdiction for which political risk insurance must be obtained), the sovereign foreign currency debt rating of which is rated AA, or the equivalent, by at least one of the rating agencies, against any risk with respect to an aircraft. The amount of such indemnification or insurance when added to the amount of insurance against such risk maintained by MSAF or which MSAF has caused to be maintained, shall be at least equal to the amount of insurance against such risk otherwise required by the covenant taking into account self-insurance permitted by the covenant. Any such indemnification or insurance provided by such government shall provide substantially similar protection as the insurance required by the covenant. MSAF will not be required to maintain, or to cause to be maintained, any insurance otherwise required hereunder to the extent that such insurance is not generally available in the relevant insurance market at commercially reasonable rates from time to time.

     Indemnity. MSAF will, and will cause each of its subsidiaries to, include in each lease between a member of MSAF group and a person who is not a member of MSAF group an indemnity in respect of the lease in respect of any losses or liabilities arising from the use or operation of the aircraft during the term of such lease, subject to such exceptions, limitations and qualifications as are consistent with the reasonable commercial practices of leading international aircraft operating lessors.

Events of Default and Remedies

     Each of the following events will be an event of default with respect to any class of notes, except as specified below:

     (1) failure to pay interest on the notes of such class or any subclass thereof, other than step-up interest, in each case when such amount becomes due, and such default continues for a period of five or more business days;

     (2) failure to pay principal or premium, if any, on the notes of such class or any subclass thereof either on or prior to the applicable final maturity date;

     (3) failure to pay any amount other than interest when due and payable in connection with any note of such class or any subclass thereof, to the extent that there are at such time available collections therefor, and such default continues for a period of five or more business days;

     (4) failure by MSAF to comply with any of the covenants, obligations, conditions or provisions binding on it under the indenture or the notes (other than a payment default for which provision is made in clause (1), (2) or (3) above), if such failure materially adversely affects the holders of such class of notes and continues for a period of 30 days or more after written notice thereof has been given to MSAF by the cash manager, the administrative agent, the servicer or additional servicer, or by holders of at least 25% of the aggregate outstanding principal balance of the notes of the most senior class of the notes outstanding;

     (5) a court having jurisdiction in the premises enters a decree or order for:

          (1) relief in respect of MSAF, or any subsidiary (other than a subsidiary which owns or leases aircraft having an aggregate base value of less than 10% of the Adjusted Portfolio Value at that time) (a "significant subsidiary") under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect;

          (2) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of MSAF or any significant subsidiary; or

          (3) the winding up or liquidation of the affairs of MSAF or any significant subsidiary and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within 90 days from entry thereof;

     (6)  MSAF or any significant subsidiary:

          (a) commences a voluntary case under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any voluntary case under any such law;

          (b) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of MSAF or any significant subsidiary or for all or substantially all of the property and assets of MSAF or any significant subsidiary; or

          (c)  effects any general assignment for the benefit of creditors;

     (7) any judgment or order for the payment of money in excess of 5% of the aggregate adjusted portfolio value shall be rendered against MSAF or any subsidiary or any other member of MSAF group and either:

          (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

          (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect. However, any such judgment or order shall not be an event of default under the indenture if and for so long as:

               o the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof; and

               o such insurer, which shall be rated at least A by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order;

     (8) the constitutional documents of MSAF cease to be in full force and effect without replacement documents having the same terms being in full force and effect.

     The indenture provides that, within 30 days of when an event of default occurs in respect of any class of notes, the trustee will give to the noteholders of such class notice, transmitted by mail, of all uncured or unwaived defaults under the indenture known to it on such date. If an event of default other than an event of default under (5) or (6) above) with respect to the senior class of notes shall have occurred and be continuing, the trustee for the senior class may, and, when instructed by the holders of 25% of the aggregate outstanding principal balance of the senior class of notes, shall, give a default notice to MSAF, the administrative agent, the trustee and the cash manager declaring the outstanding principal balance of the notes and all accrued and unpaid interest thereon to be due and payable.

     At any time after the senior trustee has declared the outstanding principal balance of the notes to be due and payable and before the exercise of any other remedies pursuant to the indenture, holders of a majority of the outstanding principal balance of the senior class of notes, by written notice to MSAF, the senior trustee and the administrative agent, may, except in the case of:

     (1) a default in the deposit or distribution of any payment required to be made on the notes of such class;

     (2)  a payment default on such class of notes; or

     (3) a default in respect of any covenant or provision of the indenture that cannot by the terms thereof be modified or amended without the consent of each noteholder affected thereby,

     rescind and annul such declaration and thereby annul its consequences if:

     (1) there has been paid to or deposited with the senior trustee an amount sufficient to pay all overdue installments of interest on the notes, and the principal of and premium, if any, on the notes that would have become due otherwise than by such declaration of acceleration;

     (2)  the rescission would not conflict with any judgment or decree; and

     (3) all other defaults and events of default, other than nonpayment of interest and principal on the notes that have become due solely because of such acceleration, have been cured or waived.

     If an event of default under clause (5) or (6) above occurs, the outstanding principal balance of the notes and all accrued and unpaid interest thereon shall automatically become due and payable without any further action by any party.

     After the occurrence and during the continuation of an event of default:

     (1) the class B noteholders will not be permitted to give or direct the giving of a default notice or to exercise any remedy in respect of such event of default until all interest and principal on the class A notes have been paid in full,

     (2) the class C noteholders will not be permitted to give a default notice or to exercise any remedy in respect of such event of default until all interest and principal on the class A notes and the class B notes have been paid in full, and

     (3) the class D noteholders will not be permitted to give a default notice or to exercise any remedy in respect of such event of default until all interest and principal on the class A notes, the class B notes and the class C notes have been paid in full.

     The trustee shall provide each rating agency with a copy of any default notice it receives pursuant to the indenture.

     The indenture contains a provision entitling the trustee, subject to its duty during a default to act with the required standard of care, to be indemnified by the holders of any class of the notes before proceeding to exercise any right or power under the indenture or the administrative agency agreement at the request or direction of such holders. Except in limited circumstances, no holder of the notes will have the right, other than through the senior trustee acting in accordance with the indenture, to sue for recovery or take any other actions to enforce the obligations of MSAF to pay any and all amounts due and payable under the notes, and no holder of the notes will have the right to take any steps to cause the filing for bankruptcy of MSAF. However, such limitation does not apply to a suit instituted by any holder of a note for the enforcement of payment of principal or interest on such note on or after the respective due dates therefor unless such holder shall have consented thereto. The senior trustee is entitled to exercise any and all remedies available under the indenture.

     The term default means the occurrence of any event which is, or after notice or lapse of time, or both, would constitute an event of default.

Intercreditor Rights

     Subject to the terms of the indenture, the senior trustee will have sole discretion as to whether to direct the administrative agent to exercise and enforce any and all remedies with respect to the notes. The senior trustee may take various actions in respect of the notes, without regard to the interests of any other creditors.


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
13300/861/EDGAR/s4_2.ed


Modification and Waiver

     If the trustee receives a request for its consent to an amendment, modification or waiver under the indenture, the notes or any related document relating to the notes, the trustee shall mail a notice of such proposed amendment, modification or waiver to each noteholder as to whether or not to consent to such amendment, modification or waiver.

     The indenture provides that, with the consent of the holders of a majority of the outstanding principal balance of the notes (acting as a single class), modifications may be made to the notes or the indenture except that without the consent of any swap provider and the holder of each outstanding note affected, we may not make any modification of the provisions:

o setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of any interest, principal and premium, if any, payable in respect of any subclass of notes;

o reducing the percentage of the aggregate outstanding principal balance of any subclass of notes required to approve any such amendment or waiver; or

o    altering the manner or priority of payment of any subclass of notes.

     Any such modification approved by the required holders of any subclass of notes will be binding on the holders of the relevant subclass of notes and each party to the indenture. This provision shall not prevent MSAF or any subsidiary from amending any lease if such amendment is otherwise permitted by the indenture. The senior trustee may also waive any event of default.

     The subordination provisions contained in the indenture may not be amended or modified without the consent of each swap provider, each provider of a credit facility, each holder of the class of notes affected thereby and each holder of any class of notes ranking senior to such notes.

     In no event shall the provisions relating to the priority of the expenses or swap payments in the indenture be amended or modified.

Notices to Noteholders

     Except as provided below, any notice to the noteholders will be valid if given:

     (1) by publication in the Luxemburger Wort or, if such newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the trustee shall approve having a general circulation in Europe;

     (2) by either of (a) the information contained in such notice appearing on the relevant page of the Reuters screen or such other medium for the electronic display of data as may be approved by the trustee and notified to noteholders or (b) publication in the Financial Times and The Wall Street Journal (National Edition) or, if either newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the trustee shall approve having a general circulation in Europe and the United States; and

     (3) until such time as any definitive notes are issued and, so long as the notes are registered in the name of a nominee for DTC, Euroclear and/or Clearstream, delivery of the relevant notice to DTC, Euroclear and/or Clearstream for communication by them to noteholders.

     The trustee may approve some other method of giving notice to the noteholders if, in its opinion, the method:

     (1) is reasonable, having regard to the number and identity of the noteholders and/or to market practice then prevailing;

     (2)  is in the best interests of the noteholders; and

     (3) will comply with the rules of the Luxembourg Stock Exchange or such other stock exchange (if any) on which the notes are then listed.

     Any such notice shall be deemed to have been given on such date as the trustee may approve so long as notice of such method is given to the noteholders in such manner as the trustee shall require.

     Notice specifying the rate, amount or payment date in respect of any floating rate notes, or in respect of any repayment of principal on any notes shall, for so long as the notes are listed on the Luxembourg Stock Exchange and so long as the rules of the Luxembourg Stock Exchange so require, be given to the Luxembourg Stock Exchange.

     However this requirement shall be satisfied until such time as any definitive notes are issued to all noteholders and so long as the notes are held on behalf of DTC, Clearstream and Euroclear by:

     (1) delivery of the relevant notice to DTC, Clearstream and Euroclear for communication by them to the noteholders without the need for publication in the Luxemburger Wort; and

     (2) delivery of the notice to the Luxembourg Stock Exchange and the paying agent in Luxembourg.

     Any notice specifying:

     (1) an increase in the interest rate of any subclass of notes due to step-up interest or failure by MSAF to comply with the registration requirements for the notes; or

     (2)  redemption of principal of any notes,

must be published in the Luxemburger Wort or another daily newspaper of general circulation in Luxembourg. Such notice shall be deemed to have been given on the first day on which any of such conditions shall have been met.

Governing Law and Jurisdiction

     The indenture, the notes, the administrative agency agreement and the cash management agreement are to be governed by and construed in accordance with the laws of the State of New York. In the indenture, the administrative agency agreement and the cash management agreement, MSAF has submitted to the jurisdiction of the United States Federal and New York State courts located in The City of New York for all purposes of or in connection with the notes, the administrative agency agreement and cash management agreement and has designated a person in the city of New York to accept service of any process on its behalf.

Beneficial Interest

     The nominal value of the beneficial interest in MSAF is $1.00. MSDW Aircraft Holdings indirectly holds 100% of the beneficial interest, but MSDW Aircraft Holdings may transfer all or a portion of the beneficial interest to a related or unrelated person in the future. The beneficial interest will rank junior in priority of payment to certain payments on the notes and certain other obligations of MSAF and, to the extent held by more than one person, pari passu among such persons. Pursuant to the subordination provisions of the indenture, payments on the beneficial interest, other than the beneficial interest distribution amount, as set forth in "-- Payment of Principal and Interest -- Priority of Payments", are subordinated to all payments of interest and principal on the notes and no payments may be made on the beneficial interest other than the beneficial interest distribution amount while the notes remain outstanding.

     When, as and if declared by the controlling trustees, a beneficial interest distribution amount shall only be payable on any payment date occurring after March 15, 2003 and will not exceed the lesser of:

     (1) 3% of the difference, if positive, between the adjusted portfolio value on such payment date and the outstanding principal balance of the MSAF notes (determined prior to application of available collections on such payment date); and

     (2) 15% of available collections on such payment date after application of payments and retentions (1) through (17) as set forth above under "-- Payment of Principal and Interest -- Priority of Payments".

The Accounts

     The administrative agent, acting on behalf of the security trustee, has established the following accounts:

     (1)  the collection account;

     (2)  the expense account;

     (3)  the rental account;

     (4)  the lessee funded account;

     (5)  the refinancing account; and

     (6)  the defeasance/redemption account.

     Each of the collection account, the expense account, the rental accounts, the lessee funded account and the aircraft purchase account has been established at a bank having:

     (1) a long-term unsecured debt rating of not less than AA, or the equivalent, by the rating agencies; or

     (2) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 by Moody's and that is acceptable to the other rating agencies.

     Where required by the terms of the relevant leases, certain rental accounts may be established at banks having ratings of less than AA, or the equivalent, by the rating agencies, or a certificate of deposit rating of less than A-1+ by Standard and Poor's and P-1 by Moody's. Except where local legal or regulatory reasons do not permit, all of such accounts will be held in the names of the security trustee, who will have sole dominion and control over the accounts, including, among other things, the sole power to direct withdrawals from or transfers among such accounts. Subject to certain conditions set forth in the administrative agency agreement, the security trustee will delegate such authority over the accounts to the administrative agent; the security trustee will not be responsible for the acts or omissions of the administrative agent.

     For as long as any notes remain outstanding, funds on deposit in the accounts will be invested and reinvested by the cash manager at MSAF group's written direction (or, following delivery to MSAF or the administrative agent of a default notice or if any event of default described in clause (5) or (6) under "-- Events of Default and Remedies" shall have occurred and be continuing, at the security trustee's written direction). These investments must be permitted account investments maturing, in the case of the collection account and expense account, such that sufficient funds shall be available to make required payments on the first succeeding scheduled payment date after such permitted account investments are made. Investment and reinvestment of funds in the lessee funded account must be made in a manner and with maturities that conform to the requirements of the related leases or aircraft agreements. Investment earnings on funds deposited in any account, net of losses and investment expenses, will, if permitted by the terms of the related leases in the case of such funds in the lessee funded account, be deposited in the collection account and treated as collections.

     Rental Accounts

     The lessees will make all payments under the leases directly into the applicable rental accounts. The administrative agent will transfer, or cause to be transferred, all funds deposited into the rental accounts into the collection account as collections within one business day of receipt thereof, other than certain limited amounts, if any, required to be left on deposit for local legal or regulatory reasons.

     The Collection Account

     Collections include all amounts received by MSAF group, including:

     (1)  rental payments;

     (2)  payments under any credit or liquidity enhancement facility;

     (3) payments under any letter of credit, letter of comfort, letter of guarantee or other assurance in respect of a lessee's obligations under a lease;

     (4)  the cash portion of the liquidity reserve amount;

     (5) amounts received in respect of claims for damages or in respect of any breach of contract for nonpayment of any of the foregoing (including any amounts received from any MSAF group subsidiary, whether by way of distribution, dividend, repayment of a loan or otherwise and any proceeds received in connection with any allowed restructuring);

     (6) net proceeds of any aircraft sale or amounts received under any aircraft agreement;

     (7) proceeds of any insurance payments in respect of any aircraft or any indemnification proceeds;

     (8) certain amounts transferred from the lessee funded account to the collection account;

     (9)  certain security deposits transferred from ILFC;

     (10) net payments to MSAF group under any swap agreement;

     (11) investment income, if any, on all amounts on deposit in the accounts (in each case to the extent consistent with the terms of applicable related leases); and

     (12) any other amounts received by any member of the MSAF group other than segregated funds, certain funds to be applied in connection with a redemption, certain funds received in connection with a refinancing and other amounts required to be paid over to any third party pursuant to any related document.

     Collections on deposit in the collection account will be calculated by the administrative agent on the calculation date. The portion of the required expense amount that has not been paid directly by the administrative agent to expense payees will be transferred into the expense account on each payment date and the administrative agent may, from time to time, transfer other amounts into the expense account in respect of unanticipated expenses falling due and payable within such interest accrual period. If funds are available on any payment date, the administrative agent will also transfer amounts in respect of expenses and costs that are not regular, monthly recurring expenses, including modification payments and refinancing expenses, if any, anticipated to become due and payable in any future interest accrual period. Amounts received for segregated security deposits and maintenance reserves (as described below) will be transferred directly into the lessee funded account.

     The Lessee Funded Account

     Certain lessee security deposits and supplemental rent payments to provide for maintenance reserves may be required to be segregated from other MSAF group funds in the future. Amounts we receive from lessees in respect of such security deposits and maintenance obligations will be held in the lessee funded account. Funds on deposit in the lessee funded account will be used to make certain maintenance and security deposit repayment related payments (or such other payments as may be required or permitted under the terms of the relevant leases) or may be applied against maintenance-related payments otherwise required to be made by the lessee during the term of the related lease and will not be used to make payments in respect of the notes or the notes at any time, including after the delivery of a default notice. In certain circumstances where lessees relinquish their rights to receive certain maintenance and security deposit payments upon the expiration of a lease, surplus funds may be credited from the lessee funded account to the collection account.

     The Expense Account

     On each payment date, the administrative agent will withdraw from the funds deposited in the collection account, in the priority of payments established for the notes, an amount equal to the required expense amount. We will then use this amount to pay the expenses. If the required expense amount has not been paid directly by the administrative agent to expense payees, the required expense amount will be deposited into the expense account. In addition, in the period between payment dates, the administrative agent may make further withdrawals of cash from the collection account in order to satisfy expenses due and payable prior to the next payment date that were not previously anticipated to become so due and payable on the previous payment date. If funds on deposit in the collection account are less than the required expense amount on any payment date, MSAF group will be unable to pay the required expense amount in full on such date, which may lead to a default under one or more of the related documents or MSAF group's various service agreements. All available collections remaining in the collection account will be used by the administrative agent to make payments on the notes in accordance with the priority of payments established therefor under "-- Payment of Principal and Interest -- Priority of Payments".

                             REPORTS TO NOTEHOLDERS

Monthly Reports to Noteholders

     Summary

     On the second business day before each payment date and any other date on which we will distribute payments with respect to any subclass of notes, the administrative agent will send to the trustee for further distribution to each noteholder a monthly report relating to the payment to be made. The monthly report will consist of two parts. The full format of each of those parts is shown below. The first part will be called "Summary Performance to Date" and will show (1) a comparison of our cumulative cash flow performance to the date of the report with the Base Case as adjusted if necessary to reflect any undelivered aircraft or aircraft sales, both in dollar amounts and as a percentage of lease rentals and (2) an analysis of our interest coverage, debt coverage and loan-to-value ratios in comparison with those assumed in this prospectus under "Summary -- The Notes". The second part will be called "Cash Report for the Month" and will show (1) a summary of account activity, (2) an analysis of expense account and collection account activity, including a breakdown of the priority of payments for that month, (3) payments on the notes by subclass (including a breakdown per $100,000 initial outstanding principal balance) and (4) floating rate note information for the next interest accrual period.

     Summary Performance to Date

     The Summary Performance to Date will contain the following information:

                                        Actual         Base Case         Variance       Actual     Base Case     Variance
                                        ------         ---------         --------       ------     ---------     --------
                                          All amounts in U.S. dollars millions                  % of Lease Rentals
                                                 unless otherwise stated
CASH COLLECTIONS
 Lease Rentals...................
 Renegotiated Leases.............
 Rental Resets...................
                                       ------           ------            ------        ------      ------        ------
Contracted Lease Rentals
Movement in Current Arrears
Balance..........................
Less Net Stress-related Costs....
 Bad debts.......................
 Capitalised arrears.............
 Security deposits drawn down....
 AOG.............................
 Other Leasing Income............
 Repossession....................
                                       ------           ------            ------        ------      ------        ------
Sub-total........................
                                       ------           ------            ------        ------      ------        ------
Net Lease Rentals................
Interest Earned..................
Net Maintenance..................
Total Cash Collection............
                                       ======           ======            ======        ======      ======        ======
CASH EXPENSES
Aircraft Operating Expenses......
 Insurance.......................
 Re-leasing and other overheads..
                                       ------           ------            ------        ------      ------        ------
sub-total........................
                                       ------           ------            ------        ------      ------        ------
SG&A Expenses....................
Aircraft Services Fees...........

                                      130


                                        Actual         Base Case         Variance       Actual     Base Case     Variance
                                        ------         ---------         --------       ------     ---------     --------
                                          All amounts in U.S. dollars millions                  % of Lease Rentals
                                                 unless otherwise stated
 Base Fee........................
 Rent Collected Fee..............
 Rent Contracted Fee.............
 Incentive Fee...................
                                       ------           ------            ------        ------      ------        ------
Sub-total........................
Other Servicer Fees..............
                                       ------           ------            ------        ------      ------        ------
Sub-total........................
                                       ------           ------            ------        ------      ------        ------
Total Cash Expenses..............
                                       ======           ======            ======        ======      ======        ======
NET CASH COLLECTIONS
Total Cash Collections...........
Total Cash Expenses..............
Interest Payments................
Swap Payments....................
Exceptional Item.................
                                       ------           ------            ------        ------      ------        ------
TOTAL............................
                                       ======           ======            ======        ======      ======        ======
PRINCIPAL PAYMENTS
[Each subclass of notes]
                                       ------           ------            ------        ------      ------        ------
Total
                                       ======           ======            ======        ======      ======        ======

Debt Balances
                                       ------           ------
[Each subclass of notes]
                                       ======           ======

Coverage Ratios                       Closing      Base Case      Actual
---------------                       -------      ---------      ------
Interest Coverage Ratio..........
[Each class of notes]............
Debt Coverage Ratio..............
[Each class of notes]............
Loan-to-Value Ratios.............
Assumed Portfolio Value..........
Adjusted Portfolio Value.........
Liquidity Reserve Amount.........
Of which -- Cash.................
      -- Letters of Credit held..
Sub-total........................
Less Lessee Security Deposits....
Less Accrued Expenses............
Subtotal.........................
Total Asset Value................

Note Balances....................
[Each class of notes]............
Total............................

     Although we are not required under our indenture to provide the information contained in the "Summary Performance to Date" section of our monthly report, we believe that this additional information is beneficial to noteholders and we intend to provide it to them voluntarily each month. If we find that noteholders do not find this information useful or would prefer a different format, we reserve the right to vary the format of this section, to include additional information or to omit it from the monthly report at any time.

     Cash Report for the Month

     The Cash Report for the Month will contain the following information:

1. Account Activity Summary between Calculation Dates

                                             Prior                                         Balance on
                                            Balance      Deposits      Withdrawals      Calculation Date
                                            -------      --------      -----------      ----------------
Expense Account........................
Collection Account.....................
Aircraft Purchase Account..............
Liquidity Reserve cash balance.........
                                            ------        ------         ------              ------
 Total.................................
                                            ======        ======         ======              ======

2. Analysis of Expense Account Activity

Opening Balance on Previous Calculation Date......................
Transfer from Collection Account on previous Payment Date.........
Permitted Aircraft Accrual........................................
Interim Transfer from Collection Account..........................
Interest Income...................................................
Balance on current Calculation Date...............................
 Payments on previous payment date................................
 Interim payments.................................................
 other............................................................
                                                                         ------
Balance on current Calculation Date...............................
                                                                         ======

3. Analysis of Collection Account Activity

Opening Balance on Previous Calculation Date......................
Collections during period.........................................
 lease rentals....................................................
 maintenance reserves.............................................
 other leasing income.............................................
 interest income..................................................
 interim transfer from Expense Account............................
Transfers from Aircraft Purchase Account..........................
Drawings under Credit or Liquidity Enhancement Facilities.........
Repayment of Drawings under Credit or Liquidity Enhancement
  Facilities......................................................
Transfer to Expense Account on previous Payment Date..............
 Required Expense Amount..........................................
 Permitted Aircraft Modifications.................................
Net Swap payments on previous Payment Date........................
Aggregate Note Payments on previous Payment Date..................
Interim Transfer to Expense Account...............................
                                                                         ------
Balance on current Calculation Date...............................
                                                                         ======

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


Analysis of Liquidity Reserve Amount
First Collection Account Reserve..................................
Second Collection Account Reserve.................................
Morgan Stanley Facility...........................................
ILFC Facility.....................................................
 Letter of Credit.................................................
 Cash Security Deposits...........................................
                                                                         ------
Liquidity Reserve Amount..........................................
                                                                         ------
Minimum Liquidity Reserve Amount..................................
                                                                         ======
Balance in Collection Account.....................................
Liquidity Reserve Amount..........................................
                                                                         ------
 Available Collections............................................
                                                                         ======

Analysis of Current Payment Date Distributions
(i)      Required Expense Amount..................................
(ii) (a) Class A Interest but excluding Step-up...................
     (b) Swap Payments other than subordinated swap payments......
(iii)(a) Repayment of Primary Eligible Credit Facilities..........
     (b) First Collection Account top-up (Minimum liquidity
           reserve $15m)..........................................
(iv)     Class A Minimum principal payment........................
(v)      Class B Interest.........................................
(vi)     Class B Minimum principal payment........................
(vii)    Class C Interest.........................................
(viii)   Class C Minimum principal payment........................
(ix)     Class D Interest.........................................
(x)      Class D Minimum principal payment........................
(xi) (a) Secondary Eligible Credit Facilities (ILFC and Morgan
           Stanley Facilities)....................................
     (b) Second collection account top-up.........................
(xii)    Class A Scheduled principal..............................
(xiii)   Class B Scheduled principal..............................
(xiv)    Class C Scheduled principal..............................
(xv)     Class D Scheduled principal..............................
(xvi)    Permitted accruals for Modifications.....................
(xvii)   Step-up interest.........................................
(xviii)  Beneficial interest......................................
(xix)    Class A Supplemental principal...........................
(xx)     Class B Supplemental principal...........................
(xxi)    Class D Redemption Price.................................
(xxii)   Class C Redemption Price.................................
(xxiii)  Class B Redemption Price.................................
(xxiv)   Class A Redemption Price.................................
(xxv)    Subordinated Swap payments...............................
(xxvi)   all remaining amounts to holders of Beneficial interests.
         Total Payments with respect to Payment Date..............
         less collection Account Top Ups (iii)(b) and
           (xi)(b) above..........................................
                                                                        ------
                                                                        ======

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4. Payments on the Notes by Subclass

                                                         List each
                                                     subclass of notes
                                                     -----------------
(a) Floating Rate Notes
Applicable LIBOR................................
Applicable Margin...............................
Applicable Interest Rate........................
Day Count.......................................
Actual Number of Days...........................
Interest Amount Payable.........................
Step-up Interest Amount Payable.................
                                                          ------
Total Interest Paid.............................
                                                          ======
Expected Final Payment Date.....................
Excess Amortisation Date........................
                                                          ------
Original Balance................................
Opening Outstanding Principal Balance...........
                                                          ------
Extended Pool Factors...........................
Pool Factors....................................
                                                          ------
Extension Amount................................
Pool Factor Amount..............................
Surplus Amortisation............................
                                                          ------
Total Principal Distribution Amount.............
                                                          ======
Redemption Amount...............................
 amount allocable to principal..................
 amount allocable to premium....................
                                                          ------
Closing Outstanding Principal Balance...........
                                                          ======
(b) Fixed Rate Notes
Applicable Interest Rate........................
Day count.......................................
Number of Days..................................
Interest Amount Payable.........................
                                                          ------
Total Interest Paid.............................
                                                          ======
Expected Final Payment Date.....................
Excess Amortisation Date........................
Opening Outstanding Principal Balance...........
                                                          ------
Extended Pool Factors...........................
Pool Factors....................................
Extended Amount.................................
Pool Factor amount..............................
                                                          ------
Total Principal Distribution Amount.............
                                                          ======
Redemption Amount...............................
 amount allocable to principal..................

                                                         List each
                                                     subclass of notes
                                                     -----------------
 amount allocable to premium....................
                                                          ------
Closing Outstanding Principal Balance...........
                                                          ======
Current Payment Date............................
Current Calculation Date........................
Previous Payment Date...........................
Previous Calculation Date.......................

5. Floating Rate Note information for next Interest Accrual Period

Start of Interest Accrual Period
End of Interest Accrual Period
Reference Date

Applicable LIBOR................................
Applicable Margin...............................
Applicable Interest Rate........................
Actual Pool Factor..............................

Fixed Rate Notes
Actual Pool Factor..............................

6. Payments per $ 100,000 Initial Outstanding Principal Balance of Notes

(a) Floating Rate Notes
Opening Outstanding Principal Balance...........
Total Principal Payments........................
Closing Outstanding Principal Balance...........
                                                    ------    ------    ------
Total Interest..................................
                                                    ------    ------    ------
Total Premium...................................
                                                    ======    ======    ======
(b) Fixed Rate Notes
Opening Outstanding Principal Balance...........
Total Principal Payments........................
Closing Outstanding Principal Balance...........
                                                    ------    ------
Total Interest..................................
                                                    ------    ------
Total Premium...................................
                                                    ======    ======

     We are required under our indenture to provide the information contained in the "Cash Report for the Month" section of our monthly report to noteholders.

Securities and Exchange Commission Reports

     We will file each monthly report with the Commission in a Report on Form 8-K. The monthly reports for each April 15, July 15 and October 15 will be accompanied by a statement setting forth an analysis of collection account activity for the preceding fiscal quarter ended February 28, May 31 and August 31, respectively, together with a discussion and analysis of such activity and of any significant developments affecting MSAF group in such quarter. Each quarterly report will also include an updated description of the aircraft then in the portfolio and the related lessees in substantially similar format to the description set forth under "The Portfolio -- MSAF group Portfolio Analysis". We will file each quarterly report with the Commission in a Report on Form 8-K. We will also include each quarterly report in a Report on Form 10-Q. Finally, the monthly report for each February 15 will be accompanied by a statement setting forth an analysis of collection account activity for the preceding fiscal year ended November 30, together with a discussion and analysis of such activity and of any significant developments affecting MSAF group in such year. Each annual report will also include updated information regarding the current portfolio leases and lessees to substantially the same effect as the information set forth under "The Portfolio". We will file each annual report with the Commission in a Report on Form 8-K. We will also include each annual report in a Report on Form 10-K and the financial data relating to annual collection account activity in such 10-K will be audited by Deloitte & Touche LLP.

Information for Noteholders' US Federal Tax Returns

     After the end of each calendar year, the trustee will furnish to each person who was a holder of any subclass of notes at any time during that calendar year a statement containing the sum of the amounts determined under "4. Payment on the Notes by Subclass" in the "Cash Report for the Month" section of the monthly report above for that year or portion of the year for the relevant subclass, and such other items as are readily available to the trustee that the noteholder reasonably requests as necessary in preparing its United States federal tax returns. So long as any subclass of notes are registered in the name of DTC or its nominee, this statement will be prepared on the basis of the information supplied to the trustee by DTC and the DTC participants, and the trustee will deliver it to the DTC participants to be available for forwarding by the DTC participants to the applicable noteholders as described above.

Notices in Luxembourg and on BLOOMBERG([Registered])

     Following each date on which a report described above is sent to noteholders, the trustee will publish or cause to be published in the Luxemburger Wort (or another daily newspaper in Luxembourg) a notice to the effect that the information described above will be available for review at the main office of the listing agent for the notes in Luxembourg. Notices to noteholders regarding the notes will be given by publication in the Luxemburger Wort. The trustee will notify the Luxembourg Stock Exchange promptly following each payment date. In addition, promptly after each payment date, the administrative agent intends to provide the same information to Bloomberg Financial Markets for publication on the BLOOMBERG(R) Service. This information can be found on BLOOMBERG([Registered]) at "[MSAF MTGE]".

Definitive Notes

     If any notes are issued in the form of definitive notes, the trustee will prepare and deliver the reports described above to each holder of record of a definitive note in accordance with the name and period of beneficial ownership of such holder of record appearing on the records of the trustee. The trustee maintains the records concerning the holders of the notes.

           BOOK-ENTRY REGISTRATION, GLOBAL CLEARANCE AND SETTLEMENT

Book-Entry Registration

     Investors will own their notes either directly through The Depository Trust Company ("DTC") in the United States or through Clearstream or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") in Europe if they are participants in such systems, or indirectly through organizations that are participants in such systems. Except as set forth below, the notes will be issued in global form without interest coupons (each, a "global note") and will be registered in the name of Cede & Co. as the nominee for DTC. Investors will be entitled to receive a physical certificate registered in the investor's name ("definitive notes") only in the limited circumstances described below. Unless and until definitive notes are issued, all references in this prospectus to actions by noteholders will refer to actions taken by DTC upon instructions from participants whose securities are held by DTC, and all references herein to distributions, notices, reports and statements to noteholders will refer to distributions, notices, reports and statements, respectively, to DTC or Cede & Co., as the registered holder of the notes, or to DTC participants for distribution to noteholders in accordance with DTC procedures.

     Clearstream and Euroclear will hold omnibus positions on behalf of their participants through their securities accounts on the books of Clearstream's and Euroclear's respective depositaries which, in turn, will hold such positions in securities accounts in such depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear.

     Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between participating organizations whose securities are held by Clearstream and participants in Euroclear will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

     Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected by DTC in accordance with DTC rules and on behalf of Clearstream or Euroclear, as the case may be, by its respective depositary. However, such cross-market transactions will require delivery of instructions to Clearstream or Euroclear, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. If the transaction meets its settlement requirements, Clearstream or Euroclear, as the case may be, will deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream's and Euroclear's depositaries.

     Because of time-zone differences, credits of beneficial interests in the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the next business day following the DTC settlement date on which securities settlement processing takes place. Such credits or any transactions in such notes settled during such processing, will be reported to the relevant Clearstream participant or Euroclear participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of beneficial interests in the global notes by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     DTC

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers (including the initial purchaser of the notes), banks, trust companies and clearing corporations and may in the future include certain other organizations.

Indirect access to the DTC systems also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Investors who are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, beneficial interests in the notes may do so through DTC participants only. Indirect participants are required to effect transfers through a DTC participant.

     MSAF will make payments of interest, principal, and premium, if any, in respect of the notes to DTC. These payments are the responsibility of MSAF. Noteholders will receive all distributions of interest, principal and premium, if any, in respect of the notes from the trustee or a paying agent, through DTC participants and indirect participants. Disbursement of such payments to DTC participants will be the responsibility of DTC and disbursement of such payments to the noteholders will be the responsibility of DTC participants and indirect participants. DTC's practice is to credit DTC participants' accounts on the payment date in accordance with their respective holdings, as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by DTC participants to noteholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC participant. So long as the notes are registered in the name of Cede & Co., the only noteholder will be Cede & Co., as nominee for DTC, and such nominee will be considered the sole owner or holder of the notes for all purposes under the indenture and the notes. While so registered, owners of beneficial interests in the notes will be permitted to exercise the rights of noteholders indirectly only, through DTC, DTC participants and, if relevant, indirect participants.

     Under the rules, regulations and procedures governing DTC and its operations, DTC is required to make book-entry transfers of the notes among the DTC participants on whose behalf it acts with respect to the notes and to receive and transmit distributions of interest, principal and premium, if any, in respect of the notes. DTC participants and indirect participants similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective notes. DTC's procedures provide a mechanism by which noteholders will receive payments and will be able to transfer their interests.

     DTC has advised MSAF that it will take any action permitted to be taken by a noteholder in respect of each subclass of notes under the indenture at the direction of the DTC participants only to whose accounts that subclass of notes is credited. Additionally, DTC has advised MSAF that it will take such actions with respect to any percentage of the outstanding principal amount of any subclass of notes only at the direction of and on behalf of the DTC participants whose customers own such outstanding principal amount. DTC may take conflicting actions with respect to different subclasses of notes to the extent that such actions are taken on behalf of DTC participants whose holdings include such different subclasses of notes.

     Clearstream

     Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with Clearstream rules and procedures, to the extent received by its depositary. Clearstream will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant in accordance with its rules and procedures only and subject to its depositary's ability to effect such actions on its behalf through DTC.

     Euroclear

     Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "terms and conditions"). The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities of a particular subclass in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to notes beneficially held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by its depositary. Euroclear will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Euroclear participant in accordance with the terms and conditions only subject to its depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes

     The notes of any subclass may be issued in fully registered, certificated form to individual owners of beneficial interests in the global notes of that subclass or their nominees only if:

     (1) MSAF advises the trustee in writing that DTC is no longer willing or able to act as depositary with respect to the notes and the trustee does not appoint a successor at MSAF's request within 90 days of DTC's notice;

     (2) MSAF, at its option, elects to terminate the book-entry system through DTC; or

     (3) after the occurrence of an event of default with respect to any class of notes, noteholders of a subclass within such class representing an aggregate of not less than 51% of the aggregate outstanding principal amount of notes of such subclass advise MSAF, the trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such noteholder's best interest.

     If any of these events occurs, the trustee will notify the relevant holders and will arrange for definitive notes to be issued in exchange for the holders' book-entry interests.

     The trustee or a paying agent will make distributions of interest, principal and any premium on any definitive notes directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the last record date preceding such payment. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the registrar. A noteholder holding definitive notes representing at least $1,000,000 of the principal balance of any subclass of notes may apply to have distributions paid by wire transfer to its account at a financial institution in New York, New York. The final payment on any such definitive notes, however, will be made only upon presentation and surrender of such definitive notes at the office or agency specified in the notice of final distribution to noteholders.

     Definitive notes will be freely transferable and exchangeable for definitive notes of the same subclass at the office of the trustee or the offices of the co-transfer agent and co-registrar in Luxembourg. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

     You may exchange or replace a note that is mutilated, destroyed, lost or stolen at the offices of the trustee or of the co-transfer agent and co-registrar in Luxembourg upon presentation of the note or satisfactory evidence of destruction, loss or theft. An indemnity satisfactory to the trustee or co-transfer agent and co-registrar may be required at the expense of the noteholder before a replacement note will be issued. The noteholder will have to pay any tax or other governmental charge imposed in connection co-transfer agent and with such exchange or replacement and any other expenses (including the fees and expenses of the trustee and co-registrar) connected therewith.

CUSIP, ISIN and Common Code Numbers

     The notes have been accepted for clearance through DTC, Clearstream and Euroclear. The CUSIP numbers, International Securities Identification Numbers
(ISIN) and the Common Code Numbers (CCN) are set forth in the table below.

 Subclass of Notes           CUSIP            ISIN               CCN
 -----------------           -----            ----               ---
Subclass A-2..........     61745WAM3      US61745WAM38       00,9188,363
Subclass A-3..........     61745WAR2      US61745WAR25       10,915,953
Subclass A-4..........     61745WAS0      US61745WAS08       10,915,937
Subclass A-5..........     61745WAT8      US61745WAT80       10,915,961
Subclass B-1..........     61745WAN1      US61745WAN11       00,9188,380
Subclass B-2..........     61745WAU5      US61745WAU53       10,915,970
Subclass C-1..........     61745WAP6      US61745WAP68       00,9188,436
Subclass C-2..........     61745WAV3      US61745WAV37       10,915,945
Subclass D-1..........     61745WAQ4      US61745WAQ42       00,9188,452

                                    TAXATION

U.S. Federal Income Tax Considerations

     The following discussion is the opinion of Davis Polk & Wardwell.

     This discussion does not discuss all of the tax consequences that may be relevant in light of your particular circumstances. In particular, it does not address purchasers subject to special rules, including:

      o   insurance companies,

      o   tax-exempt entities,

      o   dealers in securities,

      o persons who hold the notes as part of an integrated investment (including a straddle, hedging or conversion transaction) comprised of the notes and one or more other positions for tax purposes and

      o   persons whose functional currency is not the U.S. dollar.

     This discussion is based on the tax laws of the United States (including the Internal Revenue Code of 1986, as amended, Treasury regulations, Revenue Rulings, and judicial decisions). These laws may change, possibly with retroactive effect.

     Please consult your tax advisors with regard to the application of the U.S. federal income tax laws to our notes, as well as any tax consequences arising under the laws of any states, local or foreign taxing jurisdiction.

     Taxation of U.S. Holders

     This part of the discussion applies to you if you are a U.S. holder. For these purposes, you are a U.S. holder if, for U.S. federal income tax purposes, you are:

      o   a citizen or resident of the U.S.,

      o a U.S. corporation or other entity subject to U.S. federal income taxation as a corporation or

      o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

     Payments of Interest. Payments of interest on a note generally will be includible in income by you as ordinary income at the time such payments are accrued or received in accordance with your regular method of accounting for U.S. federal income tax purposes.

     Market Discount. If you purchased a note for less than its principal amount, the difference will generally be treated as "market discount" for U.S. federal income tax purposes, subject to a statutory de minimis exception of 0.25% of the principal amount, multiplied by the remaining number of remaining whole years to maturity at the time of the purchase. Any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of the note, including certain dispositions that would not otherwise give rise to tax, will be included in your gross income and characterized as ordinary income to the extent of the market discount that has accrued on the note but that you have not previously included in income. You may be required to defer taking a deduction for all or a portion of the interest expense on any indebtedness you incur or continue to purchase a note until the note matures or you dispose of it. You must generally accrue market discount on a straight-line basis over the remaining term of the note. However, you can make an irrevocable election to accrue market discount on a constant yield basis. You may also elect to include market discount in income as it accrues, regardless of whether you have elected to accrue on a constant yield basis or not. If you make this election, the rules described above requiring the inclusion of market discount upon, and the deferral of interest expense until, a disposition will not apply to you. If you make this election, it will apply to all debt instruments you acquire on or after the first day of the taxable year to which the election applies. This election may only be revoked with the consent of the Internal Revenue Service.

     Bond Premiums. If you purchased a note for greater than its principal amount, the excess will be treated as "bond premium" for U.S. federal income tax purposes. In general, you may elect to amortize bond premium over the remaining term of the note using a constant yield method. The amount of bond premium allocable to any accrual period is offset against the interest allocable to the accrual period and any excess may be deducted, but only to the extent of your prior inclusions on the note. Any excess that cannot be deducted is carried forward to the next accrual period. If you elect to amortize bond premium, you must reduce your basis in the note by the amount of bond premium that is used to offset interest or that is deducted. An election to amortize bond premium applies to all taxable debt instruments held at the beginning of the first taxable year to which such election applies and any subsequently acquired debt instruments. The election may be revoked only with the consent of the Internal Revenue Service.

     Sale, Exchange or Retirement of Notes. Except as noted below, upon the sale, exchange or retirement of a note, you generally will recognize gain or loss equal to the difference between the amount realized from such sale or exchange (exclusive of any portion thereof reflecting interest accrued between interest payment dates on the notes, which will be includible as ordinary income in accordance with your method of accounting) and your tax basis in the note. For these purposes, your basis in a note generally will equal your purchase price for such note, decreased by any principal repayments. Subject to the discussion on market discount above, if you hold your note as a capital asset, any gain or loss will be U.S. source capital gain or loss. You should consult your tax advisors regarding the U.S. federal income tax treatment of capital gains (which may be taxed at lower rates than ordinary income if you are an individual) and losses (the deductibility of which is subject to limitations).

     You will not recognize gain or loss on the exchange of restricted notes for exchange notes. You will have an adjusted basis in the exchange notes equal to the adjusted basis of your restricted notes immediately prior to the exchange. Your holding period for the exchange notes will include the period you held the restricted notes prior to the exchange.

     Taxation of Non-U.S. Holders

     If you are not a U.S. holder, the following U.S. federal income tax consequences will apply to you.

     Payments on the notes to you will generally not be subject to U.S. federal withholding tax, provided that:

      o you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock entitled to vote in the MSDW subsidiary that owns the beneficial interest,;

      o you are not a controlled foreign corporation related, directly or indirectly, to the issuer through stock ownership,

      o you are not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business, and

      o you, or a securities clearing organization, bank or other financial institution that holds your notes on your behalf, file a statement to the effect that the beneficial owner of the note is not a U.S. person and, under certain circumstances, provide certain other information.

     Notwithstanding the foregoing, if interest or other income received by you with respect to the note is effectively connected with a trade or business conducted by you in the U.S., although you would be exempt from the withholding tax described in the preceding paragraph, you may be subject to U.S. federal income tax on such income in the same manner as if you were a U.S. person. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% (or a lower treaty rate) of your effectively connected earnings and profits for the taxable year, subject to certain adjustments.

     You will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of a note, unless

      o you are an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met, or

      o such gain is effectively connected with the conduct by you of a trade or business in the U.S.

     Information Reporting and Backup Withholding

     The trustee will be required to report annually to the IRS, and to each noteholder of record, certain information, including the noteholder's name, address and taxpayer identification number (either the noteholder's Social Security number or its employer identification number), the aggregate amount of principal and interest paid and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. noteholders, including corporations, tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts.

     In the event a U.S. noteholder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or under reports its tax liability, MSAF, its agents or paying agents may be required to "backup" withhold a tax equal to 31 % of each payment of interest and principal on the notes. This backup withholding is not an additional tax and may be credited against the noteholder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

     Under current Treasury regulations, information porting and backup withholding will not apply to payments made by MSAF or any agent thereof to a noteholder that is not a U.S. holder as long as:

      o such noteholder provides a statement to the effect that the beneficial owner of the note is not a U.S. person and, under certain circumstances, provide certain other information, (this requirement will be satisfied if you, or a securities clearing organization, bank or other financial institution that holds your notes on your behalf, file the statement referred to under "-- Taxation of Non-U.S. Holders"); and

      o MSAF or such agent does not have actual knowledge that the payee is a U.S. person.

     New Treasury regulations will modify the backup withholding and information reporting procedures in certain respects for payments made after December 31, 2000. Please consult your tax advisors regarding the application of the backup withholding and information reporting rules.

                              ERISA CONSIDERATIONS

     ERISA and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and/or the Code or any entity which may be deemed to hold the assets of any such plan (all of which are hereinafter referred to as "plans") and or persons who are fiduciaries with respect to such plans. A person who exercises discretionary authority or control with respect to the management or assets of a plan will be considered a fiduciary of the plan under ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Note, a plan fiduciary should determine whether such an investment is permitted under the governing plan instruments and is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the notes. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a plan and persons who have certain specified relationships to the plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). By virtue of its relationship with Morgan Stanley, MSAF may be a party in interest or a disqualified person with respect to a plan purchasing the notes. Any Plan that proposes to purchase notes must determine that its purchase of notes will not give rise to a direct or indirect Prohibited Transaction.

     Certain statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code may be available to a plan which is purchasing the notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 84-14 (regarding transactions directed by an independent qualified professional asset manager), PTCE 91-38 (regarding investments by bank collective investment funds), PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 95-60 (regarding investments by insurance company general accounts) or PTCE 96-23 (regarding transactions directed by a qualified in-house asset manager).

     Governmental plans and certain church plans (as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the notes. Any fiduciary of such a governmental or church plan considering a purchase of the notes must determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

     A plan fiduciary considering the purchase and holding of the notes should consult with its tax and/or legal advisors regarding the consequences of such purchase and holding. By its purchase and holding of a Note, each such purchaser will be deemed to have represented and warranted that either (i) no plan assets have been used to purchase such notes or (ii) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such plan assets to purchase and hold such notes will not constitute a non-exempt prohibited transaction.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in resales of new notes received in exchange for restricted notes where the restricted notes were acquired as a result of market-making activities or other trading activities. MSAF has agreed that, starting on the expiration date and ending on the close of business on the 180(th) day following the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use with any resale of new notes.

     MSAF will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account under the exchange offer may be sold in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters relating to the new notes will be passed upon for MSAF by Davis Polk & Wardwell, New York, New York, counsel for MSAF group and by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel for MSAF group.

     In accordance with the rules of the Luxembourg Stock Exchange, MSAF states that there has been no material adverse change in the financial condition of MSAF since the date of its formation on October 30, 1997.

                        LISTING AND GENERAL INFORMATION

     We will apply to list each subclass of notes on the Luxembourg Stock Exchange, in accordance with its rules. In connection with the listing application, the indenture, as well as legal notice relating to the issuance of the notes, will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request. Once the notes have been listed, you may trade the notes on the Luxembourg Stock Exchange.

     Copies of the notes, the asset purchase agreements, the amended and restated custody and loan agreement, the cash management agreement, the amended and restated servicing agreement, the financial advisory agreement, the amended and restated administrative agency agreement, the reference agency agreement, the swap agreement and swap guarantees, if any, the acquisition agreements, if any, the appraisals and the reports to noteholders referred to under "Reports to Noteholders" will be available, free of charge, at the office of the listing agent in Luxembourg: Banque Internationale a Luxembourg, 69, route d'Esch, L-1470 Luxembourg.

     The equity in MSAF consists of one beneficial interest with a nominal value $1.00.

     Market data and certain industry forecasts used throughout this prospectus were obtained from publicly available information and industry publications. Industry publications generally state that the information contained in them has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, while we believe that such information is reliable, we have not independently verified it, and neither MSAF nor the initial purchaser makes any representation as to its accuracy.

     Various numbers and percentages set out in this prospectus have been rounded and accordingly may not total exactly.


                                    EXPERTS

     The financial statements as of November 30, 1999 and 1998 and for the periods ended November 30, 1999, 1998 and 1997, the schedule of net assets acquired as of March 15, 2000 and the schedule of direct revenues and expenses for the period from August 11, 1999 to November 30, 1999 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and have been so included in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

     The report on consolidated schedule of rental flight equipment and overhaul reimbursements for the periods ended August 10, 1999 and December 31, 1998 and 1997 has been audited by PricewaterhouseCoopers LLP, independent auditors, and has been so included in reliance on the report of such firm given their authority as experts in accounting and auditing.

     Valuations of the portfolio have been made by five expert aircraft appraisers: Aircraft Information Services, Inc., BK Associates, Inc., Airclaims Limited, Morten Beyer and Agnew and Aircraft Value Analysis Company. These valuations are discussed in detail elsewhere in this prospectus and are included in CD-ROM format in Exhibit A to this prospectus, in reliance upon the authority of such firms as experts in giving such appraisals.

                                  APPENDIX 1

     MSAF Cash Flow Performance for the Period from March 15, 2000 to April 15, 2000.

      Comparison of Actual to Date Cash Flows versus Base Case Cash Flows

                                                                                              % of 1998 Lease Rentals under the
                                                        March 15, 2000 to April 15, 2000                  Base Case
                                                        --------------------------------      ---------------------------------
                                                                      Base
                                                        Actual        Case      Variance      Actual     Base Case     Variance
                                                        ------        ----      --------      ------     ---------     --------
                                                          (All amounts in US dollars
                                                        millions unless otherwise stated)
                       CASH COLLECTIONS
 [1]                   Lease Rentals...............      26.3         26.3          --        100.0%       100.0%        0.0%
 [2]                   -- Renegotiated Leases......        --           --          --          0.0%         0.0%        0.0%
 [3]                   -- Rental Resets............        --           --          --          0.0%         0.0%        0.0%
 [4] sum of [1]...[3]  Contracted Lease Rentals....      26.3         26.3                    100.0%       100.0%        0.0%
 [5]                   Movement in Current
                       Arrears Balance less Net
                       Stress-related Costs........      (1.7)          --        (1.7)        -6.4%         0.0%        -6.4%
 [6]                   -- Bad debts................        --           --          --          0.0%
 [7]                   -- Capitalised arrears......        --           --          --          0.0%
 [8]                   -- Security deposits
                       drawn down..................        --           --          --          0.0%
 [9]                   -- AOG......................      (0.4)          --        (0.4)        -1.5%
[10]                   -- Other Leasing Income.....      (0.0)          --        (0.0)        -0.1%
[11]                   -- Repossession.............                                             0.0%
                                                        -----        -----        ----        -----        -----        -----
[12] sum of [6]..[11]  Sub-total...................      (0.4)        (1.2)       (0.8)        -1.5%        -4.5%        -1.5%
[13] [4]+[5]+[12]      Net Lease Rentals...........      24.2         25.1        (0.9)        92.1%        95.5%        -1.5%
[14]                   Interest Earned.............       0.2          0.1         0.1          0.9%         0.5%         0.4%
[15]                   Net Maintenance.............       1.9           --         1.9          7.0%         0.0%         7.0%
                                                        -----        -----        ----        -----        -----        -----
[16] sum of [13][15]   Total Cash Collections......      26.3         25.2         1.1        100.0%        96.0%         5.8%
                                                        =====        =====        ====        =====        =====        =====
                       CASH EXPENSES
                       Aircraft Operating Expenses.
[17]                   -- Insurance................      (0.2)                                 -0.8%
                                                                                  ----        -----                     -----
[18]                   -- Re-leasing and other
                       overheads...................      (0.1)                                 -0.4%
                                                        -----        -----                                              -----
[19] [17] + [18]       Sub-total...................      (0.3)        (0.2)       (0.1)        -1.1%        -0.8%        -0.3%
                       SG&A Expenses
[20]                   Aircraft Servicer Fees
                       -- Base Fee.................      (0.2)
                       -- Rent Collected Fee.......      (0.3)
                       -- Rent Contracted Fee......      (0.2)
                                                                                              -----
                       -- Incentive Fee............
                                                        -----        -----        ----        -----        -----        -----
[21]  [20]             Sub-total...................      (0.7)        (0.8)        0.1         -2.7%        -3.2%         0.5%
[22]                   Other Servicer Fees.........      (0.8)        (0.2)       (0.6)        -3.1%        -0.8%        -2.3%
                                                        -----        -----        ----        -----        -----        -----
[23]  [21]+[22]        Sub-total...................      (1.5)        (1.0)       (0.5)        (5.8)        -4.0%         -1.6%
                                                        -----        -----        ----        -----        -----        -----
[24]  [19]+[23]        Total Cash Expenses.........      (1.8)        (1.2)       (0.5)        -6.9%        -4.8%        -2.1%
                                                        =====        =====        ====        =====        =====        =====

                                     A-1-1


                                                                                              % of 1998 Lease Rentals under the
                                                        March 15, 2000 to April 15, 2000                  Base Case
                                                        --------------------------------      ---------------------------------
                                                                      Base
                                                        Actual        Case      Variance      Actual     Base Case     Variance
                                                        ------        ----      --------      ------     ---------     --------
                                                          (All amounts in US dollars
                                                        millions unless otherwise stated)
                       NET CASH
                       COLLECTIONS
[25]  [16]             Total Cash Collections......      26.3         25.2         1.1        100.0%        96.0%         4.0%
[26]            [24]   Total Cash Expenses               (1.8)        (1.2)       (0.6)        -6.9%        -4.8%        -2.1%
[27]                   Interest Payments...........     (11.3)       (10.6)       (0.7)       -43.0%       -40.4%        -2.6%
[28]                   Swap Payments...............      (0.6)        (0.8)        0.2         -1.8%        -2.6%         0.8%
                       Exceptional Items...........                                 --
                                                        -----        -----        ----        -----        -----        -----
[30] sum of [25]..[29] TOTAL.......................      12.6         12.8        (0.0)        48.3%        48.3%         0.0%
[31]                   PRINCIPAL PAYMENTS
                       subclass A-2................       1.1          1.1          --          4.4%         4.4%         0.0%
                       subclass A-3................        --           --          --          0.0%         0.0%         0.0%
                       subclass A-4................        --           --          --          0.0%         0.0%         0.0%
                       subclass A-5................      10.9         10.9          --         41.5%        41.5%         0.0%
                       subclass B-1................       0.6          0.6          --          2.2%         2.2%         0.0%
                       subclass B-2................        --           --          --          0.0%         0.0%         0.0%
                       subclass C-1................       0.0          0.0          --          0.2%         0.2%         0.0%
                       subclass C-2................
                       subclass D-1................        --           --
                                                        -----        -----        ----        -----        -----        -----
                       Total.......................      12.6         12.6        (0.0)        48.3%        48.3%         0.0%
                                                        =====        =====        ====        =====        =====        =====
                       Debt Balances
                       subclass A-2................     223.6        223.6
                       subclass A-3................     580.0        580.0
                       subclass A-4................     200.0        200.0
                       subclass A-5................     389.1        389.1
                       subclass B-1................      89.1         89.1
                       subclass B-2................      75.0         75.0
                       subclass C-1................      99.8         99.8
                       subclass C-2................      55.0         55.0
                       subclass D-1................     110.0        110.0
                       Total.......................   1,821.6      1,821.6
                                                      =======      =======

                                     A-1-2

Coverage Ratios

                                  Closing    Actual    2000 Base Case
                                  -------    ------    --------------
       Net Cash Collections....              12.6         12.6
       Add Back Interest and
       Swap Payments...........              11.9         11.4
a      Net Cash Collections
       (excl. interest and
       swap pymts).............              24.5         24.0
b      Swaps...................               0.6          0.8
c      Class A Interest........               8.4          7.8
d      Class A Minimum.........               4.8          4.8
e      Class B Interest........               1.0          1.0
f      Class B Minimum.........               0.5          0.5
g      Class C Interest........               1.0          1.0
h      Class C Minimum.........                --           --
i      Class D Interest........               0.8          0.8
j      Class D Minimum.........                --           --
k      Class A Scheduled.......               0.1          0.1
l      Class B Scheduled.......               0.0          0.0
m      Class C Scheduled.......               0.0          0.1
n      Class D Scheduled.......                --           --
o      Permitted Aircraft
       Modifications                           --           --
p      Class A Supplemental....               7.1          7.1
                                            -----        -----
       Total                                 24.5         24.0
                                            -----        -----
[1] Interest Coverage Ratio
       Class A.................              0.94         0.91   =a/(b+c)
       Class B.................              0.57         0.55   =a/(b+c+d+e)
       Class C.................              0.51         0.49   =a/(b+c+d+e+f+g)
       Class D.................              0.49         0.47   =a/(b+c+d+e+f+g+h+i)
[2] Debt Coverage Ratio
       Class A.................              0.48         0.47   =a/(b+c+d+e+f+g+h+i+j+k)
       Class B.................              0.48         0.46   =a/(b+c+d+e+f+g+h+i+j+k+l)
       Class C.................              0.48         0.46   =a/(b+c+d+e+f+g+h+i+j+k+l+m)
       Class D.................              0.48         0.46   =a/(b+c+d+e+f+g+h+i+j+k+l+m+n)

       Loan-to-Value
       Ratios(in $000)
                                                        Actual
                                   2000 Base Case      April 15,      2000 Base Case
                                   March 15, 2000         2000        April 15, 2000
[3] Assumed Portfolio Value            2,000.9           1,994.0         1,994.0
[4] Adjusted Portfolio Value
       Liquidity Reserve
       Amount
       Of which--Cash                     30.0              30.0           30.0
       --Accrued Expenses                  6.1               1.6
       --Security Deposits                 7.1               8.7            7.1
                                       -------           -------        -------
       Subtotal                           43.2              40.3           37.1
       Letters of Credit                  22.1              80.4           82.1
       Total Liquidity Reserve           125.3             120.7          119.2
[5]Total Asset Value                   2,126.2           2,114.8        2,113.2

       Note Balances as at
       February 15, 2000
       Class A.................   1,404.7  66.1%      1,392.6  65.9%      1,392.6  65.9%

                                     A-1-3


                                  Closing             Actual              2000 Base Case
                                  -------             ------              --------------

       Class B.................     164.7  73.8%        164.1  73.6%        164.1  73.7%
       Class C.................     154.4  81.1%        154.8  80.9%        154.8  81.0%
       Class D.................     110.0  86.3%        110.0  86.1%        110.0  86.2%
       Total                      1,834.3             1,821.6             1,821.6

---------
(1) Interest Coverage Ratio is equal to Net Cash Collections, before interest and swap payments, expressed as a ratio of the swap costs and interest payable on each subclass of Notes plus the interest and minimum principal payments payable on each subclass of notes that rank senior in priority of payment to the relevant subclass of notes.

(2) Debt Service Ratio is equal to Net Cash Collections before interest and swap payments, expressed as a ratio of the interest and minimum and scheduled principal payments payable on each subclass of notes plus the interest and minium and scheduled principal payments payable on each subclass of notes that ranks equally with or senior to the relevant subclass of Notes in the priority of payments.

(3) Assumed Portfolio Value represents the initial Appraised Value of each aircraft in the Portfolio multiplied by the Depreciation Factor at Calculation date divided by the Depreciation Factor at March 15, 2000.

(4) Adjusted Portfolio Value represents the Base Value of each aircraft in the Portfolio as determined by the most recent appraisal multiplied by the Depreciation Factor at Calculation date divided by the Depreciation Factor at March 15, 2000.

     The lower of the Assumed Portfolio Value or 105% of the Adjusted Portfolio Value is used to calculate the principal repayment amounts to note orders.

(5) Total Asset Value is equal to Total Portfolio Value plus Liquidity Reserve Amount minus Lessee Security Deposits.

                                     A-1-4

Note:              Report Line Name                      Description
-----              ----------------                      -----------
                   CASH COLLECTIONS
[1]                Lease Rentals........................ Assumptions per the March 1998 Prospectus
[2]                -- Renegotiated Leases............... Change in contracted rental cash flow caused by a renegotiated lease
[3]                -- Rental Resets                      Re-leasing events where new lease rate deviated from the 1998 Base Case
[4] sum of [1].[3] Contracted Lease Rentals............. Current Contracted Lease Rentals due as at the latest Calculation Date
[5]                Movement in Current Arrears           Current contracted lease rentals not received as at the latest Calculation
                   Balance less Net Stress related Costs Date, excluding Bad debts
[6]                -- Bad debts                          Arrears owed by former lessees and deemed irrecoverable.
[7]                -- Capitalised arrears                Current arrears that have been capitalised and restructured as a Note
                                                         Payable.
[8]                -- Security deposits drawn down       Security deposits received following a lessee default
[9]                -- AOG                                Lost of rental due to an aircraft being off-lease and non-revenue earning
[10]               -- Other Leasing Income               Includes lease termination payments, rental guarantees and late payments charges
[11]               -- Repossession                       Legal and technical costs incurred in repossessing aircraft.
[12] sum of [6].[11] Sub-total
[13] [4]+[5]+[12]  Net Lease Rentals.................... Contracted Lease Rentals less Movement in Current Arrears Balance and
                                                         Net Stress related costs
[14]               Interest Earned                       Interest earned on monthly cash balances
[15]               Net Maintenance                       Maintenance Revenue Reserve received less and reimbursements to lessees.
[16] sum of [13].[15] Total Cash Collections............ Net Lease Rentals + Interest Earned + Net Maintenance
                   CASH EXPENSES
                   Aircraft Operating Expenses           All operational costs related to the leasing of aircraft.
[17]               -- Insurance                          Premium for contingent insurance policies
[18]               -- Re-leasing and other               Costs associated transferring an aircraft from one lessee to another
[19] [17]+[18]     Sub-total
                   SG&A Expenses
[20]               Aircraft Servicer Fees                Monthly and annual fees paid to Aircraft Servicer
                   -- Base Fee                           Fixed amount per month per aircraft
                   -- Rent Contracted Fee                1.00% of rental contracted for the month
                   -- Rent Collected Fee                 1.25% of rental received for the month
                   -- Incentive Fee                      Annual fee paid to Servicer for performance above an
                                                         annually agreed target
[21] [20]          Sub-total
[22]               Other Servicer Fees                   Administrative Agent, trustee and professional fees paid to other service providers.
[23] [21]+[22]     Sub-total
[24] [19]+[23]     Total Cash Expenses.................. Aircraft Operating Expenses + SG&A Expenses
                   NET CASH COLLECTIONS
[25] [16]          Total Cash Collections                line 16 above
[26] [24]          Total Cash Expenses                   line 24 above
[27]               Interest Payments                     Interest paid on all outstanding debt
[28]               Swap payments                         Net swap payments (paid) /received
[29]               Proceeds from Aircraft Sales          Proceeds, net of fees and expenses, from the sale of
                                                         aircraft
[30] sum of [25].[29] Exceptional Items................. Includes adjustment for aircraft included in the 1998 Basecase but not acquired by MSAF
                   TOTAL
[31]

                                     A-1-5

                                   APPENDIX 2

         Extract from Cash Analysis of Financial Condition and Results of Operations

           Twelve Month Period from December 1, 1998 to November 30,
                                    1999(1)

I    Background and General Information

     On March 3, 1998, Morgan Stanley Aircraft Finance ("MSAF"), a Delaware business trust, issued $1,050 million of notes in five subclasses -- Subclass A-1, Subclass A-2, Subclass B-1, Subclass C-1 and Subclass D-1 (the "notes"). The notes were issued in connection with MSAF's agreement to acquire 33 aircraft plus a spare engine with a total appraised value at September 30, 1997 of $1,115.5 million from International Lease Finance Corporation ("ILFC").

     All but one of the 33 aircraft was acquired by MSAF. The undelivered aircraft was a B737-400 with an appraised value of $28.8 million. Pursuant to the indenture relating to the notes (the "Indenture"), MSAF decided not to substitute this aircraft but to distribute to the Noteholders $27.1 million on June 15, 1998. $26 million of this amount represents that portion of the proceeds from the offering of the notes relating to this aircraft and $1.1 million represents swap breakage costs paid by ILFC. As a result, the overall size of the aircraft fleet is now 32 aircraft plus a spare engine and the appraised value of the fleet reduced from $1,115.5 million to $1,086.7 million at September 30, 1997.

     Applying the declining value assumption to the original September 30, 1997 fleet appraisal of $1,086.7 million, the total appraised value was assumed to be $1,026.7 million at November 15, 1999. The fleet is appraised annually and the most recent appraisal dated June 30, 1999 valued the portfolio at $978.1 million. See Section III -- "Other Financial Data" below for a discussion on assumed aircraft values and annual appraisals.

     As of February 1, 2000, 28 aircraft plus the engine were on-lease with 25 lessees in 18 countries as shown in Appendix A attached. Four aircraft were non-revenue earning of which one was subject to a lease commencing in February, 2000 and two had signed Letters of Intent for lease to new lessees. The fourth aircraft was available for lease.

     The discussion and analysis that follows is based on the results of MSAF and its subsidiaries as a single entity (collectively the "MSAF group").

     MSAF group is a special purpose vehicle, which owns aircraft subject to operating leases and one financing lease. MSAF group may also make additional aircraft acquisitions and aircraft sales. MSAF group intends to acquire additional commercial passenger or freight aircraft from various sellers and will finance the acquisition of such aircraft by issuing additional notes. In August 1999, MSAF group announced that it intended to acquire a portfolio of 29 aircraft -- see Section IV -- "Recent Developments" (1)This is an extract from a report filed on Form 8-K/A with the Securities and Exchange Commission on February 28, 2000. for more information. Any acquisition of additional aircraft will be subject to certain confirmations with respect to the notes from rating agencies and compliance with certain operating covenants of MSAF set out in the Indenture.

     MSAF group's cash receipts and disbursements are determined, in part, by the overall economic condition of the operating leasing market. The operating leasing market, in turn, is affected by various cyclical factors. These include the level and volatility of interest rates, the availability of credit, fuel costs and both general and regional economic conditions affecting lessee operations and trading. Other factors to consider are manufacturer production levels, passenger demand, retirement and obsolescence of aircraft models, manufacturers exiting or entering the market or ceasing to produce aircraft types or re-introduction into service of aircraft previously in storage. In addition, state regulations and air traffic control infrastructure constraints such as limitations on the number of landing slots can also impact the operating leasing market.

---------
(1) This is an extract from a report filed on form 8-K with the Securities and Exchange Commission on April 14, 2000.

                                     A-2-1

     MSAF group's ability to compete against other lessors is determined, in part, by the composition of its fleet in terms of mix, relative age and popularity of aircraft type. In addition, operating restrictions imposed by the Indenture, and the ability of other lessors, who may possess substantially greater financial resources, to offer leases on more favorable terms than MSAF group, may also impact MSAF group's ability to compete against other lessors.

     For the purposes of this report, the "Twelve Month Period", referred to in
Section II -- "Comparison of Actual Cash Flows versus the Base Case for the Twelve Month Period", shall comprise information from the monthly cash reports dated December 15, 1998 through to November 15, 1999. The financial data in these reports includes cash receipts from November 10, 1998 (first day of the Collection Period for the December 1998 Report) up to November 8, 1999 (last day of the Collection Period for the November 1999 Report). It also includes payments made by MSAF group between November 17, 1998 and up to November 15, 1999 (the Note Payment Date for the November 1999 Report).

II Comparison of Actual Cash Flows versus the 1998 Base Case for the Twelve Month Period

     The February 20, 1998 Prospectus (the "Prospectus") and the November 4, 1998 Prospectus (the "Prospectus") for the notes contain assumptions in respect of MSAF group's future cash flows and cash expenses (the "1998 Base Case"). For the purpose of this report, "Net Cash Collections" is defined as Total Cash Collections less Total Cash Expenses, Interest Payments and Swap Payments. A discussion of the annual Cash Collections, Cash Expenses, Interest Payments and Principal Payments is given below and should be read in conjunction with the analysis in Appendix B.

CASH COLLECTIONS

     "Total Cash Collections" include Net Lease Rentals (Contracted Lease Rentals less Net Stress-related Costs), Movement in Current Arrears Balance, Interest Earned and Net Maintenance. In the Twelve Month Period, MSAF group generated approximately $119.1 million in Total Cash Collections, $3.4 million less than the 1998 Base Case. This difference is due to a combination of the factors set out below (the numbers in brackets refer to the line item number shown in Appendix B).

[2] Renegotiated Leases

     Renegotiated Leases refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions. In the Twelve Month Period, the amount of revenue loss attributed to Renegotiated Leases was $1.4 million and relates to two renegotiated leases. The $1.4 million loss in rental revenue is primarily due to a 14% reduction from the 1998 Base Case rental on a B767-300ER on lease to Air Pacific. The new rental was reset at the then prevailing market rate for B767-300ERs in exchange for a lease extension.

[3] Rental Resets

     Rental Resets is a measure of the loss in rental revenue when new lease rates are lower than those assumed in the Base Case. In the Twelve Month Period, six new leases were entered into with a weighted average decline of 10.4% versus the rental assumed in the 1998 Base Case resulting in a loss of $2.0 million in rental revenue. See Section IV -- "Recent Developments" for a discussion of current re-leasing events.

                                     A-2-2

     Analysis of Rental Resets in Twelve Month Period

    Aircraft Type          % change from 1998 Base Case    % of Appraised Value*
    -------------          ----------------------------    ---------------------

1   A310-300............             -28.2                           2.35
2   A310-300............             -28.2                           2.38
3   A320-100............              -9.2                           4.22
4   B737-300............             -13.1                           2.57
5   A320-200............             -15.3                           3.09
6   B757-200ER..........              18.5                           3.48
    Weighted Average**               -10.4%                         18.09%
---------
*  Appraisal as of June 30, 1999

** Average weighted by Appraised Value as of June 30, 1999.

[4] Contracted Lease Rentals

     Contracted Lease Rentals represents the current contracted lease rental rollout which equates to the 1998 Base Case Lease Rentals less adjustments for Renegotiated Leases and Rental Resets. For the Twelve Month Period, Contracted Lease Rentals were $123.4 million, $3.4 million less than assumed in the 1998 Base Case. The difference is due to losses from renegotiated leases and rental resets as discussed above.

[5] Movement in Current Arrears Balance

     Current Arrears is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as Bad Debts. The current arrears balance at the start of the Twelve Month Period was $3.2 million versus $3.1 million at the end, a positive movement of $0.1 million.

     Analysis of Current Arrears Balances

                                  % of      Current    Current     Movement
                                Appraised   Arrears    Arrears    in Current
     Aircraft Type   Country     Value*     11/15/98   11/15/99    Arrears
     -------------   -------    ---------   --------   --------   ----------
                                               $M         $M          $M
 1   A310-300.....   Brazil       2.9         1.0        0.6         0.4
 2   A321-100.....   Turkey**     4.2         1.3                    1.3
 3   B737-300.....   Brazil       2.1         0.3        1.0        (0.7)
 4   B737-400.....   Mexico       2.3                    0.5        (0.5)
 5   A321-100.....   Turkey       4.2                    0.6        (0.6)
 6   B757-200.....   Guyana**     3.5         0.5                    0.5
 7   B757-200.....   U.K.         3.4         0.1                    0.1
 8   A310-300.....   Oman         2.4                    0.1        (0.1)
 9   A320-200.....   Ireland      3.2                    0.3        (0.3)
                                 ----        ---         ---         ---
     Total.........              28.1        3.2         3.1         0.1
                                 ====        ===         ===         ===
---------
*  Appraised Value as of June 30, 1999

** Lessees which subsequently defaulted in Twelve Month Period, Onur Air and
   Guyana Airways.


     At November 15, 1998, 5 lessees in arrears owed $3.2 million, against which, MSAF group held security deposits of $2.7 million. Two of the five lessees (Onur Air and Guyana Airways) defaulted in 1999 and the aircraft were repossessed. Arrears amounting to $2.2 million associated with these lessees at the time of repossession were deemed irrecoverable and re-classified from Current Arrears to Bad Debts. See the discussion on Bad Debts below.

                                     A-2-3

     As at November 15, 1999, six lessees were in arrears, owing $3.1 million, against which MSAF group held security deposits of $2.9 million. Since November 15, 1999 one of the 6 lessees (TAESA) has defaulted and the aircraft has been repossessed. See Section IV -- "Recent Developments" for a discussion of lessee defaults.

Net Stress-related Costs

     Net Stress-related Costs is a combination of all the factors which can cause actual lease rentals received to differ from the Contracted Lease Rentals. The 1998 Base Case assumed net stress-related costs equal to 4.5% of the 1998 Base Case Lease Rentals. For the Twelve Month Period, net stress-related costs amounted to $8.8 million (7.0% of Contracted Lease Rentals) compared to $5.7 million assumed in the 1998 Base Case, a variance of $3.1 million that is due to the following six factors described in items [6] to [11] below.

[6] Bad Debts and [8] Security Deposits Drawn Down

     Bad Debts are arrears owed by lessees who have defaulted and which are deemed irrecoverable. These arrears are partially offset by the draw down of security deposits held and amounts subsequently recovered from the defaulted lessee.

     Analysis of Bad Debts for the Twelve Month Period

                                                                               Security
                                                     Bad Debts    Bad Debts    Deposits
     Aircraft Type           Lessee       Country     Rental      Recovered      Drawn         Total
     -------------           ------       -------     ------      ---------    --------        -----
                                                        $M           $M           $M            $M
1    B757-200        Transaero........    Russia                     0.2*                       0.2
2    B757-200        Guyana Airways...    Guyana       (1.3)         1.3          0.7           0.7
3    A321-100        Onur Air.........    Turkey       (1.6)         1.0          0.7           0.1
4    B747-300        VARIG............    Brazil       (4.0)         0.4          1.1          (3.0)
                                                       ----         ----          ---           ---
     Total............................................ (6.9)         2.9          2.5          (2.0)
                                                       ====          ===          ===          ====

---------
* $0.2 million was recovered from Transaero against amounts written off in the previous period.

     In the Twelve Month Period, $6.9 million was written off in respect of lease rentals due from three former lessees, Guyana Airways, Onur Air, and VARIG, against which MSAF group drew down security deposits totaling $2.5 million. In the Twelve Month Period, $2.9 million was recovered and applied to rental due from four former lessees, Transaero, Guyana Airways, Onur Air and VARIG.

[7] Capitalized Arrears

     Capitalized arrears refer to current arrears that have been capitalized and restructured into a note payable. As a result, arrears balances previously shown as Current Arrears are re-categorized as capitalized arrears. In August 1999, the current arrears of Passaredo, a Brazilian carrier, equal to $3.5 million were capitalized (with interest of $0.2 million) into a note payable and added to the lessee's Conditional Sale Agreement loan balance. The term of the loan balance was also extended.

[9] Aircraft on Ground ("AOG")

     AOG is defined as the Base Case lease rental lost when an aircraft is off-lease and non-revenue earning.

                                     A-2-4

         AOG Analysis

    Aircraft Type   Old Lessee      New Lessee        Lost Rentals    # Days*
    -------------   ----------      ----------        ------------    -------
                                                           $M
1   B757-200ER      Transaero.   Flying Colours            1.0           10
2   B757-200ER      Guyana....   National Airlines         1.0           75
3   A321-100        Onur Air..   Air Alfa                  None          17
    B747-300        VARIG.....   AOG                       3.2           137**
                                                           ---
     Total.........................................        5.2
                                                           ===
---------
*# Days is measured from date of lease termination to commencement date of new lease

**# Days is measured from date of lease termination to November 30, 1999. A
    Letter of Intent has been signed for this aircraft. It is scheduled to be delivered to a new lessee in February, 2000.

     The impact of AOG downtime amounted to $5.2 million. This was in respect of three former lessees; Transaero, Guyana Airways and VARIG. Although the ex-Transaero aircraft was off-lease for only 10 days, the new lessee paid a reduced rental until April 1999 while the aircraft underwent modification work and this loss of rental revenue is reflected in the AOG cost. No AOG costs were incurred when the ex-Onur Air aircraft was re-leased to Air Alfa as the downtime was less that 1 month. The ex-Guyana aircraft was AOG for 75 days prior to its re-lease to National Airlines. The ex-VARIG aircraft was AOG and non-revenue earning since July 1999, but is scheduled to be delivered to its new lessee in February, 2000.

[10] Other Leasing Income

     Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest. In the Twelve Month Period, other leasing income amounted to $2.5 million. This consists of one payment for $0.9 million received in respect of a rental support agreement for a lessee credit and several miscellaneous amounts of less than $0.5 million.

[11] Repossession Costs

     Repossession costs cover legal and aircraft technical costs incurred as a result of repossessing an aircraft. In the Twelve Month Period, repossession costs amounted to $1.1 million, of which $1.0 million related to the repossession of a B757-200ER from Guyana Airways in April 1999. An additional $0.1 million in costs were incurred relating to legal, inspection and consultancy fees in respect of the repossessions from Onur Air and from VARIG.

[13] Net Lease Rentals is Contracted Lease Rentals less any movement in Current Arrears Balance and Net Stress-related Costs. In the Twelve Month Period, net lease rentals amounted to $114.7 million, $6.4 million less than assumed in the 1998 Base Case. The variance was attributable to the combined effect of the six factors outlined in items [2] and [3] and in items [6] to [11] above.

[14] Interest Earned

     Interest earned relates to interest received on cash balances held in the Collection and Expense Accounts. Cash held in the Collection Account consists of the cash liquidity reserve amount of $25.0 million plus the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The Expense Account contains cash set aside to pay for expenses which are expected to be payable over the next 3 months. In the Twelve Month Period, interest earned amounted to $1.8 million, $0.4 million more than assumed in the 1998 Base Case. The difference is due to a combination of two offsetting factors. The 1998 Base Case made no assumption as to the interest earned on the intra-month cash balances in the Collection Account and Expense Account and the average actual reinvestment rate for the Twelve Month Period was 4.99% as compared to 5.75% assumed in the 1998 Base Case.

                                     A-2-5

[15] Net Maintenance

     Net maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid to lessees. In the Twelve Month Period, actual maintenance reserve revenue received amounted to $17.8 million from 20 lessees and maintenance expenditure amounted to $15.2 million, generating positive net maintenance revenue of $2.6 million. The 1998 Base Case makes no assumptions for net maintenance as it assumes that, over time, maintenance revenue will equal maintenance expenditure. However, it is unlikely that in any particular Note Payment Period, maintenance revenue will exactly equal maintenance expenses.

CASH EXPENSES

     "Total Cash Expenses" include Aircraft Operating Expenses and Selling, General and Administrative ("SG&A") Expenses. In the Twelve Month Period, total cash expenses were $8.6 million, $5.4 million lower than the Base Case, which assumed total cash expenses of $14.0 million. The difference is due to a combination of factors discussed below.

     Aircraft Operating Expenses includes all operational costs related to the leasing of an aircraft including costs of insurance, re-leasing and other overhead costs. In the Twelve Month Period, Aircraft Operating Expenses amounted to $0.6 million compared to $4.4 million per the 1998 Base Case, which assumes these costs to be 3.5% of the 1998 Base Case Lease Rentals.

[17] Insurance

     Insurance costs amounted to $0.4 million relating to the annual insurance premium for contingent coverage for the portfolio.

[18] Re-leasing and other overhead costs

     Re-leasing and other overhead costs consist of miscellaneous re-delivery and leasing costs associated with re-leasing events. In the Twelve Month Period these costs amounted to $0.2 million.

     SG&A Expenses relate to fees paid to the Aircraft Servicer and to other service providers.

[20] Aircraft Servicer Fees

     The Aircraft Servicer Fees are defined as amounts paid to the Aircraft Servicer, ILFC, in accordance with the terms of the Servicing Agreement. In the Twelve Month Period, the total Aircraft Servicer fee paid was $5.7 million, $0.7 million lower than assumed in the 1998 Base Case, reflecting lower actual rentals achieved relative to Contracted Lease Rentals.

     Aircraft Servicer Fees consist of:

                                                    $mm
                                                    ---
Base Fee.......................................     2.9
Rent Collected Fee.............................     1.1
Rent Contracted Fee............................     1.2
Incentive Fee 1997/98..........................     0.5
Total Servicer Fee.............................     5.7

     The Base Fee is a fixed amount per month per aircraft and changes only as aircraft are acquired or sold. The Rent contracted fee is equal to 1% of all rentals contracted. The Rent Contracted Fee is 1% of all rentals received. The Incentive fee is 10% of all cash flow received above a targeted amount set at the beginning of each financial year. The Incentive fee for the year ended November 30, 1998, but paid in December 1998 was $0.5 million. No incentive fee was paid to ILFC in December 1999 for the Twelve Month Period due to the lower than expected revenues received.

                                     A-2-6

[22] Other Fees

     Other Fees relate to fees and expenses paid to other Service providers including the Administrative Agent, Financial Advisor, legal advisors, accountants and Independent Trustees. In the Twelve Month Period, Other Fees amounted to $2.3 million as compared to an assumed expense of $3.2 million in the 1998 Base Case, a positive variance of $0.9 million. The variance is due to lower than expected Administrative Agent fees and a reduction in the level of accrued expenses. The Administrative Agent fee is equal to 1.5% of rentals collected and was lower than assumed in the 1998 Base Case, reflecting lower actual rentals achieved relative to Contracted Lease Rentals.

[27] Interest Payments and [28] Swap Payments

     In the Twelve Month Period, interest payments to Noteholders amounted to $58.5 million. This is $4.7 million lower than the 1998 Base Case, which assumed interest costs for the Twelve Month Period to be $63.2 million. The variance reflects the faster than expected amortization of the A-2 Note, coupled with a lower than expected level of average interest rates. The 1998 Base Case assumed LIBOR to be 5.75% whereas the average monthly LIBOR rate was 5.6%. The reduced interest costs were offset by an increase in swap payments. MSAF paid $8.7 million in swap costs, $4.9 million more than assumed in the 1998 Base Case.

[29] Exceptional Item

     Exceptional items refer to cash flows that occur infrequently and are outside the normal business activities of MSAF. There were no exceptional cash flows in the Twelve Month Period.

[31] Principal Payments

     In the Twelve Month Period, total principal payments to Noteholders amounted to $43.3 million, $1.8 million more than assumed in the 1998 Base Case, reflecting the application of the positive Net Cash Collections variance of $1.8 million.

III  Other Financial Data

     [Intentionally omitted]

IV  Recent Developments

     [Intentionally omitted]


                                     A-2-7

                               PORTFOLIO DETAILS

                                                       APPENDIX A TO APPENDIX 2

         All amounts in thousands of US dollars unless otherwise stated

     Figures as of February 1, 2000

                             Country of                      Aircraft
               Region(1)   Current Lessee  Current Lessee      Type
               ---------   --------------  --------------    --------
           1 Europe          France         Air Liberte      MD-83
                                                             B737-
           2 (Developed)     France         l'Aeropostale    300

           3                 Netherlands    KLM              engine
                                                             B737-
           4                 Netherlands    Transavia        300
                                                             A320-
           5                 Ireland        TransAer         200
                                                             B737-
           6                 Norway         Braathens        500
                                            Britannia        B767-
           7                 UK             Airways          200ER
                                            Flying           A320-
           8                 UK             Colours(5)       200
                                                             B767-
           9                 UK             Air2000          300ER
                                                             B757-
          10                 UK             Flying Colours   200ER
Sub-total
                                            Alaska           B737-
          11 North America   USA            Airlines         400
          12 (Developed)     USA            TWA              MD-83
          13                 USA            TWA              MD-82
                                            National         B757-
          14                 USA            Airlines         200ER
                                            Canadian         A320-
          15                 Canada         Airlines         200
Sub-total

          16 Europe          Hungary        Malev            F-70
             and Middle
          17 East            Hungary        Malev            F-70

          18 (Emerging)      Hungary        Malev            F-70
                                            Olympic          B737-
          19                 Greece         Airways          400
                                                             A321-
          20                 Turkey         AirAlfa          100
Sub-total
                                                             B767-
          21 Asia            Korea          Asiana           300
                                                             A300-
          22 (Emerging)      Taiwan         China Airlines   600R
                                                             B737-
          23                 China          China Hainan     300
Sub-total
             Latin America
                                            B.R.A.
                                            Transportes      A310-
          24 (Emerging)      Brazil         Aereos           300
                                                             B737-
          25                 Brazil         VASP             300
                                                             B757-
          26                 Mexico         Aero Mexico      200ER
Sub-total
                                                             B767-
          27 Other           Fiji           Air Pacific      300ER
                                                             B737-
          28                 Iceland        Iceland Air      300
                                                             B737-
          29                 Malta          Air Malta        300
Sub-total
             AOG
                                            Air Atlanta      B747-
          30 Other           Iceland(6)     Icelandic        300B
             Pacific                                         A310-
          31 (Developed)     Singapore(6)   Regionair        300
             Pacific                                         A310-
          32 (Developed)     Singapore(6)   Regionair        300
                             Available for  Available for    B737-
          33                 lease(7)       lease            400
             Total....................................................

[financial data -- to be continued]


                                     A-2-8

[financial data -- continued]
                                                                  30-Jun-99
                              Engine      Serial     Date of    Adjusted Base     % of    % of
               Region(1)  Configuration   Number   Manufacture     Value(2)      Total   Region
               ---------  -------------   -------  -----------  -------------    ------  ------
          1 Europe         JT8D-219        49,822    Dec-88         19,454       2.0%

           2 (Developed)   CFM56-3C1       23,788    May-87         19,330       2.0%
                           CF6-           704,279
           3               80C2B6F                   un-95           5,425       0.5%

           4               CFM56-3C1       27,635    May-95         28,072       2.9%

           5               V2500-A1           414    May-93         31,182       3.2%

           6               CFM56-3B1       25,165    Apr-93         19,849       2.0%

           7               CF6-80A         23,807    Aug-87         30,952       3.2%

           8               V2500-A1           393    Feb-93         30,426       3.1%
                           CF6-
           9               80C2B6F         26,256    Apr-93         64,912       6.6%
                           RB211-535-
          10               E4-37           24,367    Feb-89         32,859       3.4%
Sub-total                                                                                 28.9%

          11 North America CFM56-3C1       25,104    May-93         27,099       2.8%
          12 (Developed)   JT8D-219        49,824    Mar-89         20,726       2.1%
          13               JT8D-217C       49,825    Mar-89         18,290       1.9%
                           RB211-535-
          14               E4              24,260    Dec-88         34,083       3.4%

          15               V2500-A1           279    Feb-92         30,175       3.1%
Sub-total                                                                                 13.3%
                           TAYMK62
          16 Europe        0-15            11,564    Dec-95         13,991       1.5%
             and Middle    TAYMK62
          17 East          0-15            11,565    Feb-96         14,603       1.5%
                           TAYMK62
          18 (Emerging)    0-15            11,569    Mar-96         14,969       1.5%

          19               CFM56-3C1       25,371    Jan-92         25,729       2.6%

          20               V2530-A5           597    May-96         41,248       4.2%     11.3%
Sub-total
                           CF6-
          21 Asia          80C2B6F         24,798    Oct-90         54,775       5.6%

          22 (Emerging)    PW4158             555    Mar-90         47,140       4.8%

          23               CFM56-3C1       26,295    Dec-93         25,741       2.7%
Sub-total                                                                                 13.1%
             Latin America


          24 (Emerging)    JT9D-7R4E1         437    Nov-86         28,322       2.9%

          25               CFM56-3B2       24,299    Nov-88         20,454       2.1%

          26               PW2037          26,272    Mar-94         42,545       4.3%
Sub-total                                                                                  9.3%

          27 Other         CF6-80C2B4      26,260    Sep-94         67,167       6.9%

          28               CFM56-3B2       23,811    Oct-87         20,299       2.1%

          29               CFM56-3B2       25,161    Feb-92         25,123       2.5%
Sub-total                                                                                 11.5%
             AOG

          30 Other         CF6-80C2        24,106    Apr-88         54,382       5.6%
             Pacific
          31 (Developed)   JT9D-7R4E1         409    Nov-85         23,009       2.3%
             Pacific
          32 (Developed)   JT9D-7R4E1         410    Nov-85         23,276       2.4%
                                                                    22,508       2.3%     2.6%
          33               CFM56-3B2       24,234    Oct-88
             Total...............................................  978,116     100.0%   100.0%

---------
(1)  Regions are defined according to MSCI designations.

(2) Adjusted Base Value is the Base Value of each aircraft as per the June 30, 1999 Appraisal.

(3)  Total Number of Lessees = 25.

(4)  Total Number of Countries = 18.

(5)  Previously Caledonian Airways, now merged with Flying Colours.

(6)  Currently AOG but subject to a Letter of Intent.

(7)  Subject to a Letter of Intent since February 1, 2000.


                                     A-2-8

                                                       APPENDIX B TO APPENDIX 2


Comparison of Actual Cash Flows versus the Base Case for the Twelve Month Period

                                                                                              % of 1998 Lease Rentals under the
                                                                          1998                                Base Case
                                                                ------------------------      ---------------------------------
                                                                         Base
                                                                Actual   Case   Variance      Actual     Base Case     Variance
                                                                ------   ----   --------      ------     ---------     --------
                                                          (All amounts in US dollars
                                                        millions unless otherwise stated)
                      CASH COLLECTIONS
[1]                   Lease Rentals...........................    26.3   126.8      --        100.0%        100.0%          0.0%
[2]                   -- Renegotiated Leases..................      --      --    (1.4)        (1.1)%                      (1.1)%
[3]                   -- Rental Resets........................      --      --    (2.0)        (1.6)%                      (1.6)%
                                                                         -----     ---        ------        -----          ----
[4] sum of [1].[3]    Contracted Lease Rentals................   123.4   126.8    (3.4)         97.3%       100.0%         (2.7)%
[5]                   Movement in Current Arrears Balance
                      less Net Stress-related Costs...........   (1.7)      --     0.1           0.1%                        0.1%
[6]                   -- Bad debts............................   (4.0)      --                 (3.2)%
[7]                   -- Capitalised arrears..................   (3.5)      --                 (2.7)%
[8]                   -- Security deposits drawn down.........    2.5       --                  1.9%
[9]                   -- AOG..................................   (5.2)      --                 (4.1)%
[10]                  -- Other Leasing Income.................    2.5       --                   2.0%
[11]                  -- Repossession.........................   (1.1)                          (0.9)%
                                                                -----    -----     ---        ------         -----         -----
[12](13.5) sum of [6].[11] Sub-total..........................   (8.8)    (5.6)   (3.1)         (7.0)%        (4.5)%        (2.5)%
[13]     [4]+[5]+[12] Net Lease Rentals.......................  114.7    121.1    (6.4)         90.4%         95.5%         (5.1)%
[14]                  Interest Earned.........................    1.8      1.4     0.4           1.4%          1.1%          0.3%
[15]                  Net Maintenance.........................    2.6       --     2.6           2.1%          0.0%          2.1%
                                                                -----    -----     ---        ------         -----         -----
[16]     [13][15]     Total Cash Collections..................  119.1    122.5    (3.4)         93.9%         96.6%         (2.7)%
                                                                =====    =====    ====        ======         =====         =====
                      CASH EXPENSES
                      Aircraft Operating Expenses.............
[17]                  -- Insurance............................   (0.4)      --                  (0.3)%
[18]                  -- Re-leasing and other overheads.......   (0.2)                          (0.2)%
                                                                -----    -----     ---        ------         -----         -----
[19]     [17] + [18]  Sub-total...............................   (0.6)             3.8          (0.5)%        (3.5)%         3.0%
                      SG&A Expenses
[20]                  Aircraft Servicer Fees
                      -- Base Fee.............................   (2.9)                          (2.3)%
                      -- Rent Collected Fee...................   (1.1)                          (0.9)%
                      -- Rent Contracted Fee..................   (1.2)                          (0.9)%
                      -- Incentive Fee........................   (0.5)                          (0.4)%
                                                                -----    -----     ---        ------         -----         -----
[21]     [20]         Sub-total...............................   (5.7)    (6.4)    0.7          (4.5)%        (5.1)%         0.6%
[22]                  Other Fees..............................   (2.3)    (3.2)    0.9          (1.8)%        (2.6)%         0.8%
                                                                -----    -----     ---        ------         -----         -----
[23]     [21]+[22]    Sub-total...............................   (8.0)    (9.6)    1.6          (6.3)%        (7.7)%         1.4%
                                                                -----    -----     ---        ------         -----         -----
[24]     [19]+[23]    Total Cash Expenses.....................   (8.6)   (14.0)    5.4          (6.8)%       (11.2)%         4.4%
                                                                =====    =====     ===        ======         =====         =====
                      NET CASH COLLECTIONS
[25]     [16]         Total Cash Collections..................  119.1    122.5    (3.4)         93.9%         96.6%         (2.7)%
[26]     [24]         Total Cash Expenses                        (8.6)   (14.0)    5.4          (6.8)%       (11.2)%         4.4%
[27]                  Interest Payments.......................  (58.5)   (63.2)    4.7         (46.1)%       (49.8)%         3.7%
[28]                  Swap Payments...........................   (8.7)    (3.8)   (4.9)         (6.8)%        (3.0)%        (3.8)%
[29]                  Exceptional Items.......................     --       --      --            --
[30] sum of [25].[29] TOTAL...................................   43.3     41.5     1.8          34.2%         32.6%          1.6%
                                                                =====    =====     ===        ======         =====         =====
[31]                  PRINCIPAL PAYMENTS
                      subclass A-1............................     --       --

                                     A-2-10


                                                                                              % of 1998 Lease Rentals under the
                                                                          1998                                Base Case
                                                                ------------------------      ---------------------------------
                                                                         Base
                                                                Actual   Case   Variance      Actual     Base Case     Variance
                                                                ------   ----   --------      ------     ---------     --------
                                                          (All amounts in US dollars
                                                        millions unless otherwise stated)
                      subclass A-2............................   39.5     37.7     1.8          31.2%         29.6%          1.6%
                      subclass B-1............................    3.8      3.8     0.0           3.0%          3.0%          0.0%
                      subclass C-1............................    0.0      0.0     0.0           0.0%          0.0%          0.0%
                      subclass D-1............................              --                   0.0%          0.0%          0.0%
                                                                -----    -----     ---        ------          ----           ---
                      Total...................................   43.3     41.5     1.8          34.2%         32.6%          1.6%
                                                                =====    =====     ===        ======         =====         =====
                      Debt Balances as at November 15, 1999
                      subclass A-1............................  400.0    400.0
                      subclass A-2............................  234.5    247.1
                      subclass B-1............................   91.0     91.0
                      subclass C-1............................  100.0    100.0
                      subclass D-1............................  110.0    110.0
                                                                -----    -----
                                                                935.5    948.1
                                                                =====    =====

                                    A-2-11

                                                       APPENDIX C TO APPENDIX 2

                                   [Intentionally omitted]



                                    A-2-12

                                   APPENDIX 3


  Extract from Cash Analysis of Financial Condition and Results of Operations
           Three Month Period from December 1999 to February 2000(1)

I.   Background and General Information

     Morgan Stanley Aircraft Finance ("MSAF"), a Delaware business trust, is a special purpose vehicle which owns aircraft subject to operating leases. Under the terms of its Indenture MSAF may acquire additional aircraft and sell aircraft from the fleet. Any acquisition of additional aircraft will be subject to certain confirmations with respect to the notes from rating agencies and compliance with certain operating covenants of MSAF set out in the Indenture.

Initial Portfolio

     On March 3, 1998, MSAF issued $1,050 million of notes in connection with its acquisition of 33 aircraft plus an engine with a total appraised value at September 30, 1997 of $1,115.5 million from International Lease Finance Corporation ("ILFC"). All but one of the 33 aircraft was acquired by MSAF.

New Issuance

     On March 15, 2000, MSAF refinanced the A-1 subclass notes of $400 million as part of a total issuance of $1,310 million of New notes in five subclasses (A-3, A-4, A-5, B-2 and C-2). In addition to the refinancing of the A-1 subclass, these notes were issued in association with MSAF's acquisition of 29 aircraft with a total appraised value of $1,047.8 million as of November 30, 1999 from a subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). MSAF acquired all but one of the 29 aircraft on March 15, 2000. The remaining aircraft, a B737-300, is subject to a financing that will terminate before April 30, 2000 and is scheduled to deliver to MSAF at this time. MSDW acquired two aircraft from an affiliate of GE Capital Corporation on March 19, 1999 and 27 aircraft from ILFC on August 6, 1999.

Combined Fleet

     As a result, the overall size of the combined aircraft fleet is now 61 aircraft plus an engine with a total appraised value of $2,000.9 million as of November 30, 1999. As of April 1, 2000, MSAF had 61 lease contracts in effect with 42 lessees based in 25 countries and one aircraft was off-lease as shown in Appendix A attached.

     The discussion and analysis that follows in Section II is based on the results of MSAF and its subsidiaries as a single entity (collectively the "MSAF group") for the reporting periods from December 1999 to February 2000. This relates to the Initial Portfolio and the 1998 Basecase against which the actual performance is compared. This period was prior to the New Issuance and the aircraft acquisition on March 15, 2000 and therefore relates to the Initial Portfolio of 32 aircraft only. The discussion and analysis in Section IV - "Recent Developments" relates to the combined fleet of 61 aircraft plus an engine.

     MSAF group's cash receipts and disbursements are determined, in part, by the overall economic condition of the operating leasing market. The operating leasing market, in turn, is affected by various cyclical factors. These include the level and volatility of interest rates, the availability of credit, fuel costs and both general and regional economic conditions affecting lessee operations and trading. Other factors to consider are manufacturer production levels, passenger demand, retirement and obsolescence of aircraft models, manufacturers exiting or entering the market or ceasing to produce aircraft types or re-introduction into service of aircraft previously in storage. In addition, state regulations and air traffic control infrastructure constraints, such as limitations on the number of landing slots, can also impact the operating leasing market.
---------
     1This is an extract from a report filed on form 8-K with the Securities and Exchange Commission on April 14, 2000.

                                     A-3-1

     MSAF group's ability to compete against other lessors is determined, in part, by the composition of its fleet in terms of mix, relative age and popularity of aircraft type. In addition, operating restrictions imposed by the Indenture, and the ability of other lessors, who may possess substantially greater financial resources, to offer leases on more favorable terms than MSAF group, may also impact MSAF group's ability to compete against other lessors.

     For the purposes of this report, the "First Quarter 2000", referred to in
Section II - "Comparison of Actual Cash Flows versus the 1998 Base Case for the First Quarter 2000" shall comprise information from the monthly cash reports dated December 15, 1999 through to February 15, 2000. The financial data in these reports includes cash receipts from November 9, 1999 (first day of the Collection Period for the December 1999 Report) up to February 9, 2000 (last day of the Collection Period for the February 2000 Report). It also includes payments made by MSAF group between November 16, 1999 and up to February 15, 2000 (the Note Payment Date for the February 2000 Report).

II. Comparison of Actual Cash Flows versus the 1998 Base Case for the First Quarter 2000

     The February 20, 1998 Prospectus (the "Prospectus") and the November 4, 1998 Prospectus (the "Prospectus") for the notes contain assumptions in respect of MSAF group's future cash flows and cash expenses (the "1998 Base Case"). For the purpose of this report, "Net Cash Collections" is defined as Total Cash Collections less Total Cash Expenses, Interest Payments and Swap Payments. A discussion of the quarterly Cash Collections, Cash Expenses, Interest Payments and Principal Payments is given below and should be read in conjunction with the analysis in Appendix B.

CASH COLLECTIONS

     "Total Cash Collections" include Net Lease Rentals (Contracted Lease Rentals less Net Stress-related Costs), Movement in Current Arrears Balance, Interest Earned and Net Maintenance.


Total Cash Collections                   Actual       Basecase       Variance
                                         ------       --------       --------
                                           $M            $M             $M
Lease Rentals.......................      32.0          32.0             --
 -- Renegotiated Leases.............      (0.3)           --           (0.3)
 -- Rental Resets...................      (0.6)           --           (0.6)
Contracted Lease Rentals............      31.1          32.0           (0.9)
Movement in Current Arrears Balance.      (0.3)           --           (0.3)
Net Stress Related Costs............      (3.1)         (1.4)          (1.7)
Net Lease Rentals...................      27.7          30.6           (2.9)
Interest Earned.....................       0.5           0.4            0.1
Net Maintenance.....................      (4.1)           --           (4.1)
Total Cash Collections..............      24.1          31.0           (6.9)

     In the First Quarter 2000, MSAF group generated approximately $24.1 million in Total Cash Collections, $6.9 million less than assumed in the 1998 Base Case. This difference is due to a combination of the factors set out below (the numbers in brackets refer to the line item number shown in Appendix B).

[2]  Renegotiated Leases

     Renegotiated Leases refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions. In the First Quarter 2000, the amount of revenue loss attributed to Renegotiated Leases was $0.3 million and relates to three renegotiated leases. The loss is primarily due to a 14% reduction from the 1998 Base Case rental on a B767-300ER on lease to Air Pacific. The new rental was reset at the then prevailing market rate for B767-300ERs in exchange for a lease extension.

                                     A-3-2

[3]  Rental Resets

     Rental Resets is a measure of the loss in rental revenue when new lease rates are lower than those assumed in the 1998 Base Case. In the First Quarter 2000, no new leases were written, however, lost revenue attributable to lease resets in previous quarters amounted to $0.6 million. See Section IV - "Recent Developments" for a discussion of current re-leasing events.

[4]  Contracted Lease Rentals

     Contracted Lease Rentals represents the current contracted lease rental rollout which equates to the 1998 Base Case Lease Rentals less adjustments for Renegotiated Leases and Rental Resets. For the First Quarter 2000, Contracted Lease Rentals were $31.1 million, $0.9 million less than assumed in the 1998 Base Case. The difference is due to losses from renegotiated leases and rental resets as discussed above.

[5]  Movement in Current Arrears Balance

     Current Arrears is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as Bad Debts. The current arrears balance at the start of the First Quarter 2000 was $3.1 million versus $3.4 million at the end of the First Quarter 2000, an increase in arrears of $0.3 million.

                                                         Movement in
                               Current      Current        Current
Aircraft Type     Country      Arrears      Arrears        Arrears
-------------     -------      -------      -------      -----------
A310-300......    Brazil        0.6          0.4             0.2
A321-100......    Turkey        0.6          0.9            (0.3)
B737-300......    Brazil        1.0          1.6            (0.6)
B737-400......    Mexico        0.5           --             0.5
A310-300......    Oman          0.1           --             0.1
A320-200......    Canada         --          0.2            (0.2)
A320-200......    Ireland       0.3          0.3             0.0
---------
* Re-classified as Bad Debts during the First Quarter 2000.

     As at November 15, 1999, six lessees were in arrears, owing $3.1 million, against which MSAF group held security deposits of $2.9 million. One of the six lessees TAESA, based in Mexico, defaulted in the First Quarter 2000 and the aircraft was repossessed. Rental arrears amounting to $0.5 million associated with this lessee at the time of the repossession were deemed irrecoverable and re-classified from Current Arrears to Bad Debts.

     At February 15, 2000, five lessees in arrears owed $3.4 million, against which MSAF group held security deposits of $2.2 million. See Section IV - "Recent Developments" for information on the current level of arrears as of April 1, 2000.

Net Stress-related Costs

     Net Stress-related Costs is a combination of all the factors which can cause actual lease rentals received to differ from the Contracted Lease Rentals. The 1998 Base Case assumed net stress-related costs equal to 4.5% of the 1998 Base Case Lease Rentals.

Net Stress Related Costs           Actual      Basecase       Variance
                                   ------      --------       --------
                                     $M           $M             $M
Bad Debts......................     (0.5)          --            --
Security Deposits Drawndown....      0.5           --            --
Capitalised Arrears............       --           --            --

                                     A-3-3

Net Stress Related Costs           Actual      Basecase       Variance
                                   ------      --------       --------
                                     $M           $M             $M
AOG............................     (4.2)          --            --
Other Leasing Income...........      1.0           --            --
Repossession Costs.............      0.1           --            --
Net Stress Related Costs.......     (3.1)        (1.4)         (1.7)

     For the First Quarter 2000, net stress-related costs amounted to $3.1 million (9.7% of 1998 Base Case Lease Rentals) compared to $1.4 million assumed in the 1998 Base Case, a variance of $1.7 million that is due to the following six factors described in items [6] to [11] below.

[6] Bad Debts and [7] Security Deposits Drawn Down

               Bad Debts are rental arrears owed by lessees who have defaulted and which are deemed irrecoverable. These arrears are partially offset by the draw down of security deposits held and amounts subsequently recovered from the defaulted lessee.

                         Country   Bad Debts     Bad Debts
Aircraft Type   Lessee   Rental    Recovered   Deposits Drawn   Security   Total
                ------   -------   ---------   --------------   --------   -----
                                      $M             $M            $M
B737-400        TAESA    Mexico      (0.5)           0.0           0.5      0.0
Total                                (0.5)           0.0           0.5      0.0

     In the First Quarter 2000, $0.5 million was written off in respect of lease rentals due from a former lessee, TAESA, against which MSAF group drew down security deposits totaling $0.5 million. See Section IV - "Recent Developments" for information on the current level of Bad Debts as of April 1, 2000.

[8] Capitalized Arrears

     Capitalized arrears refer to current arrears that have been capitalized and restructured into a note payable. No arrears were capitalized in the First Quarter 2000.

[9] Aircraft on Ground ("AOG")

     AOG is defined as the Base Case lease rental lost when an aircraft is off-lease and non-revenue earning.

       Aircraft Type       Old Lessee         Lost New Lessee         Rental
       -------------       ----------         ---------------         ------
                                                                        $M
1      B747-300           VARIG           Air Atlanta Icelandic        2.4
2      A310-300           Oman Air        Region Air                   0.7
3      A310-300           Oman Air        Region Air                   0.6
4      B737-400           TAESA           LOI                          0.5
                                                                       ---
       Total                                                           4.2
                                                                       ---

     The impact of AOG downtime amounted to $4.2 million during the First Quarter 2000. This was in respect of four aircraft; one B747-300 previously on lease to VARIG and terminated early, two A310-300s previously on lease to Oman Air and terminated as scheduled and one B737-400 previously on lease to TAESA and terminated early. See Section IV - "Recent Developments" below for information on the current level of AOG costs as of April 1, 2000.

                                     A-3-4

[10] Other Leasing Income

     Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest. In the First Quarter 2000, other leasing income amounted to $1.0 million.

[11] Repossession Costs

     Repossession costs consist of legal and aircraft technical costs incurred as a result of repossessing an aircraft. In the First Quarter 2000, repossession costs amounted to $0.1 million, which consists of consultancy fees incurred during the repossession of the B747-300 previously on lease to VARIG.

[13] Net Lease Rentals

     Net Lease Rentals is Contracted Lease Rentals less the movement in Current Arrears Balance and Net Stress-related Costs. In the First Quarter 2000, net lease rentals amounted to $27.7 million, $2.9 million less than assumed in the 1998 Base Case. The variance was attributable to the combined effect of lower contracted lease rentals, the increase in current arrears and net stress-related costs discussed above.

[14] Interest Earned

     Interest earned relates to interest received on cash balances held in the Collection and Expense Accounts. Cash held in the Collection Account in the First Quarter 2000 consisted of the cash liquidity reserve amount of $25.0 million plus the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The Expense Account contains cash set aside to pay for expenses which are expected to be payable over the next three months.

     The average mutual funds 30-day effective rate for the period was 5.73%, slightly less than the 5.75% assumed in the 1998 Base Case. In the First Quarter 2000, interest earned amounted to $0.5 million, $0.1 million more than assumed in the 1998 Base Case. The difference is due primarily to interest earned on the intra-month cash balances in the Collection Account and Expense Account, albeit at a slightly lower than assumed interest rate. The 1998 Base Case made no assumption as to interest earned on these balances.

[15] Net Maintenance

     Net maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid to lessees. In the First Quarter 2000, actual maintenance reserve revenue received amounted to $2.8 million and maintenance expenditure amounted to $6.9 million, generating negative net maintenance revenue of $4.1 million. Maintenance expenditure included costs incurred in the overhaul of a B757-200ER repossessed from Guyana Airways ($4.0 million), the reimbursement from the airframe reserves of $0.5 million in respect of a B767-300ER in accordance with a lease restructuring and the reimbursement from the engine reserves in respect of a B737-400, previously on lease to TAESA ($1.4 million). The 1998 Base Case makes no assumptions for net maintenance as it assumes that, over time, maintenance revenue will equal maintenance expenditure. However, it is unlikely that in any particular Note Payment Period, maintenance revenue will exactly equal maintenance expenditure.

CASH EXPENSES

     "Total Cash Expenses" include Aircraft Operating Expenses and Selling, General and Administrative ("SG&A") Expenses. In the First Quarter 2000, total cash expenses were $1.9 million, $1.4 million lower than the 1998 Base Case, which assumed total cash expenses of $3.3 million.

      Total Cash Expenses           Actual      Basecase      Variance
      -------------------           ------      --------      --------
                                      $M           $M            $M
Aircraft Operating Expenses....     (0.3)        (1.1)          0.8

                                     A-3-5

      Total Cash Expenses           Actual      Basecase      Variance
      -------------------           ------      --------      --------
                                      $M           $M            $M
SG&A Expenses..................     (1.6)        (2.2)          0.6
Total Cash Expenses............     (1.9)        (3.3)          1.4

     The difference is due to a combination of lower Aircraft Operating Expenses and SG&A Expenses as discussed below. Aircraft Operating Expenses include all operational costs related to the leasing of an aircraft including costs of insurance, re-leasing and other overhead costs. In the First Quarter 2000, Aircraft Operating Expenses amounted to $0.3 million compared to $1.1 million per the 1998 Base Case, which assumes these costs to be 3.5% of the 1998 Base Case Lease Rentals.

[17] Insurance

     No insurance costs were incurred in the First Quarter 2000.

[18] Re-leasing and other overhead costs

     Re-leasing and other overhead costs consist of miscellaneous re-delivery and leasing costs associated with re-leasing events. In the First Quarter 2000 these costs amounted to $0.3 million. SG&A Expenses relate to fees paid to the Aircraft Servicer and to other service providers. In the First Quarter 2000, SG&A Expenses were $1.6 million or $0.6 million lower than assumed in the 1998 Base Case. The variance is explained below.

[20] Aircraft Servicer Fees

     The Aircraft Servicer Fees are defined as amounts paid to the Aircraft Servicer, ILFC, in accordance with the terms of the Servicing Agreement. In the First Quarter 2000, the total Aircraft Servicer fee paid was $1.1 million, $0.3 million lower than assumed in the 1998 Base Case, reflecting lower actual rentals achieved relative to 1998 Base Case Lease Rentals.

     Aircraft Servicer Fees consist of:

                                                    $M
                                                    --
Base Fee.......................................     0.5
Rent Collected Fee.............................     0.3
Rent Contracted Fee............................     0.3
Incentive Fee 1998/99*.........................     0.0
Total Servicer Fee.............................     1.1
---------
*For financial year ended November 30, 1999


     The Base Fee is a fixed amount per month per aircraft and changes only as aircraft are acquired or sold. The Rent Contracted Fee is equal to 1% of all rentals contracted. The Rent Collected Fee is equal to 1% of all rentals received. The Incentive fee is 10% of all cash flow received above a targeted amount set at the beginning of each financial year. No incentive fee was paid to ILFC for the financial year ended November 1999.

[22] Other Servicer Fees

     Other Servicer Fees relate to fees and expenses paid to other service providers including the Administrative Agent, Financial Advisor, legal advisors, accountants and Independent Trustees. In the First Quarter 2000, Other Servicer Fees amounted to $0.5 million as compared to an assumed expense of $0.8 million in the 1998 Base Case, a positive variance

                                     A-3-6
of $0.3 million. The variance is due primarily to lower than expected Administrative Agent fees and other overhead costs. The Administrative Agent fee is equal to 1.5% of rentals collected and declined in line with the reduced rentals actually received.

[27] Interest Payments and [28] Swap Payments

     In the First Quarter 2000, interest payments to Noteholders amounted to $15.6 million. This is $0.1 million higher than the 1998 Base Case, which assumed interest costs for the First Quarter 2000 to be $15.5 million. While the total debt balance outstanding during the quarter was lower than expected in the 1998 Base Case, interest payments rose due to an increase in the Libor rate at year-end in 1999. The average Libor rate for the First Quarter 2000 was 5.88% versus an assumed Libor rate of 5.75%. The higher interest costs were offset by a reduction in the amount of swap payments. MSAF paid $0.5 million in swap costs, $0.3 million less than assumed in the 1998 Base Case.

[29] Exceptional Item

     Exceptional items refer to cash flows that occur infrequently and are outside the normal business activities of MSAF. There were no exceptional cash flows in the First Quarter 2000.

[31] Principal Payments

     In the First Quarter 2000, total principal payments to Noteholders amounted to $6.1 million, $5.3 million less than assumed in the 1998 Base Case, reflecting the lower Net Cash Collections available during this period, mainly as a result of the lower than expected lease revenue performance, partially offset by lower expenses.

III  Other Financial Data

     [Intentionally omitted]

IV   Recent Developments

     [Intentionally omitted]

                                     A-3-7

                                                       APPENDIX A TO APPENDIX 3

                            [Intentionally omitted]


                                     A-3-8

                                                       APPENDIX B TO APPENDIX 3

                            [Intentionally omitted]


                                     A-3-9

                                                       APPENDIX C TO APPENDIX 3

                            [Intentionally omitted]


                                    A-3-10

                                   APPENDIX 4


                   MONTHLY LEASE RENTALS UNDER THE BASE CASE


                                                                     Base Case
                                                                       Lease
Month                                                                 Rentals
-----                                                                ---------
                                                                       (US$)
April 2000..........................................................26,299,918
May 2000............................................................18,159,742
June 2000...........................................................22,702,755
July 2000...........................................................16,973,964
August 2000.........................................................18,180,075
September 2000......................................................22,710,991
October 2000........................................................17,515,197
November 2000.......................................................18,107,622
December 2000.......................................................22,034,089
January 2001........................................................17,075,927
February 2001.......................................................18,330,805
March 2001..........................................................22,037,187
April 2001..........................................................17,542,045
May 2001............................................................17,944,760
June 2001...........................................................21,953,432
July 2001...........................................................17,395,741
August 2001.........................................................18,330,552
September 2001......................................................21,972,775
October 2001........................................................18,235,068
November 2001.......................................................18,193,373
December 2001.......................................................21,892,987
January 2002........................................................17,316,872
February 2002.......................................................18,242,523
March 2002..........................................................21,891,090
April 2002..........................................................18,134,870
May 2002............................................................18,301,447
June 2002...........................................................20,853,005
July 2002...........................................................17,913,605
August 2002.........................................................18,794,469
September 2002......................................................20,883,069
October 2002........................................................18,513,025
November 2002.......................................................18,508,469
December 2002.......................................................20,599,744
January 2003........................................................17,643,920
February 2003.......................................................18,422,727
March 2003..........................................................20,111,157
April 2003..........................................................18,893,938
May 2003............................................................18,112,813
June 2003...........................................................20,348,317
July 2003...........................................................18,249,207
August 2003.........................................................18,253,943
September 2003......................................................20,231,608
October 2003........................................................19,517,466
November 2003.......................................................18,493,358
December 2003.......................................................19,561,358
January 2004........................................................18,481,749
February 2004.......................................................18,469,498
March 2004..........................................................19,533,340
April 2004..........................................................19,677,006
May 2004............................................................18,504,306
June 2004...........................................................19,521,306
July 2004...........................................................18,430,517
August 2004.........................................................18,459,855
September 2004......................................................19,527,855
October 2004........................................................19,639,542
November 2004.......................................................18,280,958
December 2004.......................................................19,414,568
January 2005........................................................18,346,568
February 2005.......................................................18,346,568
March 2005..........................................................19,108,977
April 2005..........................................................19,548,058
May 2005............................................................18,472,563
June 2005...........................................................18,599,571
July 2005...........................................................18,599,571
August 2005.........................................................18,570,875
September 2005......................................................18,570,875
October 2005........................................................19,570,182
November 2005.......................................................18,537,872
December 2005.......................................................18,524,210
January 2006........................................................18,524,210
February 2006.......................................................18,524,210
March 2006..........................................................18,481,857
April 2006..........................................................19,292,858
May 2006............................................................18,407,089
June 2006...........................................................18,348,828
July 2006...........................................................18,327,189
August 2006.........................................................18,275,570
September 2006......................................................18,264,257
October 2006........................................................19,086,028
November 2006.......................................................18,222,843
December 2006.......................................................18,194,251
January 2007........................................................18,157,532
February 2007.......................................................18,157,532
March 2007..........................................................18,157,532
April 2007..........................................................18,941,919
May 2007............................................................18,097,911
June 2007...........................................................18,082,659
July 2007...........................................................18,082,659
August 2007.........................................................17,773,434
September 2007......................................................17,773,434
October 2007........................................................18,509,901
November 2007.......................................................17,762,088
December 2007.......................................................17,685,852
January 2008........................................................17,685,852
February 2008.......................................................17,641,560
March 2008..........................................................17,604,067
April 2008..........................................................17,456,460
May 2008............................................................17,368,338
June 2008...........................................................17,352,204
July 2008...........................................................17,335,388
August 2008.........................................................17,335,388
September 2008......................................................17,335,388
October 2008........................................................17,258,270
November 2008.......................................................17,162,540
December 2008.......................................................17,162,540
January 2009........................................................17,152,670
February 2009.......................................................17,142,842
March 2009..........................................................17,133,034
April 2009..........................................................17,133,034
May 2009............................................................17,069,632
June 2009...........................................................17,069,632
July 2009...........................................................17,012,965
August 2009.........................................................16,965,429
September 2009......................................................16,965,429
October 2009........................................................16,965,429
November 2009.......................................................16,894,311
December 2009.......................................................16,857,998
January 2010........................................................16,857,998
February 2010.......................................................16,857,998
March 2010..........................................................16,826,929
April 2010..........................................................16,664,711
May 2010............................................................16,664,711
June 2010...........................................................16,580,826
July 2010...........................................................22,716,139
August 2010.........................................................16,330,653
September 2010......................................................16,330,653
October 2010........................................................16,165,499
November 2010.......................................................15,972,159
December 2010.......................................................25,116,702
January 2011........................................................15,809,809
February 2011.......................................................15,809,809
March 2011..........................................................15,719,809
April 2011..........................................................15,640,874
May 2011............................................................15,584,748
June 2011...........................................................15,451,427
July 2011...........................................................15,410,251
August 2011.........................................................15,385,486
September 2011......................................................15,365,122
October 2011........................................................15,365,122
November 2011.......................................................15,294,127
December 2011.......................................................15,235,323
January 2012........................................................15,174,614
February 2012.......................................................15,174,614
March 2012..........................................................15,174,614
April 2012..........................................................20,638,135
May 2012............................................................14,870,783
June 2012...........................................................18,311,527

                                     A-4-1

                                                                     Base Case
                                                                       Lease
Month                                                                 Rentals
-----                                                                ---------
                                                                       (US$)
July 2012...........................................................14,710,999
August 2012.........................................................14,708,671
September 2012......................................................19,885,660
October 2012........................................................17,867,304
November 2012.......................................................14,229,433
December 2012.......................................................14,068,037
January 2013........................................................14,068,037
February 2013.......................................................13,987,507
March 2013..........................................................13,924,739
April 2013..........................................................17,084,281
May 2013............................................................21,997,135
June 2013...........................................................13,234,803
July 2013...........................................................13,186,455
August 2013.........................................................13,186,455
September 2013......................................................13,186,455
October 2013........................................................16,716,779
November 2013.......................................................16,192,838
December 2013.......................................................12,758,040
January 2014........................................................21,406,124
February 2014.......................................................17,554,276
March 2014..........................................................12,120,782
April 2014..........................................................18,270,505
May 2014............................................................11,756,471
June 2014...........................................................11,756,471
July 2014...........................................................11,641,183
August 2014.........................................................11,535,363
September 2014......................................................11,535,363
October 2014........................................................11,535,363
November 2014.......................................................11,396,514
December 2014.......................................................11,329,940
January 2015........................................................11,329,940
February 2015.......................................................11,329,940
March 2015..........................................................11,254,486
April 2015..........................................................18,207,074
May 2015............................................................17,111,705
June 2015...........................................................10,379,234
July 2015...........................................................10,379,234
August 2015.........................................................10,379,234
September 2015......................................................10,379,234
October 2015........................................................18,131,152
November 2015........................................................9,738,110
December 2015........................................................9,686,195
January 2016.........................................................9,686,195
February 2016........................................................9,686,195
March 2016...........................................................9,686,195
April 2016...........................................................9,634,807
May 2016.............................................................9,634,807
June 2016...........................................................26,972,818
July 2016............................................................8,610,359
August 2016..........................................................8,537,659
September 2016.......................................................8,494,670
October 2016........................................................24,494,266
November 2016........................................................7,834,803
December 2016........................................................7,718,814
January 2017........................................................11,299,052
February 2017........................................................7,529,178
March 2017..........................................................24,025,724
April 2017..........................................................19,820,868
May 2017.............................................................6,308,438
June 2017............................................................9,883,191
July 2017............................................................6,087,449
August 2017..........................................................6,082,582
September 2017.......................................................6,082,582
October 2017.........................................................5,925,310
November 2017........................................................5,925,310
December 2017........................................................5,839,716
January 2018.........................................................5,839,716
February 2018.......................................................11,592,746
March 2018...........................................................9,821,985
April 2018..........................................................18,282,691
May 2018.............................................................7,206,060
June 2018...........................................................12,209,340
July 2018............................................................4,054,017
August 2018.........................................................11,383,758
September 2018.......................................................3,699,201
October 2018.........................................................3,699,201
November 2018........................................................7,763,854
December 2018........................................................6,892,544
January 2019.........................................................3,282,827
February 2019........................................................3,241,548
March 2019...........................................................8,695,766
April 2019...........................................................2,934,047
May 2019............................................................17,918,100
June 2019............................................................2,400,637
July 2019............................................................2,400,637
August 2019..........................................................2,400,637
September 2019.......................................................5,169,376
October 2019........................................................11,007,345
November 2019........................................................5,574,365
December 2019........................................................5,206,064
January 2020.........................................................1,632,100
February 2020........................................................1,632,100
March 2020...........................................................1,632,100
April 2020..........................................................13,561,661
May 2020.............................................................1,246,451
June 2020............................................................4,719,329
July 2020............................................................1,783,087
August 2020..........................................................1,048,152
September 2020.......................................................1,048,152
October 2020.........................................................1,048,152
November 2020........................................................1,048,152
December 2020........................................................5,937,046
January 2021.........................................................2,501,666
February 2021........................................................2,484,770
March 2021...........................................................2,429,037
April 2021.............................................................506,143
May 2021...............................................................506,143
June 2021............................................................5,481,496
July 2021..............................................................309,573
August 2021..........................................................6,197,419
September 2021...............................................................0


                                     A-4-2

                                  APPENDIX 5

                            ASSUMED PORTFOLIO VALUES

                                                                       Assumed
                                                                      Portfolio
Month                                                                   Value
-----                                                                 ---------
                                                                        (US$
                                                                      millions)
March 2000............................................................2,000.89
April 2000............................................................1,994.03
May 2000..............................................................1,987.14
June 2000.............................................................1,980.22
July 2000.............................................................1,973.27
August 2000...........................................................1,966.30
September 2000........................................................1,959.29
October 2000..........................................................1,952.26
November 2000.........................................................1,945.20
December 2000.........................................................1,938.11
January 2001..........................................................1,930.99
February 2001.........................................................1,923.84
March 2001............................................................1,916.67
April 2001............................................................1,909.46
May 2001..............................................................1,902.23
June 2001.............................................................1,894.97
July 2001.............................................................1,887.67
August 2001...........................................................1,880.35
September 2001........................................................1,873.00
October 2001..........................................................1,865.62
November 2001.........................................................1,858.21
December 2001.........................................................1,850.77
January 2002..........................................................1,843.30
February 2002.........................................................1,835.80
March 2002............................................................1,828.28
April 2002............................................................1,820.72
May 2002..............................................................1,813.13
June 2002.............................................................1,805.51
July 2002.............................................................1,797.86
August 2002...........................................................1,790.18
September 2002........................................................1,782.47
October 2002..........................................................1,774.73
November 2002.........................................................1,766.96
December 2002.........................................................1,759.16
January 2003..........................................................1,751.33
February 2003.........................................................1,743.47
March 2003............................................................1,735.58
April 2003............................................................1,727.66
May 2003..............................................................1,719.70
June 2003.............................................................1,711.72
July 2003.............................................................1,703.70
August 2003...........................................................1,695.66
September 2003........................................................1,687.58
October 2003..........................................................1,679.47
November 2003.........................................................1,671.33
December 2003.........................................................1,663.15
January 2004..........................................................1,654.95
February 2004.........................................................1,646.71
March 2004............................................................1,638.45
April 2004............................................................1,630.15
May 2004..............................................................1,621.82
June 2004.............................................................1,613.45
July 2004.............................................................1,605.06
August 2004...........................................................1,596.63
September 2004........................................................1,588.17
October 2004..........................................................1,579.68
November 2004.........................................................1,571.15
December 2004.........................................................1,562.60
January 2005..........................................................1,554.01
February 2005.........................................................1,545.39
March 2005............................................................1,536.73
April 2005............................................................1,528.04
May 2005..............................................................1,519.32
June 2005.............................................................1,510.57
July 2005.............................................................1,501.79
August 2005...........................................................1,492.97
September 2005........................................................1,484.11
October 2005..........................................................1,475.23
November 2005.........................................................1,466.31
December 2005.........................................................1,457.35
January 2006..........................................................1,448.37
February 2006.........................................................1,439.35
March 2006............................................................1,430.29
April 2006............................................................1,421.21
May 2006..............................................................1,412.09
June 2006.............................................................1,402.93
July 2006.............................................................1,393.74
August 2006...........................................................1,384.52
September 2006........................................................1,375.26
October 2006..........................................................1,365.97
November 2006.........................................................1,356.64
December 2006.........................................................1,347.28
January 2007..........................................................1,337.88
February 2007.........................................................1,328.45
March 2007............................................................1,318.98
April 2007............................................................1,309.48
May 2007..............................................................1,299.95
June 2007.............................................................1,290.38
July 2007.............................................................1,280.77
August 2007...........................................................1,271.13
September 2007........................................................1,250.08
October 2007..........................................................1,240.58
November 2007.........................................................1,231.04
December 2007.........................................................1,221.47
January 2008..........................................................1,211.87
February 2008.........................................................1,202.23
March 2008............................................................1,192.55
April 2008............................................................1,182.84
May 2008..............................................................1,173.09
June 2008.............................................................1,163.31
July 2008.............................................................1,153.50
August 2008...........................................................1,143.64
September 2008........................................................1,133.76
October 2008..........................................................1,123.83
November 2008.........................................................1,113.87
December 2008.........................................................1,103.88
January 2009..........................................................1,093.85
February 2009.........................................................1,083.78
March 2009............................................................1,073.67
April 2009............................................................1,063.53
May 2009..............................................................1,053.36
June 2009.............................................................1,043.14
July 2009.............................................................1,032.89
August 2009...........................................................1,022.61
September 2009........................................................1,012.28
October 2009..........................................................1,001.92
November 2009...........................................................991.52
December 2009...........................................................981.09
January 2010............................................................970.62
February 2010...........................................................960.11
March 2010..............................................................949.56
April 2010..............................................................938.98
May 2010................................................................928.36
June 2010...............................................................917.70
July 2010...............................................................907.11
August 2010.............................................................896.67
September 2010..........................................................886.20
October 2010............................................................875.68
November 2010...........................................................865.13
December 2010...........................................................854.83
January 2011............................................................844.64
February 2011...........................................................834.42
March 2011..............................................................824.16
April 2011..............................................................813.86
May 2011................................................................803.52
June 2011...............................................................793.15
July 2011...............................................................782.74
August 2011.............................................................772.30
September 2011..........................................................761.82
October 2011............................................................751.30
November 2011...........................................................740.75
December 2011...........................................................730.16
January 2012............................................................719.53
February 2012...........................................................708.86
March 2012..............................................................698.16
April 2012..............................................................687.54
May 2012................................................................677.03

                                     A-5-1

                                                                       Assumed
                                                                      Portfolio
Month                                                                   Value
-----                                                                 ---------
                                                                        (US$
                                                                      millions)
June 2012...............................................................666.56
July 2012...............................................................656.14
August 2012.............................................................645.68
September 2012..........................................................635.36
October 2012............................................................625.16
November 2012...........................................................615.02
December 2012...........................................................604.84
January 2013............................................................594.63
February 2013...........................................................584.38
March 2013..............................................................574.09
April 2013..............................................................563.85
May 2013................................................................553.86
June 2013...............................................................544.03
July 2013...............................................................534.18
August 2013.............................................................524.29
September 2013..........................................................514.36
October 2013............................................................504.41
November 2013...........................................................494.66
December 2013...........................................................484.97
January 2014............................................................475.59
February 2014...........................................................466.37
March 2014..............................................................457.25
April 2014..............................................................448.25
May 2014................................................................439.37
June 2014...............................................................430.45
July 2014...............................................................421.51
August 2014.............................................................412.54
September 2014..........................................................403.53
October 2014............................................................394.49
November 2014...........................................................385.43
December 2014...........................................................376.33
January 2015............................................................367.20
February 2015...........................................................358.04
March 2015..............................................................348.85
April 2015..............................................................339.89
May 2015................................................................331.16
June 2015...............................................................322.53
July 2015...............................................................313.87
August 2015.............................................................305.18
September 2015..........................................................296.47
October 2015............................................................287.85
November 2015...........................................................279.46
December 2015...........................................................271.05
January 2016............................................................262.60
February 2016...........................................................254.13
March 2016..............................................................245.63
April 2016..............................................................237.09
May 2016................................................................228.53
June 2016...............................................................220.19
July 2016...............................................................212.42
August 2016.............................................................204.62
September 2016..........................................................196.80
October 2016............................................................189.44
November 2016...........................................................182.34
December 2016...........................................................175.21
January 2017............................................................168.06
February 2017...........................................................161.06
March 2017..............................................................154.62
April 2017..............................................................148.72
May 2017................................................................143.06
June 2017...............................................................137.46
July 2017...............................................................131.94
August 2017.............................................................126.40
September 2017..........................................................120.84
October 2017............................................................115.26
November 2017...........................................................109.66
December 2017...........................................................104.04
January 2018.............................................................98.41
February 2018............................................................92.88
March 2018...............................................................87.61
April 2018...............................................................82.73
May 2018.................................................................78.22
June 2018................................................................74.05
July 2018................................................................69.93
August 2018..............................................................65.92
September 2018...........................................................62.12
October 2018.............................................................58.31
November 2018............................................................54.59
December 2018............................................................50.98
January 2019.............................................................47.49
February 2019............................................................43.99
March 2019...............................................................40.60
April 2019...............................................................37.35
May 2019.................................................................34.59
June 2019................................................................32.03
July 2019................................................................29.46
August 2019..............................................................26.88
September 2019...........................................................24.29
October 2019.............................................................22.23
November 2019............................................................20.27
December 2019............................................................18.44
January 2020.............................................................16.71
February 2020............................................................14.98
March 2020...............................................................13.25
April 2020...............................................................11.79
May 2020.................................................................10.61
June 2020.................................................................9.58
July 2020.................................................................8.58
August 2020...............................................................7.59
September 2020............................................................6.60
October 2020..............................................................5.60
November 2020.............................................................4.60
December 2020.............................................................3.69
January 2021..............................................................2.99
February 2021.............................................................2.30
March 2021................................................................1.72
April 2021................................................................1.20
May 2021..................................................................0.68
June 2021.................................................................0.35
July 2021.................................................................0.07
August 2021..................................................................0

                                     A-5-2

                                  APPENDIX 6

                           CLASS A CLASS PERCENTAGES

                 Class A       Class A        Class A
Payment Date     Minimum      Scheduled     Supplemental
Occurring in    Percentage    Percentage     Percentage
------------    ----------    ----------    ------------
March 2000........70.20%       70.20%          59.67%
April 2000........70.20%       70.19%          59.67%
May 2000..........70.20%       70.17%          59.67%
June 2000.........70.19%       70.16%          59.66%
July 2000.........70.19%       70.15%          59.66%
August 2000.......70.19%       70.13%          59.65%
September 2000....70.18%       70.12%          59.63%
October 2000......70.18%       70.10%          59.62%
November 2000.....70.17%       70.09%          59.61%
December 2000.....70.17%       70.08%          59.59%
January 2001......70.17%       70.06%          59.57%
February 2001.....70.17%       70.05%          59.54%
March 2001........70.16%       70.03%          59.52%
April 2001........70.16%       70.02%          59.49%
May 2001..........70.15%       70.00%          59.46%
June 2001.........70.15%       69.99%          59.43%
July 2001.........70.15%       69.98%          59.40%
August 2001.......70.15%       69.96%          59.36%
September 2001....70.14%       69.95%          59.32%
October 2001......70.14%       69.93%          59.28%
November 2001.....70.13%       69.92%          59.24%
December 2001.....70.13%       69.91%          59.19%
January 2002......70.12%       69.89%          59.14%
February 2002.....70.12%       69.88%          59.09%
March 2002........70.12%       69.86%          59.04%
April 2002........70.12%       69.85%          58.99%
May 2002..........70.11%       69.84%          58.93%
June 2002.........70.11%       69.82%          58.87%
July 2002.........70.10%       69.81%          58.81%
August 2002.......70.10%       69.79%          58.74%
September 2002....70.10%       69.78%          58.67%
October 2002......70.10%       69.77%          58.60%
November 2002.....70.09%       69.75%          58.53%
December 2002.....70.09%       69.74%          58.46%
January 2003......70.08%       69.72%          58.38%
February 2003.....70.08%       69.71%          58.30%
March 2003........70.08%       69.70%          58.22%
April 2003........70.08%       69.68%          58.14%
May 2003..........70.07%       69.67%          58.05%
June 2003.........70.07%       69.65%          57.96%
July 2003.........70.06%       69.64%          57.87%
August 2003.......70.06%       69.63%          57.78%
September 2003....70.05%       69.61%          57.68%
October 2003......70.05%       69.60%          57.58%
November 2003.....70.05%       69.58%          57.48%
December 2003.....70.05%       69.57%          57.38%
January 2004......70.04%       69.56%          57.27%
February 2004.....70.04%       69.54%          57.16%
March 2004........70.03%       69.53%          57.05%
April 2004........70.03%       69.51%          56.94%
May 2004..........70.03%       69.50%          56.82%
June 2004.........70.03%       69.49%          56.71%
July 2004.........70.02%       69.47%          56.58%
August 2004.......70.02%       69.46%          56.46%
September 2004....70.01%       69.44%          56.34%
October 2004......70.01%       69.43%          56.21%
November 2004.....70.00%       69.42%          56.08%
December 2004.....70.00%       69.40%          55.94%
January 2005......70.00%       69.39%          55.81%
February 2005.....70.00%       69.37%          55.67%
March 2005........69.99%       69.36%          55.53%
April 2005........69.99%       69.34%          55.39%
May 2005..........69.98%       69.33%          55.24%
June 2005.........69.98%       69.32%          55.09%
July 2005.........69.98%       69.30%          54.94%
August 2005.......69.98%       69.29%          54.79%
September 2005....69.97%       69.27%          54.63%
October 2005......69.97%       69.26%          54.48%
November 2005.....69.96%       69.25%          54.32%
December 2005.....69.96%       69.23%          54.15%
January 2006......69.96%       69.22%          53.99%
February 2006.....69.96%       69.20%          53.82%
March 2006........69.95%       69.19%          53.65%
April 2006........69.95%       69.18%          53.48%
May 2006..........69.94%       69.16%          53.30%
June 2006.........69.94%       69.16%          53.12%
July 2006.........69.93%       69.13%          52.94%
August 2006.......69.93%       69.13%          52.76%
September 2006....69.93%       69.11%          52.57%
October 2006......69.93%       69.10%          52.39%
November 2006.....69.92%       69.08%          52.20%
December 2006.....69.92%       69.07%          52.00%
January 2007......69.91%       69.05%          51.81%
February 2007.....69.91%       69.04%          51.61%
March 2007........69.91%       69.02%          51.41%
April 2007........69.91%       69.01%          51.20%
May 2007..........69.90%       68.99%          51.00%
June 2007.........69.90%       68.99%          50.79%
July 2007.........69.89%       68.97%          50.58%
August 2007.......69.89%       68.96%          50.37%
September 2007....69.89%       68.94%          50.15%
October 2007......69.89%       68.93%          49.93%
November 2007.....69.88%       68.92%          49.71%
December 2007.....69.88%       68.90%          49.49%

                                     A-6-1

                 Class A       Class A        Class A
Payment Date     Minimum      Scheduled     Supplemental
Occurring in    Percentage    Percentage     Percentage
------------    ----------    ----------    ------------
January 2008......69.87%       68.89%          49.26%
February 2008.....69.87%       68.87%          49.03%
March 2008........69.86%       68.86%          48.80%
April 2008........69.86%       68.85%          48.57%
May 2008..........69.86%       68.83%          48.33%
June 2008.........69.86%       68.82%          48.09%
July 2008.........69.85%       68.80%          47.85%
August ...........69.85%       68.78%          47.61%
September 2008....69.84%       68.78%          47.36%
October 2008......69.84%       68.76%          47.11%
November 2008.....69.84%       68.75%          46.86%
December 2008.....69.84%       68.73%          46.60%
January 2009......69.83%       68.72%          46.35%
February 2009.....69.83%       68.71%          46.09%
March 2009........69.82%       68.70%          45.83%
April 2009........69.82%       68.69%          45.56%
May 2009..........69.82%       68.67%          45.30%
June 2009.........69.82%       68.66%          45.03%
July 2009.........69.81%       68.64%          44.75%
August 2009.......69.81%       68.63%          44.48%
September 2009....69.80%       68.61%          44.20%
October 2009......69.80%       68.60%          43.92%
November 2009.....69.79%       68.59%          43.64%
December 2009.....69.79%       68.57%          43.35%
January 2010......69.79%       68.57%          43.07%
February 2010.....69.79%       68.54%          42.78%
March 2010........69.78%       68.54%          42.48%
April 2010........69.78%       68.52%          42.19%
May 2010..........69.77%       68.51%          41.89%
June 2010.........69.77%       68.49%          41.59%
July 2010.........69.77%       68.48%          41.29%
August 2010.......69.77%       68.46%          40.98%
September 2010....69.76%       68.45%          40.67%
October 2010......69.76%       68.43%          40.36%
November 2010.....69.75%       68.43%          40.05%
December 2010.....69.75%       68.41%          39.73%
January 2011......69.75%       68.40%          39.41%
February 2011.....69.75%       68.38%          39.09%
March 2011........69.74%       68.37%          38.77%
April 2011........69.74%       68.36%          38.44%
May 2011..........69.73%       68.34%          38.11%
June 2011.........69.73%       68.33%          37.78%
July 2011.........69.72%       68.31%          37.45%
August 2011.......69.72%       68.30%          37.11%
September 2011....69.72%       68.29%          36.77%
October 2011......69.72%       68.27%          36.43%
November 2011.....69.71%       68.26%          36.08%
December 2011.....69.71%       68.24%          35.74%
January 2012......69.70%       68.24%          35.39%
February 2012.....69.70%       68.21%          35.03%
March 2012........69.70%       68.21%          34.68%
April 2012........69.70%       68.19%          34.32%
May 2012..........69.69%       68.18%          33.96%
June 2012.........69.69%       68.17%          33.60%
July 2012.........69.69%       68.15%          33.23%
August 2012.......69.69%       68.14%          32.86%
September 2012....69.69%       68.10%          32.49%
October 2012......69.69%       68.09%          32.12%
November 2012.....69.69%       68.07%          31.74%
December 2012.....69.69%       68.07%          31.36%
January 2013......69.69%       68.05%          30.98%
February 2013.....69.69%       68.05%          30.60%
March 2013........69.69%       68.04%          30.21%
April 2013........69.67%       68.02%          29.82%
May 2013..........69.67%       68.01%          29.43%
June 2013.........69.67%       67.99%          29.04%
July 2013.........69.67%       67.98%          28.64%
August 2013.......69.67%       67.96%          28.24%
September 2013....69.67%       67.95%          27.84%
October 2013......69.67%       67.93%          27.44%
November 2013.....69.67%       67.91%          27.03%
December 2013.....69.67%       67.89%          26.62%
January 2014......69.66%       67.86%          26.20%
February 2014.....69.66%       67.84%          25.79%
March 2014........69.66%       67.81%          25.37%
April 2014........69.65%       67.78%          24.95%
May 2014..........69.65%       67.75%          24.53%
June 2014.........69.64%       67.72%          24.10%
July 2014.........69.64%       67.68%          23.67%
August 2014.......69.63%       67.64%          23.24%
September 2014....69.62%       67.59%          22.81%
October 2014......69.61%       67.55%          22.37%
November 2014.....69.60%       67.50%          21.93%
December 2014.....69.59%       67.44%          21.49%
January 2015......69.58%       67.39%          21.05%
February 2015.....69.56%       67.33%          20.60%
March 2015........69.54%       67.27%          20.15%
April 2015........69.53%       67.20%          19.70%
May 2015..........69.51%       67.12%          19.24%
June 2015.........69.48%       67.04%          18.79%
July 2015.........69.46%       66.96%          18.33%
August 2015.......69.43%       66.87%          17.86%
September 2015....69.40%       66.78%          17.40%
October 2015......69.37%       66.68%          16.93%
November 2015.....69.34%       66.59%          16.46%
December 2015.....69.30%       66.47%          15.99%
January 2016......69.26%       66.36%          15.51%
February 2016.....69.22%       66.24%          15.03%

                                     A-6-2

                 Class A       Class A        Class A
Payment Date     Minimum      Scheduled     Supplemental
Occurring in    Percentage    Percentage     Percentage
------------    ----------    ----------    ------------
March 2016........69.17%       66.11%          14.55%
April 2016........69.12%       65.98%          14.07%
May 2016..........69.07%       65.83%          13.58%
June 2016.........69.01%       65.69%          13.09%
July 2016.........68.95%       65.53%          12.60%
August 2016.......68.89%       65.38%          12.11%
September 2016....68.82%       65.21%          11.61%
October 2016......68.74%       65.03%          11.11%
November 2016.....68.66%       64.86%          10.61%
December 2016.....68.59%       64.66%          10.10%
January 2017......68.50%       64.46%          9.59%
February 2017.....68.40%       64.26%          9.08%
March 2017........68.31%       64.04%          8.57%
April 2017........68.20%       63.82%          8.05%
May 2017..........68.09%       63.59%          7.54%
June 2017.........67.98%       63.34%          7.02%
July 2017.........67.86%       63.10%          6.49%
August 2017.......67.72%       62.84%          5.97%
September 2017....67.59%       62.57%          5.44%
October 2017......67.45%       62.29%          4.90%
November 2017.....67.30%       62.00%          4.37%
December 2017.....67.15%       61.70%          3.83%
January 2018......66.98%       61.39%          3.29%
February 2018.....66.81%       61.08%          2.75%
March 2018........66.63%       60.74%          2.21%
April 2018........66.45%       60.39%          1.66%
May 2018..........66.25%       60.05%          1.11%
June 2018.........66.05%       59.68%          0.56%
July 2018.........65.83%       59.31%          0.00%
August 2018.......65.60%       58.92%
September 2018....65.37%       58.52%
October 2018......65.13%       58.11%
November 2018.....64.88%       57.68%
December 2018.....64.61%       57.24%
January 2019......64.34%       56.79%
February 2019.....64.06%       56.34%
March 2019........63.76%       55.86%
April 2019........63.46%       55.37%
May 2019..........63.13%       54.87%
June 2019.........62.80%       54.35%
July 2019.........62.46%       53.82%
August 2019.......62.10%       53.28%
September 2019....59.58%       50.56%
October 2019......57.06%       47.84%
November 2019.....54.54%       45.13%
December 2019.....52.02%       42.41%
January 2020......49.50%       39.69%
February 2020.....46.98%       36.98%
March 2020........44.46%       34.26%
April 2020........41.94%       31.54%
May 2020..........39.42%       28.82%
June 2020.........36.90%       26.11%
July 2020.........34.38%       23.39%
August 2020.......31.86%       20.67%
September 2020....29.34%       17.96%
October 2020......26.82%       15.24%
November 2020.....24.30%       12.52%
December 2020.....21.78%       9.81%
January 2021......19.26%       7.09%
February 2021.....16.74%       4.37%
March 2021........14.22%       0.00%
April 2021........11.70%
May 2021..........9.18%
June 2021.........6.66%
July 2021.........4.13%
August 2021.......0.00%

                                     A-6-3

                                   APPENDIX 7

                           CLASS B CLASS PERCENTAGES

                 Class B       Class B        Class B
Payment Date     Minimum      Scheduled     Supplemental
Occurring in    Percentage    Percentage     Percentage
------------    ----------    ----------    ------------
March 2000........8.23%          8.23%        8.23%
April 2000........8.23%          8.23%        8.23%
May 2000..........8.24%          8.23%        8.23%
June 2000.........8.24%          8.23%        8.23%
July 2000.........8.24%          8.23%        8.23%
August 2000.......8.24%          8.23%        8.23%
September 2000....8.24%          8.23%        8.22%
October 2000......8.25%          8.23%        8.22%
November 2000.....8.25%          8.23%        8.22%
December 2000.....8.25%          8.23%        8.21%
January 2001......8.25%          8.24%        8.21%
February 2001.....8.25%          8.24%        8.20%
March 2001........8.26%          8.24%        8.20%
April 2001........8.26%          8.24%        8.19%
May 2001..........8.26%          8.24%        8.19%
June 2001.........8.26%          8.24%        8.18%
July 2001.........8.27%          8.24%        8.17%
August 2001.......8.27%          8.24%        8.17%
September 2001....8.27%          8.24%        8.16%
October 2001......8.27%          8.24%        8.15%
November 2001.....8.27%          8.24%        8.14%
December 2001.....8.28%          8.24%        8.13%
January 2002......8.28%          8.24%        8.12%
February 2002.....8.28%          8.24%        8.11%
March 2002........8.28%          8.24%        8.10%
April 2002........8.28%          8.24%        8.09%
May 2002..........8.29%          8.24%        8.08%
June 2002.........8.29%          8.24%        8.06%
July 2002.........8.29%          8.24%        8.05%
August 2002.......8.29%          8.24%        8.04%
September 2002....8.29%          8.24%        8.02%
October 2002......8.30%          8.24%        8.01%
November 2002.....8.30%          8.24%        7.99%
December 2002.....8.30%          8.24%        7.98%
January 2003......8.30%          8.24%        7.96%
February 2003.....8.30%          8.24%        7.94%
March 2003........8.30%          8.24%        7.93%
April 2003........8.31%          8.24%        7.91%
May 2003..........8.31%          8.24%        7.89%
June 2003.........8.31%          8.24%        7.87%
July 2003.........8.31%          8.24%        7.85%
August 2003.......8.31%          8.24%        7.83%
September 2003....8.32%          8.24%        7.81%
October 2003......8.32%          8.24%        7.79%
November 2003.....8.32%          8.24%        7.77%
December 2003.....8.32%          8.24%        7.75%
January 2004......8.32%          8.24%        7.73%
February 2004.....8.32%          8.24%        7.71%
March 2004........8.33%          8.24%        7.68%
April 2004........8.33%          8.24%        7.66%
May 2004..........8.33%          8.24%        7.64%
June 2004.........8.33%          8.24%        7.61%
July 2004.........8.33%          8.24%        7.59%
August 2004.......8.33%          8.24%        7.56%
September 2004....8.34%          8.24%        7.53%
October 2004......8.34%          8.24%        7.51%
November 2004.....8.34%          8.24%        7.48%
December 2004.....8.34%          8.23%        7.45%
January 2005......8.34%          8.23%        7.42%
February 2005.....8.34%          8.23%        7.39%
March 2005........8.34%          8.23%        7.36%
April 2005........8.34%          8.23%        7.33%
May 2005..........8.34%          8.23%        7.30%
June 2005.........8.35%          8.23%        7.27%
July 2005.........8.35%          8.22%        7.24%
August 2005.......8.35%          8.22%        7.21%
September 2005....8.35%          8.22%        7.18%
October 2005......8.35%          8.22%        7.14%
November 2005.....8.35%          8.22%        7.11%
December 2005.....8.35%          8.21%        7.08%
January 2006......8.35%          8.21%        7.04%
February 2006.....8.35%          8.21%        7.01%
March 2006........8.35%          8.21%        6.97%
April 2006........8.35%          8.20%        6.94%
May 2006..........8.35%          8.20%        6.90%
June 2006.........8.35%          8.20%        6.86%
July 2006.........8.35%          8.19%        6.82%
August 2006.......8.35%          8.19%        6.79%
September 2006....8.35%          8.19%        6.75%
October 2006......8.35%          8.18%        6.71%
November 2006.....8.35%          8.18%        6.67%
December 2006.....8.35%          8.17%        6.63%
January 2007......8.35%          8.17%        6.59%
February 2007.....8.35%          8.16%        6.55%
March 2007........8.35%          8.16%        6.50%
April 2007........8.34%          8.15%        6.46%
May 2007..........8.34%          8.15%        6.42%
June 2007.........8.34%          8.14%        6.38%
July 2007.........8.34%          8.14%        6.33%
August 2007.......8.34%          8.13%        6.29%
September 2007....8.34%          8.13%        6.24%
October 2007......8.33%          8.12%        6.20%
November 2007.....8.33%          8.11%        6.15%
December 2007.....8.33%          8.11%        6.10%

                                     A-7-1

                 Class B       Class B        Class B
Payment Date     Minimum      Scheduled     Supplemental
Occurring in    Percentage    Percentage     Percentage
------------    ----------    ----------    ------------
January 2008......8.33%          8.10%        6.06%
February 2008.....8.32%          8.09%        6.01%
March 2008........8.32%          8.08%        5.96%
April 2008........8.32%          8.08%        5.91%
May 2008..........8.31%          8.07%        5.86%
June 2008.........8.31%          8.06%        5.81%
July 2008.........8.31%          8.05%        5.76%
August 2008.......8.30%          8.04%        5.71%
September 2008....8.30%          8.03%        5.66%
October 2008......8.30%          8.02%        5.61%
November 2008.....8.29%          8.01%        5.56%
December 2008.....8.29%          8.00%        5.50%
January 2009......8.28%          7.99%        5.45%
February 2009.....8.28%          7.98%        5.40%
March 2009........8.27%          7.97%        5.34%
April 2009........8.26%          7.96%        5.29%
May 2009..........8.26%          7.94%        5.23%
June 2009.........8.25%          7.93%        5.17%
July 2009.........8.25%          7.92%        5.12%
August 2009.......8.24%          7.90%        5.06%
September 2009....8.23%          7.89%        5.00%
October 2009......8.22%          7.88%        4.94%
November 2009.....8.22%          7.86%        4.88%
December 2009.....8.21%          7.85%        4.83%
January 2010......8.20%          7.83%        4.77%
February 2010.....8.19%          7.81%        4.71%
March 2010........8.18%          7.80%        4.64%
April 2010........8.17%          7.78%        4.58%
May 2010..........8.16%          7.76%        4.52%
June 2010.........8.15%          7.75%        4.46%
July 2010.........8.14%          7.73%        4.40%
August 2010.......8.13%          7.71%        4.33%
September 2010....8.12%          7.69%        4.27%
October 2010......8.11%          7.67%        4.20%
November 2010.....8.10%          7.65%        4.14%
December 2010.....8.09%          7.63%        4.07%
January 2011......8.08%          7.61%        4.00%
February 2011.....8.06%          7.59%        3.94%
March 2011........8.05%          7.56%        3.87%
April 2011........8.04%          7.54%        3.80%
May 2011..........8.02%          7.52%        3.73%
June 2011.........8.01%          7.49%        3.67%
July 2011.........7.99%          7.47%        3.60%
August 2011.......7.98%          7.44%        3.53%
September 2011....7.96%          7.41%        3.46%
October 2011......7.95%          7.39%        3.38%
November 2011.....7.93%          7.36%        3.31%
December 2011.....7.91%          7.33%        3.24%
January 2012......7.89%          7.30%        3.17%
February 2012.....7.88%          7.27%        3.09%
March 2012........7.86%          7.24%        3.02%
April 2012........7.84%          7.21%        2.95%
May 2012..........7.82%          7.18%        2.87%
June 2012.........7.80%          7.15%        2.79%
July 2012.........7.78%          7.12%        2.72%
August 2012.......7.76%          7.08%        2.64%
September 2012....7.73%          7.05%        2.57%
October 2012......7.71%          7.01%        2.49%
November 2012.....7.69%          6.98%        2.41%
December 2012.....7.67%          6.94%        2.33%
January 2013......7.64%          6.90%        2.25%
February 2013.....7.62%          6.87%        2.17%
March 2013........7.59%          6.75%        2.09%
April 2013........7.57%          6.79%        2.01%
May 2013..........7.54%          6.75%        1.93%
June 2013.........7.51%          6.71%        1.85%
July 2013.........7.48%          6.66%        1.76%
August 2013.......7.46%          6.62%        1.68%
September 2013....7.43%          6.58%        1.60%
October 2013......7.40%          6.53%        1.51%
November 2013.....7.37%          6.48%        1.43%
December 2013.....7.33%          6.44%        1.34%
January 2014......7.30%          6.39%        1.26%
February 2014.....7.27%          6.34%        1.17%
March 2014........7.24%          6.29%        1.08%
April 2014........7.20%          6.24%        1.00%
May 2014..........7.17%          6.19%        0.91%
June 2014.........7.13%          6.14%        0.82%
July 2014.........7.10%          6.08%        0.73%
August 2014.......7.06%          6.03%        0.64%
September 2014....7.02%          5.97%        0.55%
October 2014......6.98%          5.91%        0.46%
November 2014.....6.94%          5.86%        0.37%
December 2014.....6.90%          5.80%        0.28%
January 2015......6.86%          5.74%        0.19%
February 2015.....6.82%          5.68%        0.09%
March 2015........6.77%          5.61%        0.00%
April 2015........6.73%          5.55%
May 2015..........6.68%          5.49%
June 2015.........6.64%          5.42%
July 2015.........6.59%          5.35%
August 2015.......6.54%          5.29%
September 2015....6.50%          5.22%
October 2015......6.45%          5.15%
November 2015.....6.40%          5.07%
December 2015.....6.34%          5.00%
January 2016......6.29%          4.93%
February 2016.....6.24%          4.85%

                                     A-7-2

                 Class B       Class B        Class B
Payment Date     Minimum      Scheduled     Supplemental
Occurring in    Percentage    Percentage     Percentage
------------    ----------    ----------    ------------
March 2016........6.18%          4.77%
April 2016........6.13%          4.69%
May 2016..........6.07%          4.62%
June 2016.........6.01%          4.53%
July 2016.........5.95%          4.45%
August 2016.......5.89%          4.37%
September 2016....5.83%          4.28%
October 2016......5.77%          4.20%
November 2016.....5.71%          4.11%
December 2016.....5.64%          4.02%
January 2017......5.58%          3.93%
February 2017.....5.51%          3.84%
March 2017........5.44%          3.74%
April 2017........5.37%          3.65%
May 2017..........5.30%          3.55%
June 2017.........5.23%          3.45%
July 2017.........5.16%          3.35%
August 2017.......5.08%          3.25%
September 2017....5.01%          3.15%
October 2017......4.93%          3.04%
November 2017.....4.85%          2.94%
December 2017.....4.77%          2.83%
January 2018......4.69%          2.72%
February 2018.....4.61%          2.61%
March 2018........4.53%          2.49%
April 2018........4.44%          2.38%
May 2018..........4.36%          2.26%
June 2018.........4.27%          2.14%
July 2018.........4.18%          2.02%
August 2018.......4.09%          1.90%
September 2018....4.00%          1.78%
October 2018......3.90%          1.65%
November 2018.....3.81%          1.53%
December 2018.....3.71%          1.40%
January 2019......3.61%          1.27%
February 2019.....3.51%          1.13%
March 2019........3.41%          1.00%
April 2019........3.31%          0.86%
May 2019..........3.20%          0.72%
June 2019.........3.10%          0.58%
July 2019.........2.99%          0.44%
August 2019.......2.88%          0.30%
September 2019....2.77%          0.15%
October 2019......2.65%          0.00%
November 2019.....2.54%
December 2019.....2.42%
January 2020......2.30%
February 2020.....2.18%
March 2020........2.06%
April 2020........1.94%
May 2020..........1.81%
June 2020.........1.68%
July 2020.........1.55%
August 2020.......1.42%
September 2020....1.29%
October 2020......1.15%
November 2020.....1.02%
December 2020.....0.88%
January 2021......0.74%
February 2021.....0.59%
March 2021........0.45%
April 2021........0.30%
May 2021..........0.15%
June 2021.........0.00%

                                     A-7-3

                                   APPENDIX 8

                       CLASS C TARGET PRINCIPAL BALANCES

                   Class C Minimum     Class C Scheduled
Payment Date      Target Principal      Target Principal
Occurring in           Balance              Balance
------------      ----------------     ------------------
                         (US$)                (US$)
March 2000............154,880,000          154,880,000
April 2000............154,880,000          154,880,000
May 2000..............154,880,000          154,780,000
June 2000.............154,880,000          154,720,000
July 2000.............154,880,000          154,650,000
August 2000...........154,880,000          154,580,000
September 2000........154,880,000          154,500,000
October 2000..........154,880,000          154,410,000
November 2000.........154,880,000          154,310,000
December 2000.........154,880,000          154,210,000
January 2001..........154,880,000          154,100,000
February 2001.........154,880,000          153,980,000
March 2001............154,880,000          153,850,000
April 2001............154,880,000          153,720,000
May 2001..............154,880,000          153,580,000
June 2001.............154,880,000          153,430,000
July 2001.............154,880,000          153,270,000
August 2001...........154,880,000          153,110,000
September 2001........154,880,000          152,940,000
October 2001..........154,880,000          152,760,000
November 2001.........154,870,012          152,570,000
December 2001.........154,850,036          152,380,000
January 2002..........154,830,060          152,180,000
February 2002.........154,790,108          151,970,000
March 2002............154,760,144          151,750,000
April 2002............154,710,204          151,530,000
May 2002..............154,660,264          151,300,000
June 2002.............154,600,336          151,054,500
July 2002.............154,530,420          150,804,500
August 2002...........154,460,504          150,554,500
September 2002........154,380,600          150,294,500
October 2002..........154,290,708          150,024,500
November 2002.........154,190,828          149,744,500
December 2002.........154,090,948          149,464,500
January 2003..........153,981,080          149,169,000
February 2003.........153,861,224          148,869,000
March 2003............153,731,380          148,559,000
April 2003............153,601,536          148,233,500
May 2003..............153,461,704          147,913,500
June 2003.............153,311,884          147,583,500
July 2003.............153,152,076          147,238,000
August 2003...........152,992,268          146,898,000
September 2003........152,822,472          146,532,500
October 2003..........152,642,688          146,172,500
November 2003.........152,452,916          145,797,000
December 2003.........152,263,144          145,421,500
January 2004..........152,063,384          145,031,500
February 2004.........151,853,636          144,636,000
March 2004............151,633,900          144,230,500
April 2004............151,414,164          143,815,000
May 2004..............151,184,440          143,399,500
June 2004.............150,939,228          142,964,000
July 2004.............150,689,528          142,528,500
August 2004...........150,439,828          142,087,500
September 2004........150,180,140          141,632,000
October 2004..........149,910,464          141,171,000
November 2004.........149,630,800          140,695,500
December 2004.........149,351,136          140,224,500
January 2005..........149,055,984          139,733,500
February 2005.........148,756,344          139,232,500
March 2005............148,446,716          138,731,500
April 2005............148,121,600          138,220,500
May 2005..............147,801,984          137,699,500
June 2005.............147,472,380          137,173,000
July 2005.............147,127,288          136,626,500
August 2005...........146,787,696          136,080,000
September 2005........146,422,628          135,523,500
October 2005..........146,063,060          134,967,000
November 2005.........145,688,004          134,390,500
December 2005.........145,312,948          133,808,500
January 2006..........144,923,416          133,216,500
February 2006.........144,528,384          132,614,500
March 2006............144,123,364          132,002,500
April 2006............143,708,356          131,390,500
May 2006..............143,293,348          130,763,000
June 2006.............142,858,364          130,125,500
July 2006.............142,423,380          129,478,000
August 2006...........141,982,896          128,825,000
September 2006........141,527,936          128,152,000
October 2006..........141,067,476          127,479,000
November 2006.........140,592,540          126,796,000
December 2006.........140,122,092          126,107,500
January 2007..........139,631,668          125,399,000
February 2007.........139,131,256          124,690,500
March 2007............138,630,844          123,966,500
April 2007............138,120,444          123,232,500
May 2007..............137,600,056          122,498,500
June 2007.............137,074,168          121,749,000
July 2007.............136,528,304          120,979,500
August 2007...........135,982,440          120,204,500
September 2007........135,426,588          119,429,500
October 2007..........134,870,736          118,634,500

                                     A-8-1

                   Class C Minimum     Class C Scheduled
Payment Date      Target Principal      Target Principal
Occurring in           Balance              Balance
------------      ----------------     ------------------
                         (US$)                (US$)
November 2007.........134,294,908          117,834,000
December 2007.........133,713,580          117,018,000
January 2008..........133,122,264          116,192,000
February 2008.........132,520,960          115,356,000
March 2008............131,909,668          114,514,500
April 2008............131,298,376          113,663,000
May 2008..............130,671,596          112,796,000
June 2008.............130,034,828          111,913,500
July 2008.............129,388,072          111,021,000
August 2008...........128,735,816          110,123,000
September 2008........128,063,584          109,215,000
October 2008..........127,391,352          108,291,500
November 2008.........126,709,132          107,358,000
December 2008.........126,021,412          106,413,500
January 2009..........125,313,716          105,454,500
February 2009.........124,606,020          104,484,500
March 2009............123,882,836          103,504,500
April 2009............123,149,664          102,519,000
May 2009..............122,416,492          101,508,000
June 2009.............121,667,832          100,491,500
July 2009.............120,899,196          99,465,000
August 2009...........120,125,060          98,423,000
September 2009........119,350,924          97,365,500
October 2009..........118,556,812          96,302,500
November 2009.........117,757,200          95,224,000
December 2009.........116,942,100          94,135,500
January 2010..........116,117,012          93,026,000
February 2010.........115,281,936          91,901,000
March 2010............114,441,360          90,776,000
April 2010............113,590,796          89,635,500
May 2010..............112,724,744          88,474,000
June 2010.............111,843,204          87,302,500
July 2010.............110,951,676          86,110,000
August 2010...........110,054,648          84,912,000
September 2010........109,147,632          83,704,000
October 2010..........108,225,128          82,475,000
November 2010.........107,292,636          81,230,500
December 2010.........106,349,144          79,975,000
January 2011..........105,391,176          78,699,500
February 2011.........104,422,208          77,413,000
March 2011............103,443,252          76,111,000
April 2011............102,458,796          74,803,500
May 2011..............101,448,864          73,465,000
June 2011.............100,433,432          72,121,000
July 2011.............99,408,012           70,761,500
August 2011...........98,367,104           69,381,000
September 2011........97,310,708           67,985,000
October 2011..........96,248,812           66,578,000
November 2011.........95,171,428           65,145,500
December 2011.........94,084,056           63,707,500
January 2012..........92,975,696           62,243,000
February 2012.........91,851,848           60,773,000
March 2012............90,728,000           59,277,500
April 2012............89,588,664           57,771,000
May 2012..............88,428,340           56,243,500
June 2012.............87,258,028           54,695,000
July 2012.............86,066,728           53,131,000
August 2012...........84,869,928           51,556,000
September 2012........83,663,140           49,950,000
October 2012..........82,435,364           48,333,000
November 2012.........81,192,100           46,700,500
December 2012.........79,937,836           45,051,500
January 2013..........78,663,596           43,371,500
February 2013.........77,378,356           41,686,000
March 2013............76,077,628           39,974,000
April 2013............74,771,400           39,501,000
May 2013..............73,434,196           39,017,000
June 2013.............72,091,492           38,522,000
July 2013.............70,733,300           38,016,000
August 2013...........69,354,120           37,499,000
September 2013........67,959,452           36,965,500
October 2013..........66,553,784           36,421,000
November 2013.........65,122,640           35,860,000
December 2013.........63,685,996           35,293,500
January 2014..........62,222,864           34,705,000
February 2014.........60,754,232           34,105,500
March 2014............59,260,124           33,495,000
April 2014............57,755,016           32,868,000
May 2014..............56,228,920           32,230,000
June 2014.............54,681,836           31,575,500
July 2014.............53,119,264           30,904,500
August 2014...........51,545,692           30,217,000
September 2014........49,941,144           29,518,500
October 2014..........48,325,596           28,803,500
November 2014.........46,694,560           28,072,000
December 2014.........45,047,024           27,324,000
January 2015..........43,368,512           26,559,500
February 2015.........41,684,500           25,778,500
March 2015............39,974,000           24,975,500
April 2015............39,501,000           24,161,500
May 2015..............39,017,000           23,331,000
June 2015.............38,522,000           22,478,500
July 2015.............38,016,000           21,609,500
August 2015...........37,499,000           20,724,000
September 2015........36,965,500           19,816,500
October 2015..........36,421,000           18,892,500
November 2015.........35,860,000           17,952,000
December 2015.........35,293,500           16,989,500

                                     A-8-2

                   Class C Minimum     Class C Scheduled
Payment Date      Target Principal      Target Principal
Occurring in           Balance              Balance
------------      ----------------     ------------------
                         (US$)                (US$)
January 2016..........34,705,000           16,005,000
February 2016.........34,105,500           15,004,000
March 2016............33,495,000           13,975,500
April 2016............32,868,000           12,936,000
May 2016..............32,230,000           11,869,000
June 2016.............31,575,500           10,785,500
July 2016.............30,904,500           9,674,500
August 2016...........30,217,000           8,547,000
September 2016........29,518,500           7,397,500
October 2016..........28,803,500           0
November 2016.........28,072,000
December 2016.........27,324,000
January 2017..........26,559,500
February 2017.........25,778,500
March 2017............24,975,500
April 2017............24,161,500
May 2017..............23,331,000
June 2017.............22,478,500
July 2017.............21,609,500
August 2017...........20,724,000
September 2017........19,816,500
October 2017..........18,892,500
November 2017.........17,952,000
December 2017.........16,989,500
January 2018..........16,005,000
February 2018.........15,004,000
March 2018............13,975,500
April 2018............12,936,000
May 2018..............11,869,000
June 2018.............10,785,500
July 2018.............9,674,500
August 2018...........8,547,000
September 2018........7,397,500
October 2018..........0

                                     A-8-3

                                   APPENDIX 9

                       CLASS D TARGET PRINCIPAL BALANCES

                  Class D Minimum     Class D Scheduled
Payment Date     Target Principal      Target Principal
Occurring in          Balance              Balance
------------     ----------------     -----------------
                       (US$)                (US$)
March 2000............110,000,000        110,000,000
April 2000............110,000,000        110,000,000
May 2000..............110,000,000        110,000,000
June 2000.............110,000,000        110,000,000
July 2000.............110,000,000        110,000,000
August 2000...........110,000,000        110,000,000
September 2000........110,000,000        110,000,000
October 2000..........110,000,000        110,000,000
November 2000.........110,000,000        110,000,000
December 2000.........110,000,000        109,989,000
January 2001..........110,000,000        109,989,000
February 2001.........110,000,000        109,978,000
March 2001............110,000,000        109,956,000
April 2001............110,000,000        109,945,000
May 2001..............110,000,000        109,923,000
June 2001.............110,000,000        109,890,000
July 2001.............110,000,000        109,868,000
August 2001...........110,000,000        109,824,000
September 2001........110,000,000        109,791,000
October 2001..........110,000,000        109,747,000
November 2001.........110,000,000        109,692,000
December 2001.........110,000,000        109,637,000
January 2002..........110,000,000        109,582,000
February 2002.........110,000,000        109,516,000
March 2002............110,000,000        109,439,000
April 2002............110,000,000        109,362,000
May 2002..............110,000,000        109,285,000
June 2002.............110,000,000        109,197,000
July 2002.............110,000,000        109,098,000
August 2002...........110,000,000        108,999,000
September 2002........110,000,000        108,889,000
October 2002..........110,000,000        108,768,000
November 2002.........110,000,000        108,647,000
December 2002.........109,989,000        108,526,000
January 2003..........109,989,000        108,383,000
February 2003.........109,978,000        108,240,000
March 2003............109,956,000        108,097,000
April 2003............109,945,000        107,943,000
May 2003..............109,923,000        107,778,000
June 2003.............109,890,000        107,602,000
July 2003.............109,868,000        107,426,000
August 2003...........109,824,000        107,239,000
September 2003........109,791,000        107,052,000
October 2003..........109,747,000        106,843,000
November 2003.........109,692,000        106,634,000
December 2003.........109,637,000        106,425,000
January 2004..........109,582,000        106,194,000
February 2004.........109,516,000        105,963,000
March 2004............109,439,000        105,721,000
April 2004............109,362,000        105,468,000
May 2004..............109,285,000        105,215,000
June 2004.............109,197,000        104,951,000
July 2004.............109,098,000        104,676,000
August 2004...........108,999,000        104,390,000
September 2004........108,889,000        104,104,000
October 2004..........108,768,000        103,796,000
November 2004.........108,647,000        103,488,000
December 2004.........108,526,000        103,180,000
January 2005..........108,383,000        102,850,000
February 2005.........108,240,000        102,509,000
March 2005............108,097,000        102,168,000
April 2005............107,943,000        101,816,000
May 2005..............107,778,000        101,453,000
June 2005.............107,602,000        101,079,000
July 2005.............107,426,000        100,705,000
August 2005...........107,239,000        100,309,000
September 2005........107,052,000        99,913,000
October 2005..........106,843,000        99,506,000
November 2005.........106,634,000        99,088,000
December 2005.........106,425,000        98,659,000
January 2006..........106,194,000        98,219,000
February 2006.........105,963,000        97,768,000
March 2006............105,721,000        97,306,000
April 2006............105,468,000        96,844,000
May 2006..............105,215,000        96,371,000
June 2006.............104,951,000        95,876,000
July 2006.............104,676,000        95,381,000
August 2006...........104,390,000        94,875,000
September 2006........104,104,000        94,358,000
October 2006..........103,796,000        93,830,000
November 2006.........103,488,000        93,291,000
December 2006.........103,180,000        92,741,000
January 2007..........102,850,000        92,180,000
February 2007.........102,509,000        91,619,000
March 2007............102,168,000        91,036,000
April 2007............101,816,000        90,442,000
May 2007..............101,453,000        89,848,000
June 2007.............101,079,000        89,232,000
July 2007.............100,705,000        88,616,000
August 2007...........100,309,000        87,978,000
September 2007........99,913,000         87,340,000
October 2007..........99,506,000         86,680,000
November 2007.........99,088,000         86,020,000
December 2007.........98,659,000         85,338,000

                                     A-9-1

                  Class D Minimum     Class D Scheduled
Payment Date     Target Principal      Target Principal
Occurring in          Balance              Balance
------------     ----------------     -----------------
                       (US$)                (US$)
January 2008..........98,219,000         84,656,000
February 2008.........97,768,000         83,952,000
March 2008............97,306,000         83,248,000
April 2008............96,844,000         82,522,000
May 2008..............96,371,000         81,796,000
June 2008.............95,876,000         81,048,000
July 2008.............95,381,000         80,300,000
August 2008...........94,875,000         79,530,000
September 2008........94,358,000         78,749,000
October 2008..........93,830,000         77,968,000
November 2008.........93,291,000         77,165,000
December 2008.........92,741,000         76,351,000
January 2009..........92,180,000         75,526,000
February 2009.........91,619,000         74,690,000
March 2009............91,036,000         73,843,000
April 2009............90,442,000         72,985,000
May 2009..............89,848,000         72,116,000
June 2009.............89,232,000         71,236,000
July 2009.............88,616,000         70,345,000
August 2009...........87,978,000         69,432,000
September 2009........87,340,000         68,519,000
October 2009..........86,680,000         67,584,000
November 2009.........86,020,000         66,649,000
December 2009.........85,338,000         65,692,000
January 2010..........84,656,000         64,724,000
February 2010.........83,952,000         63,745,000
March 2010............83,248,000         62,755,000
April 2010............82,522,000         61,754,000
May 2010..............81,796,000         60,742,000
June 2010.............81,048,000         59,708,000
July 2010.............80,300,000         58,674,000
August 2010...........79,530,000         57,618,000
September 2010........78,749,000         56,551,000
October 2010..........77,968,000         55,473,000
November 2010.........77,165,000         54,384,000
December 2010.........76,351,000         53,284,000
January 2011..........75,526,000         52,173,000
February 2011.........74,690,000         51,040,000
March 2011............73,843,000         49,896,000
April 2011............72,985,000         48,741,000
May 2011..............72,116,000         47,575,000
June 2011.............71,236,000         46,398,000
July 2011.............70,345,000         45,210,000
August 2011...........69,432,000         44,000,000
September 2011........68,519,000         42,790,000
October 2011..........67,584,000         41,558,000
November 2011.........66,649,000         40,304,000
December 2011.........65,692,000         39,050,000
January 2012..........64,724,000         37,785,000
February 2012.........63,745,000         36,498,000
March 2012............62,755,000         35,200,000
April 2012............61,754,000         33,891,000
May 2012..............60,742,000         32,571,000
June 2012.............59,708,000         31,229,000
July 2012.............58,674,000         29,876,000
August 2012...........57,618,000         28,600,000
September 2012........56,551,000         27,401,000
October 2012..........55,473,000         26,081,000
November 2012.........54,384,000         24,684,000
December 2012.........53,284,000         23,177,000
January 2013..........52,173,000         21,626,000
February 2013.........51,040,000         20,042,000
March 2013............49,896,000         18,590,000
April 2013............48,741,000         17,116,000
May 2013..............47,575,000         15,631,000
June 2013.............46,398,000         14,124,000
July 2013.............45,210,000         12,617,000
August 2013...........44,000,000         11,088,000
September 2013........42,790,000         9,548,000
October 2013..........41,558,000         7,986,000
November 2013.........40,304,000         6,424,000
December 2013.........39,050,000         4,840,000
January 2014..........37,785,000         3,234,000
February 2014.........36,498,000         1,628,000
March 2014............35,200,000         0
April 2014............33,891,000
May 2014..............32,571,000
June 2014.............31,229,000
July 2014.............29,876,000
August 2014...........28,600,000
September 2014........27,401,000
October 2014..........26,081,000
November 2014.........24,684,000
December 2014.........23,177,000
January 2015..........21,626,000
February 2015.........20,042,000
March 2015............18,590,000
April 2015............17,116,000
May 2015..............15,631,000
June 2015.............14,124,000
July 2015.............12,617,000
August 2015...........11,088,000
September 2015........9,548,000
October 2015..........7,986,000
November 2015.........6,424,000
December 2015.........4,840,000
January 2016..........3,234,000
February 2016.........1,628,000
March 2016............0

                                     A-9-2

                                  APPENDIX 10
                                  POOL FACTORS

                            Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass
Payment Date Occurring in     A-2        A-3        A-4        A-5        B-1        B-2        C-1        C-2        D-1
-------------------------   --------   --------   --------   --------   --------   --------   --------   --------   --------
March 2000...............     74.28%    100.00%    100.00%    100.00%     92.12%    100.00%     99.88%    100.00%    100.00%
April 2000...............     73.31%    100.00%    100.00%     97.77%     91.78%    100.00%     99.83%    100.00%    100.00%
May 2000.................     72.52%    100.00%    100.00%     96.92%     91.44%    100.00%     99.78%    100.00%    100.00%
June 2000................     71.05%    100.00%    100.00%     95.51%     91.10%    100.00%     99.72%    100.00%    100.00%
July 2000................     70.05%    100.00%    100.00%     94.89%     90.76%    100.00%     99.65%    100.00%    100.00%
August 2000..............     69.26%    100.00%    100.00%     93.96%     90.42%    100.00%     99.58%    100.00%    100.00%
September 2000...........     67.77%    100.00%    100.00%     92.61%     90.07%     99.99%     99.50%    100.00%    100.00%
October 2000.............     67.77%    100.00%    100.00%     92.01%     89.72%     99.99%     99.41%    100.00%    100.00%
November 2000............     65.99%    100.00%    100.00%     91.22%     89.28%     99.98%     99.31%    100.00%    100.00%
December 2000............     64.82%    100.00%    100.00%     90.01%     88.93%     99.98%     99.21%    100.00%     99.99%
January 2001.............     63.53%    100.00%    100.00%     89.50%     88.58%     99.97%     99.10%    100.00%     99.99%
February 2001............     62.54%    100.00%    100.00%     88.70%     88.23%     99.96%     99.98%    100.00%     99.98%
March 2001...............     61.39%    100.00%    100.00%     87.53%     87.87%     99.95%     98.85%    100.00%     99.96%
April 2001...............     60.34%    100.00%    100.00%     87.03%     87.52%     99.94%     98.72%    100.00%     99.95%
May 2001.................     59.29%    100.00%    100.00%     86.33%     87.16%     99.93%     98.58%    100.00%     99.93%
June 2001................     58.00%    100.00%    100.00%     85.25%     86.71%     99.92%     98.43%    100.00%     99.90%
July 2001................     56.93%    100.00%    100.00%     84.77%     86.35%     99.90%     98.27%    100.00%     99.88%
August 2001..............     55.85%    100.00%    100.00%     84.06%     85.99%     99.88%     98.11%    100.00%     99.84%
September 2001...........     54.56%    100.00%    100.00%     83.01%     85.63%     99.86%     97.94%    100.00%     99.81%
October 2001.............     53.50%    100.00%    100.00%     83.47%     85.17%     99.84%     97.76%    100.00%     99.77%
November 2001............     52.41%    100.00%    100.00%     81.85%     84.81%     99.82%     97.57%    100.00%     99.72%
December 2001............     51.10%    100.00%    100.00%     80.84%     84.45%     99.79%     97.38%    100.00%     99.67%
January 2002.............     50.05%    100.00%    100.00%     80.39%     83.99%     99.76%     97.18%    100.00%     99.62%
February 2002............     48.95%    100.00%    100.00%     79.75%     83.62%     99.73%     96.97%    100.00%     99.56%
March 2002...............     47.51%    100.00%    100.00%     78.67%     83.25%     99.70%     96.75%    100.00%     99.49%
April 2002...............     46.54%    100.00%    100.00%     77.58%     82.79%     99.66%     96.53%    100.00%     99.42%
May 2002.................     45.42%    100.00%    100.00%     76.98%     82.42%     99.63%     96.30%    100.00%     99.35%
June 2002................     44.13%    100.00%    100.00%     76.20%     81.95%     99.59%     96.06%     99.99%     99.27%
July 2002................     43.02%    100.00%    100.00%     75.63%     81.58%     99.54%     95.81%     99.99%     99.18%
August 2002..............     41.93%    100.00%    100.00%     75.00%     81.11%     99.50%     95.56%     99.99%     99.09%
September 2002...........     40.60%    100.00%    100.00%     74.23%     80.74%     99.45%     95.30%     99.99%     98.99%
October 2002.............     39.51%    100.00%    100.00%     73.62%     80.27%     99.40%     95.03%     99.99%     98.88%
November 2002............     38.40%    100.00%    100.00%     73.01%     79.89%     99.34%     94.75%     99.99%     98.77%
December 2002............     37.98%    100.00%    100.00%     72.27%     79.42%     99.29%     94.47%     99.99%     98.66%
January 2003.............     35.98%    100.00%    100.00%     71.74%     78.95%     99.23%     94.18%     99.98%     98.53%
February 2003............     34.85%    100.00%    100.00%     71.14%     78.57%     99.16%     93.88%     99.98%     98.40%
March 2003...............     33.58%    100.00%    100.00%     70.55%     78.09%     99.10%     93.57%     99.98%     98.27%
April 2003...............     32.51%    100.00%    100.00%     69.93%     77.62%     99.03%     93.25%     99.97%     98.13%
May 2003.................     31.34%    100.00%    100.00%     69.38%     77.15%     98.95%     92.93%     99.97%     97.98%
June 2003................     30.19%    100.00%    100.00%     68.65%     76.68%     98.88%     92.60%     99.97%     97.82%
July 2003................     29.02%    100.00%    100.00%     68.09%     76.20%     98.80%     92.26%     99.96%     97.66%
August 2003..............     27.84%    100.00%    100.00%     67.54%     75.81%     98.71%     91.92%     99.96%     97.49%
September 2003...........     26.68%    100.00%    100.00%     66.82%     75.34%     98.63%     91.56%     99.95%     97.32%
October 2003.............     25.52%    100.00%    100.00%     66.16%     74.77%     98.54%     91.20%     99.95%     97.13%
November 2003............     24.35%    100.00%    100.00%     65.59%     74.30%     98.44%     90.83%     99.94%     96.94%
December 2003............     23.16%    100.00%    100.00%     64.92%     73.82%     98.34%     90.46%     99.93%     96.75%
January 2004.............     21.16%    100.00%    100.00%     64.63%     71.52%     98.24%     90.07%     99.93%     96.54%
February 2004............     20.05%    100.00%    100.00%     64.13%     71.06%     98.14%     89.68%     99.92%     96.33%
March 2004...............     18.90%    100.00%    100.00%     63.65%     70.60%     98.03%     89.28%     99.91%     96.11%
April 2004...............     17.84%    100.00%    100.00%     62.98%     70.06%     97.91%     88.87%     99.90%     95.88%
May 2004.................     16.73%    100.00%    100.00%     62.69%     69.59%     97.79%     88.46%     99.89%     95.65%
June 2004................     15.66%    100.00%    100.00%     62.01%     69.05%     97.67%     88.03%     99.88%     95.41%
July 2004................     14.55%    100.00%    100.00%     61.41%     68.59%     97.55%     87.60%     99.87%     95.16%
August 2004..............     13.47%    100.00%    100.00%     60.83%     68.05%     97.42%     87.17%     99.85%     94.90%
September 2004...........     12.37%    100.00%    100.00%     60.14%     67.59%     97.28%     86.72%     99.84%     94.64%

                                    A-10-1


                            Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass
Payment Date Occurring in     A-2        A-3        A-4        A-5        B-1        B-2        C-1        C-2        D-1
-------------------------   --------   --------   --------   --------   --------   --------   --------   --------   --------
October 2004.............     11.29%    100.00%    100.00%     59.43%     67.05%     97.14%     86.27%     99.82%     94.36%
November 2004............     10.21%    100.00%    100.00%     58.85%     66.51%     97.00%     85.80%     99.81%     94.08%
December 2004............      9.12%    100.00%    100.00%     58.16%     65.97%     96.85%     85.34%     99.79%     93.80%
January 2005.............      8.02%    100.00%    100.00%     57.57%     65.43%     96.70%     84.86%     99.77%     93.50%
February 2005............      6.90%    100.00%    100.00%     56.98%     64.96%     96.54%     84.37%     99.75%     93.19%
March 2005...............      5.75%    100.00%    100.00%     56.31%     64.35%     96.38%     83.88%     99.73%     92.88%
April 2005...............      4.65%    100.00%    100.00%     55.69%     63.81%     96.22%     83.38%     99.71%     92.56%
May 2005.................      3.52%    100.00%    100.00%     55.14%     63.27%     96.05%     82.87%     99.69%     92.23%
June 2005................      2.41%    100.00%    100.00%     54.60%     62.73%     95.87%     82.36%     99.66%     91.89%
July 2005................      1.28%    100.00%    100.00%     54.04%     62.19%     95.69%     81.83%     99.63%     91.55%
August 2005..............      0.18%    100.00%    100.00%     53.57%     61.58%     95.51%     81.30%     99.60%     91.19%
September 2005...........      0.00%    100.00%    100.00%     52.23%     61.05%     95.32%     80.76%     99.57%     90.83%
October 2005.............               100.00%    100.00%     50.35%     60.44%     95.12%     80.22%     99.54%     90.46%
November 2005............               100.00%    100.00%     48.72%     59.83%     94.92%     79.66%     99.51%     90.08%
December 2005............               100.00%    100.00%     47.05%     59.30%     94.72%     79.10%     99.47%     89.69%
January 2006.............               100.00%    100.00%     45.41%     58.69%     94.51%     78.53%     99.43%     89.29%
February 2006............               100.00%    100.00%     43.77%     58.09%     94.29%     77.95%     99.39%     88.88%
March 2006...............               100.00%    100.00%     42.83%     57.49%     94.07%     77.36%     99.35%     88.46%
April 2006...............               100.00%    100.00%     40.99%     56.89%     93.84%     76.77%     99.31%     88.04%
May 2006.................               100.00%    100.00%     39.67%     56.29%     93.61%     76.17%     99.26%     87.61%
June 2006................               100.00%    100.00%     38.06%     55.62%     93.38%     75.56%     99.21%     87.16%
July 2006................               100.00%    100.00%     36.41%     55.02%     93.13%     74.94%     99.16%     86.71%
August 2006..............               100.00%    100.00%     34.80%     54.36%     92.88%     74.32%     99.10%     86.23%
September 2006...........               100.00%    100.00%     33.18%     53.77%     92.63%     73.68%     99.04%     85.78%
October 2006.............               100.00%    100.00%     31.34%     53.11%     92.37%     73.04%     98.98%     85.30%
November 2006............               100.00%    100.00%     29.73%     52.46%     92.11%     72.39%     98.92%     84.81%
December 2006............               100.00%    100.00%     28.08%     51.81%     91.84%     71.74%     98.85%     84.31%
January 2007.............               100.00%    100.00%     26.44%     51.16%     91.56%     71.07%     98.78%     83.80%
February 2007............               100.00%    100.00%     24.79%     50.51%     91.28%     70.40%     98.71%     83.29%
March 2007...............               100.00%    100.00%     23.43%     49.86%     90.99%     69.72%     98.63%     82.76%
April 2007...............               100.00%    100.00%     21.60%     49.16%     90.70%     69.03%     98.55%     82.22%
May 2007.................               100.00%    100.00%     19.91%     48.52%     90.40%     68.34%     98.47%     81.68%
June 2007................               100.00%    100.00%     18.26%     47.82%     90.09%     67.64%     98.38%     81.12%
July 2007................               100.00%    100.00%     16.58%     47.12%     89.78%     66.92%     98.29%     80.56%
August 2007..............               100.00%    100.00%     14.99%     46.43%     89.46%     66.20%     98.19%     79.98%
September 2007...........               100.00%    100.00%     13.38%     45.74%     89.14%     65.48%     98.09%     79.40%
October 2007.............               100.00%    100.00%     11.57%     45.06%     88.81%     64.74%     97.99%     78.80%
November 2007............               100.00%    100.00%      9.95%     44.38%     88.47%     64.00%     97.88%     78.20%
December 2007............               100.00%    100.00%      8.34%     43.64%     88.13%     63.25%     97.76%     77.58%
January 2008.............               100.00%    100.00%      6.71%     42.97%     87.78%     62.49%     97.64%     76.96%
February 2008............               100.00%    100.00%      5.09%     42.24%     87.42%     61.72%     97.52%     76.32%
March 2008...............               100.00%    100.00%      4.21%     41.52%     87.06%     60.95%     97.39%     75.68%
April 2008...............               100.00%    100.00%      2.62%     40.80%     86.69%     60.17%     97.26%     75.02%
May 2008.................               100.00%    100.00%      1.03%     40.09%     86.31%     59.38%     97.12%     74.36%
June 2008................               100.00%    100.00%      0.00%     39.38%     85.93%     58.58%     96.97%     73.68%
July 2008................                97.38%    100.00%                38.62%     85.54%     57.77%     96.82%     73.00%
August 2008..............                95.49%    100.00%                37.92%     85.15%     56.96%     96.66%     72.30%
September 2008...........                93.80%    100.00%                37.18%     84.74%     56.14%     96.50%     71.59%
October 2008.............                92.23%    100.00%                36.44%     84.34%     55.31%     96.33%     70.88%
November 2008............                90.75%    100.00%                35.70%     83.92%     54.57%     96.16%     70.15%
December 2008............                89.33%    100.00%                34.92%     83.50%     53.63%     95.97%     69.41%
January 2009.............                87.96%    100.00%                34.20%     83.07%     52.77%     95.79%     68.66%
February 2009............                86.63%    100.00%                33.43%     82.63%     51.91%     95.59%     67.90%
March 2009...............                85.33%    100.00%                32.72%     82.19%     51.04%     95.39%     67.13%
April 2009...............                84.07%    100.00%                31.97%     81.74%     50.17%     95.18%     66.35%
May 2009.................                82.83%    100.00%                31.22%     81.28%     49.28%     94.96%     65.56%
June 2009................                81.62%    100.00%                30.43%     80.81%     48.39%     94.73%     64.76%
July 2009................                80.43%    100.00%                29.70%     80.34%     47.49%     94.50%     63.95%
August 2009..............                79.26%    100.00%                28.93%     79.86%     46.58%     94.26%     63.12%

                                    A-10-2


                            Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass
Payment Date Occurring in     A-2        A-3        A-4        A-5        B-1        B-2        C-1        C-2        D-1
-------------------------   --------   --------   --------   --------   --------   --------   --------   --------   --------
September 2009...........                78.10%    100.00%                28.17%     79.37%     45.66%     94.01%     62.29%
October 2009.............                76.97%    100.00%                27.42%     78.88%     44.74%     93.75%     61.44%
November 2009............                75.84%    100.00%                26.67%     78.38%     43.81%     93.48%     60.59%
December 2009............                74.74%    100.00%                25.89%     77.87%     42.87%     93.21%     59.72%
January 2010.............                73.64%    100.00%                25.16%     77.35%     41.92%     92.92%     58.84%
February 2010............                72.56%    100.00%                24.40%     76.83%     40.96%     92.62%     57.95%
March 2010...............                71.49%    100.00%                23.65%     76.29%     40.00%     92.32%     57.05%
April 2010...............                70.43%    100.00%                22.86%     75.75%     39.03%     92.01%     56.14%
May 2010.................                69.38%    100.00%                22.13%     75.31%     38.05%     91.68%     55.22%
June 2010................                58.34%    100.00%                21.37%     74.65%     37.05%     91.35%     54.28%
July 2010................                67.31%    100.00%                20.61%     74.09%     36.06%     91.00%     53.34%
August 2010..............                66.29%    100.00%                19.87%     73.52%     35.06%     90.64%     52.38%
September 2010...........                65.28%    100.00%                19.14%     72.94%     34.05%     90.28%     51.41%
October 2010.............                64.27%    100.00%                18.38%     72.35%     33.03%     89.90%     50.43%
November 2010............                63.27%    100.00%                17.64%     71.76%     32.00%     89.51%     49.44%
December 2010............                62.28%    100.00%                16.92%     71.12%     30.97%     89.10%     48.44%
January 2011.............                61.30%    100.00%                16.22%     70.54%     29.92%     88.69%     47.43%
February 2011............                60.33%    100.00%                15.49%     69.93%     28.87%     88.26%     46.40%
March 2011...............                59.36%    100.00%                14.81%     69.30%     27.81%     87.82%     45.36%
April 2011...............                58.39%    100.00%                14.08%     68.66%     26.75%     87.37%     44.31%
May 2011.................                57.44%    100.00%                13.39%     68.02%     25.67%     86.90%     43.25%
June 2011................                56.49%    100.00%                12.71%     67.37%     24.59%     86.42%     42.18%
July 2011................                55.54%    100.00%                12.02%     66.71%     23.50%     85.93%     41.10%
August 2011..............                54.60%    100.00%                11.34%     66.04%     22.40%     85.42%     40.00%
September 2011...........                53.67%    100.00%                10.67%     65.36%     21.29%     84.90%     38.90%
October 2011.............                52.74%    100.00%                 9.99%     64.68%     20.18%     84.36%     37.78%
November 2011............                51.81%    100.00%                 9.32%     63.99%     19.05%     83.81%     36.64%
December 2011............                50.89%    100.00%                 8.66%     63.28%     17.92%     83.25%     35.50%
January 2012.............                49.98%    100.00%                 8.03%     62.57%     16.78%     82.66%     34.35%
February 2012............                49.07%    100.00%                 7.37%     61.85%     15.64%     82.06%     33.18%
March 2012...............                48.16%    100.00%                 6.74%     61.13%     14.48%     81.45%     32.00%
April 2012...............                47.26%    100.00%                 6.12%     60.39%     13.32%     80.82%     30.81%
May 2012.................                46.37%    100.00%                 5.49%     59.64%     12.15%     80.17%     29.61%
June 2012................                45.47%    100.00%                 4.92%     58.89%     10.97%     79.50%     28.39%
July 2012................                44.58%    100.00%                 4.33%     58.13%      9.78%     78.82%     27.16%
August 2012..............                43.70%    100.00%                 3.73%     57.35%      8.59%     78.12%     26.00%
September 2012...........                42.82%     97.82%                 3.18%     56.57%      7.38%     77.40%     24.91%
October 2012.............                41.94%     95.78%                 2.62%     55.78%      6.17%     76.66%     23.71%
November 2012............                41.06%     93.80%                 2.06%     54.98%      4.95%     75.91%     22.44%
December 2012............                40.19%     91.85%                 1.54%     54.18%      3.73%     75.13%     21.07%
January 2013.............                39.33%     89.93%                 1.02%     53.36%      2.49%     74.33%     19.66%
February 2013............                38.46%     88.02%                 0.51%     52.53%      1.25%     73.52%     18.22%
March 2013...............                37.60%     86.13%                 0.00%     51.70%      0.00%     72.68%     16.90%
April 2013...............                36.75%     84.26%                           50.85%                71.82%     15.56%
May 2013.................                35.89%     82.40%                           50.00%                70.94%     14.21%
June 2013................                35.04%     80.54%                           49.14%                70.04%     12.84%
July 2013................                34.19%     78.70%                           48.26%                69.12%     11.47%
August 2013..............                33.35%     76.86%                           47.38%                68.18%     10.08%
September 2013...........                32.51%     75.03%                           46.49%                67.21%      8.68%
October 2013.............                31.67%     73.21%                           45.59%                66.22%      7.26%
November 2013............                30.83%     71.40%                           44.68%                65.20%      5.84%
December 2013............                30.00%     69.59%                           43.76%                64.17%      4.40%
January 2014.............                29.17%     67.78%                           42.83%                63.10%      2.94%
February 2014............                28.34%     65.99%                           41.89%                62.01%      1.48%
March 2014...............                27.52%     64.19%                           40.94%                60.90%      0.00%
April 2014...............                26.69%     62.40%                           39.99%                59.76%
May 2014.................                25.87%     60.62%                           39.02%                58.60%
June 2014................                25.06%     58.84%                           38.04%                57.41%
July 2014................                24.24%     57.07%                           37.05%                56.19%

                                    A-10-3


                            Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass
Payment Date Occurring in     A-2        A-3        A-4        A-5        B-1        B-2        C-1        C-2        D-1
-------------------------   --------   --------   --------   --------   --------   --------   --------   --------   --------
August 2014..............                23.43%     55.29%                           36.05%                54.94%
September 2014...........                22.62%     53.53%                           35.05%                53.67%
October 2014.............                21.81%     51.76%                           34.03%                52.37%
November 2014............                21.00%     50.00%                           33.00%                51.04%
December 2014............                20.20%     48.24%                           31.96%                49.68%
January 2015.............                19.40%     46.49%                           30.91%                48.29%
February 2015............                18.60%     44.74%                           29.86%                46.87%
March 2015...............                17.80%     42.99%                           28.79%                45.41%
April 2015...............                17.01%     41.24%                           27.71%                43.93%
May 2015.................                16.21%     39.50%                           26.62%                42.42%
June 2015................                15.42%     37.76%                           25.52%                40.87%
July 2015................                14.64%     36.02%                           24.41%                39.29%
August 2015..............                13.85%     34.28%                           23.29%                37.68%
September 2015...........                13.06%     32.55%                           22.16%                36.03%
October 2015.............                12.28%     30.82%                           21.02%                34.35%
November 2015............                11.50%     29.09%                           19.87%                32.64%
December 2015............                10.72%     27.36%                           18.71%                30.89%
January 2016.............                 9.94%     25.64%                           17.54%                29.10%
February 2016............                 9.17%     23.92%                           16.36%                27.28%
March 2016...............                 8.39%     22.20%                           15.16%                25.41%
April 2016...............                 7.62%     20.48%                           13.96%                23.52%
May 2016.................                 6.85%     18.76%                           12.75%                21.58%
June 2016................                 6.09%     17.05%                           11.52%                19.61%
July 2016................                 5.32%     15.34%                           10.28%                17.59%
August 2016..............                 4.55%     13.62%                            9.04%                15.54%
September 2016...........                 3.79%     11.92%                            7.78%                13.45%
October 2016.............                 3.03%     10.21%                            6.51%                 0.00%
November 2016............                 2.27%      8.50%                            5.23%
December 2016............                 1.51%      6.80%                            3.94%
January 2017.............                 0.75%      5.10%                            2.64%
February 2017............                 0.00%      3.40%                            1.32%
March 2017...............                            1.70%                            0.00%
April 2017...............                            0.00%

                                    A-10-4

                                  APPENDIX 11
                             EXTENDED POOL FACTORS

                            Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass
Payment Date Occurring in     A-2        A-3        A-4        A-5        B-1        B-2        C-1        C-2        D-1
-------------------------   --------   --------   --------   --------   --------   --------   --------   --------   --------
March 2000...............     82.68%    100.00%    100.00%    100.00%     96.07%    100.00%    100.00%    100.00%    100.00%
April 2000...............     81.92%    100.00%    100.00%    100.00%     95.75%    100.00%    100.00%    100.00%    100.00%
May 2000.................     81.15%    100.00%    100.00%    100.00%     95.42%    100.00%    100.00%    100.00%    100.00%
June 2000................     80.38%    100.00%    100.00%    100.00%     95.10%    100.00%    100.00%    100.00%    100.00%
July 2000................     79.61%    100.00%    100.00%    100.00%     94.77%    100.00%    100.00%    100.00%    100.00%
August 2000..............     78.80%    100.00%    100.00%    100.00%     94.45%    100.00%    100.00%    100.00%    100.00%
September 2000...........     78.02%    100.00%    100.00%    100.00%     94.12%    100.00%    100.00%    100.00%    100.00%
October 2000.............     77.21%    100.00%    100.00%    100.00%     93.79%    100.00%    100.00%    100.00%    100.00%
November 2000............     76.43%    100.00%    100.00%    100.00%     93.46%    100.00%    100.00%    100.00%    100.00%
December 2000............     75.61%    100.00%    100.00%    100.00%     93.12%    100.00%    100.00%    100.00%    100.00%
January 2001.............     74.79%    100.00%    100.00%    100.00%     92.79%    100.00%    100.00%    100.00%    100.00%
February 2001............     73.97%    100.00%    100.00%    100.00%     92.46%    100.00%    100.00%    100.00%    100.00%
March 2001...............     73.15%    100.00%    100.00%    100.00%     92.12%    100.00%    100.00%    100.00%    100.00%
April 2001...............     72.32%    100.00%    100.00%     97.77%     91.78%    100.00%    100.00%    100.00%    100.00%
May 2001.................     71.49%    100.00%    100.00%     96.92%     91.44%    100.00%    100.00%    100.00%    100.00%
June 2001................     70.66%    100.00%    100.00%     95.51%     91.10%    100.00%    100.00%    100.00%    100.00%
July 2001................     69.80%    100.00%    100.00%     94.89%     90.76%    100.00%    100.00%    100.00%    100.00%
August 2001..............     68.96%    100.00%    100.00%     93.96%     90.42%    100.00%    100.00%    100.00%    100.00%
September 2001...........     68.09%    100.00%    100.00%     92.61%     90.07%     99.99%    100.00%    100.00%    100.00%
October 2001.............     67.22%    100.00%    100.00%     92.01%     89.72%     99.99%    100.00%    100.00%    100.00%
November 2001............     66.35%    100.00%    100.00%     91.22%     89.28%     99.98%     99.99%    100.00%    100.00%
December 2001............     65.47%    100.00%    100.00%     90.01%     88.93%     99.98%     99.97%    100.00%    100.00%
January 2002.............     64.60%    100.00%    100.00%     89.50%     88.58%     99.97%     99.95%    100.00%    100.00%
February 2002............     63.72%    100.00%    100.00%     88.70%     88.23%     99.96%     99.91%    100.00%    100.00%
March 2002...............     62.84%    100.00%    100.00%     87.53%     87.87%     99.95%     99.88%    100.00%    100.00%
April 2002...............     61.92%    100.00%    100.00%     87.03%     87.52%     99.94%     99.83%    100.00%    100.00%
May 2002.................     61.04%    100.00%    100.00%     86.33%     87.16%     99.93%     99.78%    100.00%    100.00%
June 2002................     60.12%    100.00%    100.00%     85.25%     86.71%     99.92%     99.72%    100.00%    100.00%
July 2002................     59.20%    100.00%    100.00%     84.77%     86.35%     99.90%     99.65%    100.00%    100.00%
August 2002..............     58.28%    100.00%    100.00%     84.06%     85.99%     99.88%     99.58%    100.00%    100.00%
September 2002...........     57.36%    100.00%    100.00%     83.01%     85.63%     99.86%     99.50%    100.00%    100.00%
October 2002.............     56.44%    100.00%    100.00%     82.47%     85.17%     99.84%     99.41%    100.00%    100.00%
November 2002............     55.48%    100.00%    100.00%     81.85%     84.81%     99.82%     99.31%    100.00%    100.00%
December 2002............     54.55%    100.00%    100.00%     80.84%     84.45%     99.79%     99.21%    100.00%     99.99%
January 2003.............     53.60%    100.00%    100.00%     80.39%     83.99%     99.76%     99.10%    100.00%     99.99%
February 2003............     52.64%    100.00%    100.00%     79.75%     83.62%     99.73%     98.98%    100.00%     99.98%
March 2003...............     51.68%    100.00%    100.00%     78.67%     83.25%     99.70%     98.85%    100.00%     99.96%
April 2003...............     50.71%    100.00%    100.00%     77.58%     82.79%     99.66%     98.72%    100.00%     99.95%
May 2003.................     49.75%    100.00%    100.00%     76.98%     82.42%     99.63%     98.58%    100.00%     99.93%
June 2003................     48.78%    100.00%    100.00%     76.20%     81.95%     99.59%     98.43%    100.00%     99.90%
July 2003................     47.79%    100.00%    100.00%     75.63%     81.58%     99.54%     98.27%    100.00%     99.88%
August 2003..............     46.79%    100.00%    100.00%     75.00%     81.11%     99.50%     98.11%    100.00%     99.84%
September 2003...........     45.79%    100.00%    100.00%     74.23%     80.74%     99.45%     97.94%    100.00%     99.81%
October 2003.............     44.79%    100.00%    100.00%     73.62%     80.27%     99.40%     97.76%    100.00%     99.77%
November 2003............     43.79%    100.00%    100.00%     73.01%     79.89%     99.34%     97.57%    100.00%     99.72%
December 2003............     42.79%    100.00%    100.00%     72.27%     79.42%     99.29%     97.38%    100.00%     99.67%
January 2004.............     37.79%    100.00%    100.00%     71.74%     78.95%     99.23%     97.18%    100.00%     99.62%
February 2004............     36.80%    100.00%    100.00%     71.14%     78.57%     99.16%     96.97%    100.00%     99.56%
March 2004...............     35.83%    100.00%    100.00%     70.55%     78.09%     99.10%     96.75%    100.00%     99.49%
April 2004...............     34.84%    100.00%    100.00%     69.93%     77.62%     99.03%     96.53%    100.00%     99.42%
May 2004.................     33.82%    100.00%    100.00%     69.38%     77.15%     98.95%     96.30%    100.00%     99.35%
June 2004................     32.83%    100.00%    100.00%     68.65%     76.68%     98.88%     96.06%     99.99%     99.27%
July 2004................     31.81%    100.00%    100.00%     68.09%     76.20%     98.80%     95.81%     99.99%     99.18%
August 2004..............     30.81%    100.00%    100.00%     67.54%     75.81%     98.71%     95.56%     99.99%     99.09%
September 2004...........     29.79%    100.00%    100.00%     66.82%     75.34%     98.63%     95.30%     99.99%     98.99%

                                    A-11-1


                            Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass
Payment Date Occurring in     A-2        A-3        A-4        A-5        B-1        B-2        C-1        C-2        D-1
-------------------------   --------   --------   --------   --------   --------   --------   --------   --------   --------
October 2004.............     28.74%    100.00%    100.00%     66.16%     74.77%     98.54%     95.03%     99.99%     98.88%
November 2004............     27.71%    100.00%    100.00%     65.59%     74.30%     98.44%     94.75%     99.99%     98.77%
December 2004............     26.69%    100.00%    100.00%     64.92%     73.82%     98.34%     94.47%     99.99%     98.66%
January 2005.............     25.64%    100.00%    100.00%     64.63%     71.52%     98.24%     94.18%     99.98%     98.53%
February 2005............     24.59%    100.00%    100.00%     64.13%     71.06%     98.14%     93.88%     99.98%     98.40%
March 2005...............     23.54%    100.00%    100.00%     63.65%     70.60%     98.03%     93.57%     99.98%     98.27%
April 2005...............     22.49%    100.00%    100.00%     62.98%     70.06%     97.91%     93.25%     99.97%     98.13%
May 2005.................     21.41%    100.00%    100.00%     62.69%     69.59%     97.79%     92.93%     99.97%     97.98%
June 2005................     20.36%    100.00%    100.00%     62.01%     69.05%     97.67%     92.60%     99.97%     97.82%
July 2005................     19.28%    100.00%    100.00%     61.41%     68.59%     97.55%     92.26%     99.96%     97.66%
August 2005..............     18.21%    100.00%    100.00%     60.83%     68.05%     97.42%     91.92%     99.96%     97.49%
September 2005...........     17.13%    100.00%    100.00%     60.14%     67.59%     97.28%     91.56%     99.95%     97.32%
October 2005.............     16.03%    100.00%    100.00%     59.43%     67.05%     97.14%     91.20%     99.95%     97.13%
November 2005............     14.93%    100.00%    100.00%     58.85%     66.51%     97.00%     90.83%     99.94%     96.94%
December 2005............     13.86%    100.00%    100.00%     58.16%     65.97%     96.85%     90.46%     99.93%     96.75%
January 2006.............     12.74%    100.00%    100.00%     57.57%     65.43%     96.70%     90.07%     99.93%     96.54%
February 2006............     11.64%    100.00%    100.00%     56.98%     64.96%     96.54%     89.68%     99.92%     96.33%
March 2006...............     10.54%    100.00%    100.00%     56.31%     64.35%     96.38%     89.28%     99.91%     96.11%
April 2006...............      9.42%    100.00%    100.00%     55.69%     63.81%     96.22%     88.87%     99.90%     95.88%
May 2006.................      8.30%    100.00%    100.00%     55.14%     63.27%     96.05%     88.46%     99.89%     95.65%
June 2006................      7.18%    100.00%    100.00%     54.60%     62.73%     95.87%     88.03%     99.88%     95.41%
July 2006................      6.06%    100.00%    100.00%     54.04%     62.19%     95.69%     87.60%     99.87%     95.16%
August 2006..............      4.92%    100.00%    100.00%     53.57%     61.58%     95.51%     87.17%     99.85%     94.90%
September 2006...........      3.78%    100.00%    100.00%     52.23%     61.05%     95.32%     86.72%     99.84%     94.64%
October 2006.............      2.65%    100.00%    100.00%     50.35%     60.44%     95.12%     86.27%     99.82%     94.36%
November 2006............      1.51%    100.00%    100.00%     48.72%     59.83%     94.92%     85.80%     99.81%     94.08%
December 2006............      0.35%    100.00%    100.00%     47.05%     59.30%     94.72%     85.34%     99.79%     93.80%
January 2007.............      0.00%    100.00%    100.00%     45.41%     58.69%     94.51%     84.86%     99.77%     93.50%
February 2007............               100.00%    100.00%     43.77%     58.09%     94.29%     84.37%     99.75%     93.19%
March 2007...............               100.00%    100.00%     42.83%     57.49%     94.07%     83.88%     99.73%     92.88%
April 2007...............               100.00%    100.00%     40.99%     56.89%     93.84%     83.38%     99.71%     92.56%
May 2007.................               100.00%    100.00%     39.67%     56.29%     93.61%     82.87%     99.69%     92.23%
June 2007................               100.00%    100.00%     38.06%     55.62%     93.38%     82.36%     99.66%     91.89%
July 2007................               100.00%    100.00%     36.41%     55.02%     93.13%     81.83%     99.63%     91.55%
August 2007..............               100.00%    100.00%     34.80%     54.36%     92.88%     81.30%     99.60%     91.19%
September 2007...........               100.00%    100.00%     33.18%     53.77%     92.63%     80.76%     99.57%     90.83%
October 2007.............               100.00%    100.00%     31.34%     53.11%     92.37%     80.22%     99.54%     90.46%
November 2007............               100.00%    100.00%     29.73%     52.46%     92.11%     79.66%     99.51%     90.08%
December 2007............               100.00%    100.00%     28.08%     51.81%     91.84%     79.10%     99.47%     89.69%
January 2008.............               100.00%    100.00%     26.44%     51.16%     91.56%     78.53%     99.43%     89.29%
February 2008............               100.00%    100.00%     24.79%     50.51%     91.28%     77.95%     99.39%     88.88%
March 2008...............               100.00%    100.00%     23.43%     49.86%     90.99%     77.36%     99.35%     88.46%
April 2008...............               100.00%    100.00%     21.60%     49.16%     90.70%     76.77%     99.31%     88.04%
May 2008.................               100.00%    100.00%     19.91%     48.52%     90.40%     76.17%     99.26%     87.61%
June 2008................               100.00%    100.00%     18.26%     47.82%     90.09%     75.56%     99.21%     87.16%
July 2008................               100.00%    100.00%     16.58%     47.12%     89.78%     74.94%     99.16%     86.71%
August 2008..............               100.00%    100.00%     14.99%     46.43%     89.46%     74.32%     99.10%     86.25%
September 2008...........               100.00%    100.00%     13.38%     45.74%     89.14%     73.68%     99.04%     85.78%
October 2008.............               100.00%    100.00%     11.57%     45.06%     88.81%     73.04%     98.98%     85.30%
November 2008............               100.00%    100.00%      9.95%     44.38%     88.47%     72.39%     98.92%     84.81%
December 2008............               100.00%    100.00%      8.34%     43.64%     88.13%     71.74%     98.85%     84.31%
January 2009.............               100.00%    100.00%      6.71%     42.97%     87.78%     71.07%     98.78%     83.80%
February 2009............               100.00%    100.00%      5.09%     42.24%     87.42%     70.40%     98.71%     83.29%
March 2009...............               100.00%    100.00%      4.21%     41.52%     87.06%     69.72%     98.63%     82.76%
April 2009...............               100.00%    100.00%      2.62%     40.80%     86.69%     69.03%     98.55%     82.22%
May 2009.................               100.00%    100.00%      1.03%     40.09%     86.31%     68.34%     98.47%     81.68%
June 2009................               100.00%    100.00%      0.00%     39.38%     85.93%     67.64%     98.38%     81.12%
July 2009................                97.38%    100.00%                38.62%     85.54%     66.92%     98.29%     80.56%
August 2009..............                95.49%    100.00%                37.92%     85.15%     66.20%     98.19%     79.98%

                                    A-11-2


                            Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass
Payment Date Occurring in     A-2        A-3        A-4        A-5        B-1        B-2        C-1        C-2        D-1
-------------------------   --------   --------   --------   --------   --------   --------   --------   --------   --------
September 2009...........                93.80%    100.00%                37.18%     84.74%     65.48%     98.09%     79.40%
October 2009.............                92.23%    100.00%                36.44%     84.34%     64.74%     97.99%     78.80%
November 2009............                90.75%    100.00%                35.70%     83.92%     64.00%     97.88%     78.20%
December 2009............                89.33%    100.00%                34.92%     83.50%     63.25%     97.76%     77.58%
January 2010.............                87.96%    100.00%                34.20%     83.07%     62.49%     97.64%     76.96%
February 2010............                86.63%    100.00%                33.43%     82.63%     61.72%     97.52%     76.32%
March 2010...............                85.33%    100.00%                32.72%     82.19%     60.95%     97.39%     75.68%
April 2010...............                84.07%    100.00%                31.97%     81.74%     60.17%     97.26%     75.02%
May 2010.................                82.83%    100.00%                31.22%     81.28%     59.38%     97.12%     74.36%
June 2010................                81.62%    100.00%                30.43%     80.81%     58.58%     96.97%     73.68%
July 2010................                80.43%    100.00%                29.70%     80.34%     57.77%     96.82%     73.00%
August 2010..............                79.26%    100.00%                28.93%     79.86%     56.96%     96.66%     72.30%
September 2010...........                78.10%    100.00%                28.17%     79.37%     56.14%     96.50%     71.59%
October 2010.............                76.97%    100.00%                27.42%     78.88%     55.31%     96.33%     70.88%
November 2010............                75.84%    100.00%                26.67%     78.38%     54.47%     96.16%     70.15%
December 2010............                74.74%    100.00%                25.89%     77.87%     53.63%     95.97%     69.41%
January 2011.............                73.64%    100.00%                25.16%     77.35%     52.77%     95.79%     68.66%
February 2011............                72.56%    100.00%                24.40%     76.83%     51.91%     95.59%     67.90%
March 2011...............                71.49%    100.00%                23.65%     76.29%     51.04%     95.39%     67.13%
April 2011...............                70.43%    100.00%                22.86%     75.75%     50.17%     95.18%     66.35%
May 2011.................                69.38%    100.00%                22.13%     75.21%     49.28%     94.96%     65.56%
June 2011................                68.34%    100.00%                21.37%     74.65%     48.39%     94.73%     64.76%
July 2011................                67.31%    100.00%                20.61%     74.09%     47.49%     94.50%     63.95%
August 2011..............                66.29%    100.00%                19.87%     73.52%     46.58%     94.26%     63.12%
September 2011...........                65.28%    100.00%                19.14%     72.94%     45.66%     94.01%     62.29%
October 2011.............                64.27%    100.00%                18.38%     72.35%     44.74%     93.75%     61.44%
November 2011............                63.27%    100.00%                17.64%     71.76%     43.81%     93.48%     60.59%
December 2011............                62.28%    100.00%                16.92%     71.15%     42.87%     93.21%     59.72%
January 2012.............                61.30%    100.00%                16.22%     70.54%     41.92%     92.92%     58.84%
February 2012............                60.33%    100.00%                15.49%     69.93%     40.96%     92.62%     57.95%
March 2012...............                59.36%    100.00%                14.81%     69.30%     40.00%     92.32%     57.05%
April 2012...............                58.39%    100.00%                14.08%     68.66%     39.03%     92.01%     56.14%
May 2012.................                57.44%    100.00%                13.39%     68.02%     38.05%     91.68%     55.22%
June 2012................                56.49%    100.00%                12.71%     67.37%     37.06%     91.35%     54.28%
July 2012................                55.54%    100.00%                12.02%     66.71%     36.06%     91.00%     53.34%
August 2012..............                54.60%    100.00%                11.34%     66.04%     35.06%     90.64%     52.38%
September 2012...........                53.67%    100.00%                10.67%     65.36%     34.05%     90.28%     51.41%
October 2012.............                52.74%    100.00%                 9.99%     64.68%     33.03%     89.90%     50.43%
November 2012............                51.81%    100.00%                 9.32%     63.99%     32.00%     89.51%     49.44%
December 2012............                50.89%    100.00%                 8.66%     63.28%     30.97%     89.10%     48.44%
January 2013.............                49.98%    100.00%                 8.03%     62.57%     29.92%     88.69%     47.43%
February 2013............                49.07%    100.00%                 7.37%     61.85%     28.87%     88.26%     46.40%
March 2013...............                48.16%    100.00%                 6.74%     61.13%     27.81%     87.82%     45.36%
April 2013...............                47.26%    100.00%                 6.12%     60.39%     26.75%     87.37%     44.31%
May 2013.................                46.37%    100.00%                 5.49%     59.64%     25.67%     86.90%     43.25%
June 2013................                45.47%    100.00%                 4.92%     58.89%     24.59%     86.42%     42.18%
July 2013................                44.58%    100.00%                 4.33%     58.13%     23.50%     85.93%     41.10%
August 2013..............                43.70%    100.00%                 3.73%     57.35%     22.40%     85.42%     40.00%
September 2013...........                42.82%     97.82%                 3.18%     56.57%     21.29%     84.90%     38.90%
October 2013.............                41.94%     95.78%                 2.62%     55.78%     20.18%     84.36%     37.78%
November 2013............                41.06%     93.80%                 2.06%     54.98%     19.05%     83.81%     36.64%
December 2013............                40.19%     91.85%                 1.54%     54.18%     17.92%     83.25%     35.50%
January 2014.............                39.33%     89.93%                 1.02%     53.36%     16.78%     82.66%     34.35%
February 2014............                38.46%     88.02%                 0.51%     52.53%     15.64%     82.06%     33.18%
March 2014...............                37.60%     86.13%                 0.00%     51.70%     14.48%     81.45%     32.00%
April 2014...............                36.75%     84.26%                           50.85%     13.32%     80.82%     30.81%
May 2014.................                35.89%     82.40%                           50.00%     12.15%     80.17%     29.61%
June 2014................                35.04%     80.54%                           49.14%     10.97%     79.50%     28.39%
July 2014................                34.19%     78.70%                           48.26%      9.78%     78.82%     27.16%

                                    A-11-3


                            Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass   Subclass
Payment Date Occurring in     A-2        A-3        A-4        A-5        B-1        B-2        C-1        C-2        D-1
-------------------------   --------   --------   --------   --------   --------   --------   --------   --------   --------
August 2014..............                33.35%     76.86%                           47.38%      8.59%     78.12%     26.00%
September 2014...........                32.51%     75.03%                           46.49%      7.38%     77.40%     24.91%
October 2014.............                31.67%     73.21%                           45.59%      6.17%     76.66%     23.71%
November 2014............                30.83%     71.40%                           44.68%      4.95%     75.91%     22.44%
December 2014............                30.00%     69.59%                           43.76%      3.73%     75.13%     21.07%
January 2015.............                29.17%     67.78%                           42.83%      2.49%     74.33%     19.66%
February 2015............                28.34%     65.99%                           41.89%      1.25%     73.52%     18.22%
March 2015...............                27.52%     64.19%                           40.94%      0.00%     72.68%     16.90%
April 2015...............                26.69%     62.40%                           39.99%                71.82%     15.56%
May 2015.................                25.87%     60.62%                           39.02%                70.94%     14.21%
June 2015................                25.06%     58.84%                           38.04%                70.04%     12.84%
July 2015................                24.24%     57.07%                           37.05%                69.12%     11.47%
August 2015..............                23.43%     55.29%                           36.05%                68.18%     10.08%
September 2015...........                22.62%     53.53%                           35.05%                67.21%      8.68%
October 2015.............                21.81%     51.76%                           34.03%                66.22%      7.26%
November 2015............                21.00%     50.00%                           33.00%                65.20%      5.84%
December 2015............                20.20%     48.24%                           31.96%                64.17%      4.40%
January 2016.............                19.40%     46.49%                           30.91%                63.10%      2.94%
February 2016............                18.60%     44.74%                           29.86%                62.01%      1.48%
March 2016...............                17.80%     42.99%                           28.79%                60.90%      0.00%
April 2016...............                17.01%     41.24%                           27.71%                59.76%
May 2016.................                16.21%     39.50%                           26.62%                58.60%
June 2016................                15.42%     37.76%                           25.52%                57.41%
July 2016................                14.64%     36.02%                           24.41%                56.19%
August 2016..............                13.85%     34.28%                           23.29%                54.94%
September 2016...........                13.06%     32.55%                           22.16%                53.67%
October 2016.............                12.28%     30.82%                           21.02%                52.37%
November 2016............                11.50%     29.09%                           19.87%                51.04%
December 2016............                10.72%     27.36%                           18.71%                49.68%
January 2017.............                 9.94%     25.64%                           17.54%                48.29%
February 2017............                 9.17%     23.92%                           16.36%                46.87%
March 2017...............                 8.39%     22.20%                           15.16%                45.41%
April 2017...............                 7.62%     20.48%                           13.96%                43.93%
May 2017.................                 6.85%     18.76%                           12.75%                42.42%
June 2017................                 6.09%     17.05%                           11.52%                40.87%
July 2017................                 5.32%     15.34%                           10.28%                39.29%
August 2017..............                 4.55%     13.62%                            9.04%                37.68%
September 2017...........                 3.79%     11.92%                            7.78%                36.03%
October 2017.............                 3.03%     10.21%                            6.51%                34.35%
November 2017............                 2.27%      8.50%                            5.23%                32.64%
December 2017............                 1.51%      6.80%                            3.94%                30.89%
January 2018.............                 0.75%      5.10%                            2.64%                29.10%
February 2018............                 0.00%      3.40%                            1.32%                27.28%
March 2018...............                            1.70%                            0.00%                25.41%
April 2018...............                            0.00%                                                 23.52%
May 2018.................                                                                                  21.58%
June 2018................                                                                                  19.61%
July 2018................                                                                                  17.59%
August 2018..............                                                                                  15.54%
September 2018...........                                                                                  13.45%
October 2018.............                                                                                   0.00%

                                    A-11-4

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES


                         INDEX TO FINANCIAL STATEMENTS

Historical Financial Statements Related to the Purchase of Aircraft from a Subsidiary of MSDW
                                                                            Page
                                                                            ----
Independent Auditors' Report................................................ F-2
Schedule of Net Assets Acquired as of March 15, 2000 and notes thereto...... F-3
Independent Auditors' Report................................................ F-5
Schedules of Direct Revenues and Expenses (Related to 27 Aircraft
  Purchased from a Subsidiary of MSDW) for the periods from
  August 11, 1999 to November 30, 1999 and January 1, 1999 to
  August 10, 1999 and the years ended December 31, 1998 and 1997 and the notes thereto .................................................... F-6
Report of Independent Accountants........................................... F-8
Consolidated Schedule of Rental of Flight Equipment and Overhaul
  Reimbursements (Related to 27 Aircraft Sold to a Subsidiary of MSDW) for
  the seven month and ten day period ended August 10, 1999 and the years ended December 31, 1998 and 1997 and the notes thereto.......... F-9
Schedules of Direct Revenues and Expenses (Related to 27 Aircraft
  Purchased from a Subsidiary of MSDW) for the three months ended
  February 29, 2000 and February 28, 1999 and the notes thereto
  (unaudited) ............................................................. F-11

Historical Financial Statements of Morgan Stanley Aircraft Finance and Subsidiaries

Independent Auditors' Report................................................F-13
Consolidated Financial Statements for the fiscal years ended
  November 30, 1999 and 1998 and the period from October 30, 1997
  (date of formation) to November 30, 1997 and notes thereto................F-14
Interim Condensed Consolidated Financial Statements for the three months ended February 29, 2000 and February 28, 1999 and notes thereto (unaudited) ......................................................F-28

                          INDEPENDENT AUDITORS' REPORT

To the Trustees of
Morgan Stanley Aircraft Finance and Subsidiaries

     We have audited the accompanying Schedule of Net Assets Acquired of Morgan Stanley Aircraft Finance and Subsidiaries (the "Group"), a wholly owned subsidiary of Morgan Stanley Dean Witter & Co. (the "Company"), as of March 15, 2000 (the "Schedule"). A subsidiary of the Company had previously purchased the portfolio of aircraft from International Lease Finance Corporation, Los Angeles, California as described in Note 1 to the Schedule. This Schedule is the responsibility of the Group's management. Our responsibility is to express an opinion on the Schedule based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the schedule of net assets acquired. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Schedule was prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission as described in Note 1 to the Schedule.

     In our opinion, such Schedule of Net Assets Acquired presents fairly, in all material respects, the net assets acquired by the Group at March 15, 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
New York, New York
May 18, 2000

               MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                        SCHEDULE OF NET ASSETS ACQUIRED
                             As of March 15, 2000
                            (Dollars in thousands)

Assets Acquired:
      Aircraft under operating leases, at cost ........      $996,112
                                                             --------
Total assets acquired..................................      $996,112
                                                             ========

Liabilities Assumed:
      Liability for maintenance........................      $ 49,707
      Other liabilities................................        10,588
      Deferred rental income...........................         8,524
                                                             --------
Total liabilities assumed..............................        68,819
                                                             --------
Net assets acquired....................................      $927,293
                                                             ========


See notes to the Schedule of Net Assets Acquired.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                  NOTES TO THE SCHEDULE OF NET ASSETS ACQUIRED

Note 1 - Basis of Presentation

     On March 15, 2000, Morgan Stanley Aircraft Finance and Subsidiaries ("MSAF Group") acquired a portfolio of 26 aircraft (the "Aircraft") from a subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). MSDW had previously acquired the Aircraft from International Lease Finance Corporation ("ILFC") on August 10, 1999. The staff of the Securities and Exchange Commission has deemed the purchase of the Aircraft by MSAF Group to be an acquisition of a business as defined in Rule 3-05 of Regulation S-X.

     The Schedule of Net Assets Acquired has been prepared to comply with Rule 11-01 of Regulation S-X of the Securities and Exchange Commission. MSAF Group is unable to obtain the necessary historical financial data from ILFC, as the Aircraft are not a separate business to ILFC but rather individual aircraft from its portfolio of aircraft owned and leased to third parties. In addition, information related to the historical cost of the Aircraft is considered to be confidential information by ILFC.

Note 2 - Aircraft Under Operating Leases

     Aircraft under operating leases are stated at the cost paid by MSAF Group to a subsidiary of MSDW to acquire the Aircraft. Such amount was equal to the subsidiary of MSDW's book value as of March 15, 2000 (i.e. the purchase price paid to ILFC on August 10, 1999 less accumulated depreciation through March 15,
2000).

Note 3 - Liabilities Assumed

     The liabilities assumed by MSAF Group, consisting of security deposits, unearned rental income, maintenance liabilities and liabilities associated with certain interest rate swaps, were acquired from the subsidiary of MSDW and are stated at the book value of such subsidiary as of March 15, 2000.

Note 4 - Additional Aircraft Purchase

     On May 1, 2000, MSAF Group acquired one additional aircraft from a subsidiary of MSDW. This aircraft was previously purchased by MSDW from ILFC in August 1999, but is not included in the accompanying Schedule of Net Assets Acquired. The book value of this aircraft was approximately $20.5 million at the date of purchase.

                         INDEPENDENT AUDITORS' REPORT

To the Trustees
Morgan Stanley Aircraft Finance and Subsidiaries


     We have audited the accompanying Schedule of Direct Revenues and Expenses (Related to 27 aircraft purchased from a subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW")) of Morgan Stanley Aircraft Finance and Subsidiaries (the "Group"), a wholly owned subsidiary of MSDW, for the period from August 11, 1999 through November 30, 1999 (the "Schedule"). MSDW had previously purchased the Aircraft from International Lease Finance Corporation, Los Angeles, California as described in Note 1 to this Schedule. This Schedule is the responsibility of Group's management. Our responsibility is to express an opinion on the Schedule based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Schedule. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Schedule was prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission as described in Note 1 to the Schedule.

     As described in Note 1, the Schedule was prepared on the basis of cash receipts and cash disbursements, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America.

     In our opinion, such Schedule presents fairly, in all material respects, the direct revenues and expenses of Group for the period from August 11, 1999 through November 30, 1999 on the basis of accounting described in Note 1.

/s/ Deloitte & Touche LLP
New York, New York
May 18, 2000

                                        MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                                           SCHEDULES OF DIRECT REVENUES AND EXPENSES
                                  (RELATED TO 27 AIRCRAFT PURCHASED FROM A SUBSIDIARY OF MSDW)


                                                          Period From                             Year Ended
                              Period from August 11,    January 1, 1999          Eleven          December 31,      Year Ended
                                     1999 to           to August 10, 1999     Months Ended           1998       December 31, 1997
                                November 30, 1999          (predecessor)    November 30, 1999(1) (predecessor)     (predecessor)
                              ----------------------   ------------------   -----------------    ------------   -----------------
                                (Dollars in thousands)
Direct revenues
   Lease income.................     $29,415                 $76,603            $106,018           $127,012          $147,219
                                     =======                 =======            ========           ========          ========
Direct Expenses
   Maintenance and other
   aircraft related costs.......     $     5                 $ 6,091            $  6,096           $  5,833          $  3,212
   Service provider and other
   fees.........................       1,106                       -               1,106                  -                 -
                                     -------                 -------            --------           --------          --------
   Total direct expenses........     $ 1,111                 $ 6,091            $  7,202           $  5,833          $  3,212
                                     =======                 =======            ========           ========          ========

(1)  For informational purposes only.

See notes to the Schedules of Direct Revenues and Expenses.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
             NOTES TO THE SCHEDULES OF DIRECT REVENUES AND EXPENSES
          (RELATED TO 27 AIRCRAFT PURCHASED FROM A SUBSIDIARY OF MSDW)


Note 1 - Basis of Presentation

     On March 15, 2000, Morgan Stanley Aircraft Finance ("MSAF Group") acquired a portfolio of 26 aircraft from a subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). In May 2000, MSAF Group acquired one additional aircraft from a subsidiary of MSDW. MSDW had previously acquired all 27 of these aircraft (the "Aircraft") from International Lease Finance Corporation ("ILFC") on August 10, 1999. The staff of the Securities and Exchange Commission has deemed the purchase of the Aircraft by MSAF Group to be an acquisition of a business as defined in Rule 3-05 of Regulation S-X. The accompanying Schedules presents the historic direct revenues and direct expenses generated by the Aircraft prior to their acquisition by MSAF Group.

     The Schedules of Direct Revenues and Expenses (Related to 27 Aircraft Purchased from a Subsidiary of MSDW) have been prepared to comply with Rule 11-01 of Regulation S-X of the Securities and Exchange Commission. MSAF Group is unable to prepare full financial statements of the Aircraft acquired since the necessary historical financial data could not be obtained from ILFC. The Aircraft are not a separate business to ILFC but rather individual aircraft from its portfolio of aircraft owned and leased to third parties. Consequently, there is no practical method of separating the operating expenses, financing and other costs for the Aircraft. In addition, information related to the historical cost of the Aircraft is considered to be confidential information by ILFC.

     The Schedules of Direct Revenues and Expenses (Related to 27 Aircraft Purchased from a Subsidiary of MSDW) presents the information indicated on the basis of cash receipts and cash disbursements, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America. The Schedules are not intended to be a complete presentation of the revenue and expenses related to the Aircraft.

Note 2 - Lease Revenues

     The Aircraft are leased to certain third parties under operating leases. In certain cases, leases provide for additional rent based on usage. For purposes of the accompanying Schedules, all rentals are reported on the basis of cash received.

Note 3 - Service Provider and Other Fees

     Under the terms of a servicing agreement (the "Agreement"), ILFC is performing certain aircraft related activities with respect to the Aircraft, including marketing the Aircraft for lease or sale and monitoring lessee compliance with lease terms. From August 11, 1999 to November 30, 1999, MSDW paid certain fees to ILFC in accordance with the terms of the Agreement. Prior to August 10, 1999, the Aircraft were owned by ILFC and such aircraft related activities were performed internally. Accordingly, service provider and other fees are only included in the accompanying Schedules for the period between August 11, 1999 and November 30, 1999.

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholder and the Board of Directors
International Lease Finance Corporation

     We have audited the accompanying Consolidated Schedule of Rental of Flight Equipment and Overhaul Reimbursements (Related to 27 Aircraft Sold to Subsidiaries of Morgan Stanley Dean Witter & Co.) of International Lease Finance Corporation and Subsidiaries for the seven month and ten day period ended August 10, 1999 and the years ended December 31, 1998 and 1997 (the "Schedule"). This Schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this Schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Schedule presentation. We believe that our audit provides a reasonable basis for our opinion.

     As described in Note 1, the Schedule was prepared on the basis of cash receipts and cash disbursements, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America.

     In our opinion, the Schedule referred to above presents fairly, in all material respects, the rental of flight equipment and overhaul reimbursements arising from cash transactions (related to 27 Aircraft Sold to Subsidiaries of Morgan Stanley Dean Witter & Co.) of International Lease Finance Corporation and Subsidiaries for the seven month and ten day period ended August 10, 1999 and for the years ended December 31, 1998 and 1997, on the basis of accounting described in Note 1.

/s/ PricewaterhouseCoopers LLP
Los Angeles, CA
April 24, 2000

            INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES
             CONSOLIDATED SCHEDULE OF RENTAL OF FLIGHT EQUIPMENT AND
                             OVERHAUL REIMBURSEMENTS
                 (RELATED TO 27 AIRCRAFT SOLD TO SUBSIDIARES OF
                       MORGAN STANLEY DEAN WITTER & CO.)


                                                For the Seven
                                                  Month and            For the Years
                                             Ten Day Period Ended    Ended December 31
                                               August 10, 1999        1998       1997
                                             --------------------    ------     ------
                                                         (Dollars in thousands)

Rental of flight equipment..................      $76,603           $127,012   $147,219
                                                  =======           ========   ========

Overhaul reimbursements paid to lessees.....      $ 6,091           $  5,833   $  3,212
                                                  =======           ========   ========

See accompanying notes to the consolidated schedule.

            INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES
              CONSOLIDATED SCHEDULE OF RENTAL OF FLIGHT EQUIPMENT
                          AND OVERHAUL REIMBURSEMENTS
                (RELATED TO 27 AIRCRAFT SOLD TO SUBSIDIARIES OF
                       MORGAN STANLEY DEAN WITTER & CO.)

Note 1 - Basis of Presentation

     On August 10, 1999 International Lease Finance Corporation ("ILFC") sold 1 aircraft to MSA IV and 26 aircraft to MSA V. MSA IV and V are indirectly wholly owned subsidiaries of Morgan Stanley Dean Witter & Co. MSA IV and V are hereinafter referred to as "Subsidiaries of Morgan Stanley Dean Witter & Co." The Consolidated Schedule of Rental of Flight Equipment and Overhaul Reimbursements (Related to 27 Aircraft Sold to Subsidiaries of Morgan Stanley Dean Witter & Co.) has been prepared to assist Morgan Stanley Aircraft Finance, a third party, obtain information on the purchase of a business in compliance with Rule 11-01 of Regulation S-X of the Securities and Exchange Commission. All information presented relates only to the aircraft sold to Subsidiaries of Morgan Stanley Dean Witter & Co., International Lease Finance Corporation ("ILFC") is unable to prepare full financial statements of the aircraft sold to the subsidiaries of Morgan Stanley Dean Witter & Co. since the aircraft sold are not a separate business to ILFC but rather individual aircraft from its portfolio of aircraft owned and leased to third parties. Consequently, there is no practical method of separating the operating expenses, financing and other costs for these aircraft. In addition, information related to the historical cost of the aircraft is considered to be confidential information by ILFC.

     The Consolidated Schedule of Rental of Flight Equipment Overhaul Rent and Overhaul Reimbursements (Related to 27 Aircraft Sold to Subsidiaries of Morgan Stanley Dean Witter & Co.) presents the information indicated on the basis of cash receipts and cash disbursements, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America, and is consolidated from the various operating subsidiaries of ILFC. There were no inter-company items to be eliminated. The Schedule is not intended to be a complete presentation of ILFC's revenue and expenses related to the 27 aircraft sold. Proration of cash rental payments received and payment of those amounts to the purchasers during the settlement of the sale of the 27 aircraft has not been reflected in the amounts reported.

Note 2 - Rental of Flight Equipment

     ILFC, as lessor, leases flight equipment principally under operating leases. In certain cases, leases provide for additional rent based on useage. For purposes of this schedule, all rentals are reported on the basis of cash received.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                    SCHEDULES OF DIRECT REVENUES AND EXPENSES
    (RELATED TO 27 AIRCRAFT PURCHASED FROM A SUBSIDIARY OF MSDW)(UNAUDITED)


                                         Three Months           Three Months
                                             Ended                  Ended
                                       February 29, 2000      February 28, 1999
                                       -----------------      -----------------
                                               (Dollars in thousands)
Direct revenues
 Lease income..........................     $31,276                 $28,372
                                            =======                 =======
Direct Expenses
 Maintenance and other aircraft
   related costs.......................     $     2                 $ 4,412
 Service provider and other fees.......       1,196                      --
                                            -------                 -------
 Total direct expenses.................     $ 1,198                 $ 4,412
                                            =======                 =======


See notes to the Schedules of Direct Revenues and Expenses.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
             NOTES TO THE SCHEDULES OF DIRECT REVENUES AND EXPENSES (RELATED TO 27 AIRCRAFT PURCHASED FROM A SUBSIDIARY OF
                  MORGAN STANLEY DEAN WITTER & CO.)(UNAUDITED)


Note 1 - Basis of Presentation

     On March 15, 2000, Morgan Stanley Aircraft Finance ("MSAF group") acquired a portfolio of 26 aircraft from a subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). In May 2000, MSAF group acquired one additional aircraft from a subsidiary of MSDW. MSDW had previously acquired all 27 of these aircraft (the "Aircraft") from International Lease Finance Corporation ("ILFC") on August 10, 1999. The staff of the Securities and Exchange Commission has deemed the purchase of the Aircraft by MSAF group to be an acquisition of a business as defined in Rule 3-05 of Regulation S-X. The accompanying Schedules presents the historic direct revenues and direct expenses generated by the Aircraft prior to their acquisition by MSAF group.

     The Schedules of Direct Revenues and Expenses (Related to 27 Aircraft Purchased from a Subsidiary of MSDW) have been prepared to comply with Rule 11-01 of Regulation S-X of the Securities and Exchange Commission. MSAF group is unable to prepare full financial statements of the Aircraft acquired since the necessary historical financial data could not be obtained from ILFC. The Aircraft are not a separate business to ILFC but rather individual aircraft from its portfolio of aircraft owned and leased to third parties. Consequently, there is no practical method of separating the operating expenses, financing and other costs for the Aircraft. In addition, information related to the historical cost of the Aircraft is considered to be confidential information by ILFC.

     The Schedules of Direct Revenues and Expenses (Related to 27 Aircraft Purchased from a Subsidiary of MSDW) presents the information indicated on the basis of cash receipts and cash disbursements, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America. The Schedules are not intended to be a complete presentation of the revenue and expenses related to the Aircraft.

Note 2 - Lease Revenues

     The Aircraft are leased to certain third parties under operating leases. In certain cases, leases provide for additional rent based on usage. For purposes of the accompanying Schedules, all rentals are reported on the basis of cash received.

Note 3 - Service Provider and Other Fees

     Under the terms of a servicing agreement (the "Agreement"), ILFC is performing certain aircraft related activities with respect to the Aircraft, including marketing the Aircraft for lease or sale and monitoring lessee compliance with lease terms. In the three month period ended February 29, 2000, MSDW paid certain fees to ILFC in accordance with the terms of the Agreement. Prior to August 10, 1999, the Aircraft were owned by ILFC and such aircraft related activities were performed internally. Accordingly, service provider and other fees are not included in the accompanying schedules for the three month period ended February 28, 1999.

                          INDEPENDENT AUDITORS' REPORT

To the Trustees of
Morgan Stanley Aircraft Finance and Subsidiaries

     We have audited the accompanying consolidated balance sheets of Morgan Stanley Aircraft Finance and Subsidiaries (the "Group") as of November 30, 1999 and 1998, and the related consolidated statements of operations, cash flows and changes in beneficial interest/(deficit) for the fiscal years ended November 30, 1999, 1998, and the period from October 30, 1997 (date of formation) to November 30, 1997. These consolidated financial statements are the responsibility of the Group's trustees. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the trustees, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Group at November 30, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the fiscal years ended November 30, 1999, 1998, and the period from October 30, 1997 (date of formation) to November 30, 1997, in conformity with generally accepted accounting principles.


/s/  Deloitte & Touche LLP
New York, New York
January 21, 2000

               MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                            (DOLLARS IN THOUSANDS)

                                                      November 30,  November 30,
                                                          1999         1998
                                                      ------------  ------------
ASSETS
Cash and cash equivalents..............................$  35,119     $   34,850
Receivables:
      Lease income, net................................    1,908          3,744
      Investment income and other......................      161            153
Aircraft under operating leases, net...................  886,051        933,111
Investment in capital lease, net.......................   18,300         21,581
Underwriting and other issuance related costs,
  net of amortization..................................   15,935         17,053
                                                       ---------     ----------
Total Assets...........................................$ 957,474     $1,010,492
                                                       =========     ==========
LIABILITIES AND BENEFICIAL INTERESTHOLDER'S DEFICIT
Payables:
      Interest payable to Noteholders..................$   2,481     $    2,655
Deferred rental income.................................    5,318          7,351
Liability for maintenance..............................   57,437         52,489
Other liabilities......................................   11,376         15,865
Notes payable:
      Subclass A-1.....................................  400,000        400,000
      Subclass A-2.....................................  234,533        274,062
      Subclass B-1.....................................   91,023         94,819
      Subclass C-1.....................................   99,987        100,000
      Subclass D-1.....................................  110,000        110,000
                                                       ---------      ---------
                                                       1,012,155      1,057,241
                                                       ---------      ---------
Commitments and contingencies
Beneficial Interestholder's Deficit:
      Beneficial Interest..............................        1              1
      Deemed Distribution..............................  (15,305)       (15,305)
      Accumulated Deficit..............................  (39,377)       (31,445)
                                                       ---------      ---------
      Total Beneficial Interestholder's Deficit........  (54,681)       (46,749)
                                                       ---------      ---------
Total Liabilities and Beneficial Interestholder's
  Deficit..............................................$ 957,474     $1,010,492
                                                       =========     ==========


See notes to Consolidated Financial Statements

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                                       Period from October
                                                                                                        30, 1997 (date of
                                                        Fiscal Year ended       Fiscal Year ended         formation) to
                                                        November 30, 1999       November 30, 1998       November 30, 1997
                                                        -----------------       -----------------       -----------------
Revenues:
 Lease income, net.................................          $114,651                $120,005                 $4,747
 Investment income on collection account...........             1,845                   2,156                     --
                                                             --------                --------                 ------
 Total revenues....................................           116,496                 122,161                  4,747
                                                             --------                --------                 ------
Expenses:
 Interest expense..................................            63,584                  50,533                     --
 Depreciation expense..............................            47,060                  38,876                     43
 Operating expenses:
   Service provider and other fees.................             8,568                   9,534                     --
   Maintenance and other aircraft related costs....             5,216                   2,969                     --
                                                             --------                --------                 ------
 Total expenses....................................           124,428                 101,912                     43
                                                             --------                --------                 ------
Net (loss)/income..................................          $ (7,932)               $ 20,249                 $4,704
                                                             ========                ========                 ======


See notes to Consolidated Financial Statements.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                                                                Period from
                                                                                                             October 30, 1997
                                                                                                            (date of formation)
                                                              Fiscal Year ended      Fiscal Year ended        to November 30,
                                                              November 30, 1999      November 30, 1998              1997
                                                              -----------------      -----------------       -----------------
Cash flows from operating activities
 Net (loss)/income.......................................          $(7,932)            $   20,249                 $ 4,704
Adjustments to reconcile net (loss)/income to net cash
 provided by operating activities:
Depreciation expense -- equipment under operating
 leases..................................................           47,060                 38,876                      43
Gain on capital lease....................................               --                     --                  (4,610)
Amortization of underwriting and other issuance related
 costs...................................................            1,118                    837                      --
Provision for doubtful accounts..........................            6,361                    689                      --
Changes in assets and liabilities:
 Receivables:
   Investment income and other...........................               (8)                  (153)                     --
   Lease income, net.....................................           (1,224)                (5,520)                   (137)
 Investment in capital lease.............................              (20)                 4,643                      --
 Liability for maintenance...............................            4,948                 13,204                      --
 Interest payable to Noteholders.........................             (174)                 2,655                      --
 Deferred rental income..................................           (2,033)                 7,351                      --
 Other liabilities.......................................           (4,489)                 1,110                      --
                                                                   -------             ----------                 -------
 Net cash provided by operating activities...............           43,607                 83,941                      --
                                                                   -------             ----------                 -------
Cash flows from investing activities
 Purchase of aircraft....................................               --               (887,315)                (66,370)
                                                                   -------             ----------                 -------
Net cash used for investing activities...................               --               (887,315)                (66,370)
                                                                   -------             ----------                 -------
Cash flows from financing activities.....................
 Issuance of beneficial interest to Morgan Stanley
   Financing Inc.........................................               --                     --                       1
 Proceeds from Notes, net of underwriting costs..........               --              1,041,610                      --
 Proceeds from borrowings from Morgan Stanley
   Financing Inc.........................................               --                853,490                  66,369
 Beneficial Interest Distribution........................               --               (976,257)                     --
 Repayments of Notes.....................................          (43,338)               (71,119)                     --
 Other issuance related costs............................               --                 (9,500)                     --
                                                                   -------             ----------                 -------
Net cash (used for)/provided by financing activities.....          (43,338)               838,224                  66,370
                                                                   -------             ----------                 -------
Net increase in cash and cash equivalents................              269                 34,850                      --
Cash and cash equivalents at beginning of period.........           34,850                     --                      --
                                                                   -------             ----------                 -------
Cash and cash equivalents at end of period...............          $35,119             $   34,850                 $    --
                                                                   =======             ==========                 =======


See notes to Consolidated Financial Statements.

               MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF CHANGES IN BENEFICIAL INTEREST/(DEFICIT)
                            (DOLLARS IN THOUSANDS)


                                                                                                   Retained            Total
                                                                                                   Earnings         Beneficial
                                                             Beneficial          Deemed          (Accumulated        Interest
                                                              Interest        Distribution         Deficit)          (Deficit)
                                                             ----------       ------------       ------------       ----------
Issuance of Beneficial Interest.........................      $       1         $     --           $     --           $      1
Net income..............................................             --               --              4,704              4,704
                                                              ---------         --------           --------           --------
Balance at November 30, 1997............................              1               --              4,704              4,705
Net income..............................................             --               --             20,249             20,249
Deemed Distribution.....................................             --          (15,305)                --            (15,305)
Borrowings from Morgan Stanley Financing Inc.
      converted into Beneficial Interest................        919,859               --                 --            919,859
Payment of Beneficial Interest Distribution to Morgan
      Stanley Financing Inc.............................       (919,859)              --            (56,398)          (976,257)
                                                              ---------         --------           --------           --------
Balance at November 30, 1998............................              1          (15,305)           (31,445)           (46,749)
Net (loss)..............................................             --               --             (7,932)            (7,932)
                                                              ---------         --------           --------           --------
Balance at November 30, 1999............................      $       1         $(15,305)          $(39,377)          $(54,681)
                                                              =========         ========           ========           ========

See notes to Consolidated Financial Statements.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 -- Basis of Presentation

     Morgan Stanley Aircraft Finance ("MSAF") is a special-purpose statutory business trust that was formed on October 30, 1997 under the laws of Delaware. MSAF and its subsidiaries ("MSAF group") were formed to conduct certain limited activities, including acquiring, financing, re-financing, owning, leasing, re-leasing, selling, maintaining and modifying commercial aircraft. All of the beneficial interest of MSAF group is owned by Morgan Stanley Financing Inc. ("MSF"), a wholly owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). MSAF group's obligations, including its financial debt obligations, are not obligations of, or guaranteed by, MSDW, MSF or any person other than MSAF group.

     The consolidated financial statements are prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the consolidated financial statements are prudent and reasonable. Actual results could differ materially from these estimates.

     All material intercompany transactions have been eliminated.

     Certain reclassifications have been made to prior year amounts to conform to the current presentation.

Note 2 -- Summary of Significant Accounting Policies

     Cash and Cash Equivalents

     Cash and cash equivalents consist of cash and highly liquid investments with a maturity of three months or less.

Revenue Recognition

     Revenue from aircraft on operating leases is recognized on a straight-line basis.

     Certain lease contracts may require the lessee to make separate payments for flight hours flown and revenue sector passenger miles flown. In such instances, MSAF group recognizes rental revenues as they are earned in accordance with the terms of the lease contract.

     Aircraft

     Aircraft, including engines, are stated at cost less accumulated depreciation. Cost is comprised of the cash purchase price paid plus any maintenance liabilities that MSAF group assumed from the seller at the date of purchase. Depreciation is calculated on a straight line basis. The estimates of useful lives and residual values are reviewed periodically. The current estimates for residual values are generally 10% of cost and useful lives are generally 25 years from the date of manufacture.

     In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of " ("SFAS 121"), the recognition of an impairment loss for an asset held for use is required when the estimate of undiscounted future cash flows expected to be generated by the asset is less than its carrying amount. Measurement of impairment loss is to be recognized based on the fair value of the asset. Fair value reflects the underlying economic value of the aircraft, including engines, in normal market conditions (where supply and demand are in reasonable equilibrium) and assumes adequate time for a sale and a willing buyer and seller. Short-term fluctuations in the market place are disregarded and it is assumed that there is no necessity either to dispose of a significant number of aircraft simultaneously or to dispose of aircraft quickly. The fair value of the assets is based on independent valuations of the aircraft in the fleet and estimates of discounted future cash flows. SFAS 121 also requires that long-lived assets to be disposed of be reported at the lower of the carrying amount or fair value less estimated disposal costs. At November 30, 1999 and November 30, 1998, no impairment losses had been recognized.

Liability for Maintenance

     In most lease contracts the lessee has the obligation for maintenance costs on airframes and engines. In many lease contracts the lessee makes a full or partial prepayment to the lessor, calculated at an hourly rate, which is used to reimburse the lessee for significant maintenance charges, including major airframe and engine overhauls. Such prepayments are generally non-refundable. MSAF group records the cash prepayments made by lessees for maintenance as a component of the liability for maintenance account which appears on the Consolidated Balance Sheets. When the lessee incurs maintenance expenditures, MSAF group must return a corresponding amount of the prepayment to the lessee. At this time, MSAF group will forward cash to the lessee, with a corresponding decrease to the liability for maintenance account. MSAF group will only reimburse the lessee for the cost of maintenance expenditures to the extent that sufficient prepayments have been made by the lessee. At the time an aircraft is re-leased to a new lessee, an assessment is made of the expected maintenance reserve requirements; any excess reserve is then released to lease income.

     MSAF group also estimates the amount of maintenance expenditures for which it will have primary responsibility. Such expenditures typically are required when an aircraft must be prepared prior to the commencement of a new lease. MSAF group also makes estimates of the amounts that, in certain circumstances (including lessees defaulting on payment obligations), could result in MSAF group incurring maintenance costs which are the lessee's primary responsibility. When MSAF group determines that it will be primarily responsible for certain maintenance expenditures, the amount of such expenditure is charged directly to earnings and is included as a component of the liability for maintenance account appearing on the Consolidated Balance Sheets.

Allowance for Doubtful Accounts

     Allowances are made for doubtful accounts where it is considered that there is a significant risk of non-recovery. The assessment of risk of non-recovery is primarily based on the extent to which amounts outstanding exceed the expected value of security deposits held (if any), together with an assessment of the financial strength and condition of a lessee and the economic conditions existing in the lessee's operating environment. At November 30, 1999, MSAF group had recorded allowances for doubtful accounts against lease income receivables for two lessees totaling $0.4 million. The allowance for doubtful accounts at November 30, 1998 totaled $0.6 million.

Income Taxes

     MSAF group is a Delaware business trust treated as a branch of MSF for U.S. Federal, State and local income tax purposes. As such, MSAF group is not subject to U.S. Federal, State and local income taxes.

Concentrations of Credit Risk

     Credit risk with respect to operating lease receivables is generally diversified due to the number of lessees comprising MSAF group's customer base and the different geographic areas in which they operate. At November 30, 1999 MSAF group had leased aircraft to 27 lessees in 19 countries. The geographic concentrations of the MSAF group's leasing revenues is set forth in Note 6.

     Many of MSAF group's lessees are in a relatively weak financial position because of the difficult economic conditions in the civil aviation industry as a whole and because, in general weakly capitalized airlines are more likely to seek operating leases. In addition, at November 30, 1999, 14 of MSAF group's aircraft are being leased to lessees domiciled in certain emerging markets nations, including those located in Eastern Europe, the Middle East, Latin

America and Asia. Emerging market economies have been affected by severe economic and financial difficulties. The exposure of MSAF group's aircraft to particular countries and customers is managed partly through concentration limits and through obtaining security from lessees by way of deposits. MSAF group will continue to manage its exposure to particular countries, regions and lessees through concentration limits.

New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As issued, SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133". SFAS No. 137 deferred the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. MSAF group is in the process of evaluating the impact of adopting SFAS No. 133.

     In fiscal 1999, MSAF group adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes the standards for the reporting and presentation of comprehensive income. MSAF group does not have any items affecting comprehensive income. Accordingly, MSAF group's comprehensive (loss) income was equal to its net (loss) income for all periods presented.

Note 3 -- Aircraft

                                                      November 30,  November 30,
                                                         1999           1998
                                                      ------------  ------------
                                                        (Dollars in thousands)
Stage 3 Aircraft and one engine:
Cost..................................................  $972,030      $972,030
Less Accumulated depreciation.........................   (85,979)      (38,919)
                                                        --------      --------
                                                        $886,051      $933,111
                                                        ========      ========
Aircraft cost includes $38.7 million of
  maintenance liabilities that MSAF group
 assumed at the date of purchase.
Fleet Analysis:
On lease for a further period of:
More than five years..................................         9             8
From one to five years................................        20            20
Less than one year....................................         3             5
                                                        --------      --------
Total aircraft portfolio (including one engine)
  on lease............................................        32            33
                                                        ========      ========

     At November 30, 1999 there was 1 non-revenue earning aircraft in MSAF group's portfolio, which is subject to a non-binding letter of intent for lease. At November 30, 1998 there were no non-revenue earning aircraft in MSAF group's portfolio.

Note 4 -- Investment in Capital Lease

     One of MSAF group's aircraft has been leased to a customer under a sales-type capital lease. The components of MSAF group's investment in this lease are as follows:

                                                      November 30,  November 30,
                                                         1999           1998
                                                      ------------  ------------
                                                        (Dollars in thousands)
Minimum lease payments receivable....................    $28,733       $26,662
Less: Allowance for doubtful accounts................         --          (136)
                                                         -------       -------
Net minimum lease payments receivable................     28,733        26,526
Less: Unearned income................................    (10,433)       (4,945)
                                                         -------       -------
Net investment in capital lease......................    $18,300       $21,581
                                                         =======       =======

     At November 30, 1999, minimum lease payments for each of the five succeeding fiscal years are $3.7 million.

     Unearned income is recognized over the term of the lease using the interest method.

     The provision for doubtful accounts related to this lease of $3.3 million for the year ended November 30, 1999 is recorded as a reduction of lease income revenues in the Consolidated Statements of Operations.

     The lessee associated with this capital lease has been experiencing severe financial difficulties and has been adversely affected by economic uncertainty in Latin America and the devaluation of the Brazilian currency in January 1999. As a result, in August 1999 MSAF group and the lessee agreed to modify the terms of the existing capital lease by increasing the total rental payments to be received and by extending the lease term. The balances of the net minimum lease payments receivable and unearned income have been adjusted to reflect the amended terms of the capital lease.

Note 5 -- Lease Income Receivable

     Lease income receivable was as follows:

                                                      November 30,  November 30,
                                                         1999           1998
                                                      ------------  ------------
                                                        (Dollars in thousands)
Lease income receivable............................      $2,271        $4,297
Less: Allowance for doubtful accounts..............        (363)         (553)
                                                         ------        ------
Lease income receivable, net.......................      $1,908        $3,744
                                                         ======        ======

     The provision for doubtful accounts of $3.1 million in Fiscal 1999 is recorded as a reduction of lease income revenues in the Consolidated Statement of Operations.

     Activity in the allowance for doubtful accounts was as follows:

                                                     Fiscal 1999     Fiscal 1998
                                                     -----------     -----------
                                                        (Dollars in thousands)
Balance, beginning of period ......................     $   553         $  --
Provision for doubtful accounts ...................       3,060           553
Amounts written-off ...............................      (3,250)           --
                                                        -------         -----
Balance, end of period ............................     $   363         $ 553
                                                        =======         =====



Note 6 -- Revenues

     The distribution of lease revenues by geographic area is as follows:

                                                        Period from October
                                                         30, 1997 (date of
                                                           formation) to
                      Fiscal 1999      Fiscal 1998       November 30, 1997
                      -----------      -----------       -----------------
                                     (Dollars in thousands)
North America....        $ 14,117        $  8,743               $    --
Asia.............          15,227          13,814                    --
Europe...........          38,241          51,409                    --
Middle East......          14,457          10,950                    --
Latin America....          11,860          20,084                 4,747
Other............          20,749          15,005                    --
                         --------        --------                ------
Total............        $114,651        $120,005                $4,747
                         ========        ========                ======

     At November 30, 1999, MSAF group had contracted to receive the following minimum rentals under operating leases (Dollars in millions):

Fiscal year ending November 30,
-------------------------------
2000...............................................      $108
2001...............................................       100
2002...............................................        91
2003...............................................        70
2004...............................................        48
Thereafter.........................................        60

Note 7 -- Liability for Maintenance

     Activity in the liability for maintenance account was as follows:

                                              Fiscal 1999       Fiscal 1998
                                              -----------       -----------
                                                (Dollars in thousands)
Balance, beginning of period...............     $52,489           $    --
Liabilities assumed from International
  Lease Finance Corporation................          --            38,735
Collections from lessees...................      17,709            15,837
Reimbursements to lessees..................     (11,872)           (2,633)
Net accruals and transfers.................        (889)              550
                                                -------           -------
Balance, end of period.....................     $57,437           $52,489
                                                =======           =======

Note 8 -- Notes Payable

     During Fiscal 1998, MSAF group acquired 32 aircraft and one spare engine having an aggregate cost of $972 million. MSAF group financed these purchases primarily through borrowings from MSF and from the net proceeds from MSAF group's private placement of securitized notes as discussed below.

     On March 3, 1998, MSAF group completed an offering of $1,050 million of securitized notes (the "notes") on a basis exempt from registration under the Securities Act of 1933, as amended. Simultaneous with the private placement, the loan provided by MSF was automatically converted into a beneficial interest held by MSF. MSAF group primarily utilized the proceeds from the notes to pay a beneficial interest distribution to MSF and to acquire an additional aircraft. With the exception of MSAF group, the notes are not obligations of, or guaranteed by, MSDW or any of its subsidiaries, including MSF.

     Underwriting and other issuance related costs of $17.9 million which were incurred in connection with the offering are being amortized over the expected life of the notes, which is currently estimated to be 16 years.

     The repayment terms of each subclass of Notes are such that certain principal amounts are expected to be repaid based on certain assumptions (the "Expected Final Payment Date") or refinanced through the issuance of new notes, but in any event are ultimately due for repayment on specified final maturity dates (the "Final Maturity Date"). The Expected Final Payment Dates, Final Maturity Dates and interest rates applicable to each subclass of the notes are listed below:

                     Initial
                    Principal                   Expected Final  Final Maturity
Subclass Of Note     Amount     Interest Rate    Payment Date         Date
----------------    ---------   -------------   --------------  --------------
                   (Dollars in
                    thousands)
Subclass A-1.......  400,000    LIBOR+0.21%    March 15, 2000   March 15, 2023
Subclass A-2.......  340,000    LIBOR+0.35%    Sept. 15, 2005   March 15, 2023
Subclass B-1.......  100,000    LIBOR+0.65%    March 15, 2013   March 15, 2023
Subclass C-1.......  100,000          6.90%    March 15, 2013   March 15, 2023
Subclass D-1.......  110,000          8.70%    March 15, 2014   March 15, 2023

     If the Subclass A-1 notes are not repaid on or before the Expected Final Payment Date for such subclass, such subclass of notes will accrue interest thereafter at a rate equal to the stated interest rate therefore, plus 0.50% per annum ("Step-Up Interest").

     MSAF group filed a registration statement with the Securities and Exchange Commission (the "SEC") with respect to an exchange offer (the "Exchange Offer") for exchange notes with terms virtually identical to the notes which was declared effective on January 12, 1999. The Exchange Offer was consummated on January 18, 1999. MSAF group paid an additional coupon of 0.50% on each of the subclasses of debt during the period from November 30, 1998 to January 18, 1999, as required under the terms of the notes.

     The dates on which principal repayments on the notes will actually occur will depend on the cash flows generated by the rental income from MSAF group's portfolio of aircraft. Amounts received by MSAF group and available for distribution are paid in accordance with the priorities specified in the Indenture relating to the notes.

     Cash paid for interest on the notes amounted to $58.5 million for the year ended November 30, 1999, as compared to $48.9 million for the year ended November 30, 1998. The interest expense for Fiscal 1999 is not comparable to Fiscal 1998 as the notes were not issued until March 3, 1998.

     The estimated fair value of the notes was $903 million and $1,001 million at November 30, 1999 and November 30, 1998, respectively.

Note 9 -- Liquidity Facilities

     MSAF group requires liquidity in order to finance many of its primary business activities, including maintenance obligations, security deposit return obligations, operating expenses and obligations under the Notes. MSAF group's primary sources of liquidity are cash bank deposits and letters of credit.

     MSAF group's cash account (the "Collection Account") is primarily funded through the receipt of rental payments from lessees.

     In connection with the issuance of the notes, MSAF group entered into two credit agreements. Under a Custody and Loan Agreement (the "ILFC Facility") between International Lease Finance Corporation ("ILFC") and MSAF group, ILFC will hold substantially all of the cash security deposits paid by certain lessees with respect to MSAF group's aircraft portfolio and will retain the interest earnings on such security deposits. In addition, ILFC has agreed to extend loans to MSAF group in a maximum amount of $10 million plus the aggregate amount of cash security deposits held by ILFC. Under a Loan Agreement (the "MSDW Facility") between MSDW and MSAF group, MSDW has agreed to extend loans in a maximum amount of $10 million.

     As of November 30, 1999, the aggregate amount available under the ILFC Facility and the MSDW Facility was approximately $40.4 million.

Note 10 -- Derivative Financial Instruments

     The leasing revenues of MSAF group are generated primarily from rental payments. Rental payments are currently entirely fixed but may be either fixed or floating with respect to leases entered into in the future. In general, an interest rate exposure arises to the extent that MSAF group's fixed and floating interest obligations in respect of the notes do not correlate to the mix of fixed and floating rental payments for different rental periods. This interest rate exposure can be managed through the use of interest rate swaps and other derivative instruments. The Subclass A-1, A-2 and B-1 notes bear floating rates of interest and the Subclass C-1 and D-1 notes bear fixed rates of interest. MSAF group is a party to seven interest rate swaps with Morgan Stanley Capital Services Inc. ("MSCS"), a wholly-owned subsidiary of MSDW. In five of these swaps, MSAF group pays a fixed monthly coupon and receives one month LIBOR on a total notional balance of $900 million and in two of these swaps, MSAF group pays one month LIBOR and receives a fixed monthly coupon on a total notional balance of $200 million. MSAF group was a party to one additional interest rate swap with MSCS with a notional balance of $100 million that matured on November 15, 1999. In this swap MSAF group paid a fixed monthly coupon and received one month LIBOR.

     All eight original swaps were originally entered into by MSCS, with an internal swaps desk as the counterparty, on November 12, 1997 and February 19, 1998, respectively. On March 3, 1998, eight swaps were assigned to MSAF group by MSCS. Although MSAF group's floating rate liability at March 3, 1998 was $800 million (after the repayment of principal due to an undelivered aircraft), the net economic effect of assigning all eight swaps to MSAF group with an aggregate notional amount of $1.2 billion was to fix the interest rate liability at the November 12, 1997 interest rate. MSAF group required this certainty both in furtherance of its interest rate management policy not to be adversely exposed to material movements in interest rates from November 12, 1997 (shortly after MSAF group entered into the Asset Purchase Agreement) and by fixing the principal liabilities relating to the transaction, to facilitate the structuring of the transaction.

     On the date that the eight interest rate swaps were assigned from MSCS to MSAF group, such swaps had an aggregate fair value of approximately $(15.3) million. No consideration was paid to or received by MSAF group in connection with the assumption of these swap positions. MSAF group has recorded the assumption of these interest rate swaps at their fair value by recognizing a liability within Other liabilities in its Consolidated Balance Sheets, with a corresponding charge to Deemed Distribution, a component of Beneficial Interestholder's Deficit.

     Three of the swaps assumed from MSCS having an aggregate notional principal amount of $700 million are accounted for as hedges of its obligations under the notes. Under these swap arrangements MSAF group will pay fixed and receive floating amounts on a monthly basis. The fair value of the liability assumed relating to those swaps which are being accounted for as hedges is being deferred and recognized when the offsetting gain or loss is recognized on the hedged transaction. This amount and the differential payable or receivable on such interest rate swap contracts, to the extent such swaps are deemed to be hedges, is recognized as an adjustment to interest expense. The portion of these swaps not deemed to be an effective hedge is accounted for on a mark-to-market basis with changes in fair value reflected in interest expense. Gains and losses resulting from the termination of such interest rate swap contracts prior to their stated maturity are deferred and recognized when the offsetting gain or loss is recognized on the hedged transaction. The fair value of these interest rate swaps at November 30, 1999 was $5.3 million.

     The remaining four swaps assumed by MSAF group have an aggregate gross notional principal amount of $400 million. Under these swap arrangements, MSAF group will pay/receive fixed and receive/pay floating amounts on a monthly basis. MSAF group determined that these swaps do not qualify for hedge accounting. The fair value of the liability assumed related to these swaps is accounted for on a mark-to-market basis with changes in fair value reflected in interest expense. At November 30, 1999, the fair value of these swaps was $(6.5) million.

     The gross notional amounts of these swaps are indicative of MSAF group's degree of use of such swaps but do not represent MSAF group's exposure to credit or market risk. Credit risk arises from the failure of the counterparty to perform according to the terms of the swap contract. MSAF group's exposure to credit risk at any point in time is represented by the fair value of the swap contracts reported as assets. MSAF group does not currently require collateral to support swap contracts with credit risk. The credit risk of these swap contracts is monitored by MSAF group's Trustees.

     MSAF group does not utilize derivative financial instruments for trading purposes.

Note 11 -- Related Party Transactions

     Under service agreements with MSAF group, Cabot Aircraft Services Limited and Morgan Stanley & Co. Incorporated, both subsidiaries of MSDW, act as Administrative Agent and Financial Advisor, respectively. During Fiscal 1999, Cabot Aircraft Services Limited received a fee of $1.6 million for providing these services, which is calculated as a percentage of the operating lease rentals received. Morgan Stanley & Co. Incorporated received advisory fees of $0.05 million in this period.

     Prior to the issuance of the notes, MSAF group received approximately $920 million of non-interest bearing financing from MSF which was utilized to purchase 31 of the 32 aircraft and a spare engine in its aircraft portfolio. At the time of the issuance of the notes, this loan was automatically converted into a beneficial interest and a payment of approximately $976 million was made in the form of a distribution on such beneficial interest, comprised the following amounts (dollars in millions):

Non-interest bearing loans (subsequently
  converted into beneficial interest).................................... $920
Distribution (comprising $21 million in
  lease rentals accrued to the date of issuance of the notes
  with the balance representing finance and other charges paid to MSF)...   56
                                                                          ----
Total Beneficial Interest Distribution................................... $976
                                                                          ====

     MSAF group's counterparty to its interest rate swap agreements is MSCS, a wholly owned subsidiary of MSDW.

     MSAF group's management is comprised of six trustees, including the Delaware trustee, as MSAF group has no employees or executive officers. Three of MSAF group's six trustees are employees of MSDW. The two remaining trustees and the Delaware trustee are unaffiliated with MSDW.

Note 12 -- Commitments and Contingencies

     MSAF group did not have any material contractual commitments for capital expenditures at November 30, 1999.

     In accordance with the terms of a servicing agreement (the "Servicing Agreement"), ILFC (the "Servicer") is performing certain aircraft related activities with respect to MSAF group's aircraft portfolio. Such activities include marketing MSAF group's aircraft for lease or sale and monitoring lessee compliance with lease terms including terms relating to payment, maintenance and insurance. In accordance with the Servicing Agreement, fees payable to ILFC by MSAF group are calculated as a percentage of the lease rentals contracted and received, in addition to a base fee and certain incentive-based fees.

     The Servicing Agreement expires in 2023, although each party has the right to terminate the Servicing Agreement under certain circumstances.

Note 13 -- Quarterly Data (Unaudited)

                                                                                Fiscal 1999
                                                       -------------------------------------------------------------
                                                       Quarter ended   Quarter ended   Quarter ended   Quarter ended
                                                       Feb. 28, 1999   May 31, 1999    Aug. 31, 1999   Nov. 30, 1999
                                                       -------------   ------------    -------------   -------------
                                                                           (Dollars in thousands)
Revenues:
 Lease income, net................................        $27,088         $32,045          $27,898         $27,620
 Investment income on collection account..........            431             450              463             501
                                                          -------         -------          -------         -------
Total revenues....................................         27,519          32,495           28,361          28,121
                                                          -------         -------          -------         -------
Expenses:
 Interest expense.................................         16,349          16,046           15,491          15,698
 Depreciation expense.............................         11,765          11,765           11,765          11,765
 Operating expenses:
   Service provider and other fees................          2,047           2,244            2,153           2,124
   Maintenance and other aircraft related costs...          1,072           1,926            2,448            (230)
                                                          -------         -------          -------         -------
Total expenses....................................         31,233          31,981           31,857          29,357
                                                          -------         -------          -------         -------
Net (loss)/income.................................        $(3,714)        $   514          $(3,496)        $(1,236)
                                                          =======         =======          =======         =======

     During the fourth quarter ended November 30, 1999, maintenance and other aircraft related costs included the reversal of certain provisions made in the previous quarter relating to maintenance costs that were subsequently paid by the lessee.

                                                                                    Fiscal 1998
                                                       -------------------------------------------------------------
                                                       Quarter ended   Quarter ended   Quarter ended   Quarter ended
                                                       Feb. 28, 1998   May 31, 1998    Aug. 31, 1998   Nov. 30, 1998
                                                       -------------   ------------    -------------   -------------
                                                                               (Dollars in thousands)
Revenues:
 Lease income, net................................        $25,117         $32,688          $30,932         $31,268
 Investment income on collection account..........             --             961              724             471
                                                          -------         -------          -------         -------
Total revenues....................................         25,117          33,649           31,656          31,739
                                                          -------         -------          -------         -------
Expenses:
 Interest expense.................................             --          16,664           17,693          16,176
 Depreciation expense.............................          3,823          11,523           11,765          11,765
 Operating expenses:
   Service provider and other fees................          2,837           2,839            1,805           2,053
   Maintenance and other aircraft related costs...            375           1,921              305             368
                                                          -------         -------          -------         -------
 Total expenses...................................          7,035          32,947           31,568          30,362
                                                          -------         -------          -------         -------
Net income........................................        $18,082         $   702          $    88         $ 1,377
                                                          =======         =======          =======         =======

Note 14 -- Subsequent Events

     Intended Securitization

     On February 14, 2000, MSAF group filed a Form 8-K in which MSAF group reported its intention to commence a securitization of 29 aircraft previously purchased by affiliates of MSDW. MSAF group also reported its intention to refinance its Subclass A-1 notes simultaneously with the securitization. Upon consummation of the securitization, MSAF group will acquire the 29 aircraft.

     Inspections of MD-80s

     On February 11, 2000, following an accident involving a MD-83 aircraft, the United States Federal Aviation Administration ("FAA") issued an Airworthiness Directive ("AD") covering DC-9 (MD-83), MD-88, MD-90 and B717 aircraft. The AD required inspection of the stabilization equipment on these aircraft types within three days. MSAF group owns one MD-82 and two MD-83 aircraft, representing 6.01% of the portfolio by appraised value at November 30, 1999. Under the leases of the affected aircraft, all costs of compliance with the AD are the obligation of the lessees.

     ILFC has confirmed that it believes that all of MSAF group's MD-82 and MD-83 aircraft were inspected in accordance with instructions of this AD. The terms of MSAF group's leases do not require the lessees to report to MSAF group their actions to comply with ADs.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                 INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                                                Feb 29, 2000    Nov 30, 1999
                                                                                ------------    ------------
                                                                                (Unaudited)
ASSETS
Cash and cash equivalents....................................................     $   39,391     $   35,119
Receivables:
      Lease income, net......................................................          2,041          1,908
      Investment income and other............................................            183            161
Aircraft under operating leases, net.........................................        874,286        886,051
Investment in capital lease, net.............................................         17,382         18,300
Underwriting and other issuance related costs, net of amortization...........         15,655         15,935
                                                                                  ----------     ----------
Total Assets.................................................................     $  948,938     $  957,474
                                                                                  ==========     ==========
LIABILITIES AND BENEFICIAL INTERESTHOLDER'S DEFICIT
Payables:
      Interest payable to Noteholders........................................         $2,397         $2,481
Deferred rental income.......................................................          5,650          5,318
Liability for maintenance....................................................         64,935         57,437
Other liabilities............................................................         11,033         11,376
Notes payable:
      Subclass A-1...........................................................        400,000        400,000
      Subclass A-2...........................................................        229,516        234,533
      Subclass B-1...........................................................         90,044         91,023
      Subclass C-1...........................................................         99,910         99,987
      Subclass D-1...........................................................        110,000        110,000
                                                                                  ----------     ----------
                                                                                   1,013,485      1,012,155
                                                                                  ==========     ==========
Commitments and contingencies
Beneficial Interestholder's Deficit:
      Beneficial Interest....................................................              1              1
      Deemed Distribution....................................................        (15,305)       (15,305)
      Accumulated Deficit....................................................        (49,243)       (39,377)
                                                                                  ----------     ----------
      Total Beneficial Interestholder's Deficit..............................        (64,547)       (54,681)
                                                                                  ----------     ----------
Total Liabilities and Beneficial Interestholder's Deficit....................     $  948,938     $  957,474
                                                                                  ==========     ==========


See notes to Interim Condensed Consolidated Financial (Unaudited)

               MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
            INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


                                             Three Months        Three Months
                                                Ended               Ended
                                          February 29, 2000   February 28, 1999
                                          -----------------   -----------------
                                                      (Unaudited)
Revenues:
 Lease income, net........................     $25,716            $27,088
 Investment income on collection account..         539                431
                                               -------            -------
 Total revenues...........................      26,255             27,519
                                               -------            -------
Expenses:
 Interest expense.........................      15,245             16,349
 Depreciation expense.....................      11,765             11,765
Operating expenses:
 Service provider and other fees..........       1,682              2,047
 Maintenance and other aircraft related
   costs..................................       7,429              1,072
                                               -------            -------
 Total expenses...........................      36,121             31,233
                                               -------            -------
Net loss..................................     $(9,866)           $(3,714)
                                               =======            =======


  See Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

               MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
            INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                    Three Months          Three Months
                                                                       Ended                 Ended
                                                                 February 29, 2000     February 28, 1999
                                                                 -----------------     -----------------
                                                                                (Unaudited)
Cash flows from operating activities:
 Net loss........................................................      $(9,866)             $(3,714)
 Adjustments to reconcile net loss to net cash
   provided by operating activities:
Depreciation expense -- aircraft under operating leases..........       11,765               11,765
Amortization of underwriting and other issuance related costs....          280                  280
Provision for doubtful accounts..................................          920                3,041
Changes in assets and liabilities:
   Receivables:
     Investment income and other.................................          (22)                  33
     Lease income................................................         (377)              (1,048)
   Investment in capital lease...................................          242                  606
   Liability for maintenance.....................................        7,498                1,819
   Interest payable to Noteholders...............................          (84)                (144)
   Deferred rental income........................................          332                 (638)
   Other liabilities.............................................         (343)              (1,279)
                                                                       -------              -------
Net cash provided by operating activities........................       10,345               10,721
                                                                       -------              -------
Cash flows from financing activities:
 Repayments of Notes.............................................       (6,073)             (10,149)
                                                                       -------              -------
Net cash used for financing activities...........................       (6,073)             (10,149)
                                                                       -------              -------
Net increase in cash and cash equivalents........................        4,272                  572
Cash and cash equivalents at beginning of period.................       35,119               34,850
                                                                       -------              -------
Cash and cash equivalents at end of period.......................      $39,391              $35,422
                                                                       =======              =======


  See Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
             INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN
                      BENEFICIAL INTERESTHOLDER'S DEFICIT
                             (DOLLARS IN THOUSANDS)


                                                                                Total
                                                                             Beneficial
                                   Beneficial     Deemed     Accumulated  Interestholder's
                                    Interest   Distribution    Deficit         Deficit
                                   ----------  ------------  -----------  ----------------
                                                       (Unaudited)
Balance at November 30, 1998.......    $ 1      $(15,305)      $(31,445)       $(46,749)
Net loss...........................     --            --         (3,714)         (3,714)
                                       ---      --------       --------        --------
Balance at February 28, 1999.......    $ 1      $(15,305)      $(35,159)       $(50,463)
                                       ===      ========       ========        ========
Balance at November 30, 1999.......    $ 1      $(15,305)      $(39,377)       $(54,681)
Net loss...........................    $--            --         (9,866)         (9,866)
                                       ---      --------       --------        --------
Balance at February 29, 2000.......    $ 1      $(15,305)      $(49,243)       $(64,547)
                                       ===      ========       ========        ========


  See Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                  NOTES TO THE INTERIM CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (Unaudited)

Note 1 -- Basis of Presentation

     Morgan Stanley Aircraft Finance ("MSAF") is a special purpose business trust that was formed on October 30, 1997 under the laws of Delaware. MSAF and its subsidiaries ("MSAF Group") were formed to conduct certain limited activities, including acquiring, financing, re-financing, owning, leasing, re-leasing, selling, maintaining and modifying commercial aircraft. At February 29, 2000, all of the beneficial interest of MSAF Group was owned by Morgan Stanley Financing, Inc. ("MSF"), a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). MSAF Group's obligations, including its financial debt obligations, are not obligations of, or guaranteed by, MSDW, MSF or any person other than MSAF Group.

     The interim condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the interim condensed consolidated financial statements are prudent and reasonable. Actual results could differ materially from these estimates.

     All material intercompany transactions have been eliminated.

     The interim condensed consolidated financial statements should be read in conjunction with MSAF Group's consolidated financial statements and notes thereto as of and for the fiscal year ended November 30, 1999 ("Fiscal 1999"). The interim condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for the fair statement of the results for the interim period. The results of operations for interim periods are not necessarily indicative of results for the entire year.

     Certain reclassifications have been made to prior year amounts to conform to the current presentation.

     New Accounting Pronouncement

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As issued, SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133". SFAS No. 137 deferred the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. MSAF Group is in the process of evaluating the impact of adopting SFAS No. 133.

Note 2 -- Concentrations of Credit Risk

     Credit risk with respect to operating lease receivables is generally diversified due to the number of lessees comprising MSAF Group's customer base and the different geographic areas in which they operate. At February 29, 2000 MSAF Group had leased aircraft to 27 lessees in 19 countries.

     Certain of MSAF Group's lessees are in a relatively weak financial position because of the difficult economic conditions in the civil aviation industry as a whole and because, in general, weakly capitalized airlines are more likely to seek operating leases. In addition, at February 29, 2000, 11 of MSAF Group's aircraft were leased to lessees domiciled in certain emerging market nations, including those located in Eastern Europe, the Middle East, Latin America and Asia. The exposure of MSAF Group's aircraft to particular countries and customers is managed partly through concentration limits and partly through obtaining security from lessees by way of deposits.

Note 3 -- Aircraft

                                                    Feb 29, 2000    Nov 30, 1999
                                                    ------------    ------------
                                                       (Dollars in thousands)
Stage 3 Aircraft and one engine:
Cost................................................  $972,030        $972,030
Less: Accumulated depreciation......................   (97,744)        (85,979)
                                                      --------        --------
                                                      $874,286        $886,051
                                                      ========        ========
Aircraft cost includes $38.7 million of
 maintenance liabilities that
 MSAF Group assumed at the date of purchase
Fleet Analysis:
On lease for a further period of:
More than five years................................         9               9
From one to five years..............................        21              20
Less than one year..................................         2               3
                                                      --------        --------
Total aircraft portfolio (including one engine)
  on lease..........................................        32              32
                                                      ========        ========

     At February 29, 2000 there were four non-revenue earning aircraft in MSAF Group's portfolio. Three of these were subject to lease agreements and one was subject to a non-binding letter of intent for lease. At November 30, 1999 there was one non-revenue earning aircraft in MSAF Group's portfolio.

Note 4 -- Investment in Capital Lease

     One of MSAF Group's aircraft has been leased to a customer under a sales-type capital lease. The components of MSAF Group's investment in this lease are as follows:

                                          Feb 29, 2000         Nov 30, 1999
                                          ------------         ------------
                                                (Dollars in thousands)
Minimum lease payments receivable.....       $28,084              $28,733
Less: Allowance for doubtful accounts.          (676)                  --
                                             -------              -------
Net minimum lease payments receivable.        27,408               28,733
Less: Unearned income.................       (10,026)             (10,433)
                                             -------              -------
Net investment in capital lease.......       $17,382              $18,300
                                             =======              =======

     At February 29, 2000, minimum lease payments for each of the five succeeding fiscal years were $3.7 million.

     Unearned income is recognized over the term of the lease using the interest method.

     The provision for doubtful accounts related to this lease of $0.7 million for the three months ended February 29, 2000 is recorded as a reduction of lease income revenues in the Interim Condensed Consolidated Statements of Operations.

     The lessee associated with this capital lease has been experiencing severe financial difficulties and has been adversely affected by economic uncertainty in Latin America and the devaluation of the Brazilian currency in January

1999. As a result, in August 1999 MSAF Group and the lessee agreed to modify the terms of the existing capital lease by increasing the total rental payments to be received and by extending the lease term. The balances of the net minimum lease payments receivable and unearned income have been adjusted to reflect the amended terms of the capital lease.

     Since February 29, 2000, International Lease Finance Corporation ("ILFC"), the servicer of MSAF Group's aircraft portfolio, has advised MSAF Group that it is in the process of repossessing this aircraft.

Note 5 -- Lease Income Receivable

     Lease income receivable was as follows:

                                             Feb 29, 2000       Nov 30, 1999
                                             ------------       ------------
                                                  (Dollars in thousands)
Lease income receivable.................       $2,648              $2,271
Less: Allowance for doubtful accounts...         (607)               (363)
                                               ------              ------
Lease income receivable, net............       $2,041              $1,908
                                               ======              ======

     The provision for doubtful accounts of $0.2 million for the three months ended February 29, 2000 is recorded as a reduction of lease income revenues in the Interim Condensed Consolidated Statements of Operations.

     Activity in the allowance for doubtful accounts was as follows:

                                    Three Months Ended    Three Months Ended
                                       Feb 29, 2000          Feb 28, 1999
                                    ------------------    ------------------
                                             (Dollars in thousands)
Balance, beginning of period....          $363                 $  553
Provision for doubtful accounts.           244                  1,647
                                          ----                 ------
Balance, end of period..........          $607                 $2,200
                                          ====                 ======

Note 6 -- Liability for Maintenance

     Activity in the liability for maintenance account was as follows:

                                     Three Months Ended
                                        Feb 29, 2000          Fiscal 1999
                                        ------------          -----------
                                            (Dollars in thousands)
Balance, beginning of period....          $57,437               $52,489
Collections from lessees........            2,689                17,709
Reimbursements to lessees.......           (1,767)              (11,872)
Net accruals and transfers......            6,576                  (889)
                                          -------               -------
Balance, end of period..........          $64,935               $57,437
                                          =======               =======

Note 7 -- Notes Payable

     On March 3, 1998, MSAF Group completed an offering of $1,050 million of securitized notes (the "Notes") on a basis exempt from registration under the Securities Act of 1933, as amended. During fiscal 1999, MSAF Group filed a registration statement with the Securities and Exchange Commission (the "SEC") with respect to an exchange offer for exchange Notes with terms virtually identical to the Notes which was declared effective on January 12, 1999. The exchange offer was consummated on January 18, 1999. With the exception of MSAF Group, the Notes are not obligations of, or guaranteed by, MSDW or any of its subsidiaries, including MSF.

     Underwriting and other issuance related costs of $17.9 million which were incurred in connection with the offering are being amortized over the expected life of the Notes.

     The repayment terms of each subclass of Notes are such that certain principal amounts are expected to be repaid based on certain assumptions (the "Expected Final Payment Date") or refinanced through the issuance of new Notes, but in any event are ultimately due for repayment on specified final maturity dates (the "Final Maturity Date"). The Expected Final Payment Dates, Final Maturity Dates and interest rates applicable to each subclass of the Notes are listed below:

                     Initial
                    Principal                   Expected Final        Final Maturity
Subclass Of Note     Amount     Interest Rate    Payment Date              Date
----------------    ---------   -------------   --------------        --------------
                  (In Thousands)
Subclass A-1....... $400,000    LIBOR+0.21%     March 15, 2000        March 15, 2023
Subclass A-2.......  340,000    LIBOR+0.35%     September 15, 2005    March 15, 2023
Subclass B-1.......  100,000    LIBOR+0.65%     March 15, 2013        March 15, 2023
Subclass C-1.......  100,000    6.90%           March 15, 2013        March 15, 2023
Subclass D-1.......  110,000    8.70%           March 15, 2014        March 15, 2023

     The dates on which principal repayments on the Notes will actually occur will depend on the cash flows generated by the rental income from MSAF Group's portfolio of aircraft. Amounts received by MSAF Group are available for distribution and are paid in accordance with the priorities specified in the Indenture relating to the Notes.

     Cash paid for interest on the Notes amounted to $15.5 million for both the three month periods ended February 29, 2000 and February 28, 1999.

     The estimated fair value of the Notes outstanding was $897.6 million and $902.9 million at February 29, 2000 and November 30, 1999, respectively.

Note 8 -- Liquidity Facilities

     MSAF Group requires liquidity in order to finance many of its primary business activities, including maintenance obligations, security deposit return obligations, operating expenses and obligations under the Notes. MSAF Group's primary sources of liquidity are cash bank deposits and letters of credit.

     MSAF Group's cash account (the "Collection Account") is primarily funded through the receipt of rental payments from lessees.

     In connection with the issuance of the Notes, the Company entered into two credit agreements. Under a Custody and Loan Agreement (the "ILFC Facility") between ILFC and MSAF Group, ILFC will hold substantially all of the cash security deposits paid by certain lessees with respect to MSAF Group's aircraft portfolio and will retain the interest earnings on such security deposits. In addition, ILFC has agreed to extend loans to MSAF Group in a maximum amount of $10 million plus the aggregate amount of cash security deposits held by ILFC. Under a Loan Agreement (the "MSDW Facility") between MSDW and MSAF Group, MSDW has agreed to extend loans in a maximum amount of $10 million.

     As of February 29, 2000, the aggregate amount available under the ILFC Facility and the MSDW Facility was approximately $39.6 million.

Note 9 -- Derivative Financial Instruments

     The leasing revenues of MSAF Group are generated primarily from rental payments. Rental payments are currently entirely fixed but may be either fixed or floating with respect to leases entered into in the future. In general, an interest rate exposure arises to the extent that MSAF Group's fixed and floating interest obligations in respect of the Notes do not correlate to the mix of fixed and floating rental payments for different rental periods. This interest rate exposure can be managed through the use of interest rate swaps and other derivative instruments. The Subclass A-1, A-2 and B-1 Notes bear floating rates of interest and the Subclass C-1 and D-1 Notes bear fixed rates of interest. MSAF Group is a party to seven interest rate swaps with Morgan Stanley Capital Services Inc. ("MSCS"), a wholly-owned subsidiary of MSDW. In five of these swaps, MSAF Group pays a fixed monthly coupon and receives one month LIBOR on a total notional balance of $900 million and in two of these swaps, MSAF Group pays one month LIBOR and receives a fixed monthly coupon on a total notional balance of $200 million.

     Three of the swaps, having an aggregate notional principal amount of $700 million, are accounted for as hedges of the Notes. Under these swap arrangements, MSAF Group pays fixed and receives floating amounts on a monthly basis. The fair value of the liability assumed relating to those swaps which are being accounted for as hedges is being deferred and recognized when the offsetting gain or loss is recognized on the hedged transaction. This amount and the differential payable or receivable on such interest rate swap contracts, to the extent such swaps are deemed to be hedges, is recognized as an adjustment to interest expense. Gains and losses resulting from the termination of such interest rate swap contracts prior to their stated maturity are deferred and recognized when the offsetting gain or loss is recognized on the hedged transaction. The fair value of these interest rate swaps at February 29, 2000 was $12.0 million.

     The remaining four swaps have an aggregate gross notional principal amount of $400 million. Under these swap arrangements, MSAF Group pays/receives fixed and receives/pays floating amounts on a monthly basis. MSAF Group determined that these swaps do not qualify for hedge accounting. The fair value of the liability assumed related to these swaps is accounted for on a mark-to-market basis with changes in fair value reflected in interest expense. At February 29, 2000, the fair value of these swaps was $(6.3) million.

     The gross notional amounts of these swaps are indicative of MSAF Group's degree of use of such swaps but do not represent MSAF Group's exposure to credit or market risk. Credit risk arises from the failure of the counterparty to perform according to the terms of the swap contract. MSAF Group's exposure to credit risk at any point in time is represented by the fair value of the swap contracts reported as assets. MSAF Group does not currently require collateral to support swap contracts with credit risk. The credit risk of these swap contracts is monitored by MSAF Group's Trustees.

     MSAF Group does not utilize derivative financial instruments for trading purposes.

Note 10 -- Related Party Transactions

     Under service agreements with MSAF Group, Cabot Aircraft Services Limited and Morgan Stanley & Co. Incorporated, both subsidiaries of MSDW, act as Administrative Agent and Financial Advisor, respectively. During the three month period ended February 29, 2000, Cabot Aircraft Services Limited received a fee of $0.4 million for providing these services, which is calculated as a percentage of the operating lease rentals received. Morgan Stanley & Co. Incorporated received advisory fees of $0.01 million in this period.

     MSAF Group's counterparty to its interest rate swap agreements is MSCS, a wholly-owned subsidiary of MSDW.

     At February 29, 2000, MSAF Group's management was comprised of six trustees, including the Delaware trustee, as MSAF Group has no employees or executive officers. Three of MSAF Group's six trustees were employees of MSDW. The two remaining trustees and the Delaware trustee were unaffiliated with MSDW.

Note 11 -- Commitments

     MSAF Group did not have any material contractual commitments for capital expenditures at February 29, 2000.

     In accordance with the terms of a servicing agreement (the "Servicing Agreement"), ILFC (the "Servicer") is performing certain aircraft related activities with respect to MSAF Group's aircraft portfolio. Such activities include marketing MSAF Group's aircraft for lease or sale and monitoring lessee compliance with lease terms including terms relating to payment, maintenance and insurance. In accordance with the Servicing Agreement, fees payable to ILFC by MSAF Group are calculated as a percentage of the lease rentals contracted and received, in addition to a base fee and certain incentive-based fees.

     The Servicing Agreement expires in 2023, although each party has the right to terminate the Servicing Agreement under certain circumstances.

Note 12 -- Subsequent Events

     Aircraft Purchases and Securitized Note Issuance

     On March 15, 2000, MSAF Group acquired a portfolio of 29 commercial aircraft having an aggregate cost of approximately $1,025.3 million from a subsidiary of MSDW. All but one of the 29 aircraft were delivered on March 15, 2000. The remaining aircraft, a B737-300 on lease to Lithuanian Airlines, is subject to a financing that will terminate before April 30, 2000 and is scheduled to deliver to MSAF Group at this time. These purchases were financed by the net proceeds from MSAF Group's placement of securitized notes as discussed below and by a capital contribution from MSF.

     On March 15, 2000, MSAF Group completed an offering of $1,310 million of securitized notes (the "New Notes") on a basis exempt from registration under the Securities Act of 1933, as amended. MSAF Group used the net proceeds from the New Notes to finance in part the purchase of the 29 aircraft from a subsidiary of MSDW and to redeem all $400 million of its Subclass A-1 Notes. The New Notes will rank equally in right of payment of principal and interest with the corresponding subclasses of MSAF Group's existing Notes.

     The initial principal amount, interest rate, Expected Final Payment Dates and Final Maturity Dates applicable to each subclass of the New Notes are listed below.

                       Initial
                   Principal Amount                   Expected Final       Final
Subclass of Note    (In Thousands)    Interest Rate    Payment Date    Maturity Date
----------------    ---------------   -------------   --------------   -------------
Subclass A-3.......    $580,000       LIBOR+0.52%     March 15, 2002   March 15, 2025
Subclass A-4.......     200,000       LIBOR+0.54%     March 15, 2003   March 15, 2025
Subclass A-5.......     400,000       LIBOR+0.58%     March 15, 2008   March 15, 2025
Subclass B-2.......      75,000       LIBOR+1.05%     March 15, 2007   March 15, 2025
Subclass C-2.......      55,000             9.60%     October 15, 2016 March 15, 2025

     If the Subclass A-3, A-4 or B-2 notes are not repaid on or before their respective Expected Final Payment Dates, MSAF Group will pay additional interest of 1.00% per annum on the Subclass A-3 and A-4 notes and 1.50% per annum on the Subclass B-2 notes, until such notes are repaid in full.

     MSAF Group is obligated to use its best efforts to consummate an exchange offer (the "Exchange Offer") pursuant to which the New Notes would be exchanged for substantially similar securities issued pursuant to an effective registration statement under the Securities Act of 1933. If the Exchange Offer is not consummated or a registration statement is not declared effective on or prior to December 10, 2000, thereafter an additional incremental interest amount will accrue on each subclass of the New Notes, at an annual rate of 0.50%. Such additional incremental interest will be payable until the date that the Exchange Offer is consummated or until such time as MSAF Group causes a shelf registration statement with respect to resales of the New Notes to become effective.

     In connection with the offering of the New Notes, on March 15, 2000, MSF transferred the beneficial interest of MSAF Group to MSDW Aircraft Holdings, a wholly-owned subsidiary of MSF, and the number of trustees of MSAF Group was increased to seven, with the appointment of a fourth MSDW employee as the additional trustee.

                                   APPENDIX 1

                             INDEX OF DEFINED TERMS
                                                                           Page
                                                                           ----
Adjusted Portfolio Value....................................................96
ADs.........................................................................61
aircraft operating expenses.................................................32 aircraft-owning subsidiaries................................................63
Assumed Portfolio Value.....................................................96
Average Life Date..........................................................102
Base Case....................................................................2
covenant defeasance........................................................104
DCR..........................................................................8
definitive Notes...........................................................139
Debt Service Coverage Ratio..................................................3
DTC........................................................................137
eligible credit facilities..................................................87
eligible provider...........................................................87
Euroclear..................................................................138
Excess Amortization Date...................................................100
Expected Principal Amortization Period.......................................3
Extended Pool Factor........................................................99
Extension Amount............................................................99
first collection account top-up.............................................88
First Year's Interest........................................................3
First Year's Interest and Minimum and
  Scheduled Principal........................................................3
First Year's Net Revenue.....................................................3
Global Note................................................................137
H.15(519)..................................................................102
ILFC8........................................................................9
ILFC Conflicts Standards....................................................68
ILFC Services Standards.....................................................67
initial appraised value.....................................................96
Initial Loan.................................................................3
Initial Loan to Value........................................................3
Interest Coverage Ratio......................................................3
Interest earned.............................................................31
lease rentals...............................................................31
leasing subsidiaries........................................................63
legal defeasance...........................................................104
liquidity reserve amount....................................................87 minimum liquidity reserve amount............................................87
Minimum Principal Payment Amount............................................97
Minimum Target Principal Balance............................................97
modification payments.......................................................88
Moody's......................................................................8
most recent H.15(519)......................................................102
MSAF.........................................................................1
MSAF group..................................................................63
MSDW.........................................................................1
net maintenance.............................................................31
net stress-related costs....................................................31
Notes........................................................................1
permitted account investments...............................................71 permitted accruals..........................................................88
plans......................................................................144
Pool Factor.................................................................99
Pool Factor Amount..........................................................99
primary eligible credit facility............................................88
PTCE.......................................................................144
recession...................................................................38
redemption price...........................................................100
remaining allocation........................................................99
remaining principal balance.................................................99
Remaining Weighted Average Life............................................102
RPMs........................................................................58
Scheduled Principal Payment Amount..........................................97
Scheduled Target Principal Balance..........................................98
second collection account top-up............................................88 secondary eligible credit facility..........................................88
SG&A.........................................................................6
significant subsidiary.....................................................122
Standard & Poors.............................................................8
Supplemental Principal Payment Amount.......................................98
Supplemental Target Principal Balance.......................................98
terms and conditions.......................................................138
U.S. GAAP..................................................................111
wet lease...................................................................60

                        MORGAN STANLEY AIRCRAFT FINANCE

                          c/o Wilmington Trust Company
                            1100 North Market Street
                              Rodney Square North
                           Wilmington, Delaware 19890

    TRUSTEE, SECURITY TRUSTEE,                      PAYING AGENT
 CASH MANAGER AND REFERENCE AGENT                   AND REGISTRAR

      Bankers Trust Company                     Bankers Trust Company
        Four Albany Street                       Four Albany Street
          Mail Stop 5091                           Mail Stop 5091
     New York, New York 10006                 New York, New York 10006
               USA                                       USA
       ADMINISTRATIVE AGENT                           SERVICER

 Cabot Aircraft Services Limited       International Lease Finance Corporation
           Regus House                        1999 Avenue of the Stars
         Harcourt Centre                    Los Angeles, California 90067
          Harcourt Road                                  USA
             Dublin 2
             Ireland
        FINANCIAL ADVISOR                     LUXEMBOURG PAYING AGENT,
                                           TRANSFER AGENT AND CO-REGISTRAR
Morgan Stanley & Co. Incorporated
          1585 Broadway               Banque Internationale a Luxembourg, S.A.
     New York, New York 10036                     69, route d'Esch
               USA                                L-1470 Luxembourg

                                LEGAL ADVISORS
 To MSAF Group as to           To MSAF Group as         To the Initial Purchaser
  United States law        special Delaware counsel     as to United States law

Davis Polk & Wardwell   Richards, Layton & Finger, P.A.   Shearman & Sterling
  99 Gresham Street            One Rodney Square            9 Appold Street
   London EC2V 7NG               P. O. Box 551              London EC2A 2AP
       England            Wilmington, Delaware 19899            England
                                      USA

                                 LISTING AGENT
                    Banque Internationale a Luxembourg, S.A.
                                69, route d'Esch
                               L-1470 Luxembourg

PROSPECTUS                                                           ALTERNATE

                                 $2,360,000,000
                       Aggregate Initial Principal Amount
                        Morgan Stanley Aircraft Finance
                                     NOTES

     Interest on the notes is payable monthly in arrears on the 15(th) day of each month.

     The subclass A-2 notes bear interest at a rate of LIBOR +0.35%, have an expected final payment date of September 15, 2005 and a final maturity date of March 15, 2023.

     The subclass A-3 notes bear interest at a rate of LIBOR + 0.52%, have an expected final payment date of March 15, 2002 and a final maturity date of March 15, 2025.

     The subclass A-4 notes bear interest at a rate of LIBOR + 0.54%, have an expected final payment date of March 15, 2003 and a final maturity date of March 15, 2025.

     The subclass A-5 notes bear interest at a rate of LIBOR + 0.58%, have an expected final payment date of June 15, 2008 and a final maturity date of March 15, 2025.

     The subclass B-1 notes bear interest at a rate of LIBOR + 0.65%, have an expected final payment date of March 15, 2013 and a final maturity date of March 15, 2023.

     The subclass B-2 notes bear interest at a rate of LIBOR + 1.05%, have an expected final payment date of March 15, 2007 and a final maturity date of March 15, 2025.

     The subclass C-1 notes bear interest at a rate of 6.90%, have an expected final payment date of March 15, 2013 and a final maturity date of March 15, 2023.

     The subclass C-2 notes bear interest at a rate of 9.60%, have an expected final payment date of October 15, 2016 and a final maturity date of March 15, 2025.

     The subclass D-1 notes bear interest at a rate of 8.70%, have an expected final payment date of March 15, 2014 and a final maturity date of March 15, 2023.

                                   ---------

The only source of payment for the notes and other obligations of MSAF group will be the payments made by the lessees under the leases, proceeds from dispositions, if any, of the assets of MSAF group, net payments, if any, under the swap agreements, drawings under available credit or liquidity enhancement facilities and net cash proceeds received from the sale of refinancing notes. Payments on the notes will be subordinated to certain other obligations of MSAF group as further described herein.

MSAF group may from time to time directly or indirectly acquire additional aircraft and related leases, subject to certain conditions. Such acquisitions will only be funded through external financing, principally additional notes, and not through available collections. See "Risk Factors - Risks relating to Additional Aircraft".

                                   ---------

 All of the beneficial interest in MSAF is indirectly owned by Morgan Stanley
  Dean Witter but the notes are not obligations of, or guaranteed by, Morgan
    Stanley Dean Witter or any person other than the MSAF group, the notes are not obligations of, or guaranteed by, Bankers Trust Company, as trustee security trustee or cash manager, or International
            Lease Finance Corporation, as servicer, or any of their
                                  affiliates.

 Investing in the notes involves risks. See "Risk Factors" beginning on page 13 hereof for a discussion of certain factors that should be considered by prospective investors.

                                   ---------

  The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ---------

     This prospectus is to be used by Morgan Stanley & Co. Incorporated in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan Stanley & Co. Incorporated may act as principal or agent in such transactions.

June   , 2000

                                                                      ALTERNATE

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Summary......................................................................1
Overview.....................................................................9
Risk Factors................................................................13
Market-Making Activities of Morgan Stanley & Co. Incorporated...............25
MSAF's Performance Assumptions..............................................26
The Portfolio...............................................................42
Appraisals..................................................................42
Portfolio Information.......................................................44
MSAF Group Portfolio Analysis...............................................49
Acquisition of Additional Aircraft..........................................52
The Leases..................................................................52
The Commercial Aircraft Industry............................................54
Operating Leases............................................................56
MSAF Group..................................................................59
Management of MSAF Group....................................................60
Selected Consolidated Financial Information.................................70
Unaudited Pro Forma Consolidated Financial Information......................69
Management's Discussion and Analysis of Financial Condition and Results
 of Operations..............................................................73
Description of the Notes....................................................88
General.....................................................................88
Payments and Distributions..................................................89
Payment of Principal and Interest...........................................89
Indenture Covenants........................................................103
Operating Covenants........................................................114
Events of Default and Remedies.............................................118
Intercreditor Rights.......................................................120
Modification and Waiver....................................................120
Notices to Noteholders.....................................................121
Governing Law and Jurisdiction.............................................122
Beneficial Interest........................................................122
The Accounts...............................................................122
Reports to Noteholders.....................................................125
Book-Entry Registration, Global Clearance and Settlement...................132
Taxation...................................................................136
ERISA Considerations.......................................................139
Plan of Distribution.......................................................140
Legal Matters..............................................................141
Listing and General Information............................................141
Experts....................................................................141
Appendix 1. MSAF Cash Flow Performance for the Period from March 15, 2000 to April 15, 2000......................................................A-1-1
Appendix 2. Extract from Cash Analysis of Financial Condition and
  Results of Operations for the Twelve Month Period from December 1,
  1998 to November 30, 1999..............................................A-2-1
Appendix 3. Extract from Cash Analysis of Financial Condition and
  Results of Operations for the Three Month Period from December 1,
  1999 to February 29, 1999..............................................A-3-1
Appendix 4. Monthly Lease Rentals the Base Case..........................A-4-1
Appendix 5. Assumed Portfolio Values.....................................A-5-1
Appendix 6. Class A Class Percentages....................................A-6-1
Appendix 7. Class B Class Percentages....................................A-7-1
Appendix 8. Class C Target Principal Balances............................A-8-1
Appendix 9. Class D Target Principal Balances............................A-9-1
Appendix 10. Pool Factors...............................................A-10-1
Appendix 11. Extended Pool Factors......................................A-11-1
Index to Consolidated Financial Statements.................................F-1
Index of Defined Terms.....................................................I-1
Exhibit A: (CD-ROM)..........................................Inside Back Cover

                                                                      ALTERNATE

                              CERTAIN RISK FACTORS

Trading Market for the Notes

     Morgan Stanley & Co. Incorporated currently makes a market in the notes. However, it is not obligated to do so, and any such market making may be discontinued at any time without notice, in its sole discretion. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the notes.

         MARKET-MAKING ACTIVITIES OF MORGAN STANLEY & CO. INCORPORATED

     This prospectus is to be used by Morgan Stanley & Co. Incorporated in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan Stanley & Co. Incorporated may act as principal or agent in such transactions. Morgan Stanley & Co. Incorporated has no obligation to make a market in the notes and may discontinue its market-making activities at any time without notice, in its sole discretion.

     Morgan Stanley & Co. Incorporated is a wholly-owned subsidiary of MSDW, which indirectly holds 100% of the beneficial interest in MSAF. The controlling trustees of MSAF are officers of an affiliate of MSDW.

     Morgan Stanley & Co. Incorporated acted as representative of the initial purchasers in connection with the original offering of the notes. The subscription discounts and commissions received on each subclass of the notes were as follows:

                                             Subscription
                                               Discounts
Subclass of Notes                           and Commissions
-----------------                           ---------------
Subclass A-2 Notes...................            0.60%
Subclass A-3 Notes...................            0.30%
Subclass A-4 Notes...................            0.40%
Subclass A-5 Notes...................            0.50%
Subclass B-1 Notes...................            0.85%
Subclass B-2 Notes...................            0.75%
Subclass C-1 Notes...................            1.50%
Subclass C-2 Notes...................            1.50%
Subclass D-1 Notes...................            2.50%

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     The Fourth Amended and Restated Trust Agreement (the "Trust Agreement") of Morgan Stanley Aircraft Finance ("MSAF") dated as of March 15, 2000 provides that MSAF will indemnify, to the fullest extent permitted by Delaware law, each trustee (and the officers, directors, employees, heirs, executors or administrators of such trustee) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action or suit by or in the right of MSAF to procure a judgment in its favor by reason of the fact that such person is or was a trustee of MSAF or is or was serving at the request of MSAF as a trustee, director or officer of another trust, corporation, partnership, joint venture or other enterprise. MSAF also agreed to indemnify, to the fullest extent permitted by Delaware law, each trustee of MSAF from any and all losses, liabilities or expenses that may be imposed on, incurred by or asserted against any of them arising out of, in connection with or related to their performance under the Trust Agreement.

Item 21.  Exhibits

     (a) Exhibits

     The following is a list of exhibits to this Registration Statement:

3.1    Certificate of Trust of MSAF*
3.2    Fourth Amended and Restated Trust Agreement of MSAF dated as of
       March 15, 2000**
4.1 Indenture dated as of March 3, 1998 by and among MSAF and Bankers Trust Company, as Trustee with respect to the notes*
4.2 Indenture Supplement No.1 dated as of March 15, 2000 among MSAF and Bankers Trust Company**
4.3    Form of Global Note (included in Exhibit 4.1)
4.4 Registration Rights Agreement dated March 15, 2000 by and between MSAF and Morgan Stanley & Co. International Limited**
5.1 Opinion of Davis Polk & Wardwell as to the legality of the securities being registered hereby**
8.1 Opinion of Davis Polk & Wardwell as to certain U.S. Federal income tax matters (included in Exhibit 5.1)
10.1   Amended and Restated Administrative Agency Agreement among MSAF,
       MSA I, MSA II, MSA III, MSA IV, MSA V, MSA VI, MSA VII, Redfly, Greenfly, SPC-5, the Security Trustee and the Administrative Agent, dated as of March 15, 2000**
10.2 Cash Management Agreement dated as of March 3, 1998 among MSAF, Bankers Trust Company, as Security Trustee and as Cash Manager and each subsidiary of MSAF*
10.3 Accession Agreement to Cash Management Agreement among the Cash Manager, the Security Trustee, MSA II, MSA III, MSAIV, MSA V, MSA VI, MSA VII, and ILFC, dated as of March 15, 2000**
10.4 Financial Advisory Agreement dated as of March 3, 1998 between MSAF and Morgan Stanley & Co. Incorporated, as Financial Adviser*
10.5   Amended and Restated Custody and Loan Agreement dated as of
       March 15, 2000 among MSAF, International Lease Finance Corporation and each subsidiary of MSAF**
10.6 Amended and Restated Loan Agreement dated as of March 15, 2000 between MSAF and Morgan Stanley, Dean Witter, Discover & Co.**
10.7 Security Trust Agreement dated as of March 3, 1998 among MSAF, Bankers Trust Company, as Security Trustee, as Cash Manager and
       as Trustee, Cabot Aircraft Services Limited, as Administrative
       Agent and each subsidiary of MSAF*
10.8   Security Trust Agreement Supplement for MSA II dated as of
       March 15, 2000**
10.9   Security Trust Agreement Supplement for MSA III dated as of
       March 15, 2000**
10.10  Security Trust Agreement Supplement for MSA IV dated as of
       March 15, 2000**
10.11  Security Trust Agreement Supplement for MSA V dated as of
       March 15, 2000**
10.12  Security Trust Agreement Supplement for MSA VI dated as of
       March 15, 2000**
10.13  Security Trust Agreement Supplement for MSA VII dated as of
       March 15, 2000**
10.14  Reference Agency Agreement dated as of March 3, 1998 among
       MSAF, Bankers Trust Company, as Reference Agent and as Trustee
       and Cabot Aircraft Services Limited, as Administrative Agent*
10.15 Second Amended and Restated Servicing Agreement dated as of March 15, 2000 among MSAF, International Lease Finance Corporation, Cabot Aircraft Services Limited, as Administrative Agent and each subsidiary of MSAF**
10.16  Asset Purchase Agreement dated as of November 10, 1997 between
       MSAF and International Lease Finance Corporation*
10.17 Asset Purchase Agreement dated as of March 19, 1999 between MSA II and GE Capital Mietfinanz GmBH & Co. KG**
10.18  Asset Purchase Agreement dated as of August 6, 1999 among MSA IV,
       MSA V and ILFC**
10.19  Purchase Agreement dated as of March 15, 2000 between MSAF and
       MS Financing Inc.**
21.1   Subsidiaries of MSAF**
23.1   Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.2   Consent of Aircraft Information Services, Inc.**
23.3   Consent of BK Associates, Inc.**
23.4   Consent of Airclaims Limited**
23.5   Consent of Aircraft Value Analysis Company**
23.6   Consent of Morten Beyer and Agnew**
23.7   Consent of Deloitte & Touche LLP**
23.8   Consent of PricewaterhouseCoopers LLP**
24.1   Trustees' Power of Attorney (included in signature pages)
25.1   Statement of Eligibility of Bankers Trust Company, as Trustee,
       under the Indenture to be qualified under the Trust Indenture Act of 1939**
27.1   Financial Data Schedule (incorporated by reference to Exhibit 27.1 to Quarterly Report on Form 10-Q for the quarter ended February 29,
       2000)*
99.1   Appraisal of Aircraft Information Services, Inc. relating to the Aircraft**
99.2   Appraisal of BK Associates, Inc. relating to the Aircraft**
99.3   Appraisal of Airclaims Limited relating to the Aircraft**
99.4   Appraisal of Aircraft Value Analysis Company**
99.5   Appraisal of Morten Beyer & Agnew**
---------
* Previously filed

** Filed herewith

Item 22.  Undertakings.

     (a) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement throughout the date responding to the request.

     (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each of the registrant's annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant, Morgan Stanley Aircraft Finance, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on May 30, 2000.

                                        Morgan Stanley Aircraft Finance


                                        By: /s/ C. Scott Peterson
                                           ------------------------------------
                                                Signatory Trustee

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Karl Essig, Alexander C. Frank, A. Maurice Mason and C. Scott Peterson his true and lawful attorneys-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     The Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on the dates indicated.

       Signature                        Title                     Date
       ---------                        -----                     ----

/s/ Karl Essig                   Controlling Trustee
-----------------------
    Karl Essig

/s/ Alexander Frank              Controlling Trustee
-----------------------
    Alexander C. Frank

/s/ A. Maurice Mason             Controlling Trustee
-----------------------
    A. Maurice Mason

/s/ C. Scott Peterson            Controlling Trustee
-----------------------
    C. Scott Peterson

/s/ Juan C. O'Callahan           Independent Trustee
-----------------------
    Juan C. O'Callahan

/s/ Alexander C. Bancroft        Independent Trustee
-----------------------
    Alexander C. Bancroft


Wilmington Trust Company         Delaware Trustee


By:.............................
Title:..........................

EXHIBIT INDEX
3.1     Certificate of Trust of MSAF*
3.2     Fourth Amended and Restated Trust Agreement of MSAF dated as of
        March 15, 2000**
4.1 Indenture dated as of March 3, 1998 by and among MSAF and Bankers Trust Company, as Trustee with respect to the notes*
4.2 Indenture Supplement No.1 dated as of March 15, 2000 among MSAF and Bankers Trust Company**
4.3     Form of Global Note (included in Exhibit 4.1)
4.4     Registration Rights Agreement dated March 15, 2000 by and between
        MSAF and Morgan Stanley & Co. International Limited**
5.1 Opinion of Davis Polk & Wardwell as to the legality of the securities being registered hereby**
8.1 Opinion of Davis Polk & Wardwell as to certain U.S. Federal income tax matters (included in Exhibit 5.1)
10.1    Amended and Restated Administrative Agency Agreement among MSAF,
        MSA I, MSA II, MSA III, MSA IV, MSA V, MSA VI, MSA VII, Redfly, Greenfly, SPC-5, the Security Trustee and the Administrative Agent, dated as of March 15, 2000**
10.2 Cash Management Agreement dated as of March 3, 1998 among MSAF, Bankers Trust Company, as Security Trustee and as Cash Manager and each subsidiary of MSAF*
10.3 Accession Agreement to Cash Management Agreement among the Cash Manager, the Security Trustee, MSA II, MSA III, MSAIV, MSA V, MSA VI, MSA VII, and ILFC, dated as of March 15, 2000**
10.4 Financial Advisory Agreement dated as of March 3, 1998 between MSAF and Morgan Stanley & Co. Incorporated, as Financial Adviser*
10.5 Amended and Restated Custody and Loan Agreement dated as of March 15, 2000 among MSAF, International Lease Finance Corporation and each subsidiary of MSAF**
10.6 Amended and Restated Loan Agreement dated as of March 15, 2000 between MSAF and Morgan Stanley, Dean Witter, Discover & Co.**
10.7 Security Trust Agreement dated as of March 3, 1998 among MSAF, Bankers Trust Company, as Security Trustee, as Cash Manager and as Trustee, Cabot Aircraft Services Limited, as Administrative Agent and each subsidiary of MSAF*
10.8    Security Trust Agreement Supplement for MSA II dated as of
        March 15, 2000**
10.9    Security Trust Agreement Supplement for MSA III dated as of
        March 15, 2000**
10.10   Security Trust Agreement Supplement for MSA IV dated as of
        March 15, 2000**
10.11   Security Trust Agreement Supplement for MSA V dated as of
        March 15, 2000**
10.12   Security Trust Agreement Supplement for MSA VI dated as of
        March 15, 2000**
10.13   Security Trust Agreement Supplement for MSA VII dated as of
        March 15, 2000**
10.14 Reference Agency Agreement dated as of March 3, 1998 among MSAF, Bankers Trust Company, as
        Reference Agent and as Trustee and Cabot Aircraft Services Limited, as Administrative Agent*
10.15 Second Amended and Restated Servicing Agreement dated as of March 15, 2000 among MSAF, International Lease Finance Corporation, Cabot Aircraft Services Limited, as Administrative Agent and each subsidiary of MSAF**
10.16   Asset Purchase Agreement dated as of November 10, 1997 between
        MSAF and International Lease Finance Corporation*
10.17 Asset Purchase Agreement dated as of March 19, 1999 between MSA II and GE Capital Mietfinanz GmBH & Co. KG**
10.18   Asset Purchase Agreement dated as of August 6, 1999 among MSA IV,
        MSA V and ILFC**
10.19 Purchase Agreement dated as of March 15, 2000 between MSAF and MS Financing Inc.**
21.1    Subsidiaries of MSAF**
23.1    Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.2    Consent of Aircraft Information Services, Inc.**
23.3    Consent of BK Associates, Inc.**
23.4    Consent of Airclaims Limited**
23.5    Consent of Aircraft Value Analysis Company**
23.6    Consent of Morten Beyer and Agnew**
23.7    Consent of Deloitte & Touche LLP**
23.8    Consent of PricewaterhouseCoopers LLP**
24.1    Trustees' Power of Attorney (included in signature pages)
25.1    Statement of Eligibility of Bankers Trust Company, as

        Trustee, under the Indenture to be qualified under the Trust Indenture Act of 1939**
27.1 Financial Data Schedule (incorporated by reference to Exhibit 27.1 to Quarterly Report on Form 10-Q for the quarter ended February 29,
        2000)*
99.1    Appraisal of Aircraft Information Services, Inc. relating to the
        Aircraft**
99.2    Appraisal of BK Associates, Inc. relating to the Aircraft**
99.3    Appraisal of Airclaims Limited relating to the Aircraft**
99.4    Appraisal of Aircraft Value Analysis Company**
99.5    Appraisal of Morten Beyer & Agnew**

---------
* Previously filed

** Filed herewith